            AS FILED PURSUANT TO RULE 424(B)(3) UNDER THE SECURITIES ACT OF 1933
                                                     REGISTRATION NO. 333-111029


PROSPECTUS SUPPLEMENT
---------------------

                                  K-FED BANCORP

                               KAISER FEDERAL BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST


     This prospectus supplement relates to the offer and sale to participants in the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust 401(k) Plan of up to 5,686,750 shares of K-Fed Bancorp's common stock, par value $.01 per share and related participation interests in the 401(k) Plan, as set forth herein.

     In connection with the proposed stock offering of the common stock of K-Fed Bancorp, the holding company of Kaiser Federal Bank, the 401(k) Plan provides for an investment fund consisting of K-Fed Bancorp common stock as an investment option for the Participants in the 401(k) Plan.

     The prospectus dated February 12, 2004 of K-Fed Bancorp, which is being delivered with this prospectus supplement, includes detailed information with respect to K-Fed Bancorp, the stock offering, K-Fed Bancorp common stock and the financial condition, results of operations and business of Kaiser Federal Bank. This prospectus supplement, which provides detailed information with respect to the 401(k) Plan, should be read only in conjunction with the prospectus.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" BEGINNING ON PAGE 1 IN THE PROSPECTUS.

     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR HAS SUCH COMMISSION

OR OFFICE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 12, 2004.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY K-FED BANCORP, KAISER FEDERAL BANK OR THE 401(K) PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF K-FED BANCORP, KAISER FEDERAL BANK OR THE 401(K) PLAN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS DELIVERED HEREWITH AND SHOULD BE RETAINED FOR FUTURE REFERENCE.


                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

THE OFFERING.................................................................  1
      Securities Offered.....................................................  1
      Election to Purchase K-Fed Bancorp Stock in the Stock Offering.........  1
      Method of Directing Transfer...........................................  1
      Time for Directing Transfer............................................  2
      Irrevocability of Transfer Direction...................................  2
      Subsequent Elections...................................................  2
      Purchase Price of K-Fed Bancorp Stock..................................  2
      Nature of a Participant's Interest in K-Fed Bancorp Stock..............  2
      Voting and Tender Rights of K-Fed Bancorp Stock........................  2

Description of the Plan......................................................  3
      Introduction...........................................................  3
      Eligibility and Participation..........................................  3
      Investment of Contributions............................................  4
      Financial Data.........................................................  6
      Administration of the Plan.............................................  7
      Reports to Plan Participants...........................................  7
      Amendment and Termination..............................................  7
      Merger, Consolidation or Transfer......................................  8
      Federal Tax Aspects of the Plan........................................  8
      Restrictions on Resale................................................. 10

LEGAL OPINIONS............................................................... 10

FINANCIAL STATEMENTS......................................................... 11

401(K) PLAN, ADOPTION AGREEMENT AND SUMMARY PLAN DESCRIPTION................ A-1

FINANCIAL STATEMENTS........................................................ B-1

ELECTION FORM............................................................... C-1

                                  THE OFFERING

SECURITIES OFFERED


     Up to 4,562,625 shares of K-Fed Bancorp common stock which may be acquired by the 401(k) Plan for the accounts of employees participating in the 401(k) Plan, and related participation interests, are offered hereby. K-Fed Bancorp is the issuer of these securities. Only employees of Kaiser Federal Bank may participate in the 401(k) Plan. Information relating to the 401(k) Plan is contained in this prospectus supplement and information relating to K-Fed Bancorp, the stock offering and the financial condition, results of operations and business of Kaiser Federal Bank is contained in the prospectus delivered herewith. The address of the principal executive office of K-Fed Bancorp is 1359
N. Grand Avenue, Covina, California 91724 and its telephone number is (800) 524-2274. The address and telephone number of Kaiser Federal Bank's principal office are the same as K-Fed Bancorp's address and telephone number.


ELECTION TO PURCHASE K-FED BANCORP STOCK IN THE STOCK OFFERING


     In connection with Kaiser Federal Bank's stock offering, the 401(k) Plan has been amended to permit you to direct that all or part of the funds in your account under the 401(k) Plan be transferred to the K-Fed Bancorp Stock Fund and used to purchase K-Fed Bancorp common stock in the stock offering. The trustee of the K-Fed Bancorp Stock Fund will follow your directions and exercise subscription rights to purchase K-Fed Bancorp common stock in the stock offering to the extent provided in Kaiser Federal Bank's plan of stock issuance. See "The Stock Offering" in the prospectus. Funds not allocated to the purchase of K-Fed Bancorp common stock will remain invested in accordance with your instructions in effect at such time.

     Respective purchases by the 401(k) Plan in the stock offering will be counted as purchases by the individual participants at whose election they are made to the extent of the funds directed by such participants to purchase K-Fed Bancorp common stock, and will be subject to the purchase limitations applicable to such individuals, rather than being counted in determining the maximum amount that K-Fed Bancorp's or Kaiser Federal Bank's tax-qualified employee plans (as defined in the prospectus) may purchase in the aggregate. See "The Stock Offering" in the prospectus.


METHOD OF DIRECTING TRANSFER


     Included with this prospectus supplement is an election and investment form. If you wish to direct some or all of your funds in your account into the K-Fed Bancorp Stock Fund to purchase K-Fed Bancorp common stock in the stock offering, you should indicate that decision by checking the appropriate box of the investment and election form and completing this part of the investment and election form. If you do not wish to make such an election, you should so indicate by checking the appropriate box of the investment and election form.

See also "Investment of Contributions - K-Fed Bancorp Stock Investment Election Procedures" below.

TIME FOR DIRECTING TRANSFER


     The deadline for submitting a direction to transfer amounts to the K-Fed Bancorp Stock Fund in order to purchase K-Fed Bancorp common stock in the stock offering is March 5, 2004, unless extended. A participant's completed investment and election form must be returned to the Stock Information Center by 12:00 Noon, Pacific Standard Time on such date.


IRREVOCABILITY OF TRANSFER DIRECTION


     Once received in proper form, an executed investment and election form may not be modified, amended or revoked without the consent of Kaiser Federal Bank unless the stock offering has not been completed within 45 days after the end of the subscription and community offering. See also "Investment of Contributions - K-Fed Bancorp Stock Investment Election Procedures" below.


SUBSEQUENT ELECTIONS


     After the 12:00 Noon, March 5, 2004 deadline, you initially will not be permitted to direct or redirect any portion of your accounts into K-Fed Bancorp common stock. However, Kaiser Federal Bank intends to provide for such future investment. You will be notified when and to what extent future investments in the K-Fed Bancorp Stock Fund may be permitted. You may direct the trustee to sell their shares of K-Fed Bancorp common stock purchased in the stock offering through the 401(k) Plan pursuant to the procedures outlined in the 401(k) Plan by filing a request form with the plan administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below.


PURCHASE PRICE OF K-FED BANCORP STOCK


     The funds transferred to the K-Fed Bancorp Stock Fund for the purchase of K-Fed Bancorp common stock in the stock offering will be used to purchase K-Fed Bancorp common stock through the exercise of subscription rights granted to you under Kaiser Federal Bank's plan of stock issuance. The price paid for such shares of K-Fed Bancorp common stock will be $10.00 per share, the same price as is paid by all other persons who purchase K-Fed Bancorp common stock in the stock offering.


NATURE OF A PARTICIPANT'S INTEREST IN THE K-FED BANCORP STOCK


     The K-Fed Bancorp common stock will be held in the name of the trustee of the K-Fed Bancorp Stock Fund, in its capacity as trustee. The trustee will maintain individual accounts reflecting your individual interest in the K-Fed Bancorp Stock Fund.


VOTING AND TENDER RIGHTS OF K-FED BANCORP STOCK


     The trustee as instructed by the plan administrator, will exercise voting and tender rights attributable to all K-Fed Bancorp common stock held by the 401(k) Plan Trust as directed by participants with interests in the K-Fed Bancorp Stock Fund.

Shares with respect to which no instructions have been received by the trustee or the plan administrator will be voted as the plan administrator in its discretion determines and directs the trustee.

                         DESCRIPTION OF THE 401(K) PLAN

INTRODUCTION


     As of January 1, 2004, our existing 401(k) Plan was amended, as reflected above and below, into the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust. The 401(k) Plan is a profit sharing plan with a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code to encourage employee savings and to allow eligible employees to supplement their income upon retirement.

     REFERENCE TO FULL TEXT OF 401(K) PLAN. The following statements are summaries of certain provisions of the 401(k) Plan. They are not a complete description of such provisions. The full text of the 401(k) Plan and Declaration of Trust which is filed as an exhibit to the registration statement of which this prospectus supplement is a part and is incorporated by reference herein. Copies of the 401(k) Plan are available to all employees upon request to the plan administrator. Each employee is urged to read carefully the full text of the 401(k) Plan.

     REFERENCE TO SUMMARY 401(K) PLAN DESCRIPTION. Certain information regarding the 401(k) Plan is contained in the Summary Plan Description, a copy of which is attached to, and made a part of, this prospectus supplement.

     TAX AND SECURITIES LAWS. You should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to their participation in the 401(k) Plan.


ELIGIBILITY AND PARTICIPATION

     All employees of Kaiser Federal Bank, who have met the eligibility requirements of the 401(k) Plan may participate in it. See Employee "Eligibility" in the Summary Plan Description attached hereto.

     As of February 12, 2004, there were approximately 96 employees eligible to participate in the 401(k) Plan, and 90 employees had elected to participate in the 401(k) Plan.

INVESTMENT OF CONTRIBUTIONS


     INVESTMENT OPTIONS. All amounts credited to your account under the 401(k) Plan are held in the 401(k) Plan and Declaration of Trust, which is administered by the trustees appointed by Kaiser Federal Bank's Board of Directors.

     You must instruct the trustee as to how funds held in your accounts are to be invested. In addition to the K-Fed Bancorp Stock Fund, you may elect to instruct the trustee to invest such funds in any or all of the following investment options:

          o MONEY MARKET FUND a fund that invests in a broad range of high-quality, short-term securities with high credit ratings known as money market instruments,

          o STABLE VALUE FUND a fund that invests primarily in guaranteed investment contracts, which are individually negotiated investments offered by insurance companies,

          o GOVERNMENT BOND FUND a fund that invests in a portfolio of U.S. Treasury bonds with twenty years or more to maturity,

          o S&P 500 STOCK FUND a fund that invests in most or all of the same stocks held in the S&P 500 Index,

          o (S&P 500/VALUE STOCK FUND a fund that invests in most or all of the stocks held in the S&P/BARRA Value Index,

          o (S&P 500/GROWTH STOCK FUND a fund that invests in most or all of the stocks held in the S&P/BARRA Growth Index,

          o (S&P 500/MIDCAP STOCK FUND a fund that invests in most or all of the same stocks held in the S&P MidCap 400 Index,

          o RUSSELL 2000 STOCK FUND a fund that invests in most or all of the same stocks held in the Russell 2000 Index,

          o INTERNATIONAL STOCK FUND a fund that invests in a diversified portfolio of approximately one thousand foreign stocks representing companies in approximately twenty countries located in Western Europe and the Pacific Rim,

          o INCOME PLUS ASSET ALLOCATION FUND a fund that invests approximately 80% of the Fund's portfolio in US bonds, money-market instruments, and stable value investments such as guaranteed investment contracts,

          o GROWTH & INCOME ASSET ALLOCATION FUND a fund that invests in a diversified portfolio that is divided almost equally between stocks and fixed income investments, with a percentage of the Fund held in stable value investments such as guaranteed investment contracts,

          o GROWTH & ASSET ALLOCATION FUND a fund that invests 80% of its assets in U.S. stocks and 20% of its assets in international stocks , and

          o NASDAQ 100 Index Fund a fund that invests in most of all of the same stocks held in the Nasdaq 100 Index, it reflects Nasdaq's largest non-Financial companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology

     A brief description of the K-Fed Bancorp Stock Fund is set forth below. For descriptions of the other investment options available to you, you may request a prospectus for each of the investment options pursuant to the instructions in "Participant Direction of Investment" in the Summary Plan Description attached hereto. The Bank of New York is the trustee for all funds except for the K-Fed Bancorp Stock Fund, and Kaiser Federal Bank will be the plan administrator. If no investment direction is given, all contributions to a participant's account will be invested in the Money Market Fund.

     K-FED BANCORP STOCK FUND. Effective until March 5, 2004, 12:00 Noon, or such later date as elected by K-Fed Bancorp, you may elect to direct the trustee to transfer some or all of the funds in their accounts to the Employer Stock Fund to purchase K-Fed Bancorp common stock in the stock offering. The price paid for shares of K-Fed Bancorp common stock will be the same price as is paid by all other persons who purchase K-Fed Bancorp common stock in the stock offering. The number of shares, if any, subject to purchase for your account is not currently determinable. Any cash dividends received on K-Fed Bancorp common stock held by the 401(k) Plan will be reinvested in accordance with your investment instructions then in effect.


     AN INVESTMENT IN K-FED BANCORP COMMON STOCK INVOLVES CERTAIN RISKS. NO ASSURANCE CAN BE GIVEN THAT SHARES OF K-FED BANCORP COMMON STOCK PURCHASED PURSUANT TO THE 401(K) PLAN WILL THEREAFTER BE ABLE TO BE SOLD AT A PRICE EQUAL TO OR IN EXCESS OF THE PURCHASE PRICE. SEE ALSO "RISK FACTORS" BEGINNING ON PAGE 1 IN THE PROSPECTUS.


     K-FED BANCORP STOCK INVESTMENT ELECTION PROCEDURES. You may instruct the trustee to purchase K-Fed Bancorp common stock by redirecting funds from your existing account into the K-Fed Bancorp Stock Fund by filing an investment and election form with the plan administrator on or prior to the deadline for making the election. Total funds redirected by you into the K-Fed Bancorp Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in increments from investment options containing your 401(k) Plan funds. When you instruct the trustee to redirect the funds in your existing account into the K-Fed Bancorp Stock Fund in order to purchase K-Fed Bancorp common stock, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation.

     For example, you may fund an election to purchase 100 shares of K-Fed Bancorp common stock by redirecting the aggregate purchase price of $1,000 for such shares from the following investment options (provided the necessary funds are available in such investment options):


               o 10% from the Money Market Fund, o 30% from the S&P 500 Stock Fund, and o 60% from the S&P MidCap Stock Fund.


     In such case, the trustee would liquidate $100 of your funds from the Money Market Fund, $300 from funds in the S&P 500 Stock Fund and $600 from funds in the S&P MidCap Stock Fund to raise the $1,000 aggregate purchase price. If your instructions cannot be fulfilled because you do not have the required funds in one or more of the investment options to purchase the shares of K-Fed Bancorp common stock subscribed for, you will be required to file a revised investment and election form with the plan administrator by the election deadline. Once received in proper form, an executed Election Form investment and election form may not be modified, amended or rescinded without the consent of Kaiser Federal Bank unless the stock offering has not been completed within 45 days after the end of the subscription and community offering.

     ADJUSTING YOUR INVESTMENT STRATEGY. Until changed in accordance with the terms of the 401(k) Plan, future allocations of your contributions would remain unaffected by the election to purchase K-Fed Bancorp common stock through the 401(k) Plan in the stock offering. You may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice, with such modification or request taking effect after the valuation of accounts, which occurs daily. However, modifications and fund transfers relating to the K-Fed Bancorp Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third day after K-Fed Bancorp issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. A "Quarterly Earnings Release" meansis any press release issued by the K-Fed Bancorp for general distribution which announces, for the first time, K-Fed Bancorp's results of operations for a particular fiscal quarter. Kaiser Federal Bank anticipates these opportunities will occur four times per year. Kaiser Federal Bank will attempt to notify you of the commencement of each Investment Change Period but will not assume responsibility for doing so.

     VALUATION OF ACCOUNTS. The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined daily and are allocated among the accounts of Participants according to the balance of each such account as of the end of each day. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the 401(k) Plan.


FINANCIAL DATA


     EMPLOYER CONTRIBUTIONS. For the year ended December 31, 2003, Kaiser Federal Bank made matching contributions in the amount of $11,119 into the Kaiser Federal Bank Employees' Savings and Profit Sharing Plan and Trust.


     If K-Fed Bancorp implements other stock-based benefit plans, such as an employee stock ownership plan or a restricted stock plan, Kaiser Federal Bank may determine to reduce its matching contribution under the 401(k) Plan in order to reduce overall expenses. K-Fed Bancorp plans to implement an employee stock ownership plan as well as a restricted stock plan. If K-Fed Bancorp adopts a restricted stock plan, it would not submit the plan for stockholder approval for at least six months following completion of the stock offering.


     PERFORMANCE OF K-FED BANCORP STOCK. As of the date of this prospectus supplement, no shares of K-Fed Bancorp common stock have been issued or are outstanding to the general public and there is no established market for the K-Fed Bancorp common stock. Accordingly, there is no record of the historical performance of the K-Fed Bancorp common stock.


     PERFORMANCE OF INVESTMENT OPTIONS. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to K-Fed Bancorp by The Pentegra Group.

     THE INFORMATION SET FORTH BELOW WITH RESPECT TO THE INVESTMENT OPTIONS HAS BEEN REPRODUCED FROM MATERIALS SUPPLIED BY THE PENTEGRA GROUP. KAISER FEDERAL BANK AND K-FED BANCORP TAKE NO RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION.


     ADDITIONAL INFORMATION REGARDING THE INVESTMENT OPTIONS MAY BE AVAILABLE FROM THE PENTEGRA GROUP OR KAISER FEDERAL BANK. YOU SHOULD REVIEW ANY AVAILABLE ADDITIONAL INFORMATION REGARDING THESE INVESTMENTS BEFORE MAKING AN INVESTMENT DECISION UNDER THE 401(K) PLAN.


                                                               Net Investment Performance
                                                              ----------------------------
                                                               For Twelve-
                                                              Month Period      December 31,
                                                                 Ended             2003
                                                              December 31,      Annualized
                                                                   2003          5 Years
                                                              -------------- -------------
     Money Market Fund......................................       1.3%            3.9%
                                                                   ====            ====
     Stable Value Fund......................................       4.9%            5.9%
                                                                   ====            ====
     Government Bond Fund...................................       1.9%            6.3%
                                                                   ====            ====
     S&P 500 Stock Fund.....................................       28.6%          -0.6%
                                                                   =====          =====
     S&P 500/Value Stock Fund...............................       31.3%           1.8%
                                                                   =====           ====
     S&P 500/Growth Stock Fund..............................       25.5%          -3.6%
                                                                   =====          =====
     S&P MidCap Stock Fund..................................       35.8%           9.3%
                                                                   =====           ====
     Russell 2000 Stock Fund................................       46.7%           7.1%
                                                                   =====           ====
     International Stock Fund...............................       37.9%          -0.7%
                                                                   =====          =====
     Income Plus Asset Allocation Fund......................       12.6%           4.8%
                                                                   =====           ====
     Growth & Income Asset Allocation Fund..................       20.7%           3.2%
                                                                   =====           ====
     Growth Asset Allocation Fund...........................       29.4%           0.4%
                                                                   =====           ====
     NASDAQ 100 Index Fund..................................       49.0%          -4.3%
                                                                   =====          =====

     YOU SHOULD NOTE THAT PAST PERFORMANCE IS NOT NECESSARILY AN INDICATOR OF FUTURE RESULTS.


ADMINISTRATION OF THE 401(K) PLAN


     TRUSTEES. The trustees are appointed by the Board of Directors of Kaiser Federal Bank to serve at its pleasure. The trustee for all funds except the K-Fed Bancorp Stock Fund is The Bank of New York and the trustee of the K-Fed Bancorp Stock Fund is Kaiser Federal Bank.

     The trustees receive and hold the contributions to the 401(k) Plan in trust and distribute them to you and your beneficiaries in accordance with the provisions of the 401(k) Plan. The trustees are responsible, following your direction, for effectuating the investment of contributions in K-Fed Bancorp common stock and the other investment options.


REPORTS TO 401(K) PLAN PARTICIPANTS


     As soon as practicable after the end of each calendar quarter, the plan administrator will furnish you with a statement showing (i) balances in your account as of the end of that period, (ii) the amount of contributions allocated to your accounts for that period, and (iii) the number of units in each of the funds.

AMENDMENT AND TERMINATION


     Kaiser Federal Bank intends to continue its participation in the 401(k) Plan. Nevertheless, Kaiser Federal Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, if you are affected by such termination you shall become fully vested in all of your accounts.


FEDERAL TAX ASPECTS OF THE 401(K) PLAN


     The 401(k) Plan will be administered to comply in operation with the requirements of Section 401(a) of the Internal Revenue Code and the requirements which are applicable to a qualified cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Assuming that the 401(k) Plan is administered in accordance with such sections of the Internal Revenue Code, your participation in the 401(k) Plan should have the following implications for federal income tax purposes:

     (a) Amounts contributed to your account, and the investment earnings on the account, are not includable in your federal taxable income until such contributions or earnings are actually distributed or withdrawn from the 401(k) Plan. Special tax treatment may apply to the taxable portion of any distribution that includes K-Fed Bancorp common stock or qualifies as a lump sum distribution (as described below).

     (b) Income earned on assets by the 401(k) Plan and Declaration of Trust will not be taxable to the trust.

     LUMP SUM DISTRIBUTIONS. A distribution from the 401(k) Plan to you or your beneficiary will qualify as a lump sum distribution if it is made:

          o within one taxable year to you or your beneficiary;

          o on account of your death or separation from service, or after you attain age 59-1/2; and

          o consists of the balance of your account under this 401(k) Plan and all other profit sharing plans, if any, maintained by Kaiser Federal Bank or K-Fed Bancorp

     The portion of any lump sum distribution that is required to be included in your or your beneficiary's taxable income for federal income tax purposes, the total taxable amount, consists of the entire amount of such lump sum distribution made by you to this 401(k) Plan and the amount of after-tax contributions, if any, made by you to any other profit sharing plans maintained by Kaiser Federal Bank which is included in such distribution.

     AVERAGING RULES. Except as described below with respect to distributions of K-Fed Bancorp common stock, the portion of the total taxable amount of a lump sum distribution that is attributable to participation after 1973 in this 401(k) Plan or in any other profit-sharing plan maintained by Kaiser Federal Bank, the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed five years of participation in this 401(k) Plan and each other profit-sharing plan making the lump sum distribution prior to the taxable year in which the distribution is made, or your beneficiary who receives a lump sum distribution on account of your death (regardless of the period of your participation in this 401(k) Plan or any other profit-sharing plan maintained by Kaiser Federal Bank), may elect to have the ordinary income portion of such lump sum distribution taxed according to special averaging rules. The election of the special averaging rules must apply to all lump sum distributions received by you or your beneficiary from this 401(k) Plan and all other qualified plans during the taxable year. Furthermore, if a lump sum distribution includes K-Fed Bancorp stock, the recipient is not currently taxable on the net unrealized appreciation of such securities at the time of the distribution, unless the recipient otherwise elects to pay the tax on the net unrealized appreciation at the time of the distribution.

     ROLLOVER TO ANOTHER QUALIFIED PLAN OR TO AN IRA. You may defer federal income taxation of all or any portion of the total taxable amount of a lump sum distribution (including the proceeds from the sale of any K-Fed Bancorp common stock included in the lump sum distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of your receipt, to another qualified plan or to an individual retirement account, commonly referred to as an IRA. If a beneficiary is your surviving spouse the beneficiary also may defer federal income taxation of all or any portion of the total taxable amount of a lump sum distribution to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the surviving spouse, to an IRA. If less than the total taxable amount of a lump sum distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in your or the beneficiary's taxable ordinary income for federal income tax purposes and will not be eligible for the special averaging rules or capital gain treatment. If all or any portion of the total taxable amount of a lump sum distribution is contributed by you or your beneficiary to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or capital gain treatment.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. For taxable years beginning after December 31, 1986, if you receive a distribution from the 401(k) Plan prior to attaining age 55 you will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

          o made to a beneficiary (or to your estate) on or after your death,

          o attributable to you being disabled within the meaning of Section 72(m)(7) of the Internal Revenue Code,

          o part of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your beneficiary,

          o made to you after separation from service under the 401(k) Plan after attainment of age 55,


          o made to pay medical expenses to the extent deductible for federal income tax purposes,

          o pursuant to a qualified domestic relations order, or o made to effect the distribution of excess contributions or excess deferrals.


     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE 401(K) PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE INTERNAL REVENUE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE 401(K) PLAN. ACCORDINGLY, YOU MAY WISH TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE 401(K) PLAN.

     IF YOU ARE SUBJECT TO TAXES IMPOSED BY STATE, LOCAL AND OTHER TAXING AUTHORITIES, INCLUDING FOREIGN GOVERNMENTS, YOU SHOULD ALSO CONSULT WITH YOUR OWN ATTORNEY OR TAX ADVISER REGARDING THE TAX CONSEQUENCES THEREUNDER.


RESTRICTIONS ON RESALE


     Any person receiving shares of K-Fed Bancorp common stock under the 401(k) Plan who is an "affiliate" of Kaiser Federal Bank or K-Fed Bancorp as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of K-Fed Bancorp and Kaiser Federal Bank) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Kaiser Federal Bank or K-Fed Bancorp may wish to consult with counsel before transferring any K-Fed Bancorp common stock owned by him or her. In addition, you are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of K-Fed Bancorp common stock acquired under the 401(k) Plan, or other sales of K-Fed Bancorp common stock.


                                 LEGAL OPINIONS


     The validity of the issuance of the K-Fed Bancorp common stock will be passed upon by Jenkens & Gilchrist, A Professional Corporation, 901 Fifteenth Street, N.W., Suite 900, Washington, D.C. 20005 which firm acted as special counsel for K-Fed Bancorp and Kaiser Federal Bank in connection with K-Fed Bancorp's stock offering.

                              FINANCIAL STATEMENTS


     The financial statements of the 401(k) Plan have been prepared by management in accordance with the applicable provisions of the Employee Retirement and Income Security Act and are included in this prospectus supplement.

                                    EXHIBIT A

                             PENTEGRA SERVICES, INC.




                    EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                               BASIC PLAN DOCUMENT



                                                  TABLE OF CONTENTS

ARTICLE I            PURPOSE AND DEFINITIONS....................................................................  1

ARTICLE II           PARTICIPATION AND MEMBERSHIP............................................................... 11
     Section 1       Eligibility Requirements................................................................... 11
     Section 2       Exclusion of Certain Employees............................................................. 12
     Section 3       Waiver of Eligibility Requirements......................................................... 12
     Section 4       Exclusion of Non-Salaried Employees........................................................ 12
     Section 5       Commencement of Participation.............................................................. 13
     Section 6       Termination of Participation............................................................... 14

ARTICLE III          CONTRIBUTIONS.............................................................................. 15
     Section 1       Contributions by Members................................................................... 15
     Section 2       Elective Deferrals by Members.............................................................. 15
     Section 3       Transfer of Funds and Rollover Contributions by Members.................................... 16
     Section 4       Employer Contributions - General........................................................... 17
     Section 5       Employer Matching Contributions............................................................ 17
     Section 6       Employer Basic Contributions............................................................... 18
     Section 7       Supplemental Contributions by Employer..................................................... 18
     Section 8       The Profit Sharing Feature................................................................. 19
     Section 9       The 401(k) Feature......................................................................... 21
     Section 10      Determining the Actual Deferral Percentages................................................ 23
     Section 11      Determining the Actual Contribution Percentages............................................ 25
     Section 12      The Aggregate Limit Test................................................................... 29
     Section 13      Remittance of Contributions................................................................ 31
     Section 14      Safe Harbor CODA........................................................................... 32

ARTICLE IV           INVESTMENT OF CONTRIBUTIONS................................................................ 34
     Section 1       Investment by Trustee or Custodian......................................................... 34
     Section 2       Member Directed Investments................................................................ 35
     Section 3       Employer Securities........................................................................ 35

ARTICLE V            MEMBERS' ACCOUNTS, UNITS AND VALUATION..................................................... 36

ARTICLE VI           VESTING OF ACCOUNTS........................................................................ 37
     Section 1       Vesting of Member Contributions, 401(k) Deferrals, Qualified
                     Nonelective Contributions and Rollover Contributions....................................... 37
     Section 2       Vesting of Employer Contributions.......................................................... 37
     Section 3       Forfeitures................................................................................ 41

ARTICLE VII          WITHDRAWALS AND DISTRIBUTIONS.............................................................. 43
     Section 1       General Provisions......................................................................... 43
     Section 2       Withdrawals While Employed................................................................. 44
     Section 3       Distributions Upon Termination of Employment............................................... 46
     Section 4       Distributions Due to Disability............................................................ 51
     Section 5       Distributions Due to Death................................................................. 51
     Section 6       Minimum Required Distributions............................................................. 52


ARTICLE VIII         LOAN PROGRAM............................................................................... 58
     Section 1       General Provisions ........................................................................ 58
     Section 2       Loan Application........................................................................... 58
     Section 3       Permitted Loan Amount...................................................................... 60
     Section 4       Source of Funds for Loan................................................................... 60
     Section 5       Conditions of Loan......................................................................... 61
     Section 6       Crediting of Repayment..................................................................... 61
     Section 7       Cessation of Payments on Loan.............................................................. 62
     Section 8       Loans to Former Members.................................................................... 62

ARTICLE IX           ADMINISTRATION OF PLAN AND ALLOCATION
                       OF RESPONSIBILITIES...................................................................... 63
     Section 1       Fiduciaries................................................................................ 63
     Section 2       Allocation of Responsibilities Among the Fiduciaries....................................... 66
     Section 3       No Joint Fiduciary Responsibilities........................................................ 66
     Section 4       Investment Manager......................................................................... 66
     Section 5       Advisor to Fiduciary....................................................................... 67
     Section 6       Service in Multiple Capacities............................................................. 67
     Section 7       Appointment of Plan Administrator.......................................................... 67
     Section 8       Powers of the Plan Administrator........................................................... 67
     Section 9       Duties of the Plan Administrator........................................................... 68
     Section 10      Action by the Plan Administrator........................................................... 68
     Section 11      Discretionary Action....................................................................... 68
     Section 12      Compensation and Expenses of Plan Administrator............................................ 68
     Section 13      Reliance on Others......................................................................... 69
     Section 14      Self Interest.............................................................................. 69
     Section 15      Personal Liability - Indemnification....................................................... 69
     Section 16      Insurance.................................................................................. 70
     Section 17      Claims Procedures.......................................................................... 70
     Section 18      Claims Review Procedures................................................................... 71

ARTICLE X            MISCELLANEOUS PROVISIONS................................................................... 72
     Section 1       General Limitations........................................................................ 72
     Section 2       Top Heavy Provisions....................................................................... 80
     Section 3       Information and Communications............................................................. 84
     Section 4       Small Account Balances..................................................................... 84
     Section 5       Amounts Payable to Incompetents, Minors or Estates......................................... 84
     Section 6       Non-Alienation of Amounts Payable.......................................................... 84
     Section 7       Unclaimed Amounts Payable.................................................................. 85
     Section 8       Leaves of Absence.......................................................................... 85
     Section 9       Return of Contributions to Employer........................................................ 87
     Section 10      Controlling Law............................................................................ 87

ARTICLE XI           AMENDMENT & TERMINATION.................................................................... 88
     Section 1       General.................................................................................... 88
     Section 2       Termination of Plan and Trust.............................................................. 88
     Section 3       Liquidation of Trust Assets in the Event of Termination.................................... 88
     Section 4       Partial Termination........................................................................ 89
     Section 5       Power to Amend............................................................................. 89


     Section 6       Solely for Benefit of Members, Terminated
                       Members and their Beneficiaries.......................................................... 90
     Section 7       Successor to Business of the Employer...................................................... 90
     Section 8       Merger, Consolidation and Transfer......................................................... 90
     Section 9       Revocability............................................................................... 91

TRUSTS ESTABLISHED UNDER THE PLAN............................................................................... 92

                                    ARTICLE I
                             PURPOSE AND DEFINITIONS


SECTION 1.1

This Plan and Trust, as evidenced hereby, and the applicable Adoption Agreement and Trust Agreement(s), are designed and intended to qualify in form as a qualified profit sharing plan and trust under the applicable provisions of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 2001, except as otherwise provided, the Plan is hereby amended and restated in its entirety to provide as follows:

SECTION 1.2

The following words and phrases as used in this Plan shall have the following meanings:

     (A) "ACCOUNT" means the Plan account established and maintained in respect of each Member pursuant to Article V, to which Account shall be allocated, as applicable, the Member=s after-tax amounts, 401(k) amounts, Employer matching amounts, basic amounts, supplemental amounts, profit sharing amounts, qualified non-elective contribution amounts, rollover amounts, and funds directly transferred to the Plan.

     (B) "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR" means the method described in Section 3.14 (A) of Article III for satisfying the actual deferral percentage test of ss.401(k)(3) of the Code.

     (C) "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR CONTRIBUTIONS" means Employer matching contributions and non-elective contributions described in section 3.14 (A) (1) of Article III.

     (D) "ADOPTION AGREEMENT" means the separate document by which the Employer has adopted the Plan and specified certain of the terms and provisions hereof. If any term, provision or definition contained in the Adoption Agreement is inconsistent with any term, provision or definition contained herein, the one set forth in the Adoption Agreement shall govern. The Adoption Agreement shall be incorporated into and form an integral part of the Plan.

     (E) "BENEFICIARY" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Third Party Administrator prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member=s estate upon his death.

     (F) "BOARD" means the Board of Directors of the Employer adopting the Plan.

     (G)  "BREAK IN SERVICE" means:

          1. Where an Employer has elected, in its Adoption Agreement, to use the hours of service method for eligibility and/or vesting, a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Plan Administrator in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Plan Administrator in accordance with this Paragraph, the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Plan Administrator with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Paragraph, maternity or paternity absence shall mean an absence from work by reason of the individual=s pregnancy, the birth of the individual=s child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2. Where an Employer has elected to use the elapsed time method for eligibility and/or vesting service, a Period of Severance of at least 12 consecutive months.

     (H) "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     (I) "COMMENCEMENT DATE" means the date on which an Employer begins to participate in the Plan.

     (J) "CONTRIBUTION DETERMINATION PERIOD" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any Profit Sharing contribution, as defined in Article III, is determined. Notwithstanding the foregoing, for purposes of Article VI, Contribution Determination Period means the Plan Year.

     (K)  "DISABILITY" means a Member=s disability as defined in Article VII,
          Section 7.4.

     (L)  "DOL" means the United States Department of Labor.

     (M) "EMPLOYEE" means any person in Employment, and who receives compensation from, the Employer, and any leased employee within the meaning of Section 414(n)(2) of the Code. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with
          Section 414(n) (6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c) (3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under
          Section 125, Section 402(e)(3), Section 402(h)(1) (B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

     (N) "EMPLOYER" means the entity named in the Adoption Agreement and any other entity which, together therewith, constitutes an affiliated service group (as defined in Section 414(m)(2) of the Code) , any corporation which, together therewith, constitutes a controlled group of corporations as defined in Section 1563 of the Code, and any other trade or business (whether incorporated or not) which, together therewith, are required to be aggregated under Sections 414(b), 414(c), or 414(o) of the Code. For purposes of the definition of "Salary" in Section 1.2(II) and Article III of the Plan, "Employer" shall refer only to the applicable entity that is participating in the Plan.

     (O)  "EMPLOYMENT" means service with an Employer.

     (P) "ENROLLMENT DATE" means the date on which an Employee becomes a Member as provided under Article II.

     (Q) "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

     (R) "FIDUCIARY" means any person who (i) exercises any discretionary authority or control with respect to the management of the Plan or control with respect to the management or disposition of the assets thereof, (ii) renders any investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any discretionary authority or responsibility to do so, or (iii) has any discretionary authority or responsibility in the administration of the Plan, including any other persons (other than trustees) designated by any Named Fiduciary to carry out fiduciary responsibilities, except to the extent otherwise provided by ERISA.

     (S) "HIGHLY COMPENSATED EMPLOYEE" means for Plan Years beginning after December 31, 1996, an Employee (i) who is a 5 percent owner at any time during the look-back year or determination year, or (ii)(a) who is employed during the deter-mination year and who during the look-back year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

          For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The Employer may, however, as indicated in the Adoption Agreement, make a calendar year data election. If a calendar year data election is made, the look- back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than for 5% owners).

          The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of compensation paid by the Employer.

          The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

          A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and IRS Notice 97-45.

          In determining whether an employee is a Highly Compensated Employee for years beginning in 1997, the amendments to section 414(q) stated above are treated as having been in effect for years beginning in 1996.

     (T) "HOUR OF EMPLOYMENT" means each hour during which an Employee performs service (or is treated as performing service as required by law) for the Employer and, except in the case of military service, for which he is directly or indirectly paid, or entitled to payment, by the Employer (including any back pay irrespective of mitigation of damages), all as determined in accordance with applicable DOL Regulations.

     (U) "INVESTMENT MANAGER" means any Fiduciary other than a Trustee or Named Fiduciary who (i) has the power to manage, acquire or dispose of any asset of the Plan; (ii) is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) is a bank, as defined in such Act, or (c) is an insurance company qualified to perform the services described in clause (i) hereof under the laws of more than one state of the United States; and (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     (V)  "IRS" means the United States Internal Revenue Service.

     (W) "LEAVE OF ABSENCE" means an absence authorized by an Employee=s Employer and approved by the Plan Administrator, on a uniform basis, in accordance with Article X.

     (X) "MEMBER" means an Employee enrolled in the membership of the Plan under Article II.

     (Y)  "MONTH" means any calendar month.

     (Z) "NAMED FIDUCIARY" means the Fiduciary or Fiduciaries named herein or in the Adoption Agreement who jointly or severally have the authority to control and manage the operation and administration of the Plan.

     (AA) "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

     (BB) "NORMAL RETIREMENT AGE" means the Member=s sixty-fifth (65th) birthday unless otherwise specified in the Adoption Agreement.

     (CC) "PERIOD OF SERVICE" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Employment. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months, provided that the Employee returns to Employment within 12 months of the Employee's retirement, quit or discharge or, if earlier, within 12 months of the date the Employee was first absent from service for any other reason.

     (DD) "PERIOD OF SEVERANCE" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
          (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     (EE) "PLAN" means the Employees' Savings & Profit Sharing Plan as evidenced by this document, the applicable Adoption Agreement and all subsequent amendments thereto.

     (FF) "PLAN ADMINISTRATOR" means the Named Fiduciary or, as designated by such Named Fiduciary and approved by the Board in accordance with
          Article IX, any officer or Employee of the Employer.

     (GG) "PLAN YEAR" means a consecutive 12-month period ending December 31 unless otherwise specified in the Adoption Agreement.

     (HH) "REGULATIONS" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

     (II) "SALARY" means regular basic monthly salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than pre-tax elective deferrals pursuant to a Member=s election under Article III), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code
          Section 125 cafeteria plan and, effective for Plan Years beginning on or after January 1, 2001, qualified transportation fringe benefits under Code Section 132(f), unless the Employer specifically elects to exclude such contributions or benefits). Commissions shall be included at the Employer=s option within such limits, if any, as may be set by the Employer in the Adoption Agreement and applied uniformly to all its commissioned Employees. In addition, Salary may also include, at the Employer=s option, special payments such as (i) overtime or (ii) overtime plus bonuses. As an alternative to the foregoing definition, at the Employer=s option, Salary may be defined to include total taxable compensation reported on the Member=s IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) and Section 125 of the Code, plus, effective for Plan Years beginning on or after January 1, 2001, qualified transportation fringe benefits under Code Section 132(f) (unless the Employer specifically elects to exclude such Section 125 deferrals or Section 132(f) amounts), but excluding compensation deferred from previous years. In no event may a Member=s Salary for any Plan Year exceed for purposes of the Plan $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

          For Plan Years beginning after December 31, 1996, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

     (JJ) "SOCIAL SECURITY TAXABLE WAGE BASE" means the contribution and benefit base attributable to the OASDI portion of Social Security employment taxes under Section 230 of the Social Security Act (42 U.S.C. '430) in effect on the first day of each Plan Year.

     (KK) "SPOUSE" or "SURVIVING SPOUSE" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

     (LL) "THIRD PARTY ADMINISTRATOR" or "TPA" means Pentegra Services, Inc., a non-fiduciary provider of administrative services appointed and directed by the Plan Administrator or the Named Fiduciary either jointly or severally.

     (MM) "TRUST"means the Trust or Trusts established and maintained pursuant to the terms and provisions of this document and any separately maintained Trust Agreement or Agreements.

     (NN) "TRUSTEE" generally means the person, persons or other entities designated by the Employer or its Board as the Trustee or Trustees hereof and specified as such in the Adoption Agreement and any separately maintained Trust Agreement or Agreements.

     (OO) "TRUST AGREEMENT" means the separate document by which the Employer or its Board has appointed a Trustee of the Plan, specified the terms and conditions of such appointment and any fees associated therewith.

     (PP) "TRUST FUND" means the Trust Fund or Funds established by the Trust Agreement or Agreements.

     (QQ) "UNIT" means the unit of measure described in Article V of a Member=s proportionate interest in the available Investment Funds (as defined in Article IV).

     (RR) "VALUATION DATE" means any business day of any month for the Trustee, except that in the event the underlying portfolio(s) of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such Valuation Date(s).

     (SS) "YEAR OF EMPLOYMENT" means a period of service of 12 months.

     (TT) "YEAR OF SERVICE" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Plan Administrator in accordance with any applicable Regulations issued by the DOL and the IRS.

     (UU) "YEAR OF ELIGIBILITY SERVICE" means where an Employer designates a one or two 12-consecutive-month eligibility waiting period, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month period (measured from his date of Employment and then as of the first day of each Plan Year commencing after such date of Employment); provided, however, if an Employee is credited with 1,000 Hours of Employment in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date, the Employee will be credited, for eligibility purposes, with two Years of Eligibility Service. Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months in the eligibility waiting period requirement by 83 ; provided, however, if an Employee completes at least 1,000 Hours of Employment within the 12 month period commencing on his Employment commencement date or during any Plan Year commencing after such Employment commencement date, such Employee will be treated as satisfying the eligibility service requirements.

SECTION 1.3

The masculine pronoun wherever used shall include the feminine pronoun.

                                       90
                                   ARTICLE II
                          PARTICIPATION AND MEMBERSHIP


SECTION 2.1    ELIGIBILITY REQUIREMENTS

The Employer may elect as a requirement for eligibility to participate in the Plan (i) the completion of a service period equal to any number of months not to exceed 12 consecutive months, or (ii) the completion of a service period equal to one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected on the Adoption Agreement. Notwithstanding the foregoing, in the case of an Employer that adopts the 401(k) feature under
Section 3.9, the eligibility requirements under such feature shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above.

Notwithstanding the foregoing, the Employer may elect in the Adoption Agreement to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions Employer supplemental contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected in the Adoption Agreement.

In implementing the eligibility service periods described above, (i) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the hours of service method, the satisfaction of the eligibility service requirement shall be dependent on the completion of a Year of Eligibility Service and (ii) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the elapsed time method, the satisfaction of the eligibility service requirement shall be dependent on the completion of the requisite Period of Service.

If a non-vested Member terminates employment without a vested interest in his Account derived from Employer contributions, Years of Employment (or, as applicable, Years of Service) before a period of consecutive Breaks in Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Employment (or, as applicable Years of Service) before such break. If a Member's service is disregarded pursuant to this paragraph, such Member will be treated as a new Employee for eligibility purposes.

SECTION 2.2    EXCLUSION OF CERTAIN EMPLOYEES

To the extent provided in the Adoption Agreement, the following Employees may be excluded from participation in the Plan:

     (i)   Employees not meeting the age and service requirements;

     (ii) Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

     (iii) Employees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States; and

     (iv) Employees described in Section 2.4 or included in any other ineligible job classifications set forth in the Adoption Agreement.

SECTION 2.3    WAIVER OF ELIGIBILITY REQUIREMENTS

The Employer, at its election, may waive the eligibility requirement(s) for participation specified above for (i) all Employees, or (ii) all those employed on or up to 12 months after its Commencement Date under the Plan. Subject to the requirements of the Code, the eligibility waiting period shall be deemed to have been satisfied for an Employee who was previously a Member of the Plan.

All Employees whose Employment commences after the expiration date of the Employer=s waiver of the eligibility requirement(s), if any, shall be enrolled in the Plan in accordance with the eligibility requirement(s) specified in the Adoption Agreement.

SECTION 2.4    EXCLUSION OF NON-SALARIED EMPLOYEES

The Employer, at its election, may exclude non-salaried (hourly paid) Employees from participation in the Plan, regardless of the number of Hours of Employment such Employees complete in any Plan Year. Notwithstanding the foregoing, for purposes of this Section and all purposes under the Plan, a non-salaried Employee that is hired following the adoption date of the Plan by the Employer, but prior to the adoption of this exclusion by the Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a salaried Member, despite classification as a non-salaried Employee.

SECTION 2.5    COMMENCEMENT OF PARTICIPATION

Every eligible Employee (other than non-salaried or such other Employees who, at the election of the Employer, are excluded from participation) shall commence participation in the Plan on the later of:

(1)  The Employer=s Commencement Date, or

(2) The first day of the month or calendar quarter (as designated by the Employer in the Adoption Agreement) coinciding with or next following his satisfaction of the eligibility requirements as specified in the Adoption Agreement.

The date that participation commences shall be hereinafter referred to as the Enrollment Date. Notwithstanding the above, no Employee shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan Administrator. The Plan Administrator shall notify each Employee of his eligibility for membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

If an Employee fails to complete the enrollment form furnished to him, the Plan Administrator shall do so on his behalf. In the event the Plan Administrator processes the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions and/or elective deferrals under the Plan, if applicable.

IN THE EVENT A MEMBER IS NO LONGER A MEMBER OF AN ELIGIBLE CLASS OF EMPLOYEES AND BECOMES INELIGIBLE TO PARTICIPATE BUT HAS NOT INCURRED A BREAK IN SERVICE, SUCH EMPLOYEE WILL PARTICIPATE IMMEDIATELY UPON RETURNING TO AN ELIGIBLE CLASS OF EMPLOYEES. IF SUCH MEMBER INCURS A BREAK IN SERVICE, ELIGIBILITY WILL BE DETERMINED UNDER THE BREAK IN SERVICE RULES OF THE PLAN.

IN THE EVENT AN EMPLOYEE WHO IS NOT A MEMBER OF AN ELIGIBLE CLASS OF EMPLOYEES BECOMES A MEMBER OF AN ELIGIBLE CLASS, SUCH EMPLOYEE WILL PARTICIPATE IMMEDIATELY IF SUCH EMPLOYEE HAS SATISFIED THE MINIMUM AGE AND SERVICE REQUIREMENTS AND WOULD HAVE OTHERWISE PREVIOUSLY BECOME A MEMBER.

SECTION 2.6    TERMINATION OF PARTICIPATION

Membership under all features and provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or (b) his death.

                                   ARTICLE III
                                  CONTRIBUTIONS


SECTION 3.1    CONTRIBUTIONS BY MEMBERS

If the Adoption Agreement so provides, each Member may elect to make non-deductible, after-tax contributions under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any pre-tax effective deferrals, does not exceed the limit established by the Employer in the Adoption Agreement. All such after-tax contributions shall be separately accounted for, nonforfeitable and distributed with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his contribution rate as designated in the Adoption Agreement, but reduced or suspended contributions may not subsequently be made up.

SECTION 3.2    ELECTIVE DEFERRALS BY MEMBERS

If the Adoption Agreement so provides, each Member may elect to make pre-tax elective deferrals (401(k) deferrals) under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any after-tax contributions, does not exceed the limit established by the Employer in the Adoption Agreement. Alternatively, a Member may elect to contribute for a Plan Year a dollar amount which does not exceed the maximum amount permitted under this Section 3.2 or the limit established by the Employer in the Adoption Agreement for such Plan Year and a pro-rata portion shall be withheld from each payment of Salary to such Member for the balance of the Plan Year remaining after the election takes effect. All such 401(k) deferrals shall be separately accounted for, nonforfeitable and distributed under the terms and conditions described under Article VII with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his 401(k) deferral rate or suspend his 401(k) deferrals as designated in the Adoption Agreement, but reduced or suspended deferrals may not subsequently be made up.

Notwithstanding any other provision of the Plan, no Member may make 401(k) deferrals during any Plan Year in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of such 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made. If a Member also participates, in any Plan Year, in any other plans subject to the limitations set forth in Section 402(g) of the Code and has made excess 401(k) deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Member, in writing designates to the TPA any 401(k) deferrals under this Plan as excess deferrals by no later than the March 1 of the Plan Year following the Plan Year for which the 401(k) deferrals were made, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

SECTION 3.3    TRANSFER OF FUNDS AND ROLLOVER CONTRIBUTIONS BY MEMBERS

Each Member may elect to make, directly or indirectly, a rollover contribution to the Plan of amounts held on his behalf in (i) an employee benefit plan qualified under Section 401(a) of the Code, or (ii) an individual retirement account or annuity as described in Section 408(d)(3) of the Code. All such amounts shall be certified in form and substance satisfactory to the Plan Administrator by the Member as being all or part of an Aeligible rollover distribution@ or a "rollover contribution" within the meaning of Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. Such rollover amounts, along with the earnings related thereto, will be accounted for separately from any other amounts in the Member's Account. A Member shall have a nonforfeitable vested interest in all such rollover amounts.

The Employer may, at its option, permit Employees who have not satisfied the eligibility requirements designated in the Adoption Agreement to make a rollover contribution to the Plan.

The Trustee of the Plan may also accept a direct transfer of funds, which meets the requirements of Section 1.411(d)-4 of the IRS Regulations, from a plan which the Trustee reasonably believes to be qualified under Section 401(a) of the Code in which an Employee was, is, or will become, as the case may be, a participant. If the funds so directly transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be accounted for separately and any subsequent distribution of those funds, and earnings thereon, shall be subject to the provisions of Section 7.3 which are applicable when an Employer elects to provide an annuity option under the Plan.

SECTION 3.4    EMPLOYER CONTRIBUTIONS - GENERAL

The Employer may elect to make regular or discretionary contributions under the Plan. Such Employer contributions may be in the form of (i) matching contributions, (ii) basic contributions, (iii) safe harbor CODA contributions and/or (iv) profit sharing contributions as designated by the Employer in the Adoption Agreement and/or (i) supplemental contributions and/or (ii) qualified nonelective contributions as permitted under the Plan. Each such contribution type shall be separately accounted for by the TPA.

SECTION 3.5    EMPLOYER MATCHING CONTRIBUTIONS

The Employer may elect to make regular matching contributions under the Plan. Such matching contributions on behalf of any Member shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Sections 3.2 and 3.9.

If so adopted, the Employer shall contribute under the Plan on behalf of each of its Members an amount equal to a percentage (as specified by the Employer in the Adoption Agreement) of the Member=s after-tax contributions and/or 401(k) deferrals not in excess of a maximum percentage as specified by the Employer in the Adoption Agreement (in increments of 1%) of his Salary. The percentage elected by the Employer shall based on a formula not to exceed 200% or in accordance with one of the schedules of matching contribution formulas listed below, and must be uniformly applicable to all Members.

                               Years of Employment             Matching %
                               -------------------             ----------
        Formula Step 1       Less than 3                           50%
                             At least 3 but less than 5            75%
                             5 or more                            100%

        Formula Step 2       Less than 3                          100%
                             At least 3 but less than 5           150%
                             5 or more                            200%

SECTION 3.6    EMPLOYER BASIC CONTRIBUTIONS

The Employer may elect to make regular basic contributions under the Plan. Such basic contributions on behalf of any Member shall not be conditioned upon the Member making after-tax contributions and/or (401(k) deferrals under this Article III. If so adopted, the Employer shall contribute to the Plan on behalf of each Member (as specified by the Employer in the Adoption Agreement) an amount equal to a percentage not to exceed 15% (as specified by the Employer in the Adoption Agreement) in increments of 1% of the Member=s Salary. The percentage elected by the Employer shall be uniformly applicable to all Members. The Employer may elect, if basic contributions are made on behalf of its Members on a monthly basis, to restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last day of the month for which the basic contribution is made.

SECTION 3.7    SUPPLEMENTAL CONTRIBUTIONS BY EMPLOYER

An Employer may, at its option, make a supplemental contribution under Formula
(1) or (2) below:

FORMULA (1)    A uniform percentage (as specified by the Employer) of each
               Member=s contributions not in excess of a maximum percentage (if the Employer elects to impose such a maximum) of the Member's
               Salary which were received by the Plan during the Plan Year with respect to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year following the Plan Year described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year with respect to which the supplemental contribution relates.

FORMULA (2)    A uniform dollar amount per Member or a uniform percentage
               (limited to a specific dollar amount, if elected by the Employer) of each Member=s Salary for the Plan Year (or, at the election of the Employer, the Employer's fiscal year) to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year (or the fiscal year) to which the supplemental contribution relates.
               The Employer may, at its option, elect to make a contribution under this paragraph to only those Members whose Salary is less than an amount to be specified by the Employer to the extent that such Salary limit is less than the dollar amount under Section
               414(q) of the Code for such year. The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate, if any, under this Article such that the sum of the Employer's Formula
               (2) supplemental contribution plus all other Employer contributions under this Article shall not exceed 15% of Salary for such year.

SECTION 3.8    THE PROFIT SHARING FEATURE

An Employer may, at its option, adopt the Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

If this Profit Sharing Feature is adopted, the Employer may contribute on behalf of each of its eligible Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, and further subject to the provisions of Article X.

Any such profit sharing contribution must be received by the Trustee within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return following the close of the Contribution Determination Period on behalf of all those Members who are entitled to an allocation of such profit sharing contribution as set forth in the Adoption Agreement. For purposes of making the allocations described in this paragraph, a Member who is on a Type 1 nonmilitary Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(1)) or a Type 4 military Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(4)) shall be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

Profit sharing contributions shall be allocated to each Member=s Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 1 -    In the same ratio as each Member=s Salary during
                              such Contribution Determination Period bears to the total of such Salary of all Members.

Profit Sharing Formula 2 -    In the same ratio as each Member=s Salary for the
                              portion of the Contribution Determination Period during which the Member satisfied the Employer=s eligibility requirement(s) bears to the total of such Salary of all Members.

The Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) profit sharing contributions for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided hereunder where the Employer has elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member's Account at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 3 -    In a uniform percentage (as specified by the
                              Employer in the Adoption Agreement) of each Member=s Salary during the Contribution
                              Determination Period (the "Base Contribution
                              Percentage@), plus a uniform percentage (as specified by the Employer in the Adoption
                              Agreement) of each Member=s Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base for such
                              Contribution Determination Period (the "Excess
                              Contribution Percentage@).

Profit Sharing Formula 4 -    In a uniform percentage (as specified by the
                              Employer in the Adoption Agreement) of each Member=s Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer=s eligibility requirement(s), if any, up to the Base
                              Contribution Percentage for such Contribution
                              Determination Period, plus a uniform percentage
                              (as specified by the Employer in the Adoption
                              Agreement) of
                              each Member=s Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer=s eligibility requirement(s), equal to the Excess Contribution
                              Percentage.

The Excess Contribution Percentage described in Profit Sharing Formulas 3 and 4 above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code
Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this Subparagraph, "compensation@ as defined in Section 414(s) of the Code shall be substituted for "Salary@ in determining the Excess Contribution Percentage and the Base Contribution Percentage.

Notwithstanding the foregoing, the Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

SECTION 3.9    THE 401(K) FEATURE

The Employer may, at its option, adopt the 401(k) Feature described hereunder and in Section 3.2 above for the exclusive purpose of permitting its Members to make 401(k) deferrals to the Plan.

The Employer may make, apart from any matching contributions it may elect to make, Employer qualified nonelective contributions as defined in Section 1.401(k)-1(g)(13) of the Regulations. The amount of such contributions shall not exceed 15% of the Salary of all Members eligible to share in the allocation when combined with all Employer contributions (including 401(k) elective deferrals) to the Plan for such Plan Year. Allocation of such contributions shall be made, at the election of the Employer, to the accounts of (i) all Members, or (ii) only Members who are not Highly Compensated Employees. Allocation of such contributions shall be made, at the election of the Employer, in the ratio (i) which each eligible Member's Salary for the Plan Year bears to the total Salary of all eligible Members for such Plan Year, or (ii) which each eligible Member's Salary not in excess of a fixed dollar amount specified by the Employer for the Plan Year bears to the total Salary of all eligible Members taking into account Salary for each such Member not in excess of the specified dollar amount. Notwithstanding any provision of the Plan to the contrary, such contributions shall be subject to the same vesting requirements and distribution restrictions as Members' 401(k) deferrals and shall not be conditioned on any election or contribution of the Member under the 401(k) feature. Any such contributions must be made on or before the last day of the second month after the Plan Year to which the contribution relates. Further, for purposes of the actual deferral percentage or actual contribution percentage tests described below, the Employer may apply (in accordance with applicable Regulations) all or any portion of the Employer qualified nonelective contributions for the Plan Year toward the satisfaction of the actual deferral percentage test. Any remaining Employer qualified nonelective contributions not utilized to satisfy the actual deferral percentage test may be applied (in accordance with applicable Regulations) to satisfy the actual contribution percentage test.

Effective for Plan Years beginning after December 31, 1996, the actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

(i) PRIOR YEAR TESTING: Notwithstanding any other provision of this 401(k) Feature, the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for such Plan Year and the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

     (a) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage of those Members who are not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

     (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the actual deferral percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points. This determination shall be made in accordance with the procedure described in Section 3.10 below.

     For the first Plan Year that the Plan permits any Member to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year's

     Non-Highly Compensated Employees' actual deferral percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual deferral percentage for these Members. The Employer may elect in the Adoption Agreement to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.

(ii) CURRENT YEAR TESTING:

     If elected by the Employer in the Adoption Agreement, the actual deferral percentage tests in (a) and (b) above, will be applied by comparing the current Plan Year's actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual deferral percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

A MEMBER IS A HIGHLY COMPENSATED EMPLOYEE FOR A PARTICULAR PLAN YEAR IF HE MEETS THE DEFINITION OF A HIGHLY COMPENSATED EMPLOYEE IN EFFECT FOR THAT PLAN YEAR. SIMILARLY, A MEMBER IS A NON-HIGHLY COMPENSATED EMPLOYEE FOR A PARTICULAR PLAN YEAR IF HE DOES NOT MEET THE DEFINITION OF A HIGHLY COMPENSATED EMPLOYEE IN EFFECT FOR THAT PLAN YEAR.

SECTION 3.10   DETERMINING THE ACTUAL DEFERRAL PERCENTAGES

For purposes of this 401(k) Feature, the actual deferral percentage for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of 401(k) deferrals (including, as provided in Section 3.9, any Employer qualified nonelective contributions) made to the Member=s account for the Plan Year, to (b) the amount of the Member=s compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan.

An Employee=s actual deferral percentage shall be zero if no 401(k) deferral (or, as provided in Section 3.9, Employer qualified nonelective contribution) is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this 401(k) Feature.

The TPA shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Section 3.9 above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above. In the event that neither of such actual deferral percentage tests is satisfied, the TPA shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member (and any earnings and losses allocable thereto), and, to the extent permitted under the Code and applicable IRS Regulations, forfeiting amounts contributed for such Plan Year by the Employer with respect to the Member=s 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto).

The distribution of such excess contributions shall be made to Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

FOR PURPOSES OF THIS 401(K) FEATURE, "EXCESS CONTRIBUTIONS" MEANS, WITH RESPECT TO ANY PLAN YEAR, THE EXCESS OF THE AGGREGATE AMOUNT OF 401(K) DEFERRALS (AND ANY OTHER AMOUNTS CONTRIBUTED BY THE EMPLOYER THAT ARE TAKEN INTO ACCOUNT IN DETERMINING THE ACTUAL DEFERRAL PERCENTAGE OF HIGHLY COMPENSATED EMPLOYEES FOR SUCH PLAN YEAR) (COLLECTIVELY, "401(K) AMOUNTS") MADE TO THE ACCOUNTS OF HIGHLY COMPENSATED EMPLOYEES FOR SUCH PLAN YEAR, OVER THE MAXIMUM AMOUNT OF SUCH DEFERRALS THAT COULD BE MADE BY SUCH MEMBERS WITHOUT VIOLATING THE REQUIREMENTS DESCRIBED ABOVE. THE EXCESS CONTRIBUTIONS TO BE DISTRIBUTED SHALL BE DETERMINED BY REDUCING 401(K) AMOUNTS MADE BY OR ON BEHALF OF HIGHLY COMPENSATED EMPLOYEES BEGINNING WITH THE HIGHLY COMPENSATED EMPLOYEE WITH THE LARGEST 401(K) AMOUNTS FOR THE PLAN YEAR UNTIL SUCH AMOUNT IS REDUCED TO BE EQUAL TO THE HIGHLY COMPENSATED EMPLOYEE WITH THE NEXT LARGEST 401(K) AMOUNT. THE PROCEDURE DESCRIBED IN THE PRECEDING SENTENCE SHALL BE REPEATED UNTIL ALL EXCESS CONTRIBUTIONS HAVE BEEN ELIMINATED and, as applicable, refunded.

WHERE AN EMPLOYER HAS ELECTED, IN THE ADOPTION AGREEMENT, TO ALLOW MEMBER CONTRIBUTIONS, A MEMBER MAY TREAT EXCESS CONTRIBUTIONS ALLOCATED TO HIM AS AN AMOUNT DISTRIBUTED TO THE MEMBER AND THEN CONTRIBUTED BY THE MEMBER TO THE PLAN.

RECHARACTERIZED AMOUNTS WILL REMAIN NONFORFEITABLE. AMOUNTS MAY NOT BE RECHARACTERIZED BY A HIGHLY COMPENSATED EMPLOYEE TO THE EXTENT THAT SUCH AMOUNT IN COMBINATION WITH OTHER EMPLOYEE CONTRIBUTIONS MADE BY THAT EMPLOYEE WOULD EXCEED ANY STATED LIMIT UNDER THE PLAN ON EMPLOYEE CONTRIBUTIONS.

RECHARACTERIZATION MUST OCCUR NO LATER THAN 2 1/2 MONTHS AFTER THE LAST DAY OF THE PLAN YEAR IN WHICH SUCH EXCESS CONTRIBUTIONS AROSE AND IS DEEMED TO OCCUR NO EARLIER THAN THE DATE THE LAST HIGHLY COMPENSATED EMPLOYEE IS INFORMED IN WRITING OF THE AMOUNT RECHARACTERIZED AND THE CONSEQUENCES THEREOF. RECHARACTERIZED AMOUNTS WILL BE TAXABLE TO THE MEMBER FOR THE MEMBER'S TAXABLE YEAR IN WHICH THE MEMBER WOULD HAVE RECEIVED THEM IN CASH.

SECTION 3.11   DETERMINING THE ACTUAL CONTRIBUTION PERCENTAGES

Notwithstanding any other provision of this Section 3.11, effective for Plan Years beginning after December 31, 1996, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

(i) PRIOR YEAR TESTING

     (a) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

     (b) the actual contribution percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the actual contribution percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

     For the first Plan Year this Plan permits any Member to make after-tax contributions pursuant to Section 3.1, provides for Employer matching contributions (pursuant to Section 3.5), or both, and this is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-Highly Compensated

     Employees' actual contribution percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual contribution percentage for these Members.

(ii) CURRENT YEAR TESTING

     If elected by the Employer in the Adoption Agreement, the actual contribution percentage tests in (a) and (b), above, will be applied by comparing the current Plan Year's actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual contribution percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

     For purposes of this Article III, the "actual contribution percentage@ for a Plan Year means for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account, to (B) the amount of the Member=s compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee=s actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year.

     The TPA shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above and then determining the treatment of excess contributions under Section 3.10 above. In the event that neither of the actual contribution percentage tests is satisfied, the TPA shall (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vested matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) and (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto), in the manner described below.

     For purposes of this Article III, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account (if the Plan Administrator elects to take into account such deferrals and contributions when calculating the actual contribution percentage) of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made as Employer contributions, Member contributions and 401(k) deferrals of such Members without violating the requirements of any Subparagraph of this
     Section 3.11.

     To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes for the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, "Contribution Percentage Amounts" means the sum of Member after-tax contributions, Employer matching contributions, Employer supplemental contributions under Formula (1), and qualified matching contributions ( to the extent not taken into account for purposes of the actual deferral percentage test) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

     The refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

     FOR PURPOSES OF THIS SECTION, THE CONTRIBUTION PERCENTAGE (WHICH SHALL MEAN THE RATIO OF THE MEMBER'S CONTRIBUTION PERCENTAGE AMOUNTS TO THE MEMBER'S COMPENSATION FOR THE PLAN YEAR) FOR ANY MEMBER WHO IS A HIGHLY COMPENSATED EMPLOYEE AND WHO IS ELIGIBLE TO HAVE CONTRIBUTION PERCENTAGE AMOUNTS ALLOCATED TO HIS ACCOUNT UNDER TWO OR MORE PLANS DESCRIBED IN SECTION 401(A) OF THE CODE, OR ARRANGEMENTS DESCRIBED IN SECTION 401(K) OF THE CODE THAT ARE MAINTAINED BY THE EMPLOYER, SHALL BE DETERMINED AS IF THE TOTAL OF SUCH CONTRIBUTION PERCENTAGE AMOUNTS WAS MADE UNDER EACH PLAN. IF A HIGHLY COMPENSATED EMPLOYEE PARTICIPATES IN TWO OR MORE CASH OR DEFERRED ARRANGEMENTS THAT HAVE DIFFERENT PLAN YEARS, ALL CASH OR DEFERRED ARRANGEMENTS ENDING WITH OR WITHIN THE SAME CALENDAR YEAR SHALL BE TREATED AS A SINGLE ARRANGEMENT. NOTWITHSTANDING THE FOREGOING, CERTAIN PLANS SHALL BE TREATED AS SEPARATE IF MANDATORILY DISAGGREGATED UNDER REGULATIONS UNDER
     SECTION 401(M) OF THE CODE.

     IN THE EVENT THAT THIS PLAN SATISFIES THE REQUIREMENTS OF SECTIONS 401(M), 401(A)(4) OR 410(B) OF THE CODE ONLY IF AGGREGATED WITH ONE OR MORE OTHER PLANS, OR IF ONE OR MORE OTHER PLANS SATISFY THE REQUIREMENTS OF SUCH SECTIONS OF THE CODE ONLY IF AGGREGATED WITH THIS PLAN, THEN THIS SECTION SHALL BE APPLIED BY DETERMINING THE ACTUAL CONTRIBUTION PERCENTAGE OF EMPLOYEES AS IF ALL SUCH PLANS WERE A SINGLE PLAN. ANY ADJUSTMENTS TO THE NON-HIGHLY COMPENSATED EMPLOYEE ACTUAL CONTRIBUTION PERCENTAGE FOR THE PRIOR YEAR WILL BE MADE IN ACCORDANCE WITH IRS NOTICE 98-1 AND ANY SUPERSEDING GUIDANCE, UNLESS THE EMPLOYER HAS ELECTED IN THE ADOPTION AGREEMENT TO USE THE CURRENT YEAR TESTING METHOD. PLANS MAY BE AGGREGATED IN ORDER TO SATISFY SECTION 401(M) OF THE CODE ONLY IF THEY HAVE THE SAME PLAN YEAR AND USE THE SAME ACTUAL CONTRIBUTION PERCENTAGE TESTING METHOD.

     FOR PURPOSES OF THE ACTUAL CONTRIBUTION PERCENTAGE TEST, EMPLOYEE CONTRIBUTIONS ARE CONSIDERED TO HAVE BEEN MADE IN THE PLAN YEAR IN WHICH CONTRIBUTED TO THE TRUST. MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS WILL BE

     CONSIDERED MADE FOR A PLAN YEAR IF MADE NO LATER THAN THE END OF THE 12-MONTH PERIOD BEGINNING ON THE DAY AFTER THE CLOSE OF THE PLAN YEAR.

     THE EMPLOYER SHALL MAINTAIN RECORDS SUFFICIENT TO DEMONSTRATE SATISFACTION OF THE ACTUAL CONTRIBUTION PERCENTAGE TEST AND THE AMOUNT OF QUALIFIED NONELECTIVE CONTRIBUTIONS USED IN SUCH TEST.

A MEMBER IS A HIGHLY COMPENSATED EMPLOYEE FOR A PARTICULAR PLAN YEAR IF HE MEETS THE DEFINITION OF A HIGHLY COMPENSATED EMPLOYEE IN EFFECT FOR THAT PLAN YEAR. SIMILARLY, A MEMBER IS A NON-HIGHLY COMPENSATED EMPLOYEE FOR A PARTICULAR PLAN YEAR IF HE DOES NOT MEET THE DEFINITION OF A HIGHLY COMPENSATED EMPLOYEE IN EFFECT FOR THAT PLAN YEAR.

SECTION 3.12   THE AGGREGATE LIMIT TEST

Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 1996, the sum of the actual deferral percentage and the actual contribution percentage determined in accordance with the procedures described above of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below.

For purposes of this Article III, the "aggregate limit" for a Plan Year is the greater of:

     (1) The sum of:

          (a) 1.25 times the greater of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) two percentage points plus the lesser of the actual deferral percentage or actual contribution percentage referred to in (a) above. In no event, however, shall the percentages described in the preceding sentence exceed two times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

     (2) The sum of:

          (a) 1.25 times the lesser of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) two percentage points plus the greater of the actual deferral percentage or the actual contribution percentage referred to in
               (a) above. In no event, however, shall the percentage described in the preceding sentence exceed two times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The calculation of the aggregate limit, as defined above, shall be determined in accordance with the Code and the IRS Regulations.

The TPA shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above, then determining the treatment of excess contributions under Section 3.10 above, and then determining the treatment of excess aggregate contributions under this Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 3.11 of this Article until the aggregate limit is no longer exceeded, unless the TPA designates, in lieu of the reduction of the actual contribution percentage, a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall occur in the same manner as described in Section 3.10 of this Article until the aggregate limit is no longer exceeded. Notwithstanding the provisions of Sections 3.2 and 3.10 above, the amount of excess contributions to be distributed, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year.

If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then, in calculating the aggregate limit for a particular Plan Year, the Non-Highly Compensated Employees' actual deferral percentage and actual contribution percentage for that Plan Year, instead of the prior Plan Year, is used.

SECTION 3.13   REMITTANCE OF CONTRIBUTIONS

The contributions of both the Employer and the Plan Members shall be recorded by the Employer and remitted to the TPA for transmittal to the Trustee or custodian or directly to the Trustee or custodian so that (i) in the case of Employer contributions the Trustee or custodian shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable and (ii) in the case of Member after-tax contributions and 401(k) deferrals, the Trustee or custodian shall be in receipt thereof by the 15th business day of the month following the month in which the Member contributions are received by the Employer or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash. Such amounts shall be used to provide additional Units pursuant to Article V.

SECTION 3.14   SAFE HARBOR CODA

If the Employer has elected the safe harbor CODA option in the Adoption Agreement, the provisions of this Section 3.14 shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in ss.401(k)(3) of the Code or the actual contribution percentage test described in ss.401(m)(2) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

(A)  Actual Deferral Percentage Test Safe Harbor

     (1) Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions (as provided in the Adoption Agreement) or safe harbor nonelective contributions, the Employer will contribute monthly or on another periodic basis for the Plan Year a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to
          (i) 100 percent of the amount of the Employee's 401(k) deferrals that do not exceed 3 percent of the Employee's Salary for the Plan Year, plus (ii) 50 percent of the amount of the Employee's 401(k) deferrals that exceed 3 percent of the Employee's Salary but that do not exceed 5 percent of the Employee's Salary ("Basic Matching Contributions").

     (2) The Member's benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in ss.401(k)(10) of the Code, or the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under ss.401(l) of the Code.

     (3) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan

          Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

     (4) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS


SECTION 4.1    INVESTMENT BY TRUSTEE OR CUSTODIAN

All contributions to the Plan shall, upon receipt by the TPA, be delivered to the Trustee or custodian to be held in the Trust Fund and invested and distributed by the Trustee or custodian in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of one or more of the Investment Funds or other applicable investment vehicles designated by the Employer in the Adoption Agreement.

With the exception of the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund, the Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies any requirements of the Plan applicable to such Investment Funds. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of the Plan.

The Employer will designate in the Adoption Agreement which of the Investment Funds or other applicable investment vehicles will be made available to Members and the terms and conditions under which such Funds will operate with respect to employee direction of allocations to and among such designated Funds and the types of contributions and/or deferrals eligible for investment therein.

To the extent made available under the Plan, the Employer may elect, in the Adoption Agreement, to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Employer or the Plan Sponsor, to a self-directed brokerage account. Where an Employer elects to provide a self-directed brokerage account under the Plan, the Trustee may invest amounts held by it in a self-directed brokerage account maintained by Charles Schwab & Co., Inc. (or any other entity which provides a self-directed brokerage account) on behalf of Plan Members who elect to utilize such investment vehicle.

SECTION 4.2    MEMBER DIRECTED INVESTMENTS

To the extent permitted by the Employer as set forth in the Adoption Agreement, each Member shall direct in writing that his contributions and deferrals, if any, and the contributions made by the Employer on his behalf shall be invested
(a) entirely in any one of the investment vehicles made available by the Employer, or (b) among the available investment vehicles in any combination of multiples of 1%. If a Member has made any Rollover contributions in accordance with Article III, Section 3.3, such Member may elect to apply separate investment directions to such rollover amounts. Any such investment direction shall be followed by the TPA until changed. Subject to the provisions of the following paragraphs of this Section, as designated in the Adoption Agreement, a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in each of the available investments by filing written notice with the TPA. Such directed change(s) will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the TPA or as soon as administratively practicable thereafter. If the Adoption Agreement provides for Member directed investments, and if a Member does not make a written designation of an Investment Fund or Funds, or other investment vehicle, the Employer or its designee shall direct the Trustee to invest all amounts held or received on account of the Member in the Investment Fund which in the opinion of the Employer best protects principal.

Except as otherwise provided below, a Member may not direct a transfer from the Stable Value Fund to the Government Money Market Fund or the Employer Certificate of Deposit Fund. A Member may direct a transfer from any other investment vehicle to the Government Money Market Fund or the Employer Certificate of Deposit Fund provided that amounts previously transferred from the Stable Value Fund to such investment vehicle remain in such vehicle for a period of three months prior to being transferred to the Government Money Market Fund or the Employer Certificate of Deposit Fund.

SECTION 4.3    EMPLOYER SECURITIES

If the Employer so elects in the Adoption Agreement, the Employer and/or Members may direct that contributions will be invested in Qualifying Employer Securities (within the meaning of Section 407(d)(5) of ERISA) through the Employer Stock Fund.

                                    ARTICLE V
                     MEMBERS' ACCOUNTS, UNITS AND VALUATION


The TPA shall establish and maintain an Account for each Member showing his interests in the available Investment Funds or other applicable investments, as designated by the Employer in the Adoption Agreement. The interest in each Investment Fund shall be represented by Units.

As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member=s interest in each available Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions and/or deferrals by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Trustee by (b) the Unit value of such Investment Fund.

The value of a Member=s Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each available Investment Fund by that Investment Fund's Unit value on such date and aggregating the results. If, and to the extent, a Member's Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

A MEMBER IS TREATED AS BENEFITING UNDER THE PLAN FOR ANY PLAN YEAR DURING WHICH THE MEMBER RECEIVED OR IS DEEMED TO RECEIVE AN ALLOCATION IN ACCORDANCE WITH
SECTION 1.410 (B)-3(A) OF THE CODE.

                                   ARTICLE VI
                               VESTING OF ACCOUNTS


SECTION 6.1 VESTING OF MEMBER CONTRIBUTIONS, 401(K) DEFERRALS, QUALIFIED NONELECTIVE CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS

All Units credited to a Member=s Account based on after-tax contributions and/or 401(k) deferrals made by the Member and any earnings related thereto (including any rollover contributions allocated to a Member's Account under the Plan and any earnings thereon) and, as provided in Section 3.9, Employer qualified nonelective contributions made on behalf of such Member shall be immediately and fully vested at all times.

SECTION 6.2    VESTING OF EMPLOYER CONTRIBUTIONS

Except as provided in Section 6.1, the Employer may, at its option, elect one of the available vesting schedules described herein for each of the employer contribution types applicable under the Plan as designated in the Adoption Agreement.

SCHEDULE 1: All applicable Employer contributions (and related earnings) shall be immediately and fully vested. If the eligibility requirement(s) selected by the Employer under the Plan require(s) that an Employee complete a service period which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.

SCHEDULE 2: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 2                         0%
                          2 but less than 3                  20%
                          3 but less than 4                  40%
                          4 but less than 5                  60%
                          5 but less than 6                  80%
                          6 or more                         100%

SCHEDULE 3: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 5                         0%
                          5 or more                         100%

SCHEDULE 4: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 3                         0%
                          3 or more                         100%

SCHEDULE 5: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 1                         0%
                          1 but less than 2                  25%
                          2 but less than 3                  50%
                          3 but less than 4                  75%
                          4 or more                         100%

SCHEDULE 6: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 3                         0%
                          3 but less than 4                  20%
                          4 but less than 5                  40%
                          5 but less than 6                  60%
                          6 but less than 7                  80%
                          7 or more                         100%

SCHEDULE 7: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth in the Adoption Agreement prescribed by the Employer in accordance with applicable law.

Notwithstanding the vesting schedules above, a Member=s interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the TPA has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, and the TPA has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

Except as otherwise provided hereunder, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Sections 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article (or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule), any Member who was covered under such predecessor plan or, the pre-amendment vesting schedule under the Plan, and has completed at least 3 Years of Employment (or, as applicable, 3 years of service) may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment under the Plan (a "Vesting Election"). Any Vesting Election shall be made by notifying the TPA in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan, which serves as a successor plan, is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the TPA; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any such election, once made, shall be irrevocable.

To the extent permitted under the Code and Regulations, the Employer may, at its option, elect to treat all Members who are eligible to make a Vesting Election as having made such Vesting Election if the vesting schedule resulting from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Years of Service shall be substituted for Years of Employment for all purposes under this Article VI.

NO AMENDMENT TO THE PLAN SHALL BE EFFECTIVE TO THE EXTENT THAT IT HAS THE EFFECT OF DECREASING A MEMBER'S ACCRUED BENEFIT. NOTWITHSTANDING THE PRECEDING SENTENCE, A MEMBER'S ACCOUNT BALANCE MAY BE REDUCED TO THE EXTENT PERMITTED UNDER SECTION 412(C)(8) OF THE CODE. FOR PURPOSES OF THIS PARAGRAPH, A PLAN AMENDMENT WHICH HAS THE EFFECT OF DECREASING A MEMBER'S ACCOUNT BALANCE, WITH RESPECT TO BENEFITS ATTRIBUTABLE TO SERVICE BEFORE THE AMENDMENT SHALL BE TREATED AS REDUCING AN ACCRUED BENEFIT. FURTHERMORE, IF THE VESTING SCHEDULE OF A PLAN IS AMENDED, IN THE CASE OF AN EMPLOYEE WHO IS A MEMBER AS OF THE LATER OF THE DATE SUCH AMENDMENT IS ADOPTED OR THE DATE IT BECOMES EFFECTIVE, THE NONFORFEITABLE PERCENTAGE (DETERMINED AS OF SUCH DATE) OF SUCH EMPLOYEE'S EMPLOYER-DERIVED ACCRUED BENEFIT WILL NOT BE LESS THAN THE PERCENTAGE COMPUTED UNDER THE PLAN WITHOUT REGARD TO SUCH AMENDMENT.

NO AMENDMENT TO THE PLAN SHALL BE EFFECTIVE TO ELIMINATE OR RESTRICT AN OPTIONAL FORM OF BENEFIT. THE PRECEDING SENTENCE SHALL NOT APPLY TO A PLAN AMENDMENT THAT ELIMINATES OR RESTRICTS THE ABILITY OF A MEMBER TO RECEIVE PAYMENT OF HIS ACCOUNT BALANCE UNDER A PARTICULAR OPTIONAL FORM OF BENEFIT IF THE AMENDMENT SATISFIES THE CONDITIONS IN (1) AND (2) BELOW:

     (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Member) except with respect to the timing of payments after commencement.

     (2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the 90th day after the date the Member receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications or
          (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted. (1)

SECTION 6.3    FORFEITURES

If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his Years of Employment (or, as applicable, years of service) prior to the Break(s) in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account provided, however, that if such a Member has received a distribution pursuant to Article VII, his nonvested Account shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The amount restored to the Member=s Account will be valued on the Valuation Date coinciding with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the TPA. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member=s Years Employment (or, as applicable, Years of Service) prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his nonvested Account restored upon a return to employment, and his Years of Employment (or, as applicable, Years of Service) prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

Forfeited amounts, as described in the preceding paragraph, shall be made available to the Employer, through a transfer from the Member's Account to the Employer Credit Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service, or (2) the date of the Member's termination of Employment, if the Member then has no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) offset any contributions to be made by the Employer for that Contribution Determination Period or (ii) be allocated to all eligible Members deemed to be employed as of the last day of the Contribution Determination Period. The Employer Credit Account, referenced in this Subparagraph, shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code, (ii) Employer contributions made in advance of the date allocable to Members, if any, and (iii) amounts, if any, forfeited pursuant to Sections 3.10 and 3.11.

NO FORFEITURES WILL OCCUR SOLELY AS A RESULT OF AN EMPLOYEE'S WITHDRAWAL OF EMPLOYEE CONTRIBUTIONS UNDER ARTICLE VII OF THE PLAN.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS


SECTION 7.1    GENERAL PROVISIONS

The Employer will define in the Adoption Agreement the terms and conditions under which withdrawals and distributions will be permitted under the Plan. All payments in respect of a Member=s Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Article XI except that if the Adoption Agreement so provides, a Member may elect to have his Account, to the extent then invested in the Employer Stock Fund, distributed in the form of Employer Stock in accordance with the provisions of this Article or
Article XI. The amount of payment will be determined in accordance with the vested value of the Member's Account on the Valuation Date coinciding with or next following the date proper notice is filed with the TPA, unless following such Valuation Date a decrease in the value of the Member=s investment in any of the available Investment Funds or other Account investments occurs prior to the date the Member's Account is paid in which case that part of the payment which is based on such investments shall equal the value of such investments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the TPA. If units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member=s investment in any of the available Investment Funds shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Investment Fund on the date the Members investment is redeemed.

Except where otherwise specified, payments provided under this Article will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

Any partial withdrawal shall be deemed to come (to the extent available for withdrawal):

o First from the Member's after-tax contributions made prior to January 1, 1987.

o Next from the Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

o    Next from the Member's rollover contributions plus earnings thereon.

o    Next from the Employer matching contributions plus earnings thereon.

o    Next from the Employer supplemental contributions plus earnings thereon.

o    Next from the Employer basic contributions plus earnings thereon.

o Next from the Employer safe harbor CODA contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Employer profit sharing contributions plus earnings thereon.

SECTION 7.2    WITHDRAWALS WHILE EMPLOYED

The Employer may, at its option, permit Members to make withdrawals from one or more of the portions of their Accounts while employed by the Employer, as designated in the Adoption Agreement, under the terms and provisions described herein.

VOLUNTARY WITHDRAWALS - To the extent permitted by the Employer as specified in the Adoption Agreement, a Member may voluntarily withdraw some or all of his Account (other than his 401(k) deferrals and Employer qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in Employment by filing a notice of withdrawal with the TPA; provided, however, that in the event his Employer has elected to provide annuity options under
Section 7.3 and the Member elects an annuity form of payment, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Section 7.3). Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Member's Account and the remainder of the Member's Account. This restriction shall not, however, apply to a withdrawal under this Section in conjunction with a hardship withdrawal.

Notwithstanding the foregoing paragraph, a Member may not withdraw any matching, basic, supplemental, profit sharing or, solely in the case of the events described in clause (iii) or (iv), qualified nonelective contributions made by the Employer under Article III unless (i) the Member has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made by the Employer; (iii) the Employer terminates the Plan without establishing a qualified successor plan; or (iv) the Member dies, is disabled, retires, attains age 592 or terminates Employment. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

Effective as of January 1, 1997, if an Employer does not permit Members to make withdrawals from their Account while employed and a Member has attained age 70 1/2 prior to terminating employment with his Employer, such Member may withdraw some or all of his Account under the terms and provisions of this Section 7.2.

If an Employer, in the Adoption Agreement, permits Members to withdraw 401(k) deferrals and qualified non-elective contributions (and the income allocable to each) while employed by the Employer, such deferrals or contributions are not distributable earlier than upon separation from service, death, disability, attainment of age 59 1/2 or hardship. Such amounts may also be distributed, in accordance with Section 401(k)(2)(B)(i)(II) of the Code and the IRS Regulations thereunder, upon: (i) termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) or Section 409 of the Code) or a simplified employee pension plan (defined in Code Section 408(k) or a SIMPLE IRA plan (defined in Code Section 408(p)), or (ii) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets, or (iii) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

HARDSHIP WITHDRAWALS - If designated by the Employer in the Adoption Agreement, a Member may make a withdrawal of his 401(k) deferrals, Employer qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 592, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. For the purposes of this Article, the term "immediate and heavy financial need@ shall be limited to the need of funds for (i) the payment of medical expenses (described in Section 213(d) of the Code) incurred by the Member, the Member=s Spouse, or any of the Member=s dependents (as defined in Section 152 of the Code), (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Member, the Member=s Spouse, the Member=s children, or any of the

Member=s dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member=s principal residence. For purposes of this Article, a distribution generally may be treated as "necessary to satisfy a financial need" if the Plan Administrator reasonably relies upon the Member's written representation that the need cannot be relieved
(i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member=s available assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member contributions and/or deferrals pursuant to Article III of the Plan, to the extent such contributions and/or deferrals are permitted by the Employer, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Article shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Plan Administrator by the Member.

Notwithstanding the foregoing, no amounts may be withdrawn on account of hardship pursuant to this Article prior to a Member's withdrawal of his other available Plan assets without regard to any other withdrawal restrictions adopted by the Employer.

SECTION 7.3    DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

In accordance with the provisions for distributions designated by the Employer in the Adoption Agreement, a Member who terminates Employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 702. Except as otherwise provided by the Employer in the Adoption Agreement, a Member may withdraw all or a portion of his Account at any time after termination of employment and any amounts paid under this Article may not be returned to the Plan.

Any distribution made under this Section 7.3 requires that a Request for Distribution be filed with the TPA. If a Member does not file such a Request, the value of his Account will be paid to him as soon as practicable after his attainment of age 702, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 702 unless otherwise provided by law.

LUMP SUM PAYMENTS - A Member may request a distribution of all or a part of his Account no more frequently than once per calendar year by filing the proper Request for Distribution with the TPA. In the event the Employer has elected to provide an annuity option under the Plan, no distributions may be made from a married Member's Account without the written consent of such married Member's spouse (which consent shall be subject to the procedures set forth below).

INSTALLMENT PAYMENTS - To the extent designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) and if a Member attempts such an election, the TPA shall deem him to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy. For purposes of installment payments under this Section 7.3, the Member's life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) shall not be recalculated. The amount of each installment will be equal to the value of the total Units in the Member=s Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of his Request for Distribution and on each anniversary thereafter subject to applicable Regulations under Code Section 401(a)(9). Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 702 subject to the procedure for making such distributions described below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the TPA, the Member may withdraw the balance of the Units in his Account in a lump sum at any time, notwithstanding the fact that the Member previously received a distribution in the same calendar year.

ANNUITY PAYMENTS - The Employer may, at its option, elect to provide an annuity option under the Plan. To the extent so designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to have the value of his total Account be paid as an annuity secured for the Member by the Plan Administrator through a individual annuity contract purchased by the Plan. In the event the Employer elects to provide the annuity option under the Plan and a Member elects an annuity form of payment, the following provisions shall apply:

UNMARRIED MEMBERS - Any unmarried Member who has terminated his Employment may elect, in lieu of any other available payment option, to receive a benefit payable by purchase of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

MARRIED MEMBERS - Except as otherwise provided below, (i) any married Member who has terminated his Employment shall receive a benefit payable by purchase of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined below, and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined below. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent requirements described herein.

For purposes of this Section 7.3, the term Qualified Joint and Survivor Annuity@ means a benefit providing an annuity for the life of the Member, ending with the payment due on the last day of the month coinciding with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member=s death and ending with the payment due on the first day of the month coinciding with or preceding the date of such Surviving Spouse=s death.

For purposes of this Section 7.3, the term APreretirement Survivor Annuity@ means a benefit providing for payment of 50% of the Member=s Account balance as of the Valuation Date coinciding with or preceding the date of his death. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member=s Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the TPA or (ii) the date the Member would have reached Normal Retirement Age had he lived.

The TPA shall furnish or cause to be furnished, to each married Member with an Account subject to this Section 7.3, explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity. A Member may, with the written consent of his Spouse (unless the TPA makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on the date payment of his benefit commences; and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the TPA and shall be notarized.

Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

Notwithstanding the preceding provisions of this Section 7.3, any benefit of $3,500, subject to the limits of Article X, or less, shall be paid in cash in a lump sum in full settlement of the Plan=s liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member=s Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the TPA=s receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Section 7.3.

Solely to the extent required under applicable law and regulations, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Subparagraph, a Distributee may elect, at the time and in the manner prescribed by the TPA, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Subparagraph, the following terms shall have the following meanings:

ELIGIBLE ROLLOVER DISTRIBUTION - Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Effective January 1, 1999, an Eligible Rollover Distribution excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to Member's 401(k) deferrals under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

ELIGIBLE RETIREMENT PLAN - An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

DISTRIBUTEE - A Distributee may be (i) an Employee, (ii) a former Employee,
(iii) an Employee's Surviving Spouse, (iv) a former Employee's Surviving Spouse,
(v) an Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or
(vi) a former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with respect to the interest of the Spouse or former Spouse.

DIRECT ROLLOVER - A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

SECTION 7.4    DISTRIBUTIONS DUE TO DISABILITY

A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act or (ii) approved for disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, shall be deemed to be disabled for all purposes under the Plan. The Plan Administrator shall determine whether a Member is disabled in accordance with the terms of the immediately preceding paragraph; provided, however, approval of Disability is conditioned upon notice to the Plan Administrator of such Member=s Disability within 13 months of the Member=s separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed above. Upon determination of Disability, a Member may withdraw his total Account balance under the Plan and have such amounts paid to him in accordance with the applicable provisions of this Article VII, as designated by the Employer. If a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

SECTION 7.5    DISTRIBUTIONS DUE TO DEATH

Subject to the provisions of Section 7.3 above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member=s Account determined on the Valuation Date on or next following the TPA=s receipt of notice that such Member died; provided, however, that if such Member=s Spouse had consented in writing to the designation of a different Beneficiary, the Member=s Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member=s death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

A Member may elect that upon his death, his Beneficiary, pursuant to this
Section 7.5, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member=s Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each available Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA=s receipt of notice of the Member=s death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member=s Account is exhausted. Such election may be filed at any time with the Plan Administrator prior to the Member=s death and may not be changed or revoked after such Member=s death. If such an election is not in effect at the time of the Member=s death, his Beneficiary

(including any spousal Beneficiary) may elect to receive distributions in accordance with this Article, except that any balance remaining in the deceased Member=s Account must be distributed on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member=s death. Notwithstanding the foregoing, payment of a Member=s Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member=s Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 702, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse=s or Beneficiary=s death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse=s or Beneficiary=s estate.

SECTION 7.6    MINIMUM REQUIRED DISTRIBUTIONS

Effective as of January 1, 1997, payment of a Member's Account shall not commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5 percent owner (as described in Section 416(i) of the Code), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

A) SUBJECT TO SECTION 7.3, JOINT AND SURVIVOR ANNUITY REQUIREMENTS, THE REQUIREMENTS OF THIS SECTION SHALL APPLY TO ANY DISTRIBUTION OF A MEMBER'S INTEREST AND WILL TAKE PRECEDENCE OVER ANY INCONSISTENT PROVISIONS OF THIS PLAN. UNLESS OTHERWISE SPECIFIED, THE PROVISIONS OF THIS SECTION 7.6 APPLY TO CALENDAR YEARS BEGINNING AFTER DECEMBER 31, 1984.

     ALL DISTRIBUTIONS REQUIRED UNDER THIS SECTION 7.6 SHALL BE DETERMINED AND MADE IN ACCORDANCE WITH THE PROPOSED REGULATIONS UNDER SECTION 401(A)(9) OF THE CODE, INCLUDING THE MINIMUM DISTRIBUTION INCIDENTAL BENEFIT REQUIREMENT OF SECTION 1.401(A)(9)-2 OF THE PROPOSED REGULATIONS.

     THE ENTIRE INTEREST OF A MEMBER MUST BE DISTRIBUTED OR BEGIN TO BE DISTRIBUTED NO LATER THAN THE MEMBER'S REQUIRED BEGINNING DATE.

B) AS OF THE FIRST DISTRIBUTION CALENDAR YEAR, DISTRIBUTIONS, IF NOT MADE IN A SINGLE-SUM, MAY ONLY BE MADE OVER ONE OF THE FOLLOWING PERIODS (OR A COMBINATION THEREOF):

     (1) the life of the Member,
     (2) the life of the Member and a designated beneficiary,
     (3) a period certain not extending beyond the life expectancy of the Member, or
     (4) a period certain not extending beyond the joint and last survivor expectancy of the Member and a designated beneficiary.

C) If the Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

     (1) If a Member's benefit is to be distributed over (a) a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and the Member's designated beneficiary or (b) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Member's benefit by the applicable life expectancy.

     (2) For calendar years beginning before January 1, 1989, if the Member's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

     (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Member's benefit by the lesser of (a) the applicable life expectancy or (b) if the Member's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Member shall be distributed using the applicable life expectancy in paragraph (1) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

     (4) The minimum distribution required for the Member's first distribution calendar year must be made on or before the Member's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

If the Member's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

     D) Distributions beginning before death. If the Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

     E) Distributions beginning after death. 1) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

          (a) if any portion of the Member's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

          (b) if the designated beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with
               (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Member died and (ii) December 31 of the calendar year in which the Member would have attained age 70 1/2.

     2) If the Member has not made an election pursuant to this Section 7.6 by the time of his death, the Member's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31, of the calendar year in which distributions would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

F) For purposes of paragraph (E) above, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of paragraph (E), with the exception of paragraph (E)(1)(b) therein, shall be applied as if the surviving spouse were the Member.

G) For the purposes of paragraphs (D) and (E), distribution of a Member's interest is considered to begin on the Member's required beginning date (or, if paragraph (F) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (E) above). If distribution in the form of an annuity irrevocably commences to the Member before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

H) Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Member (or designated beneficiary as of the Member's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

I) Designated beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed regulations thereunder.

J) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to paragraphs (D), (E), (F) and (G) above.

K) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
     Section 1.72-9 of the Income Tax Regulations.

     Unless otherwise elected by the Member (or spouse, in the case of distributions described in paragraph (E)(1)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

(L)  Member's benefit.

     (1) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

     (2) Exception for second distribution calendar year. For purposes of paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                                  ARTICLE VIII
                                  LOAN PROGRAM


SECTION 8.1    GENERAL PROVISIONS

An Employer may, at its option, make available the loan program described herein for any Member (and, if applicable under Section 8.8 of this Article, any Beneficiary), subject to applicable law. The Employer shall so designate its adoption of the loan program and the terms and provisions of its operation in the Adoption Agreement. There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member's Account for each loan made to a Member or Beneficiary. In the event that amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse (in accordance with the spousal consent rules set forth under Section 7.3). In the event the Employer elects to permit loans to be made from rollover contributions and earnings thereon, as designated in the Adoption Agreement, loans shall be available from the Accounts of any Employees of the Employer who have not yet become Members. Only one loan may be made to a Member in the Plan Year, except that if an Employer provides in the Adoption Agreement to make loans available from Employee rollover contributions and the earnings thereon, a Member will be permitted to request a second loan in the Plan Year to the extent of Employee rollover contributions and earnings thereon subject to any other limitations provided under this Article.

The Employer may elect, in the Adoption Agreement, to make the loan program available only in the event of hardship or financial necessity. Hardship or financial necessity is defined as a significant health expense or a loss of income due to illness or disability incurred by a Member, or the death of a Member or an immediate family member of a Member. Hardship or financial necessary also includes the purchase of a Member's principal place of residence as well as paying for a college education (including graduate studies) for either a Member or a Member's dependents.

SECTION 8.2    LOAN APPLICATION

Subject to the restrictions described in the paragraph immediately following, a Member in Employment may borrow from his Account in each of the available Investment Funds by filing a loan application with the TPA. Such application (hereinafter referred to as a "completed application@) shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the TPA shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were submitted, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII of the Plan.

The Employer shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the TPA=s approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

The TPA shall, in accordance with the established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Member of such approval or disapproval. Notwithstanding the foregoing, the TPA may defer its review of a completed application, or defer payment of the proceeds of an approved loan, if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

Subject to the preceding paragraph and Section 8.6, upon approval of a completed application, the TPA shall cause payment of the loan to be made from the available Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The TPA shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

Notwithstanding any provision of this Article VIII to the contrary, if an Employer has elected in the Adoption Agreement to condition loans based upon a Member's demonstrated hardship or financial necessity, the Plan Administrator, in a uniform and nondiscriminatory manner, shall determine whether a Member has incurred a hardship or financial necessity following the Member filing a loan application with the TPA.

SECTION 8.3    PERMITTED LOAN AMOUNT

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50% of the value of the Member=s vested portion of his Account as of the Valuation Date on or next following the date on which the TPA receives the completed application for the loan and all other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans or where a Member's Account contains investments in a self-directed brokerage account which shall not be available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member=s Account from which loans are permissible.

SECTION 8.4    SOURCE OF FUNDS FOR LOAN

The amount of the loan will be deducted from the Member=s Account in the available Investment Funds in accordance with Section 8.2 of this Article and the Plan procedures for determining the amount of payments made under Article
VII. Loans shall be deemed to come (to the extent the Employer permits Members to take loans from one or more of the portions of their Accounts, as designated in the Adoption Agreement):

o First from the vested Employer profit sharing contributions plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Member's safe harbor CODA contributions plus earnings thereon.

o    Next from the vested Employer basic contributions plus earnings thereon.

o Next from the vested Employer supplemental contributions plus earnings thereon.

o    Next from the vested Employer matching contributions plus earnings thereon.

o    Next from the Member's rollover contributions plus earnings thereon.

o Next from the Member's after-tax contributions made after December 31,1986 plus earnings on all of the Member's after-tax contributions.

o    Next from the Member's after-tax contributions made prior to January
     1,1987.


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

SECTION 8.5    CONDITIONS OF LOAN

Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months, unless the purpose of the loan is for the purchase of a primary residence, in which case the loan may be for not more than 180 months. After the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest from the due date).

The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron=s Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

Repayment of all loans under the Plan shall be secured by 50% of the Member=s vested interest in his Account, determined as of the origination of such loan.

SECTION 8.6    CREDITING OF REPAYMENT

Upon lending any amount to a Member, the TPA shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account. Upon receipt of each monthly installment payment and the crediting thereof to the Member=s loan receivable account, there shall be allocated to the Member=s Account in the available Investment Funds, in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 8.5 of this Article. The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to the portions of the Member's Account on the basis of a reverse ordering of the manner in which the loan was originally distributed to the Member.

SECTION 8.7    CESSATION OF PAYMENTS ON LOAN

If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows any of his 401(k) deferrals and any of the earnings attributable thereto may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

Except as provided below, upon a Member=s termination of Employment, death or Disability, or the Employer=s termination of the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter which contains the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date.

SECTION 8.8    LOANS TO FORMER MEMBERS

Notwithstanding any other provisions of this Article VIII, a member who terminates Employment for any reason shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a terminated Member. In addition, a terminated Member or Beneficiary may elect to initiate a new loan from his Account, subject to the conditions otherwise described in this Article VIII. If any terminated Member who continues to make repayments or any terminated Member or Beneficiary who borrows from his Account pursuant to this Section 8.8 fails to make a scheduled monthly installment payment by the last day of the calendar quarter following the calendar quarter which contains the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.


                                   ARTICLE IX
            ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES


SECTION 9.1    FIDUCIARIES

The following persons are Fiduciaries under the Plan.

a)   The Trustee,

b)   The Employer,

c) The Plan Administrator or committee, appointed by the Employer pursuant to this Article IX of the Plan and designated as the "Named Fiduciary" of the Plan and the Plan Administrator, and

d)   Any Investment Manager appointed by the Employer as provided in Section
     9.4.

Each of said Fiduciaries shall be bonded to the extent required by ERISA.

The TPA is not intended to have the authority or responsibilities which would cause it to be considered a Fiduciary with respect to the Plan unless the TPA otherwise agrees to accept such authority or responsibilities in a service agreement or otherwise in writing.

SECTION 9.2    ALLOCATION OF RESPONSIBILITIES AMONG THE FIDUCIARIES

a)   THE TRUSTEE

     The Employer shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Employer. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (b) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan; (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts; or (iii) wholly or partly in securities issued by an investment company registered under the Investment Company Act of 1940. Subject to the provisions of Article XI, the Employer may from time to time and without the consent of any Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Employer may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Plan Administrator or TPA.

     The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employer, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the TPA in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the
     Plan), such compensation of the Trustee as may be agreed upon from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, the Employer, or the Plan Administrator.

b)   THE EMPLOYER

     The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility:

     (1)  to amend the Plan;

     (2) to merge and consolidate the Plan with all or part of the assets or liabilities of any other plan;

     (3) to appoint, remove and replace the Trustee and the Plan Administrator and to monitor their performances;

     (4) to appoint, remove and replace one or more Investment Managers, or to refrain from such appointments, and to monitor their performances;

     (5) to communicate such information to the Plan Administrator, TPA, Trustee and Investment Managers as they may need for the proper performance of their duties; and

     (6)  to perform such additional duties as are imposed by law.

     Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act, it shall be done and performed by an officer thereunto duly authorized by its Board of Directors.

c)   THE PLAN ADMINISTRATOR

     The Plan Administrator shall have responsibility and discretionary authority to control the operation and administration of the Plan in accordance with the provisions of Article IX of the Plan, including, without limiting, the generality of the foregoing:

     (1) the determination of eligibility for benefits and the amount and certification thereof to the Trustee;

     (2)  the hiring of persons to provide necessary services to the Plan;

     (3) the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

     (4) the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency; and

     (5) the compliance with all disclosure requirements imposed by state or federal law.

d)   THE INVESTMENT MANAGER

     Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.

SECTION 9.3    NO JOINT FIDUCIARY RESPONSIBILITIES

This Article IX is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such Fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one Fiduciary is required to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other Fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

SECTION 9.4    INVESTMENT MANAGER

The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a Fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) either (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. Said vote shall be evidenced by a certificate in writing signed by the duly authorized officer of the Board and shall become effective on the date specified in such certificate but not before delivery


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

to the Trustee of a copy of such certificate, together with a written acknowledgment by such Investment Manager of the facts specified in the second sentence of this Section.

SECTION 9.5    ADVISOR TO FIDUCIARY

A Fiduciary may employ one or more persons to render advice concerning any responsibility such Fiduciary has under the Plan and related Trust Agreement.

SECTION 9.6    SERVICE IN MULTIPLE CAPACITIES

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, specifically including service both as Plan Administrator and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to
Section 411 of ERISA.

SECTION 9.7    APPOINTMENT OF PLAN ADMINISTRATOR

The Employer shall designate the Plan Administrator in the Adoption Agreement. The Plan Administrator may be an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), the Board of the Employer, or the Employer itself. Except as the Employer shall otherwise expressly determine, the Plan Administrator shall be charged with the full power and responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator. The Plan Administrator may be removed by the Employer or may resign by giving written notice to the Employer, and, in the event of the removal, resignation, death or other termination of service of the Plan Administrator, the Employer shall, as soon as is practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

SECTION 9.8    POWERS OF THE PLAN ADMINISTRATOR

The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall have the discretionary authority to determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.

SECTION 9.9    DUTIES OF THE PLAN ADMINISTRATOR

The Plan Administrator shall keep on file a copy of the Plan and the Trust Agreement(s), including any subsequent amendments, and all annual reports of the Trustee(s), and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Members in the Plan during reasonable business hours. Upon request by any Member, the Plan Administrator shall furnish him with a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year.

SECTION 9.10   ACTION BY THE PLAN ADMINISTRATOR

In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.

SECTION 9.11   DISCRETIONARY ACTION

Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Member, Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.

SECTION 9.12   COMPENSATION AND EXPENSES OF PLAN ADMINISTRATOR

Employees of the Employer shall serve without compensation for services as Plan

Administrator, but all expenses of the Plan Administrator shall be paid by the Employer or in accordance with Section 9.2. Such expenses shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such compensation as the Employer shall determine.

SECTION 9.13   RELIANCE ON OTHERS

The Plan Administrator and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee(s), upon all certificates and reports made by an accountant or actuary selected by the Plan Administrator and approved by the Employer and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Employer, and the Plan Administrator and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee(s), accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, and Former Members and their Beneficiaries, and all other persons.

SECTION 9.14   SELF INTEREST

No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Employer.

SECTION 9.15   PERSONAL LIABILITY - INDEMNIFICATION

The Plan Administrator shall not be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Plan Administrator, the Employer, nor any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employer, or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Article IX shall not be determinative of any breach of fiduciary duty hereunder.

The Employer will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Member or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred in the course of the person's service as Plan Administrator, officer of the Employer or member of the Board or was within the scope of the Employment of any Employee of the Employer or in connection with a service provided without compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination, made in good faith and not arbitrarily or capriciously, shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer, or any other person, or other source of indemnification.

SECTION 9.16   INSURANCE

The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trustee from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Article IX shall prevent the Plan Administrator or the Employer, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy by such insurance company.

SECTION 9.17   CLAIMS PROCEDURES

Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

SECTION 9.18   CLAIMS REVIEW PROCEDURES

In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice described in this Section 9.18 in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an


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

explanation as to how the claimant can request further consideration and review of the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to Section 9.17 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in Section 9.17. The Plan Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Plan Administrator), the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.


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

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS


SECTION 10.1   GENERAL LIMITATIONS

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and/or deferrals and the Employer's contributions.

     For purposes of this Section 10.1, a Member=s contributions shall be determined without regard to any rollover contributions as provided in
     Section 402(a)(5) of the Code.

(B)  LIMITATIONS ON ALLOCATIONS

     (1) IF THE MEMBER DOES NOT PARTICIPATE IN, AND HAS NEVER PARTICIPATED IN ANOTHER QUALIFIED PLAN MAINTAINED BY THE EMPLOYER OR A WELFARE BENEFIT FUND, AS DEFINED IN PLAN 419(E) OF THE CODE MAINTAINED BY THE EMPLOYER, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN PLAN 415(L)(2) OF THE CODE, MAINTAINED BY THE EMPLOYER, OR A SIMPLIFIED EMPLOYEE PENSION, AS DEFINED IN PLAN 408(K) OF THE CODE, MAINTAINED BY THE EMPLOYER, WHICH PROVIDES AN ANNUAL ADDITION AS DEFINED IN PARAGRAPH 13, THE AMOUNT OF ANNUAL ADDITIONS WHICH MAY BE CREDITED TO THE MEMBER'S ACCOUNT FOR ANY LIMITATION YEAR WILL NOT EXCEED THE LESSER OF THE MAXIMUM PERMISSIBLE AMOUNT OR ANY OTHER LIMITATION CONTAINED IN THIS PLAN. IF THE EMPLOYER CONTRIBUTION THAT WOULD OTHERWISE BE CONTRIBUTED OR ALLOCATED TO THE MEMBER'S ACCOUNT WOULD CAUSE THE ANNUAL ADDITIONS FOR THE LIMITATION YEAR TO EXCEED THE MAXIMUM PERMISSIBLE AMOUNT, THE AMOUNT CONTRIBUTED OR ALLOCATED WILL BE REDUCED SO THAT THE ANNUAL ADDITIONS FOR THE LIMITATION YEAR WILL EQUAL THE MAXIMUM PERMISSIBLE AMOUNT.

     (2) Prior to determining the Member's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Member on the basis of a reasonable estimation of the Member's compensation for the limitation year, uniformly determined for all Members similarly situated.


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

     (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Member's actual compensation for the limitation year.

     (4) If pursuant to paragraph 3 above or as a result of the allocation of forfeitures, there is an excess amount the excess will be disposed of as follows:

          (a) Any nondeductible voluntary employee contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the Member;

          (b) If after the application of paragraph (a) an excess amount still exists, any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Member;

          (c) If after the application of paragraph (b) an excess amount still exists, and the Member is covered by the Plan at the end of the limitation year, the excess amount in the Member's account will be used to reduce employer contributions (including any allocation of forfeitures) for such Member in the next limitation year, and each succeeding limitation year if necessary.

          (d) If after the application of paragraph (b) an excess amount still exists, and the Member is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining Members in the next limitation year, and each succeeding limitation year if necessary.

          (e) If a suspense account is in existence at any time during a limitation year pursuant to this paragraph 4, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Members' accounts before any employer or any employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Members or former Members. (a)


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

     (5) This paragraph applies if, in addition to this Plan, the Member is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an annual addition as defined in paragraph 13, during any limitation year. The annual additions which may be credited to a Member's account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Member's account under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same limitation year. If the annual additions with respect to the Member under other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the Member's account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Member under such other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Member's account under this Plan for the limitation year.

     (6) Prior to determining the Member's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Member in the manner described in paragraph 2.

     (7) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Member's actual compensation for the limitation year.


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

     (8) If, pursuant to paragraph 7 or as a result of the allocation of forfeitures, a Member's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

     (9) If an excess amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

          (a) the total excess amount allocated as of such date, times

          (a) the ratio of (i) the annual additions allocated to the Member for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Member for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

     (10) Any excess amount attributed to this Plan will be disposed in the manner described in paragraph 4.

     (11) If the Member is covered under another qualified defined contribution plan maintained by the employer which is not a master or prototype plan, annual additions which may be credited to the Member's account under this Plan for any limitation year will be limited in accordance with paragraphs 5 through 10 as though the other plan were a master or prototype plan.

     (12) If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any Member in this Plan, the sum of the Member's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Member's account under this Plan for any limitation year will be limited in accordance with the adoption agreement. This paragraph 12 does not apply for limitation years beginning on or after January 1, 2000.

     (13) Definitions. - Annual additions: The sum of the following amounts credited to a Member's account for the limitation year:

          (a) employer contributions; (b) employee contributions; (c) forfeitures; (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Plan 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Plan 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Plan 419(e) of the Code, maintained by the employer are treated as annual additions to a defined contribution plan; and

          (e) allocations under a simplified employee pension. For this purpose, any excess amount applied under paragraphs 4 or 10 in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

          Compensation will mean compensation as required to be reported under Plans 6041, 6051, and 6052 of the Code (Wages, tips and other compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Plan 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Plans 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Plan 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Plan 3401(a)(2)).


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

          For any self-employed individual, compensation will mean earned income. For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available in gross income during such limitation year. Notwithstanding the preceding sentence, compensation for a Member in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the compensation such Member would have received for the limitation year if the Member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; for limitation years beginning before January 1, 1997, such imputed compensation for the disabled Member may be taken into account only if the Member is not a Highly Compensated Employee and contributions made on behalf of such Member are nonforfeitable when made. For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this article, compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Plan 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Plan 125 or 457.

     (14) Defined benefit fraction: A fraction, the numerator of which is the sum of the Member's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Plans 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under Plan 415(b) of the Code. Notwithstanding the above, if the Member was a Member as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Plan 415 for all limitation years beginning before January 1, 1987.


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

(15) Defined contribution dollar limitation: $30,000, as adjusted under Plan 415(d).

(16) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Member's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the Member's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Plans 415(b) and (d) of the Code in effect under Plan 415(c)(l)(A) of the Code or 35 percent of the Member's compensation for such year. If the employee was a Member as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Plan 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

(17) For purposes of this Section, Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Plan 414(b) of the Code as modified by Plan 415(h)), all commonly controlled trades or businesses (as defined in Plan 414(c) as modified by Plan 415(h)) or affiliated service groups (as defined in Plan 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Plan 414(o) of the Code.

(18) Excess amount: The excess of the Member's annual additions for the limitation year over the maximum permissible amount.

(19) Highest average compensation: The average compensation for the three consecutive years of service with the employer that produces the highest average.

(20) Limitation year: The limitation year as specified by the Employer in the Adoption Agreement. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12- consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(21) Master or prototype plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(22) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Member's account under the Plan for any limitation year shall not exceed the lesser of:

     (a) the defined contribution dollar limitation, or

     (b) 25 percent of the Member's compensation for the limitation year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Plan 401(h) or Plan 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Plan 415(l)(1) or 419A(d)(2) of the Code. If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                                       12.

     (23) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Member would be entitled under the terms of the Plan assuming:

          (a) the Member will continue employment until normal retirement age under the Plan (or current age, if later), and

          (b) the Member's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

(C) Membership in the Plan shall not give any Employee the right to be retained in the Employment of the Employer and shall not affect the right of the Employer to discharge any Employee.

(D) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Employer nor the Trustee guarantees that upon withdrawal, the value of a Member's Account will be equal to or greater than the amount of the Member=s own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

(E) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(F) The Trust Fund shall be the sole source of payments under the Plan and the Employer, Plan Administrator and TPA assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment.


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

SECTION 10.2   TOP HEAVY PROVISIONS

The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 10.2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

(A) For purposes of this Section 10.2, the following terms shall have the meanings set forth below:

     (1) "AFFILIATE" shall mean any entity affiliated with the Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

     (2) "AGGREGATION GROUP" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the TPA, at the direction of the Plan Administrator, may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

     (3) "KEY EMPLOYEE" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations thereunder. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in
          Section 414(s) of the Code, or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.

     (4)  "NON-KEY EMPLOYEE" shall mean a "Non-Key Employee@ as defined in
          Section 416(i)(2) of the Code and the IRS Regulations thereunder.

     (5) "TOP HEAVY PLAN" shall mean a "Top Heavy Plan@ as defined in Section 416(g) of the Code and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer=s contribution (including contributions attributable to salary reduction or similar arrangements) allocable to each Employee (or to all eligible employees other than Key Employees at the election of the Employer) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year, shall not be less than the lesser of (i) 3% of such eligible Employee=s compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

(C) If the Plan is a Top Heavy Plan for any Plan Year and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or
     (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 2                         0%
                          2 but less than 3                  20%
                          3 but less than 4                  40%
                          4 but less than 5                  60%
                          5 but less than 6                  80%
                          6 or more                         100%

     Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause (i) or (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

                              Completed                  Vested
                         Years of Employment           Percentage
                         -------------------           ----------
                          Less than 3                         0%
                          3 or more                         100%

     In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Year of Service shall be substituted for Year of Employment for determining vesting under this Article X.

(D) The TPA shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section
     10.2 by taking into account the benefits payable and the contributions made under any other qualified plan maintained by the Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

SECTION 10.3   INFORMATION AND COMMUNICATIONS

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the TPA with such information and data as may be considered necessary by the TPA. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the TPA, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the TPA. All information and data submitted by an Employer or a Member, including a Member=s birth date, marital status, salary and circumstances of his Employment and termination thereof, may be accepted and relied upon by the TPA. All communications from the Employer or the Trustee to a Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

SECTION 10.4   SMALL ACCOUNT BALANCES

Notwithstanding the foregoing provisions of the Plan, and except as provided in
Section 7.3, if the value of all portions of a Member's Account under the Plan, when aggregated, is equal to or exceeds $500, then the Account will not be distributed without the consent of the Member prior to age 65 (at the earliest), but if the aggregate value of all portions of his Account is less than $500, then his Account will be distributed as soon as practicable following the termination of Employment by the Member.

SECTION 10.5   AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES

If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

SECTION 10.6   NON-ALIENATION OF AMOUNTS PAYABLE

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Employer, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order@ means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator, in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code (or any domestic relations order entered before January 1, 1985). No amounts may be withdrawn under Article VII, and no loans granted under
Article VIII, if the TPA has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Plan Administrator within the time period prescribed for such review by the IRS Regulations.

SECTION 10.7   UNCLAIMED AMOUNTS PAYABLE

If the TPA cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the TPA or Plan Administrator written claim therefor, the Plan Administrator may direct in accordance with ERISA that the payment (including the amount allocable to the Member=s contributions) be cancelled, and used in abatement of the Plan=s administrative expenses, provided that appropriate provision is made for re-crediting the payment if such person subsequently makes a claim therefor.

SECTION 10.8   LEAVES OF ABSENCE

(A) If the Employer's personnel policies allow leaves of absence for all similarly situated Employees on a uniformly available basis under the circumstances described in Paragraphs (B)(1)-(4) below, then contribution allocations and vesting service will continue to the extent provided in Paragraphs (B)(1)-(4).

(B)  For purposes of the Plan, there are four types of approved Leaves of
     Absence:

     (1) Nonmilitary leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III or forfeitures under Article VI, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

     (2) Nonmilitary leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

     (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

     (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

(C) NOTWITHSTANDING ANY PROVISION OF THIS PLAN TO THE CONTRARY, EFFECTIVE DECEMBER 12, 1994, CONTRIBUTION ALLOCATIONS AND VESTING SERVICE WITH RESPECT TO QUALIFIED MILITARY SERVICE WILL BE PROVIDED IN ACCORDANCE WITH
     SECTION 414(U) OF THE CODE. LOAN REPAYMENTS WILL BE SUSPENDED UNDER THIS PLAN AS PERMITTED UNDER SECTION 414(U)(4) OF THE CODE DURING SUCH PERIOD OF QUALIFIED MILITARY SERVICE.

SECTION 10.9   RETURN OF CONTRIBUTIONS TO EMPLOYER

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, the Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

(C) In the event that the IRS determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The contributions returned under (A), (B) or (C) above may not include any gains on such excess contributions, but must be reduced by any losses.

SECTION 10.10  CONTROLLING LAW

The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

                                   ARTICLE XI
                             AMENDMENT & TERMINATION


SECTION 11.1   GENERAL

While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time at the discretion of its Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Member existing prior to such amendment. Subject to the terms of the Adoption Agreement, written notice of such amendment or termination as resolved by the Board shall be given to the Trustee, the Plan Administrator and the TPA. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

IF THE EMPLOYER'S PLAN FAILS TO ATTAIN OR RETAIN QUALIFICATION, SUCH PLAN WILL NO LONGER PARTICIPATE IN THIS MASTER/PROTOTYPE PLAN AND WILL BE CONSIDERED AN INDIVIDUALLY DESIGNED PLAN.

SECTION 11.2   TERMINATION OF PLAN AND TRUST

This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

SECTION 11.3   LIQUIDATION OF TRUST ASSETS IN THE EVENT OF TERMINATION

In the event that the Employer's Board of Directors shall decide to terminate the Plan, or, in the event of complete cessation of Employer contributions, the rights of Members to the amounts standing to their credit in their Accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Trust in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to Members and their Beneficiaries upon retirement, Disability, death or termination of Employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination and proportionately adjust Members' Account balances; (d) distribute such assets in cash to the credit of their respective Accounts as of the notification of the termination date; and
(e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination shall be required to accept distribution in any form other than cash.

SECTION 11.4   PARTIAL TERMINATION

The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the Plan assets attributable to the Members affected by such partial termination and the provisions of Section 11.3 shall apply with respect to such portion as if it were a separate fund.

SECTION 11.5   POWER TO AMEND

(A) Subject to Section 11.6, the Employer, through its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of contributions, to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust Fund. Further, the Employer may (i) change the choice of options in the Adoption Agreement; (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and
     (iii) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, will be considered to have an individually designed plan.

     Any amendment shall become effective upon the vote of the Board of Directors of the Employer, unless such vote of the Board of Directors of the Employer specifies the effective date of the amendment.

     Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

     (B) The Employer expressly recognizes the authority of the Sponsor, Pentegra Services, Inc., to amend the Plan from time to time, except with respect to elections of the Employer in the Adoption Agreement, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and such amendment shall become effective as of the date of such instrument. No such amendment shall in any way impair, reduce or affect any Member's vested and nonforfeitable rights in the Plan and Trust.

SECTION 11.6 SOLELY FOR BENEFIT OF MEMBERS, TERMINATED MEMBERS AND THEIR BENEFICIARIES

No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or future assets of the Trust Fund.

No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall be reduced by any amendment or be otherwise used for or diverted to purposes other than the exclusive benefit of Members, retired Members, Former Members, and their Beneficiaries, except as otherwise provided in Section 10.9 and under applicable law.

No amendment shall become effective which reduces the nonforfeitable percentage of benefit that would be payable to any Member if his Employment were to terminate and no amendment which modifies the method of determining that percentage shall be made effective with respect to any Member with at least three Years of Service unless such member is permitted to elect, within a reasonable period after the adoption of such amendment, to have that percentage determined without regard to such amendment.

SECTION 11.7   SUCCESSOR TO BUSINESS OF THE EMPLOYER

Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer by whatever form or manner resulting may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.

SECTION 11.8   MERGER, CONSOLIDATION AND TRANSFER

The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it terminated immediately before the merger, consolidation or transfer.

SECTION 11.9   REVOCABILITY

This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code. Accordingly, notwithstanding anything herein to the contrary, if a final ruling shall be received in writing from the IRS that the Plan does not initially qualify under the terms of Sections 401(a) and 501(a) of the Code, there shall be no vesting in any Member of assets contributed by the Employer and held by the Trustee under the Plan. Upon receipt of notification from the IRS that the Plan fails to qualify as aforesaid, the Employer reserves the right, at its option, to either amend the Plan in such manner as may be necessary or advisable so that the Plan may so qualify, or to withdraw and terminate the Plan.

Upon the event of withdrawal and termination, the Employer shall notify the Trustee and provide the Trustee with a copy of such ruling and the Trustee shall transfer, and in accordance with applicable law, pay over to the Employer (or, as applicable and to the extent attributable to Member after-tax contributions, 401(k) deferrals or rollover amounts, to the Members) all of the net assets under the Plan which remain after deducting the proper expense of termination and the Trust Agreement shall thereupon terminate. For purposes of this Article XI, "final ruling" shall mean either (1) the initial letter ruling from the District Director in response to the Employer's original application for such a ruling, or (2) if such letter ruling is unfavorable and a written appeal is taken or protest filed within 60 days of the date of such letter ruling, it shall mean the ruling received in response to such appeal or protest.

If the Plan is terminated, the Plan Administrator shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer nor its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the TPA a reasonable administrative fee to be determined by the TPA for each Member with a balance in his Account to defray the cost of implementing its termination. Where the Employer has terminated the Plan pursuant to this Article, the Employer may elect to transfer assets from the Plan to a successor plan qualified under Section 401(a) of the Code in which event the Employer shall remit to the TPA an additional administrative fee to be determined by the TPA to defray the cost of such transfer transaction.


                        TRUSTS ESTABLISHED UNDER THE PLAN


Assets of the Plan are held in trust under separate Trust Agreements with the Trustee or Trustees. Any eligible Employee or Member may obtain a copy of these Trust Agreements from the Plan Administrator.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Plan by the Employer, the Employer has caused these presents to be executed on its behalf and its corporate seal to be hereunder affixed as of the ________ day of _________________, 20__.



ATTEST:


                                          By
--------------------------------
            Clerk                         Name

                                          Title

                                                    108 CORPORATE PARK DRIVE
                                                    WHITE PLAINS, NY  10603-3805
                                                    TEL:   800-872-3473
                                                    FAX:  914-694-9384

ADOPTION AGREEMENT
--------------------------------------------------------------------------------
                                                         FOR KAISER FEDERAL BANK
                              EMPLOYEES' SAVINGS & Profit Sharing Plan and Trust
                                                                  Client No. K04













                                                                        PENTEGRA

                               ADOPTION AGREEMENT
                                       FOR
                               KAISER FEDERAL BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST


Kaiser Federal Bank:    KAISER FEDERAL BANK
                       ---------------------------------------------------------

Address:                1359 N. GRAND AVE., COVINA, CA  91724
                       ---------------------------------------------------------

Telephone Number:       626-339-9663
                       ---------------------------------------------------------

Contact Person:         RAE MURBACH   X3210
                       ---------------------------------------------------------

Name of Plan:           KAISER FEDERAL BANK EMPLOYEES' SAVINGS & Profit
                        Sharing Plan and Trust
                       ---------------------------------------------------------

E-mail address:         R.MURBACH@KAISERFEDERAL.NET
                       ---------------------------------------------------------

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I. EFFECT OF EXECUTION OF ADOPTION AGREEMENT

     The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

     1. Establishes as a new plan the Kaiser Federal Bank Employees' --- Savings & Profit Sharing Plan and Trust, effective , (the
             "Effective Date").

     2.  X   Amends its existing defined contribution plan and trust KAISER
        ---  FEDERAL BANK RETIREMENT SAVINGS PLAN dated DECEMBER 31, 2002, in its entirety into the Kaiser Federal Bank Employees' Savings &
             Profit Sharing Plan and Trust, effective JANUARY 1, 2004, except as otherwise provided herein or in the Agreement (the "Effective
             Date").

II. DEFINITIONS

     A. "Compliance Testing Method" means the prior year testing method unless the Employer elects to use current year testing for determining the actual deferral percentages and actual contribution percentages by checking this line ________.

          Note: Whichever testing method is selected (prior year testing or current year testing), it must apply to both the actual deferral percentage test and the actual contribution percentage test.

     B.   Employer

          1. "Employer," for purposes of the Plan, shall mean:
                            KAISER FEDERAL BANK
               --------------------------------------------------------

          2. The Employer is (indicate whichever may apply):

               a)      A member of a controlled group of corporations under
                  ---  Section 414(b) of the Code.

               b)      A member of a group of entities under common control
                  ---  under Section 414(c) of the Code.

               c)      A member of an affiliated service group under Section
                  ---  414(m) of the Code.

               d)  X   A corporation.
                  ---

               e)      A sole proprietorship or partnership.
                  ---

               f)      A Subchapter S corporation.
                  ---

               g)      Other_________________________________________________.
                  ---

          3. Employer's Taxable Year Ends on 6/30 .

          4. Employer's Federal Taxpayer Identification Number is 95-1867697 .

          5. The Plan Number for the Plan is (enter 3-digit number) 002 .

     C. "Entry Date" means the first day of the (choose 1 or 2):

          1. Calendar month coinciding with or next following the date the --- Employee satisfies the Eligibility requirements described in
                 Section V.

          2.  X  Calendar quarter (January 1, April 1, July 1, October 1)
             --- coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V.

     D. "Limitation Year" means the twelve (12) consecutive month period ending on 12/31 (month/day). Note: If no 12 month period is selected, the Limitation Year shall be the Plan Year.

     E.   "Member" means an Employee enrolled in the membership of the Plan.

     F.   "Normal Retirement Age" means (choose 1 or 2):

          1. X Attainment of age 65 (select an age not less than 55 and not --- greater than 65).

          2.     Later of: (i) attainment of age 65 or (ii) the fifth
             --- anniversary of the date the Member commenced participation in the Plan.

     G. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.

     H. "Plan Year" means the twelve (12) consecutive month period ending on 6/30 (month/day).

     I.   "Salary" for benefit purposes under the Plan means (choose 1, 2 or 3):

          1. X Total taxable compensation as reported on Form W-2 (exclusive --- of any compensation deferred from a prior year).

          2.     Basic Salary only.
             ---

          3. Basic Salary plus one or more of the following (if 3 is --- chosen, then choose (a) or (b), and/or (c) or (d), whichever shall apply):

                   a)      Commissions not in excess of $ ________
                      ---

                   b)      Commissions to the extent that Basic Salary plus
                      ---  Commissions do not exceed $________

                   c)      Overtime
                      ---

                   d)      Overtime and bonuses
                      ---

          Note: Member pre-tax contributions to a Section 401(k) plan are always included in Plan Salary.

III. SALARY ADJUSTMENT

     A. Cafeteria Plan (Section 125) Salary Adjustment.
          Member pre-tax contributions to a Section 125 cafeteria plan are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ________.

     B. Transportation Fringe Benefit (Section 132(f) Adjustment).

          Member pre-tax contributions for qualified transportation fringe benefits under Code Section 132(f) are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ________.

IV. HIGHLY COMPENSATED EMPLOYEE ELECTIONS

     A. Top Paid Group Election:

          In determining who is a Highly Compensated Employee, the Employer makes the Top Paid Group election by checking this line ________. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group (i.e., the top 20% of Employees ranked on the basis of compensation paid by the Employer) for the look-back year.

     B. Calendar Year Data Election:

          For determining which Employees are Highly Compensated Employees, the look-back year will be the 12 month period immediately preceding the determination year, except that, for NON-CALENDAR YEAR PLANS, the look-back year will be the calendar year ending within the Plan Year
          by checking this line     X   .
                                --------

V. ELIGIBILITY REQUIREMENTS

     A. All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

          1. X Employees who have not attained age 21 (Insert an age from 18 --- to 21).

          2. Employees who have not completed ________ (1-11, 12 or 24) --- consecutive months of service.

                   Note: Employers which permit Members to make pre-tax elective deferrals to the Plan (see VII.A.3.) may not elect a 24 month eligibility period.

          3. Employees included in a unit of Employees covered by a --- collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

          4. Employees who are nonresident aliens and who receive no --- earned income from the Employer which constitutes income from sources within the United States.

          5.       Employees included in the following job classifications:
              ---

                   a)     Hourly Employees.
                      ---

                   b)     Salaried Employees.
                      ---

                   c)     Flex staff employees (i.e.; any Employee who is not a
                      --- regular full-time or part-time Employee).

                   d)     Short-term Employees ( i.e.; employees who are hired
                      --- under a written agreement which precludes membership
                          in the Plan and provides for a specific period of employment not in excess of one year).

                   e)     Leased Employees.
                      ---

          6. Employees of the following employers which are aggregated --- under Section 414(b), 414(c) or 414(m) of the Code:

                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   Note: If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of:
                         (i) the Effective Date or (ii) the first day of the calendar month or calendar quarter (as designated by the Employer in Section II.C.) coinciding with or immediately following the Employee's Date of Employment or, as applicable, Date of Reemployment.

     B. Such eligibility computation period established in Section V(A) above shall be applicable to (choose 1 or 2):

          1.  X   Both present and future Employees.
             ---

          2.      Future Employees only.
             ---

     C. Such Eligibility requirements established above shall be (choose 1 or 2):

          1. X Applied to the designated Employee group on and after the --- Effective Date of the Plan.

          2. Waived for the ________ consecutive month period (may not --- exceed 12) beginning on the Effective Date of the Plan.

     D. Service Crediting Method for Eligibility (Choose 1, 2 or 3):

          1.     Not applicable. There is no service required for eligibility.
             ---

          2.     Hour of service method (Choose a or b):
             ---

                   a)     The actual number of Hours of Employment.
                      ---

                   b)     190 Hours of Employment for each month in which the
                      --- Employee completes at least one hour of Employment.

          3.  X  Elapsed time method.
             ---

     E. Requirements to Commence Receipt of Employer Contributions.

          1. Employer Contributions shall be allocated to Member's Accounts in accordance with Article III of the Plan, except that the following Member's will not be entitled to Employer contributions (choose (a) or (b) and/or (c)):

                   a)    No additional requirements apply. (The eligibility
                     --- requirements under Section V above apply to Employer
                         Contributions); or

                   b) X  Members who have not attained age 21 (Insert an age
                     --- from 18 21); and/or

                   c) X  Member's who have not completed 12 (1 - 12)
                     --- consecutive months of service.

          2. The requirement to commence receipt of Employer Contributions established in this Section E shall apply to all Employer Contributions provided under Section 3.4 of the Plan except:

                   a)     Matching contributions
                      ---

                   b)     Basic contributions
                      ---

                   c)     Safe harbor CODA contributions
                      ---

                   d)     Supplemental contributions
                      ---

                   e)     Profit sharing contributions
                      ---

                   f)     Qualified non-elective contribution
                      ---

                   Note: If an Employer contribution type is selected in 2
                         above, Member's will receive Employer contributions based upon the eligibility requirements under Section V above and the provisions of the Plan document for such Employer contribution type.

VI. PRIOR EMPLOYMENT CREDIT

     A. Prior Employment Credit:

           Employment with the following entity or entities shall be --- included for eligibility and vesting purposes:


          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          Note: If this Plan is a continuation of a Predecessor Plan, service under the Predecessor Plan shall be counted under this Plan.

VII. CONTRIBUTIONS

     Note: Annual Member pre-tax elective deferrals, Employer matching contributions, Employer safe harbor CODA contributions, Employer basic contributions, Employer supplemental contributions, Employer profit sharing contributions and Employer qualified non-elective contributions, in the aggregate, may not exceed 15% of all Members' Salary (excluding from Salary Member pre-tax elective deferrals).

     A. Employee Contributions (fill in 1 and/or 6 if applicable; choose 2 or 3; 4 or 5):

          1.  X   The maximum amount of monthly contributions a Member may make
             ---  to the Plan (both pre-tax deferrals and after-tax
                  contributions) is 15 % (1-75) of the Member's monthly Salary.

          2.  X   (Choose a and/or b):
             ---

                   a)  X   A Member may make pre-tax elective deferrals to the
                      ---  Plan, based on multiples of 1% of monthly Salary, or

                   b)  X   A Member may make pre-tax elective deferrals to the
                      ---  Plan based on a specified dollar amount.

          3.      A Member may not make pre-tax elective deferrals to the Plan.
             ---

          4. A Member may make after-tax contributions to the Plan, based --- on multiples of 1% of monthly Salary.

          5.  X   A Member may not make after-tax contributions to the Plan.
             ---

          6.  X   An Employee may allocate a rollover contribution to the Plan
             ---  prior to satisfying the Eligibility requirements described above.

     B. A Member may change his or her contribution rate with respect to, if made available, pre-tax deferrals and after-tax contributions (choose 1, 2 or 3):

          1.     1 time per pay period.
            ---

          2.     1 time per calendar month.
            ---

          3. X   1 time per calendar quarter.
            ---

     C. Employer Matching Contributions (fill in 1 or 6 as applicable; and if you select 1, then choose 2, 3, 4 or 5):

          1. The Employer matching contributions under 2, 3, 4 or 5 below shall be based on the Member's contributions (both pre-tax deferrals and after-tax contributions) not in excess of 10 % (1-20 but not in excess of the percentage specified in A.1. above) of the Member's Salary.

          2.  X   The Employer shall allocate to each contributing Member's
             ---  Account an amount equal to 50 % (not to exceed 200%) of the
                  Member's contributions (both pre-tax deferrals and after-tax contributions) for that month (as otherwise limited in accordance with C.1. above).

          3. The Employer shall allocate to each contributing Member's --- Account an amount based on the Member's contributions for the month (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                              Years of Employment        Matching %
                              -------------------        ----------
                           Less than 3                       50%
                           At least 3, but less than 5       75%
                           5 or more                        100%

          4. The Employer shall allocate to each contributing Member's --- Account an amount based on the Member's contributions for the month (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                              Years of Employment        Matching %
                              -------------------        ----------
                           Less than 3                      100%
                           At least 3, but less than 5      150%
                           5 or more                        200%

          5. The Employer shall allocate to each contributing Member's --- Account an amount equal to ___% on the first ___% of the
                 Member's monthly contributions plus ___% on the next ___% of the Member's monthly contributions.

          6.     No Employer matching contributions will be made to the Plan.
             ---

     D. Safe Harbor CODA Contributions (Actual Deferral Percentage Test Safe Harbor Contributions) (Complete 1, or 2 below):

          1.     The Employer shall make a safe harbor Basic Matching
             --- Contribution to the Plan on behalf of each Member (i.e.;
                 100% of the Member's 401(k) Deferrals that do not exceed 3% percent of the Member's Salary plus 50% of the Member's 401(k) Deferrals that exceed 3% percent of the Member's Salary but that do not exceed 5% of the Member's Plan Salary).

          2. In lieu of safe harbor Basic Matching Contributions, the --- Employer will make the following contributions for the Plan
                 Year (complete (a) and/or (b)):

                   a)    Enhanced Matching Contributions (complete 1, 2 or 3
                     --- below):

                           (1)     The Employer shall make Matching
                               --- Contributions to the Account of each Member
                                   in an amount equal to the sum of:

                                    (i)      the Member's 401(k) Deferrals that
                                        ---  do not exceed ___ percent of the
                                             Member's Salary plus

                                    (ii)     ___ percent of the Member's 401(k)
                                        ---  Deferrals that exceed ___ percent
                                             of the Member's Salary and that do
                                             not exceed ___ percent of the
                                             Member's Salary.

                                    Note:    In the blank in (i) and the second
                                             blank in (ii), insert a number that
                                             is 3 or greater but not greater
                                             than 6. The first and last blanks
                                             in (ii) must be completed so that
                                             at any rate of 401(k) Deferrals,
                                             the Matching Contribution is at
                                             least equal to the Matching
                                             Contribution receivable if the
                                             Employer were making Basic Matching
                                             Contributions, but the rate of
                                             match cannot increase as deferrals
                                             increase. For example, if "4" is
                                             inserted in the blank in (i), (ii)
                                             need not be completed.

                           (2)    150% of the Member's contributions not to
                              --- exceed ___ (Enter 3% or 4%) of the Member's
                                  Plan Salary; or

                           (3)    200% of the Member's contributions not to
                              --- exceed ___ (Enter 2% or 3%) of the Member's
                                  Plan Salary.

                   b)      Safe Harbor Nonelective Contributions:
                      ---

          The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Member in an amount equal to 3 percent of the Member's Salary for the Plan Year, unless the Employer inserts a greater percentage here ________.

     E. Employer Basic Contributions (choose 1 or 2):

          1. The Employer shall allocate an amount equal to ___% (based on --- 1% increments not to exceed 15%) of Member's Salary for the month to (choose (a) or (b)):

                   a)      The Accounts of all Members
                      ---

                   b)      The Accounts of all Members who were employed with
                      ---  the Employer on the last day of such month.

          2. X  No Employer basic contributions will be made to the Plan.
            ---

     F. Employer Supplemental Contributions:

          The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

     G. Employer Profit Sharing Contributions (Choose 1, 2, 3, 4, or 5):

          1. X No Employer Profit Sharing Contributions will be made to the --- Plan.

          NON-INTEGRATED FORMULA

          2. Profit sharing contributions shall be allocated to each --- Member's Account in the same ratio as each eligible Member's
                Salary during such Contribution Determination Period bears to the total of such Salary of all eligible Members.

          3. Profit sharing contributions shall be allocated to each --- eligible Member's Account in the same ratio as each eligible
                Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all eligible Members.

          INTEGRATED FORMULA

          4. Profit sharing contributions shall be allocated to each --- eligible Member's Account in a uniform percentage (specified by the Employer as ___%) of each Member's Salary during the Contribution Determination Period ("Base Contribution Percentage") for the Plan Year that includes such Contribution Determination Period , plus a uniform percentage (specified by the Employer as ___%, but not in excess of the lesser of (i) the Base Contribution Percentage and (ii) the greater of (1) 5.7% or
                (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan
                Year) which is attributable to old-age insurance) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

          5. Profit sharing contributions shall be allocated to each --- eligible Member's Account in a uniform percentage (specified by the Employer as ___%) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, plus a uniform percentage (specified by the Employer as ___%, but not in excess of the lesser of (i) the Base Contribution Percentage and (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan
                Year) which is attributable to old-age insurance) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with Article III of the Plan.

     H. Allocation of Employer Profit Sharing Contributions:

          In accordance with Section VII, G above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows (choose 1 or 2):

          1.     A Member shall be eligible for an allocation of Employer
            --- Profit Sharing Contributions for a Contribution Determination Period if he or she is eligible to participate in the Plan for the Plan Year to which the Profit Sharing Contributions relates.

          2.     A Member shall be eligible for an allocation of Employer
            --- Profit Sharing Contributions for a Contribution Determination Period only if he or she (choose (a), (b) or (c) whichever shall apply):

                   a)     is employed on the last day of the Contribution
                     --- Determination Period, or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

                   b)     completed 1,000 Hours of Employment if the
                     --- Contribution Determination Period is a period of 12 months (250 Hours of Employment if the Contribution Determination Period is a period of 3 months), or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

                   c)     is employed on the last day of the Contribution
                     --- Determination Period and, if such period is 12 months, completed 1,000 Hours of Employment (250 Hours of Employment if the Contribution Determination Period is a period of 3 months), or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

     I. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):

          1.     The Plan Year.
             ---

          2. The Employer's Fiscal Year (defined as the Plan's "limitation --- year") being the twelve (12) consecutive month period commencing ________ (month/day) and ending ________
                 (month/day).

          3. The three (3) consecutive month periods that comprise each of --- the Plan Year quarters.

          4. The three (3) consecutive monthly periods that comprise each --- of the Employer's Fiscal Year quarters. (Employer's Fiscal
                 Year is the twelve (12) consecutive month period commencing
                  ________ (month/day) and ending ________ (month/day).)

     J. Employer Qualified Nonelective Contributions:

          The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

     K. Top Heavy Contributions:

          If the Plan is determined to be Top Heavy and if Top Heavy Contributions will be made to the Plan, Top Heavy Contributions will be allocated to: (choose 1 or 2 below):

          1.     Only Members who are Non-Key Employees.
             ---

          2.  X  All Members.
             ---

VIII. INVESTMENTS

          The Employer hereby appoints Barclays Global Investors, N.A. to serve as Investment Manager under the Plan. The Employer hereby selects the following Investments to be made available under the Plan (choose whichever shall apply) and consents to the lending of securities by such funds to brokers and other borrowers. The Employer agrees and acknowledges that the selection of Investments made in this Section VIII is solely its responsibility, and no other person, including the Sponsor or Investment Manager, has any discretionary authority or control with respect to such selection process. The Employer hereby holds the Investment Manager harmless from, and indemnifies it against, any liability Investment Manager may incur with respect to such Investments so long as Investment Manager is not negligent and has not breached its fiduciary duties.

          1.  X   Money Market Fund
             ---

          2.  X   Stable Value Fund
             ---

          3.  X   Government Bond Fund
             ---

          4.  X   S&P 500 Stock Fund
             ---

          5.  X   S&P 500/Value Stock Fund
             ---

          6.  X   S&P 500/Growth Stock Fund
             ---

          7.  X   S&P MidCap Stock Fund
             ---

          8.  X   Russell 2000 Stock Fund
             ---

          9.  X   International Stock Fund
             ---

          10. X   Asset Allocation Funds (3)
             ---

                    X    Income Plus
                   ---

                    X    Growth & Income
                   ---

                    X    Growth
                   ---

          11.      K-Fed Bancorp Stock Fund (the "Employer Stock Fund")
              ---

          12.      Kaiser Federal Bank Certificate of Deposit Fund
              ---

          13.  X   NASDAQ 100 Index Fund
              ---

          14.      Self-directed Brokerage Account
              ---

IX. EMPLOYER SECURITIES

     A.   If the Employer makes available an Employer Stock Fund pursuant to
          Section VIII of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

          1.    Each Member shall be entitled to direct the Plan Administrator
            --- as to the voting and tender or exchange offer rights involving
                Employer Stock held in such Member's Account, and the Plan
                Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender or exchange offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

          2. The Plan Administrator shall direct the Trustee as to the --- voting of all Employer Stock and as to all rights in the event of a tender or exchange offer involving such Employer
                Stock.

X. INVESTMENT DIRECTION

     A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer as specified in Section VIII of this Adoption Agreement except;

          1. The following portions of a Member's Account will be invested at the Employer's direction (choose whichever shall apply):


               a)        Employer Profit Sharing Contributions
                    ---

                         Shall be invested in:
                         ___ Employer Stock Fund
                         ___ Employer Certificate of Deposit Fund
                         ___ Any Investment Fund or Funds offered by the
                             Employer

               b)        Employer Matching Contributions
                    ---

                         Shall be invested in:
                         ___ Employer Stock Fund
                         ___ Employer Certificate of Deposit Fund
                         ___ Any Investment Fund or Funds offered by the
                             Employer

               c)        Employer Basic Contributions
                    ---

                         Shall be invested in:
                         ___ Employer Stock Fund
                         ___ Employer Certificate of Deposit Fund
                         ___ Any Investment Fund or Funds offered by the
                             Employer

               d)   ___  Employer Supplemental Contributions

                         Shall be invested in:
                         ___  Employer Stock Fund
                         ___  Employer Certificate of Deposit Fund
                         ___  Any Investment Fund or Funds offered by the
                              Employer

               e) ___ Employer Qualified Nonelective Contributions

                         Shall be invested in:
                         ___  Employer Stock Fund
                         ___  Employer Certificate of Deposit Fund
                         ___  Any Investment Fund or Funds offered by the
                              Employer

               f)        ___ Employer Safe Harbor CODA Contributions under
                         Section 3.14 of the Plan

                         Shall be invested in:
                         ___  Employer Stock Fund
                         ___  Employer Certificate of Deposit Fund
                         ___  Any Investment Fund or Funds offered by the
                              Employer

          2. Amounts invested at the Employer's direction may not be --- transferred by the Member to any other Investment Fund.

          3. Notwithstanding this election in 2, a Member may transfer --- such amounts to any other Investment Fund upon (choose whichever may apply):

                   a)       ___ the attainment of age ___ (insert 45 or greater)

                   b) ___ the completion of ___ (insert 10 or greater) Years of Employment

                   c) ___ the attainment of age plus Years of Employment equal to ___ (insert 55 or greater)

     B. A Member may change his or her investment direction (choose 1,2, or 3):

          1. X  1 time per business day.
            ---

          2.    1 time per calendar month.
            ---

          3.    1 time per calendar quarter.
            ---

     C. If a Member or Beneficiary (or the Employer, if applicable) fails to make an effective investment direction, the Member's contributions and Employer contributions made on the Member's behalf shall be invested in the MONEY MARKET FUND (insert one of the Investments selected in Section VIII of this Adoption Agreement).

     D. Effective as of ___________________, the following additional provisions shall apply to the Employer's Stock Fund (Check all that apply):

          1. No additional EMPLOYEE contributions may be made to the --- Employer Stock Fund;

          2. No additional EMPLOYER contributions may be made to the --- Employer Stock Fund;

          3. No investment fund transfers may be MADE TO the Employer --- Stock Fund; and/or

          4. No investment fund transfers may be MADE FROM the Employer --- Stock Fund.


XI. VESTING SCHEDULES

     A.   (Choose 1, 2, 3, 4, 5, 6 or 7)

                    Schedule          Years of Employment         Vested %
                    --------          -------------------         --------

          1. ___  Immediate           Upon Enrollment               100%

          2.  X   2-6 Year Graded     Less than 2                     0%
             ---                      2 but less than 3              20%
                                      3 but less than 4              40%
                                      4 but less than 5              60%
                                      5 but less than 6              80%
                                      6 or more                     100%

          3. ___  5-Year Cliff        Less than 5                     0%
                                      5 or more                     100%

          4. ___  3-Year Cliff        Less than 3                     0%
                                      3 or more                     100%

          5. ___  4-Year Graded       Less than 1                     0%
                                      1 but less than 2              25%
                                      2 but less than 3              50%
                                      3 but less than 4              75%
                                      4 or more                     100%

          6. ___  3-7 Year Graded     Less than 3                     0%
                                      3 but less than 4              20%
                                      4 but less than 5              40%
                                      5 but less than 6              60%
                                      6 but less than 7              80%
                                      7 or more                     100%

          7. ___  Other               ___ Less than ___               0%
                                      ___ but less than ___          __%
                                      ___ but less than ___          __%
                                      ___ but less than ___          __%
                                      ___ but less than ___          __%
                                      ___ or more                   100%

     B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3, 4 or 5):

          1. Schedule ___ solely with respect to Employer matching contributions.

          2.   Schedule ___ solely with respect to Employer basic contributions.

          3. Schedule ___ solely with respect to Employer supplemental contributions.

          4. Schedule ___ solely with respect to Employer profit sharing contributions.

          5.   Schedule 2 with respect to all Employer contributions.
                        ---

          NOTE: Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer contributions made to the Plan upon the earlier of (i) attainment of Normal Retirement Age, (ii) approval for disability or (iii) death. In addition, a Member shall at all times have a 100% vested interest in; the Employer Qualified Non-Elective Contributions, if any; Safe Harbor CODA contributions, if any; and in the pre-tax elective deferrals and nondeductible after-tax Member Contributions. Also, if a Plan is determined to be Top Heavy, a different vesting schedule, other than the schedule elected above, may apply.

     C. Years of Employment Excluded for Vesting Purposes

          The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

          1. ___ Years of Employment during any period in which neither the Plan nor any predecessor plan was maintained by the Employer.

          2.       ___ Years of Employment of a Member prior to attaining age
                   18.

     D. Service Crediting Method for Vesting (Choose 1, 2, or 3):

          1. ___ Not Applicable. Plan provides 100% vesting for all contributions.

          2.  X   Hour of service method (if elected, Years of Service will be
             ---  substituted for Years of Employment for purposes of this
                  Section XI) (Choose a or b):

                   a) X  The actual number of Hours of Employment.
                     ---

                   b) ___ 190 Hours of Employment for each month in which the Employee completes at least one Hour of Employment.

          3. ___ Elapsed time method.

XII. WITHDRAWAL PROVISIONS

     A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):

          1. ___ Employee after-tax contributions and the earnings thereon.

                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) ___ Hardship.

                   b) ___ Attainment of age 59 1/2.

          2.  X  Employee pre-tax elective deferrals and the earnings thereon.
             ---
                   Note: In-service withdrawals of all employee pre-tax elective deferrals and earnings thereon as of December 31, 1988 are permitted only in the event of hardship or attainment of age 59 1/2. In-service withdrawals of earnings after December 31, 1988 are permitted only in the event of attainment of age 59 1/2.

          3.  X  Employee rollover contributions and the earnings thereon.
             ---
                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) ___ Hardship.

                   b) ___ Attainment of age 59 1/2.

          4.  X  Employer matching contributions and the earnings thereon.
             ---
                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) X  Hardship.
                     ---

                   b) X  Attainment of age 59 1/2.
                     ---

          5. ___ Employer basic contributions and the earnings thereon.

                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) ___ Hardship.

                   b) ___ Attainment of age 59 1/2.

          6. ___ Employer supplemental contributions and the earnings thereon.

                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) ___ Hardship.

                   b) ___ Attainment of age 59 1/2.

          7. ___ Employer profit sharing contributions and the earnings thereon.

                   In-service withdrawals permitted only in the event of (choose whichever shall apply):

                   a) ___ Hardship.

                   b) ___ Attainment of age 59 1/2.

          8. ___ Employer qualified nonelective contributions and earnings thereon.

                   Note: In-service withdrawals of all employer qualified
                         nonelective contributions and earnings thereon are permitted only in the event of attainment of age 59 1/2.

          9. ___ Employer safe harbor CODA contributions and earnings thereon.

                   Note: In-service withdrawals of employer safe harbor CODA
                         contributions and earnings thereon are permitted only in the event of attainment of age 59 1/2.

          10. ___ No in-service withdrawals shall be allowed.

     B. Notwithstanding any elections made in Subsection A of this Section XII above, the following portions of a Member's Account shall be excluded from eligibility for in-service withdrawals (choose whichever shall apply):

          1. ___ Employer contributions, and the earnings thereon, credited to the Employer Stock Fund.

          2. ___ Employer contributions, and the earnings thereon, credited to the Employer Certificate of Deposit Fund.

          3. ___ All contributions and deferrals, and the earnings thereon, credited to the Employer Stock Fund.

          4. ___ All contributions and deferrals, and the earnings thereon, credited to the Employer Certificate of Deposit Fund.

          5.  ___  Other:_____________________________________________________

          Note: A Member's Account will be available for in-service withdrawals upon attaining age 70 1/2 notwithstanding any provisions of this Section XII to the contrary.

XIII. DISTRIBUTION OPTION (CHOOSE WHICHEVER SHALL APPLY)

      1. ___ Lump Sum and partial lump sum payments only.

      2. X Lump Sum and partial lump sum payments plus one or more of the --- following (choose (a) and /or (b)):

               a) X Installment payments.
                   ---

               b) X Annuity payments.
                   ---

     3. ___ Distributions in kind of Employer Stock.

XIV. LOAN PROGRAM (CHOOSE 1, 2, 3 OR 4, IF APPLICABLE)

     1. ___ No loans will be permitted from the Plan.

     2. X Loans will be permitted from the Member's Account.
         ---

     3. ___ Loans will be permitted from the Member's Account, EXCLUDING (choose whichever shall apply):

              (1) ___ Employer Profit sharing contributions and the earnings thereon.

              (2) ___ Employer matching contributions and the earnings thereon.

              (3) ___ Employer basic contributions and the earnings thereon.

              (4) ___ Employer supplemental contributions and the earnings thereon.

              (5) ___ Employee after-tax contributions and the earnings thereon.

              (6) ___ Employee pre-tax elective deferrals and the earnings thereon.

              (7) ___ Employee rollover contributions and the earnings thereon.

              (8) ___ Employer qualified nonelective contributions and the earnings thereon.

              (9) ___ Employer safe harbor CODA contributions and the earnings thereon.

              (10) ___ Any amounts to the extent invested in the Employer Stock Fund.

              (11) ___ Any amounts to the extent invested in the Employer Certificate of Deposit Fund.

     4. ___ Loans will only be permitted from the Member's Account in the case of hardship or financial necessity as defined under Section
              8.1 of the Plan.

XV. ADDITIONAL INFORMATION

     If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

     The following is hereby made a part of Section --- of the Adoption Agreement and is thus incorporated into and made a part of the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust.


     Signature of Employer's Authorized Representative_________________________

     Signature of Trustee______________________________________________________

     Supplementary Page ____ of [total number of pages].

XVI. PLAN ADMINISTRATOR

     The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or
     4):

     Note: Pentegra Services, Inc. may not be appointed Plan Administrator.

     1. X Employer
         ---

     2. ___ Employer's Board of Directors

     3. ___ Plan's Administrative Committee

     4. ___ Other (if chosen, then provide the following information)

               Name:______________________________________________________

               Address:___________________________________________________

               Tel No:____________________________________________________

               Contact:___________________________________________________

     NOTE: IF NO NAMED PLAN ADMINISTRATOR IS DESIGNATED ABOVE, THE EMPLOYER
           SHALL BE DEEMED THE NAMED PLAN ADMINISTRATOR.

XVII. TRUSTEE

          The Employer hereby appoints The Bank of New York to serve as Trustee for all Investment Funds under the Plan except the Employer Stock Fund.

          The Employer hereby appoints the following person(s) or entity to serve as Trustee under the Plan for the Employer Stock Fund.*

          Name:____________________________________________________________

          Address:_________________________________________________________

          Telephone No:________________________   Contact:_________________



                 -------------------------------------------------------------
                                        Signature of Trustee
                 (Required only if the Employer is serving as its own Trustee)


* Subject to approval by The Bank of New York, if The Bank of New York is appointed as Trustee for the Employer Stock Fund.

     The Employer hereby appoints The Bank of New York to serve as Custodian under the Plan for the Employer Stock Fund in the event The Bank of New York does not serve as Trustee for such Fund.

                         EXECUTION OF ADOPTION AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility for complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder.

The adopting Employer may rely on an opinion letter issued by the IRS as evidence that the Plan is qualified under Section 401 of the Code only to the extent provided in IRS Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in IRS Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the IRS.

THE FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN AND TRUST EVIDENCED THEREBY.

The Sponsor will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan by the Sponsor.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                             Pentegra Services, Inc.
                            108 Corporate Park Drive
                             White Plains, New York 10604
                             (914) 694-1300

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed by its duly authorized officer this ________ day of _________, 20__.

                               Kaiser Federal Bank


                               By:______________________________________

                               Name:____________________________________

                               Title:___________________________________

                                                         PENTEGRA SERVICES, INC.
--------------------------------------------------------------------------------







                               KAISER FEDERAL BANK
                  EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND
                                      TRUST








                            Summary Plan Description

                                                        SUMMARY PLAN DESCRIPTION
                                                                             FOR
                                                             KAISER FEDERAL BANK
                                                              COVINA, CALIFORNIA
                                                       EFFECTIVE JANUARY 1, 2004





                                                         PENTEGRA SERVICES, INC.
                                                        108 CORPORATE PARK DRIVE
                                                          WHITE PLAINS, NY 10604

[LOGO] PENTEGRA RETIREMENT PLAN SOLUTIONS PENTEGRA GROUP
108 CORPORATE PARK DRIVE
WHITE PLAINS, NY 10604
TEL: 800.872.3473
FAX: 914.694.9384
WWW.PENTEGRA.COM

TO PARTICIPATING EMPLOYEES OF KAISER FEDERAL BANK:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.


                                               YOUR EMPLOYER,
                                               KAISER FEDERAL BANK

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------


ELIGIBILITY       You will be eligible for membership in the Plan on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) coincident with or next following your attainment of age 21.

                  You will be eligible to receive employer contributions on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) coincident with or next following the date you complete 1 year of employment and attain age 21.

PLAN SALARY       Plan Salary is defined as total taxable compensation as
                  reported on Form W-2 (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under
                  Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN
CONTRIBUTIONS     EMPLOYEE - You may elect to make pre-tax contributions of 1%
                  to 15% (in 1% increments) of Plan Salary. Alternatively, you may elect to make a pre-tax contribution to the Plan of a specified dollar amount (not to exceed 15% of your monthly
                  Plan Salary).

                  EMPLOYER - Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                  The above percentage rate shall apply to only the first 10% of your Plan Salary (see "Plan Salary" section of this booklet).

                                  ILLUSTRATION
                                  ------------
                      EMPLOYEE                          EMPLOYER
                  CONTRIBUTION RATE               MATCHING CONTRIBUTION
                  -----------------               ---------------------
                        1%                               0.50%
                        2%                               1.00%
                        3%                               1.50%
                        4%                               2.00%
                        5%                               2.50%
                        6%                               3.00%
                        7%                               3.50%
                        8%                               4.00%
                        9%                               4.50%
                        10-15%                           5.00%

                  Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING You will be 100% vested in any employer contributions after you complete 6 years of employment. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------
                                                                     (continued)


WITHDRAWALS       While you are working, you may withdraw all or part of your vested account balance subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY        If you are disabled, you will be entitled to the same
                  withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Determining Your Eligibility................................................. 1

Reenrollment................................................................. 1

Making Contributions to the Plan............................................. 2

         o   Plan Contributions.............................................. 2

         o   Allocation of Contributions..................................... 2

         o   Rollovers....................................................... 2

         o   Plan Salary..................................................... 2

Investing Your Account....................................................... 3

         o   Investment of Contributions .................................... 3

         o   Valuation of Accounts........................................... 3

         o   Reporting to Members............................................ 4

Vesting...................................................................... 5

Making Withdrawals From Your Account......................................... 6

         o   Upon Termination of Employment.................................. 6

         o   Upon Disability................................................. 7

         o   Upon Death...................................................... 7

Borrowing From Your Account.................................................. 8

Plan Limitations............................................................. 9

Top Heavy Information........................................................10

Disputed Claims Procedure....................................................10

Qualified Domestic Relations Orders ("QDROs")................................10

Statement of Member's Rights.................................................11

Plan Information.............................................................12

                                                    DETERMINING YOUR ELIGIBILITY
--------------------------------------------------------------------------------


EMPLOYEE          You will be eligible for membership in the Plan on the first
ELIGIBILITY       day of the calendar quarter (January 1, April 1, July 1 or
                  October 1) coincident with or next following your attainment of age 21.

                  You will be eligible to receive employer contributions on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) coincident with or next following the date you complete 1 year of employment and attain age 21.

                  You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT      If you terminate employment and are subsequently reemployed by the same employer, you will be eligible for immediate reenrollment.

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------


PLAN EMPLOYEE -   You may elect to make pre-tax contributions of 1% to 15%
CONTRIBUTIONS     (in 1% increments) of Plan Salary (see "Plan Salary" section of this booklet). Alternatively, you may elect to make a pre-tax contribution to the Plan of a specified dollar amount (not to exceed 15% of your monthly Plan Salary). You may elect not to make any contributions. You may change the rate at which you are contributing once per calendar quarter.
                  You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

                  EMPLOYER - Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                  The above percentage rate shall apply to only the first 10% of your Plan Salary (see "Plan Salary" section of this booklet).

                  Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.

                  Your employer has an account for each member. All of your own contributions and any employer contributions will be allocated to this account. The total of the value of your account
ALLOCATION OF     represents your interest in the Plan.
CONTRIBUTIONS
                  INTERNAL REVENUE SERVICE NONDISCRIMINATION RULES

                  If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who:

                  (a) was a 5% owner at any time during the current or preceding year, or

                  (b) received annual compensation from the employer for the preceding year in excess of $90,000 (indexed for cost-of-living adjustments, if any).

ROLLOVERS         You may make a rollover contribution of an eligible rollover distribution from any other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA).
                  These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.
                  Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.

PLAN SALARY       Plan Salary is defined as total taxable compensation as
                  reported on Form W-2 (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under
                  Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed
                  $205,000 for 2004 (indexed for cost-of-living adjustments).


                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------


INVESTMENT OF     Contributions are invested at your direction in one or more of
CONTRIBUTIONS     the investment funds provided under your Plan. These funds are described in greater detail in your enrollment kit.

                  Contributions made by you are invested at your direction in one or more of the investment funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                  Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your plan allows for a change of investment allocation on a daily basis.

                  Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                  No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other funds provided under the Plan for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                  If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

                  The Plan uses a unit system for valuing each Investment Fund.
                  Under this system each participant's share in any Investment
                  Fund is represented by units. The unit value is determined as of the close of business each regular business day (daily
                  valuation). The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your
VALUATION OF      Plan account.
ACCOUNTS
                  Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

                  NOTE: IF FOR SOME REASON (SUCH AS SHUT DOWN OF FINANCIAL MARKETS) THE UNDERLYING PORTFOLIO OF ANY INVESTMENT FUND CANNOT BE VALUED, THE VALUATION DATE FOR SUCH INVESTMENT FUND SHALL BE THE NEXT DAY ON WHICH THE UNDERLYING PORTFOLIOS CAN BE VALUED.


                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                     (continued)


REPORTING TO      As soon as practicable after the end of each calendar quarter
MEMBERS           you will receive a personal statement from the plan. This
                  statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.

                                                                         VESTING
--------------------------------------------------------------------------------


                  "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

                  With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:

                         YEARS OF EMPLOYMENT                VESTING PERCENTAGE
                         -------------------                ------------------
                                Less than 2                          0%
                          2 but less than 3                         20%
                          3 but less than 4                         40%
                          4 but less than 5                         60%
                          5 but less than 6                         80%
                                  6 or more                         100%

                  You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

                  If you terminate employment with this employer prior to completing 2 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.

                  If you terminate employment with this employer after completing 2 years of service, but prior to becoming 100% vested, you will forfeit the non-vested portion of the employer contributions and earnings thereon credited to your account. If you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, you are eligible to have the amount of the forfeiture restored to your account. If you received a distribution of the vested portion of your account prior to incurring 5 consecutive 1-year breaks in service, such restoration is conditioned on your paying back to your account the amount of your prior vested balance within 5 years of the date it was distributed to you. In either event, your prior vesting service will be recredited to your account.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------


ACCOUNT           WHILE EMPLOYED
WITHDRAWAL        You may make a total or partial withdrawal of the vested
                  portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra
                  Services, Inc. (see "Valuation of Accounts" section of this booklet).

                  Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There arE certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

                  In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

                  As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. In addition, an in-service withdrawal of employer matching contributions prior to attaining age 59 1/2 and termination of employment can only be made on account of a hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                  (1) Medical expenses (other than amounts paid by insurance).
                  (2) The purchase of a principal residence (mortgage payments are excluded).
                  (3) Tuition, including room and board, for the next 12 months of post-secondary education.
                  (4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

                  Only one in-service withdrawal may be made in any Plan Year.

                  UPON TERMINATION OF EMPLOYMENT You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2. However, if your account under the plan, when aggregated, is less than $500.00 then your account will be distributed to you as soon as practicable following your date of termination. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

                  You may elect to receive your benefit in the form of (i) an annuity payable for your life, (ii) a lump sum, or (iii) in the form of annual installments with the right to take in a lump sum the vested balance of your account at anytime during such can receive annual installments will be the next lower payment period. If the actuarial determination of your life expectancy is less than the period you elect,

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                     (continued)


                  the maximum period over which you can receive annual installments will be the next lower payment period.

                  If you are married and you have elected to receive your benefit in the form of a life annuity, your spouse must consent in writing to waive the right to receive a qualified joint and survivor annuity form of payment.

                  UPON DISABILITY
                  If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment

                  You are disabled under the Plan if you are eligible to receive
                  (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

                  UPON DEATH
                  If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. If you are married at the time of your death your spouse will be the beneficiary of your death benefit (unless your spouse consents in writing to the designation of a different beneficiary). If you are not married at the time of your death or your spouse consents to a different beneficiary, such beneficiary may elect to receive the benefit in the form of a lump sum, in the form of installment payments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or under the life expectancy method.

                  Notwithstanding the above, if your account under the Plan is less than $500, then your account will be distributed to your beneficiary as soon as practicable following your date of death regardless of your marital status at the time of your death.

                                                     BORROWING FROM YOUR ACCOUNT
--------------------------------------------------------------------------------


LOANS You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

                  The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

                  The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

                  Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan document). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

                  As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

                  In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

                                                                PLAN LIMITATIONS
--------------------------------------------------------------------------------


PLAN              Internal Revenue Service ("IRS") requirements impose certain
LIMITATIONS       limitations on the amount of contributions that may be made to this and other qualified plans. In general, the annual
                  "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 100% of the member's total compensation or $41,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future). For this purpose, "contributions" include employer contributions, member 401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed $13,000 (indexed for cost-of-living adjustments).
                  Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

                  Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                  As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

                  Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                  If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                  Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                  The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                  The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

--------------------------------------------------------------------------------


TOP HEAVY         A "top heavy" plan is a plan under which more than 60% of the
INFORMATION       accrued benefits (account values) are for key employees. Key employees generally include officers and shareholders earning more than $130,000 per year (indexed for cost-of-living adjustments), 5% owners of the Employer, and 1% owners of the Employer earning more than $150,000 per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee.
                  This minimum contribution would be offset by the regular contribution made by your employer (See "Plan Contributions" section of this booklet).

                  In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED          If you disagree with respect to any benefit to which you feel
CLAIMS            you are entitled, you should make a written claim to the Plan
PROCEDURE         Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

                  The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

                  A QDRO is a judgment, decree or order which has been
                  determined by the Plan Administrator, in accordance with the
QUALIFIED         procedures established under the provisions of the Plan, to
DOMESTIC          constitute a QDRO under the Internal Revenue Code.
RELATIONS
ORDERS            ("QDROS") To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan Information" section of this booklet to obtain the Plan Administrator's address and phone number).

                                                                   MEMBER RIGHTS
--------------------------------------------------------------------------------


STATEMENT OF      As a member of the Plan, you are entitled to certain rights
MEMBER'S          and protection under ERISA which provides that all members
RIGHTS            shall be entitled to:

                        Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                        Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                        Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                  In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                  Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                  In addition, if you disagree with the Plan Administrator's decision (or lack thereof) concerning the qualified status of a domestic relations order subsequent to the 18 month period prescribed in Section 414(p) of the Code, after you have complied with the remedies prescribed by the Plan's QDRO Procedures and the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in federal court.

                  If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or, after you have complied with the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

                  If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                  This Statement of ERISA Rights is required by federal law and regulation.

                                                                PLAN INFORMATION
--------------------------------------------------------------------------------


         PLAN NAME:

                          Kaiser Federal Bank Employees' Savings &
                          Profit Sharing Plan and Trust

         PLAN ADMINISTRATOR:

                           Kaiser Federal Bank
                           1359 N. Grand Avenue
                           Covina, CA 91724

                            Phone No: (626) 339-9663

                           Employer Identification Number: 95-1867697

                           Plan Number: 002

                             Plan Year End: June 30

         TRUSTEE:

                           The Bank of New York
                           1 Wall Street
                           New York, NY 10286

                              Phone: (212) 635-8115

         AGENT FOR SERVICE OF LEGAL PROCESS:

                           Kaiser Federal Bank

         ADMINISTRATIVE SERVICES:

                           Record-keeping services are provided by:

                             Pentegra Services, Inc.
                             108 Corporate Park Drive
                             White Plains, New York 10604

                           Phone No.: (914) 694-1300    FAX No.: (914) 694-6429
                                      (800) 872-3473

                                    EXHIBIT B


Form 5500 Annual Return/Report of Employee Benefit Plan Official Use Only
Department of the Treasury This form is required to be filed under sections 104 and 4065 of the Employee OMB Nos. 1210-0110 Internal Revenue Service Retirement
Income Security Act of 1974 (ERISA) and sections 6039D, 6047(e), 1210-0089

Department of Labor                      6057(b), and 6058(a) of the Internal Revenue Code (the Code).                        2002
Pension and Welfare Benefits                    -> Complete all entries in accordance with                      This Form is Open to
Administration                                     the instructions to the Form 5500.                           Public Inspection
Pension Benefit Guaranty Corp.

------------------------------------------------------------------------------------------------------------------------------------
PART I    ANNUAL REPORT IDENTIFICATION INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
For the calendar plan year 2000 or fiscal plan year beginning                 , and ending                        ,
------------------------------------------------------------------------------------------------------------------------------------
A This return/report is for:
         (1)___a multiemployer plan;
         (2) X a single-employer plan (other than a multiple-employer plan);
            ---
         (3)___a multiple-employer plan; or
         (4)___a DFE (specify)

B This return/report is:
         (1)___the first return/report filed for the plan; (2)___an amended return/report; (3)___the final return/report filed for the plan;
         (4)___a short plan year return/report (less than 12 months)

C If the plan is a collectively-bargained plan, check here ...................................................................  ___
D If filing under an extension of time or the DVFC program, check box and attach required information ........................   X

------------------------------------------------------------------------------------------------------------------------------------
PART II   BASIC PLAN INFORMATION - ENTER ALL REQUESTED INFORMATION.
------------------------------------------------------------------------------------------------------------------------------------

1a Name of plan
Kaiser Federal Bank Retirement Savings Plan


1b Three-digit plan number (PN)
002

1c Effective date of plan (mo., day, yr.)
12/01/1985

2a Plan sponsor's name and address (employer, if for a single-employer plan)
Kaiser Federal Bank
c/o 1359 N. Grand Avenue
Covina California  91724-1016

2b Employer Identification Number (EIN)
95-1867697

2c Sponsor's telephone number
626-339-9663

2d Business code (see instructions)
522130
------------------------------------------------------------------------------------------------------------------------------------
CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.
------------------------------------------------------------------------------------------------------------------------------------

--

Under penalties of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules, statements, and attachments, and to the best of my knowledge and belief, it is true, correct, and complete.

------------------------------------------------------------------------------------------------------------------------------------
Signature of plan administrator              Date              Typed or printed name of individual signing as plan
/s/ Kay M. Hoveland                            9-9-03            Kay M. Hoveland
------------------------------------------------------------------------------------------------------------------------------------
Signature of employer/plan sponsor/DFE       Date              Typed or printed name of individual signing as employer, plan sponsor or DFE as applicable.
/s/ Kay M. Hoveland                            9-9-03            Kay M. Hoveland
------------------------------------------------------------------------------------------------------------------------------------
FOR PAPERWORK REDUCTION ACT NOTICE AND OMB CONTROL NUMBERS, SEE THE INSTRUCTIONS FOR FORM 5500.     v5.0      Form 5500 (2002)


------------------------------------------------------------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2002)                                                                                      Page 2
------------------------------------------------------------------------------------------------------------------------------------

3a   Plan administrator's name and address (If same as plan sponsor, enter
     "Same") SAME

3b Administrator's EIN

3c Administrator's telephone number

4 If the name and/or EIN of the plan sponsor has changed since the last return/report filed for this plan, enter the name, EIN and the plan number from the last return/report below:

     a  Sponsor's name
               Kaiser Federal
     b  EIN
               95-1867697
     c  PN
               001

5    Preparer information (optional)

     a   Name (including firm name, if applicable) and address
     b   EIN
     c   Telephone number

------------------------------------------------------------------------------------------------------------------------------------
6    Total number of participants at the beginning of the plan year ................................................(6)   79
------------------------------------------------------------------------------------------------------------------------------------
7    Number of participants as of the end of the plan year (welfare plans complete only lines 7a, 7b, 7c, and 7d)
     a Active participants..........................................................................................(7a)  73
     b Retired or separated participants receiving benefits.........................................................(7b)  0
     c Other retired or separated participants entitled to future benefits..........................................(7c)  9
     d Subtotal. Add lines 7a, 7b, and 7c...........................................................................(7d)  82
     e Deceased participants whose beneficiaries are receiving or are entitled to receive benefits..................(7e)  2
     f Total. Add lines 7d and 7e...................................................................................(7f)  84
     g Number of participants with account balances as of the end of the plan year
       (only defined contribution plans complete this item).........................................................(7g)  72
     h Number of participants that terminated employment during the plan year with accrued benefits that were less than 100% vested..............................................................................(7h)  15
     i If any participant(s) separated from service with a deferred vested benefit, enter the number of separated participants required to be reported on a Schedule SSA (Form 5500).................................(7i)  1

8    Benefits provided under the plan (complete 8a through 8c, as applicable)

X a Pension benefits (check this box if the plan provides pension benefits and enter the applicable pension feature codes from the List of Plan Characteristics
Codes printed in the instructions):

     2E           2F       2G       2J      2K       3E

--------------------------------------------------

     b Welfare benefits (check this box if the plan provides welfare benefits and enter the applicable welfare feature codes from the List of Plan
Characteristics Codes printed in the instructions):

--------------------------------------------------
9a   Plan funding arrangement (check all that apply) (1) X Insurance (2) Section
     412(i) insurance contracts (3) X Trust (4) General assets of the sponsor

9b   Plan benefit arrangement (check all that apply) (1) X Insurance (2) Section
     412(i) insurance contracts (3) X Trust (4) General assets of the sponsor

------------------------------------------------------------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2002)                                                                                      Page 3
------------------------------------------------------------------------------------------------------------------------------------
10 Schedules attached (Check all applicable boxes and, where indicated, enter the number attached. See instructions.)

     A   PENSION BENEFIT SCHEDULES
    (1) X R (Retirement Plan Information) (2) X 1 T (Qualified Pension Plan
    Coverage Information)
          If a Schedule T is not attached because the plan is relying on coverage testing information for a prior year, enter the year..................  _____
    (3)         B   (Actuarial Information)
    (4) E (ESOP Annual Information) (5) X SSA (Separated Vested Participant
    Information)

     B   FINANCIAL SCHEDULES
    (1)         H   (Financial Information)
    (2)   X     I   (Financial Information -- Small Plan)
    (3)   X  1  A   (Insurance Information)
    (4)         C   (Service Provider Information)
    (5)   X     D   (DFE/Participating Plan Information)
    (6)         G   (Financial Transaction Schedules)
    (7)   X  1  P   (Trust Fiduciary Information)
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                               KAISER FEDERAL BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

              PARTICIPANT ELECTION TO INVEST IN K-FED BANCORP STOCK

1.    PARTICIPANT DATA

-------------------------------------------------------------------------------------------------------
      Print your full name above         (Last, first, middle initial)        Social Security Number

-------------------------------------------------------------------------------------------------------
      Street Address                        City                       State                   Zip

$
-----------------------------------------------------------   ------------------  ---------------------
Balance of Participant's Plan Accounts at ___________, 2004   Date of Birth       Date of Hire

2. INVESTMENT DIRECTION

      The Kaiser Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") is giving participants a special opportunity to invest their account balances in common stock issued by K-Fed Bancorp in connection with the stock offering by K-Fed Bancorp. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the 401(k) Plan (hereinafter referred to as your "Accounts") as of March 10, 2004. Please review the Subscription and Community Prospectus dated February 12, 2004 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated February 12, 2004 before making any decision.

      Investing in K-Fed Bancorp stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. The 401(k) Plan's Trustee and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

      Any shares purchased by the 401(k) Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to K-Fed Bancorp stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your account invested in K-Fed Bancorp stock, you may have limited opportunities to change this investment decision. ANY PART OF YOUR ACCOUNT INVESTED IN K-FED BANCORP STOCK MAY BE CHANGED TO AN ALTERNATIVE AUTHORIZED INVESTMENT UNDER THE 401(K) PLAN ONLY DURING AN "INVESTMENT CHANGE PERIOD."

      An "Investment Change Period" opens at the beginning of the third day after the K-Fed Bancorp issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the K-Fed Bancorp for general distribution which announces, for the first time, K-Fed Bancorp's results of operations for a particular fiscal quarter. K-Fed Bancorp anticipates these opportunities will occur four times per year. K-Fed Bancorp will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

[ ] I choose to invest in _______ shares (___ share minimum) of K-Fed Bancorp stock at $10.00 per share, with the aggregate purchase price to be obtained by the Trustee's use of assets currently held in my Accounts. I hereby direct the Trustee to obtain the funds necessary to purchase such shares of K-Fed Bancorp stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):

           [ ]      Money Market Fund                           __________ %

           [ ]      Stable Value Fund                           __________ %

           [ ]      Government Bond Fund                        __________ %

           [ ]      S&P 500 Stock Fund                          __________ %

           [ ]      S&P 500/Value Stock Fund                    __________ %

           [ ]      S&P 500/Growth Stock Fund                   __________ %

           [ ]      S&P MidCap Stock Fund                       __________ %

           [ ]      Russell 2000 Stock Fund                     __________ %

           [ ]      International Stock Fund                    __________ %

           [ ]      Income Plus Asset Allocation Fund           __________ %

           [ ]      Growth & Income Asset Allocation Fund       __________ %

           [ ]      Growth Asset Allocation Fund                __________ %

           [ ]      NASDAQ 100 Index Fund                       __________ %


[ ] I choose not to invest any of my Accounts in K-Fed Bancorp stock.


3. PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of K-Fed Bancorp stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in K-Fed Bancorp stock, and understand that the Trustee and Plan Administrator are not responsible for my choice of investment.


------------------------------------------    ----------------------------------
       Participant's Signature                          Date Signed


Signed before me this ___day of________________, 2004    _______________________
                                                              Notary Public

My Commission Expires_________________________________


                PLEASE COMPLETE AND RETURN BY 12:00 NOON, PACIFIC

                         STANDARD TIME ON MARCH 5, 2004

PROSPECTUS
Up to 5,686,750 Shares of Common Stock

                                                                   K-FED BANCORP
                                       (Holding Company for Kaiser Federal Bank)

     K-Fed Bancorp is a federally-chartered stock corporation that is offering for sale up to 5,686,750 shares of its common stock to the public at $10.00 per share. K-Fed Bancorp is the holding company for Kaiser Federal Bank. The shares being offered will represent 39.09% of the outstanding common stock of K-Fed Bancorp after the completion of this stock offering. K-Fed Mutual Holding Company, a federally-chartered mutual holding company, will own the remainder of the outstanding common stock of K-Fed Bancorp. K-Fed Bancorp expects its common stock to be listed for trading on the Nasdaq National Market under the symbol "KFED."


==============================================================================================

                              TERMS OF THE OFFERING

                                                                                 MAXIMUM,
                                                     MINIMUM       MAXIMUM    AS ADJUSTED(1)
                                                     -------       -------    --------------
     Per Share Price............................   $     10.00   $     10.00   $     10.00
     Number of Shares...........................     3,655,000     4,945,000     5,686,750
     Underwriting Commission and Other Expenses.   $ 1,319,000   $ 1,479,000   $ 1,572,000
     Net Proceeds to K-Fed Bancorp..............   $35,231,000   $47,971,000   $55,296,000
     Net Proceeds Per Share.....................   $      9.64   $      9.70   $      9.72

==============================================================================================

(1) Represents an amount that is 15% more than the maximum of the offering range as a result of changes in financial or market conditions. The sale of stock at this amount does not require the resolicitation of subscribers.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS DOCUMENT.

     Keefe, Bruyette & Woods will use its best efforts to assist K-Fed Bancorp in selling at least the minimum number of shares shown above but does not guarantee that this number will be sold. Keefe, Bruyette & Woods is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods intends to make a market in the common stock. The minimum number of shares an individual investor may purchase is 25 shares or $250. Directors and executive officers of K-Fed Bancorp, together with their associates, and the employee stock ownership plan intend to purchase $5,474,000 and $7,099,400 in the offering, or 14.98% and 13.16% of the offering based on the minimum and maximum, respectively, of the total shares sold in the offering. The employee stock ownership plan intends to purchase 8.0% of the stock sold in the offering. These purchases will count towards the minimum purchases needed to complete the offering, and will be made for investment purposes only and not for resale.

     The stock offering to the depositors of Kaiser Federal Bank will end at 12:00 Noon, Pacific Standard Time, on March 15, 2004. We may also commence a community offering and a syndicated community offering concurrently with, during or promptly after the subscription offering. We may extend the offerings, without notice to you, but they must be completed or terminated by March 1, 2006. K-Fed Bancorp will hold all funds of subscribers in an interest-bearing account at Kaiser Federal Bank or in an interest bearing trust account at PFF Bank & Trust, Pomona, California, an institution insured by the Federal Deposit Insurance Corporation, until the stock offering is completed or terminated. Funds will be returned promptly with interest if the stock offering is terminated.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY OTHER FEDERAL AGENCY OR STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     FOR INFORMATION ON HOW TO SUBSCRIBE, CALL THE STOCK INFORMATION CENTER AT
(877) 848-4663

            ---------------------------------------------------------
                             KEEFE, BRUYETTE & WOODS
            ---------------------------------------------------------
                                February 12, 2004

             [MAP of Registrant's market area to be produced here.]

--------------------------------------------------------------------------------

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE STOCK OFFERING, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF K-FED BANCORP.

THE COMPANIES:

                                  K-FED BANCORP
                              1359 N. GRAND AVENUE
                            COVINA, CALIFORNIA 91724
                                 (800) 524-2274

     K-Fed Bancorp is a federally-chartered stock corporation that was formed in July 2003 for the purpose of acquiring all of the capital stock that Kaiser Federal Bank issued upon its reorganization into a mutual holding company structure. Currently, all of the outstanding common stock of K-Fed Bancorp is held by K-Fed Mutual Holding Company, a federally-chartered mutual holding company.

     The shares being offered will represent 39.09% of the outstanding common stock of K-Fed Bancorp after the completion of this stock offering. K-Fed Mutual Holding Company will own the remainder of the outstanding common stock of K-Fed Bancorp. The following chart shows the corporate structure after completion of the stock offering.


   -------------------                     -----------------------------
       K-Fed Mutual                            Minority Stockholders
     Holding Company                             of K-Fed Bancorp
   --------- ---------                     --------------- -------------
              60.91%                                        39.09%

   ---------------------------------------------------------------------
                             K-Fed Bancorp
   --------------------------------- -----------------------------------

                                      100%

                           --------- ----------------
                               Kaiser Federal Bank
                           --------------------------

     K-Fed Bancorp has not engaged in any significant business since its formation in July 2003. Its primary activity is holding all of the stock of Kaiser Federal Bank. K-Fed Bancorp will invest the proceeds of the offering as discussed under "How We Intend to Use the Proceeds." In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements regarding these activities.

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                          K-FED MUTUAL HOLDING COMPANY
                              1359 N. GRAND AVENUE
                            COVINA, CALIFORNIA 91724
                                 (800) 524-2274

     K-Fed Mutual Holding Company is a federally-chartered mutual holding company that was formed in July 2003 in connection with the mutual holding company reorganization of Kaiser Federal Bank.

     K-Fed Mutual Holding Company currently owns 100% of the outstanding common stock of K-Fed Bancorp. So long as K-Fed Mutual Holding Company is in existence, it will at all times own at least a majority of the outstanding common stock of K-Fed Bancorp. It is anticipated that the only business activity of K-Fed Mutual Holding Company going forward will be to own a majority of K-Fed Bancorp's common stock.

                               KAISER FEDERAL BANK
                              1359 N. GRAND AVENUE
                            COVINA, CALIFORNIA 91724
                                 (800) 524-2274

     Kaiser Federal Bank is a federally-chartered stock savings association that was organized in 1953 as the Kaiser Foundation Hospital Employees Federal Credit Union. In 1972, the credit union's name was changed to Kaiser Permanente Federal Credit Union to reflect its field of membership which included the employees of the Kaiser Permanente Medical Care Program who were primarily located in California from San Francisco County to San Diego County. In November 1999, Kaiser Permanente Federal Credit Union converted its charter from a federal credit union to a federal mutual savings association and, as a result, also serves the general public. Kaiser Federal Bank reorganized into a mutual holding company structure in July 2003.

     We serve California through our four offices located in Los Angeles, San Bernadino and Santa Clara Counties and a network of 30 automated teller machines ("ATM"). Our ATMs are primarily available at the Kaiser Permanente major medical centers located in Redwood City, California and south to San Diego County. Our principal business consists of attracting retail deposits from the general public by paying competitive interest rates on our deposit accounts. We invest those funds primarily in loans secured by first mortgages on owner-occupied, one- to four-family residences, as well as loans secured by multi-family residences and commercial real estate. We also offer automobile loans, and, to a lesser extent, other consumer loans. At September 30, 2003, we had total assets of $448.6 million, total deposits of $360.6 million and total stockholders' equity of $35.9 million. See "Business of Kaiser Federal Bank - General."

THE STOCK OFFERING

     We are offering common stock to the public primarily to allow us to grow through expanded operations, as well as through increased branching and acquisitions, although none of these activities are specifically contemplated at this time. See "The Stock Offering - Purposes of the Stock Offering."

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     We are offering between 3,655,000 and 4,945,000 shares of K-Fed Bancorp common stock at $10.00 per share in a subscription offering. We may also commence a community offering and a syndicated community offering concurrently with, during or promptly after the subscription offering. Because of possible changes in financial market conditions or that of Kaiser Federal Bank, among other factors, before we complete the stock offering, the number of shares we offer may increase to 5,686,750 shares with the approval of the Office of Thrift Supervision, without any notice or resolicitation opportunity provided to you. If so, you will not have the chance to change or cancel your stock order.

     Keefe, Bruyette & Woods will assist us in selling the stock. For further information about Keefe, Bruyette & Woods' role in the offering, see "The Stock Offering - Marketing Arrangements."

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PRICE PER SHARE

     The independent appraisal by RP Financial, LC., dated as of November 7, 2003, and updated as of February 4, 2004, established the offering range. This appraisal was based on our financial condition and operations and the effect of the additional capital raised in the stock offering.

     The appraisal incorporated an analysis of a peer group of publicly-traded thrift holding companies and mutual holding companies that RP Financial, LC. considered to be comparable to K-Fed Bancorp. This analysis included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial, LC. applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors, to account for differences between K-Fed Bancorp and the peer group, to K-Fed Bancorp's pro forma earnings and book value to derive the estimated pro forma market value of K-Fed Bancorp.

     RP Financial, LC. has estimated that as of January 30, 2004, the pro forma market value of K-Fed Bancorp on a fully converted basis ranged from a minimum of $93.5 million to a maximum of $126.5 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock to be sold by K-Fed Bancorp will range from 9,350,000 shares to 12,650,000 shares. The $10.00 price per share was selected primarily because $10.00 is the price per share most commonly used in stock offerings of this type. K-Fed Bancorp is offering 39.09% of these shares, or between 3,655,000 and 4,945,000 shares, for purchase by eligible depositors of Kaiser Federal Bank and to the general public in a community offering if all the shares offered in the subscription offering are not subscribed for in that offering. K-Fed Mutual Holding Company will own between 5,695,500 and 7,705,000 shares of K-Fed Bancorp at the completion of the stock offering.

     The following table presents a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for K-Fed Bancorp, with such ratios adjusted to their fully converted equivalent basis. Compared to the average pricing of the peer group, K-Fed Bancorp's pro forma pricing ratios at the maximum of the offering range indicated a premium of 72% on a price-to-earnings basis and a discount of 16% on a price-to-book basis. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the stock offering.

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

                                                                  Fully Converted Equivalent Pro Forma
                                                               ------------------------------------------
                                                                Price-to-Earnings         Price-to-Book
                                                                     Multiple              Value Ratio
                                                               ------------------------------------------
K-FED BANCORP
   Maximum (4,945,000 shares sold)............................        59.60x                   87.69%
   Minimum (3,655,000 shares sold)............................        41.68                    80.46

VALUATION OF PEER GROUP COMPANIES AS OF JANUARY 30, 2004(1)
   Averages...................................................        34.68                   104.33
   Medians....................................................        31.82                   106.75

---------------
(1) Reflects earnings for the most recent trailing twelve month period for which data is publicly available.

THE INDEPENDENT APPRAISAL IS NOT NECESSARILY INDICATIVE OF THE POST-STOCK ISSUANCE MARKET VALUE. DO NOT ASSUME OR EXPECT THAT THE VALUATION OF K-FED BANCORP AS INDICATED ABOVE MEANS THAT THE COMMON STOCK WILL TRADE AT OR ABOVE THE $10.00 PURCHASE PRICE AFTER THE STOCK OFFERING.

     The independent valuation must be updated before we complete the stock offering. The amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 5,686,750 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision to conduct the stock offering on February 12, 2004. The updated independent valuation will be subject to the further approval of the Office of Thrift Supervision before we can complete the stock offering. If the updated independent valuation would result in more than 5,686,750 shares being sold, we would notify such persons and they would have the opportunity to confirm, change or cancel their subscription orders. See "Pro Forma Data."

TERMS OF THE OFFERING

     We are offering the shares of common stock to those with subscription rights in the following order of priority:

     (1)  Depositors who held at least $50.00 with us on October 31, 2001.

     (2)  The K-Fed Bancorp Employee Stock Ownership Plan.

     (3)  Depositors who held at least $50.00 with us on December 31, 2003.

     Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering with a preference to natural persons residing in Los Angeles, San Bernardino and Santa Clara Counties, California and, if necessary, a syndicated community offering. We reserve the right, in our sole discretion, to accept or reject any orders to purchase shares of common stock received in the direct community offering and the syndicated community offering. See "The Stock Offering."

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TERMINATION OF THE OFFERING

     The subscription offering will end at 12:00 Noon, Pacific Standard Time on March 15, 2004, unless extended. The direct community offering and syndicated community offering, if utilized, will also end at 12:00 Noon, Pacific Standard Time on March 15, 2004, unless extended. If fewer than the minimum number of shares are subscribed for in the subscription offering and we do not get orders for the remaining shares by March 15, 2004, we will either:

     (1) promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or

     (2) extend the offering, if allowed, and give you notice of the extension and of your rights to confirm, cancel or change your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel any withdrawal authorization you gave us. We must complete or terminate the offering by March 1, 2006.

HOW WE WILL USE THE PROCEEDS RAISED FROM THE SALE OF COMMON STOCK

     We intend to use the net proceeds received from the stock offering as follows:

                                                                                                  Maximum, as
                                                                   Minimum         Maximum         adjusted
                                                                 ------------  ----------------  -------------
                                                                               (In Thousands)

Gross Proceeds............................................           $36,550            $49,450       $56,868
 Less: Estimated underwriting commission and other
  offering expenses.......................................             1,319              1,479         1,572
                                                                 ------------  ----------------  -------------
Net Proceeds..............................................            35,231             47,971        55,296
 Less:
   Investment in Kaiser Federal Bank......................            17,616             23,986        27,648
   Loan to our employee stock ownership plan..............             2,924              3,956         4,549
   Funding of the restricted stock plan...................             1,462              1,978         2,275
                                                                 ------------  ----------------  -------------
Net cash proceeds retained by K-Fed Bancorp...............           $13,229            $18,051       $20,824
                                                                 ============  ================  =============

     The net proceeds retained by K-Fed Bancorp and Kaiser Federal Bank may ultimately be used to support lending activities and possible future expansion of Kaiser Federal Bank through acquisitions and new offices, although none of these activities are currently planned. We intend to use the proceeds at K-Fed Bancorp for general corporate purposes which may include investments in securities, repurchasing stock and paying dividends. See "How We Intend to Use the Proceeds."

WE CURRENTLY INTEND TO PAY A CASH DIVIDEND IN THE FUTURE

     We currently intend to pay cash dividends in the future. The amount and timing of any dividends, however, have not yet been determined. Although future dividends are not guaranteed, based on our pro forma net income and stockholders' equity, we believe K-Fed Bancorp will be capable of paying a dividend after completion of this offering.

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     K-Fed Bancorp currently has no intention to initiate any action which leads to a return of capital (as distinguished from a dividend) to stockholders of K-Fed Bancorp. Regulations of the Office of Thrift Supervision prohibit a return of capital during the term of the three year business plan submitted by Kaiser Federal Bank to the Office of Thrift Supervision in connection with the stock offering.

     If we pay dividends to stockholders of K-Fed Bancorp, it is anticipated that any dividends payable to K-Fed Mutual Holding Company would be waived, subject to Office of Thrift Supervision approval. Under Office of Thrift Supervision regulations, such dividends would not result in dilution to public stockholders in the event K-Fed Mutual Holding Company converts to stock form in the future. See "How We Are Regulated."

THE COMMON STOCK IS EXPECTED TO BE LISTED FOR TRADING ON THE NASDAQ NATIONAL MARKET

     We expect our common stock to be listed for trading on the NASDAQ National Market under the symbol "KFED." Our application to list our stock on the NASDAQ National Market has been confirmed for listing subject to meeting certain final requirements. However, due to the unpredictability of the stock market and other factors, persons purchasing shares may not be able to sell their shares when they want to, or at a price equal to or above $10.00 per share.

LIMITATIONS ON THE PURCHASE OF COMMON STOCK IN THE STOCK OFFERING

     The minimum purchase is 25 shares.

     The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $150,000 of common stock, which equals 15,000 shares.

     The maximum purchase by any person in the direct community offering is $150,000 of common stock, which equals 15,000 shares.

     The maximum purchase in the subscription offering, direct community offering and syndicated community offering combined with any person, related persons or persons acting together is $600,000 or 60,000 shares of the common stock sold in the stock offering.

     If any of the following persons purchase common stock, their purchases when combined with your purchases cannot exceed $600,000 or 60,000 shares of the common stock sold in the stock offering:

     o    your spouse or relatives of you or your spouse living in your house;

     o companies, trusts or other entities in which you have an interest or hold a position; or

     o    other persons who may be acting in concert with you.

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HOW TO PURCHASE COMMON STOCK

     NOTE: ONCE WE RECEIVE YOUR ORDER, YOU CANNOT CANCEL OR CHANGE IT WITHOUT OUR CONSENT. IF K-FED BANCORP INTENDS TO SELL FEWER THAN 3,655,000 SHARES OR MORE THAN 5,686,750 SHARES, ALL SUBSCRIBERS WILL BE NOTIFIED AND GIVEN THE OPPORTUNITY TO CONFIRM, CHANGE OR CANCEL THEIR ORDERS. IF YOU DO NOT RESPOND TO THIS NOTICE, WE WILL RETURN YOUR FUNDS PROMPTLY WITH INTEREST.

     If you want to subscribe for shares, you must complete an original stock order form and drop it off at any office of Kaiser Federal Bank or send it, together with full payment or withdrawal authorization, to Kaiser Federal Bank in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. We must receive your stock order form before the end of the offering period.

     You may pay for shares in any of the following ways:

     o    BY CASH, if delivered in person to any office of Kaiser Federal Bank.

     o    BY CHECK OR MONEY ORDER made payable to K-Fed Bancorp.

     o BY AUTHORIZING A WITHDRAWAL FROM AN ACCOUNT AT KAISER FEDERAL BANK INCLUDING CERTIFICATES OF DEPOSIT DESIGNATED ON THE STOCK ORDER FORM. To use funds in an individual retirement account ("IRA") at Kaiser Federal Bank, you must transfer your account to a self-directed account with an unaffiliated institution or broker. Please contact the stock information center at (877) 848-4663 for assistance as soon as possible but not later than at least one week before the end of the offering.

     We will pay interest on your subscription funds at the rate Kaiser Federal Bank pays on regular savings accounts, currently 0.35%, from the date it receives your funds until the stock offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with Kaiser Federal Bank will earn interest at the applicable account rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

TAX CONSEQUENCES OF THE STOCK OFFERING

     K-Fed Bancorp and Kaiser Federal Bank have received an opinion of its special counsel, Jenkens & Gilchrist, A Professional Corporation, Dallas, Texas, that:

     o K-Fed Bancorp will incur no gain or loss upon its receipt of money in exchange for the issuance of its shares of common stock.

     o No gain or loss will be recognized by Kaiser Federal Bank's eligible account holders and supplemental eligible account holders upon the distribution to them of non-transferable subscription rights to purchase common stock.

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     K-Fed Bancorp and Kaiser Federal Bank have also obtained an opinion from
RSM McGladrey, Inc., Riverside, California, that the tax effects of the stock offering under California tax laws will be substantially the same as described above with respect to the federal income tax laws.

     For a further discussion of the tax consequences of the stock offering, see "The Stock Offering - Effects of the Stock Offering - Tax Effects of the Stock Offering."

BENEFITS TO MANAGEMENT FROM THE OFFERING

     We intend to establish the K-Fed Bancorp Employee Stock Ownership Plan which will purchase 8.0% of the shares sold in this offering. A loan from K-Fed Bancorp to the plan, funded by a portion of the proceeds from this offering, will be used to purchase these shares. The loan will accrue interest at the prime rate in effect at the time the loan is made. The K-Fed Bancorp Employee Stock Ownership Plan will provide a retirement benefit to all employees eligible to participate in the plan.

     We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors, officers and employees, subject to stockholder approval. If we adopt the restricted stock plan, some of these individuals will be awarded stock at no cost to them. As a result, the employee stock ownership plan and the restricted stock plan will increase the voting control of management without a cash outlay by the recipient.

     The following table presents the total value of the shares of common stock, at the maximum of the offering range, which would be acquired by the employee stock ownership plan and the total value of all shares to be available for award and issuance under the restricted stock plan. The table assumes that the value of the shares is $10.00 per share and the amount of the shares in the plan is equal to 4.0% of the shares sold at the maximum of the offering range. The table does not include a value for the options because the price paid for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized under an option only if the market price of common stock increases.

                                                            Number     Estimated      Percentage of
                                                              of        Value of       Shares Sold
                                                            Shares       Shares      in the Offering
                                                         -----------  -------------  ---------------
Employee stock ownership plan.........................      395,600     $3,956,000              8.0%
Restricted stock awards...............................      197,800      1,978,000              4.0
Stock options.........................................      494,500             --             10.0
                                                         -----------  -------------  ---------------
    Total.............................................    1,087,900     $5,934,000             22.0%
                                                         ===========  =============  ===============

     For a further discussion of benefits to management, see "Management."

STOCK INFORMATION CENTER

     If you have any questions regarding the stock offering or the stock order form, please call the stock information center at (877) 848-4663.

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     Kaiser Federal Bank has a website (http:\\www.kaiserfederal.com). Upon completion of the subscription offering on March 15, 2004, the website will provide a current update on the status of the offering.

SUBSCRIPTION RIGHTS

     Subscription rights are not allowed to be transferred and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

IMPORTANT RISKS IN OWNING K-FED BANCORP'S COMMON STOCK

     Before you decide to purchase stock, you should read the "Risk Factors" section on pages 1 to 5 of this document for information regarding certain risks of the stock offering.

POSSIBLE CONVERSION OF K-FED MUTUAL HOLDING COMPANY TO STOCK FORM

     In the future, K-Fed Mutual Holding Company may convert from the mutual to capital stock form, in a transaction commonly known as a "second-step conversion." This second-step conversion may be undertaken in order to, among other things, raise additional capital for K-Fed Bancorp or facilitate an acquisition transaction. K-Fed Mutual Holding Company is not fully converting to stock form at this time because the expected net proceeds from the stock offering are sufficient in our opinion to support the growth of K-Fed Bancorp and Kaiser Federal Bank anticipated at this time.

     In a second-step conversion, members of K-Fed Mutual Holding Company would have subscription rights to purchase common stock of K-Fed Bancorp or its successor, and the public stockholders of K-Fed Bancorp would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted K-Fed Mutual Holding Company. This percentage may be adjusted to reflect any assets owned by K-Fed Mutual Holding Company. K-Fed Bancorp's public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned prior to the second-step conversion. The Board of Directors has no current plans to undertake a "second-step conversion" transaction. See "How We Are Regulated - Conversion of K-Fed Mutual Holding Company to Stock Form."

RESTRICTIONS ON ACQUISITION OF K-FED BANCORP AND KAISER FEDERAL BANK

     Federal law restricts the ability of any person, firm or entity to acquire K-Fed Bancorp, Kaiser Federal Bank or their respective capital stock. No such person, firm or entity may acquire more than 25% of any class of voting stock of K-Fed Bancorp or Kaiser Federal Bank without prior written approval by the Office of Thrift Supervision. In addition, for a period of three years following completion of the stock offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of K-Fed Bancorp or Kaiser Federal Bank without prior written approval from the Office of Thrift Supervision. Certain provisions of the charter and bylaws of K-Fed Bancorp and Kaiser Federal Bank affect the ability of any person, firm or entity to acquire control of K-Fed Bancorp and Kaiser Federal Bank. These provisions include limitations on voting rights of persons owning more than 10% of any class of outstanding voting stock of K-Fed Bancorp or Kaiser Federal Bank.

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                                  RISK FACTORS

     YOU SHOULD CONSIDER THESE RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT IN K-FED BANCORP'S COMMON STOCK.

OUR LOAN PORTFOLIO POSSESSES INCREASED RISK DUE TO OUR SUBSTANTIAL NUMBER OF MULTI-FAMILY, COMMERCIAL REAL ESTATE AND CONSUMER LOANS, WHICH COULD INCREASE THE LEVEL OF OUR PROVISION FOR LOAN LOSSES.

     Our outstanding multi-family, commercial real estate and automobile and other consumer loans accounted for approximately one-third of our total loan portfolio as of September 30, 2003. Generally, we consider these types of loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family, owner occupied residential properties. These loans have higher risks than loans secured by residential real estate for the following reasons:

     o MULTI-FAMILY REAL ESTATE LOANS. Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

     o COMMERCIAL REAL ESTATE LOANS. Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

     o CONSUMER LOANS. Consumer loans (such as automobile loans) are collateralized, if at all, with assets that may not provide an adequate source of repayment of the loan due to depreciation, damage or loss.

     Because of our planned increased emphasis on multi-family and commercial real estate loans, we may determine it necessary to increase the level of our provision for loan losses. Increased provisions for loan losses would reduce our profits. For further information concerning the risks associated with commercial real estate, consumer and multi-family loans, see "Business of Kaiser Federal Bank - Lending Activities" and "- Asset Quality."

OUR LOAN PORTFOLIO POSSESSES INCREASED RISK DUE TO ITS RAPID EXPANSION, THE VOLUME OF PURCHASED LOANS AND THE UNSEASONED NATURE OF THE PORTFOLIO.

     Since November 1, 1999, when we converted from a credit union to September 30, 2003, our loan portfolio has grown from $102.0 million to $377.1 million, an increase of 269.7%. From June 30, 2001 to September 30, 2003, our loan portfolio grew by over $236.3 million, an increase of 167.8%. In addition, approximately 69.6% of our one- to four-family residential mortgage loan portfolio and 50.7% of our multi-family loan portfolio consists of loans that we purchased from other lenders without recourse. These loans are secured by properties located throughout California including areas where we are not as familiar with local economic conditions as we are in our primary market areas. Purchased loans also do not typically lead to the establishment of a customer relationship that can provide future lending or other banking opportunities that could be beneficial to us.

     We typically pay a premium when we purchase these loans, and amortize the premium as an expense over the remaining term of the loan. In the event of a prepayment of the loan prior to maturity we must recognize the remaining premium as an expense and as a result, particularly in

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a declining interest rate environment, substantial prepayments will negatively affect our income as well as the loss of an earning asset until we reinvest the proceeds.

     In addition, as a result of this rapid expansion, a significant portion of our portfolio is unseasoned, with the risk that these loans may not have had sufficient time to perform to properly indicate the potential magnitude of losses. We do, however, underwrite every loan that we purchase in accordance with our underwriting standards. During this time frame, we have also experienced a declining rate environment. Our unseasoned adjustable rate loans have not, therefore, been subject to an interest rate environment which causes them to adjust to the maximum level and may involve risks resulting from potentially increasing payment obligations by the borrower as a result of repricing.

CHANGES IN INTEREST RATES MAY HURT OUR PROFITS.

     To be profitable, we have to earn more money in interest that we receive on loans and our investments than we pay in interest to our depositors and lenders. Interest rates are at historically low levels. If interest rates rise, our net interest income could be reduced because interest paid on interest-bearing liabilities, including deposits and borrowings, increases more quickly than interest received on interest-earning assets, including loans and mortgage-backed and related securities. In addition, rising interest rates may hurt our income because they may reduce the demand for loans and the value of our mortgage-related and investment securities. In the alternative, if interest rates decrease, our net interest income could increase. However, in a declining rate environment, we may also be susceptible to the payoff or refinance of high rate mortgage loans that could reduce our net interest income. For a further discussion of how changes in interest rates could impact us, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk."

AFTER THIS OFFERING, OUR RETURN ON EQUITY WILL BE LOW COMPARED TO OTHER COMPANIES AND OUR COMPENSATION EXPENSES WILL INCREASE. THIS COULD NEGATIVELY IMPACT THE PRICE OF OUR STOCK.

     The proceeds we will receive from the sale of our common stock will significantly increase our capital and it will take us time to fully use this capital in our business operations. Our compensation expenses will also increase because of the costs associated with stock-based incentive plans. Therefore, we expect our initial return on equity to be below our historical level and less than our regional and national peers. For the year ended June 30, 2003, our return on equity was 7.13% and for the three months ended September 30, 2003, was 6.46% (annualized). On a pro forma basis, at the maximum of the offering range, our return on equity would have been 3.10% on an annualized basis for the three month period ended September 30, 2003 and 3.32% for the year ended June 30, 2003, compared to industry and peer group averages of 9.46% and 5.08%, respectively. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

WE INTEND TO GRANT STOCK OPTIONS AND RESTRICTED STOCK TO THE BOARD AND MANAGEMENT FOLLOWING THE STOCK OFFERING WHICH COULD REDUCE YOUR OWNERSHIP INTEREST.

     If approved by a vote of the stockholders, we intend to establish a stock option plan with a number of shares equal to 10.0% of the shares sold in the stock offering and a restricted stock plan with a number of shares equal to 4.0% of the shares sold in the stock offering, worth approximately $1,978,000 at the purchase price and assuming the maximum of the offering range, for the benefit of directors, officers and employees of K-Fed Bancorp and Kaiser Federal Bank. Stock options are paid for by the recipient in an amount equal to the fair market value of the stock on the date of the grant. The payments are not made until the option is actually exercised by the recipient. Restricted stock is a bonus paid in the form of stock rather than cash, and is not paid for by the recipient. Awards under these plans will reduce the ownership interest of all stockholders. For further discussion regarding these plans, see "Pro Forma Data" and "Management - Benefits - Stock Benefit Plans."

OUR HISTORIC RELIANCE ON A GROUP OF CUSTOMERS EMPLOYED BY THE SAME COMPANY EXPOSES US TO GREATER RISK THAN A DIVERSIFIED CUSTOMER BASE.

     As a credit union, we were limited to making loans to our members, which consisted primarily of employees of the Kaiser Permanente Medical Care Program. As of September 30, 2003, 45.0% of our deposits were held by members who were employed by the Kaiser Permanente Medical Care Program and 17.0% of our loan portfolio balance consisted of loans to employees of the Kaiser Permanente Medical Care Program. Although this group has historically had relatively stable employment and sources of income, adverse financial conditions affecting the healthcare industry in California could negatively affect this group's ability to repay their outstanding loans. This risk will continue until we are able to further diversify our customer base as a savings institution. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PERSONS WHO PURCHASE STOCK IN THE OFFERING WILL OWN A MINORITY OF K-FED BANCORP'S COMMON STOCK AND WILL NOT BE ABLE TO EXERCISE VOTING CONTROL OVER MOST MATTERS PUT TO A VOTE OF STOCKHOLDERS.

     Public stockholders will own a minority of the outstanding shares of K-Fed Bancorp's common stock after the stock offering. The same directors and executive officers who manage K-Fed Bancorp also manage K-Fed Mutual Holding Company. The Board of Directors of K-Fed Mutual Holding Company will be able to exercise voting control over most matters put to a vote of stockholders because it will own a majority of K-Fed Bancorp's common stock. For example, K-Fed Mutual Holding Company may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares or to approve employee benefit plans.

     In addition, K-Fed Bancorp's directors, executive officers and their associates are expected to purchase approximately 255,000 shares sold in the offering, which represent 7.0%, 5.9% and 5.2% of the shares sold at the minimum, midpoint and maximum of the offering range, respectively. These purchases, together with the purchase of 8.0% of the shares sold in the offering by the K-Fed Bancorp Employee Stock Ownership Plan will result in the inside ownership of K-Fed Bancorp common stock of 13.2% at the maximum of the offering range. Furthermore, if stockholders of K-Fed Bancorp approve the restricted stock plan and the stock option plan, and provided that all shares under the restricted stock plan are awarded and all options under the stock option plan are awarded and exercised, directors and executive officers may own up to an additional 14.0% or 692,300 shares of the outstanding common stock at the maximum of the offering range. See "Management - Benefits" and "Proposed Stock Purchases by Management."

HOLDERS OF K-FED BANCORP COMMON STOCK MAY NOT BE ABLE TO SELL THEIR SHARES WHEN DESIRED IF A LIQUID TRADING MARKET DOES NOT DEVELOP, OR FOR $10.00 OR MORE PER SHARE EVEN IF A LIQUID TRADING MARKET DEVELOPS.

     We have never issued common stock to the public. Consequently, there is no established market for the common stock. We expect our common stock to be listed for trading on the NASDAQ national market under the symbol "KFED." We cannot predict whether a liquid trading market in shares of K-Fed Bancorp's common stock will develop or how liquid that market might become. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above $10.00 per share even if a liquid trading market develops.

MANAGEMENT WILL HAVE SUBSTANTIAL DISCRETION OVER INVESTMENT OF THE OFFERING PROCEEDS AND MAY MAKE INVESTMENTS WITH WHICH YOU DISAGREE.

     The net offering proceeds to K-Fed Bancorp are estimated to range from $35.2 million to $48.0 million at the minimum and the maximum of the offering range, respectively, and management intends to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "How We Intend to Use the Proceeds."

STRONG COMPETITION IN OUR PRIMARY MARKET AREA MAY REDUCE OUR ABILITY TO ATTRACT AND RETAIN DEPOSITS AND OBTAIN LOANS.

     We operate in a competitive market for the attraction of deposits, which is our primary source of funds, and the ability to obtain loans through origination or purchase. Historically, our most direct competition for savings deposits has come from credit unions, community banks, large commercial banks and thrift institutions in our primary market area. We also compete for loans and deposits on a statewide basis in California as a result of our expansive branch and ATM network. Particularly in times of extremely low or extremely high interest rates, we have faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities.

     Our competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions and insurance companies. In addition, we rely heavily on purchased and broker originated loans and such sources of loans could be affected by conditions beyond our control. Such competition for deposits and the origination and purchase of loans may limit our future growth and earnings prospects.

OUR DEPOSIT RATES HAVE HELPED US TO ACHIEVE OUR DEPOSIT GROWTH.

     We have priced our deposit rates competitively in recent years to achieve our deposit growth. If we are unable or unwilling, due to market conditions or otherwise, to continue to pay competitive rates to rate sensitive depositors, these deposits may be withdrawn and we will be required to find other funding sources for our operations. Other funding sources, such as Federal Home Loan Bank borrowings, may present higher funding costs than the deposits they replace.

IF ECONOMIC CONDITIONS DETERIORATE, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY IMPACTED AS BORROWERS' ABILITY TO REPAY LOANS DECLINES AND THE VALUE OF THE COLLATERAL SECURING OUR LOANS DECREASES.

     Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal and California state governments and other significant external events. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. In this regard, at September 30, 2003, 99.4% of our loans were to individuals and businesses in California. At September 30, 2003, the rate of unemployment (not seasonally adjusted) in the State of California was 6.1%, in Los Angeles County, it was 6.8%, in San Bernardino County, it was 5.5% and in Santa Clara County, it was 7.5%, the latter reflecting the downturn in the technology employment base. The unemployment rate for the United States was 5.8% on that date. In addition, the State of California has a reported budget deficit of about $38 billion and it may take aggressive measures such as increasing various state taxes, reducing state expenditures and other cost-cutting initiatives to balance the state's budget. These measures may negatively effect the California economy and Kaiser Federal Bank.

                        SELECTED FINANCIAL AND OTHER DATA

     The summary information presented below under "Selected Financial Condition Data" and "Selected Operations Data" at, and for each of the years ended June 30, 2003, 2002 and 2001, and as of June 30, 2000, and as of and for the year-ended March 31, 1999, is derived from our audited consolidated financial statements. As of April 1, 1999, Kaiser Federal Bank changed from a March 31 to a June 30 fiscal year-end. In connection with this change, an audit as of and for the 15-month period ending June 30, 2000 was performed. Therefore, the selected financial condition data at June 30, 1999, and the selected operations data for the year-ended June 30, 2000, and for the three-month period ended June 30, 1999, are unaudited. Financial data at September 30, 2003 and for the three months ended September 30, 2003 and 2002 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. The results of operations and other data for the three months ended September 30, 2003 are not necessarily indicative of the results of operations for the fiscal year ending June 30, 2004. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and notes beginning on page F-2.

                                                                                At June 30,                           At March 31,
                                   At September 30,  ---------------------------------------------------------------  ------------
                                         2003           2003         2002          2001         2000         1999          1999
                                   ----------------  -----------  -----------  -----------  -----------  -----------  ------------
                                     (Unaudited)                (In Thousands)
Selected Financial Condition
----------------------------
Data:
-----
Total assets......................     $448,556       $433,753      $289,194     $230,026     $197,786     $184,796      $191,054
Cash and cash equivalents.........       21,352         16,190         4,330       31,182       10,037        5,515        13,010
Loans, net........................      377,141        389,640       236,914      140,839      115,568      104,431       100,807
Securities available-for-sale.....           --             --            --           --        4,448        1,610         2,002
Securities held-to-maturity.......       38,979         14,247        19,787       18,552       24,500       22,500        21,500
Other investments(interest-bearing
  term deposit)...................          891          6,437        23,378       35,431       40,018       46,448         49,767
FHLB stock........................        2,800          2,602         1,008          649          607          572            540
Deposits..........................      360,567        346,239       252,038      197,588      167,401      156,663        163,203
Total borrowings..................       50,000         50,000         2,000           --           --           --             --
Total stockholder's equity........       35,921         35,395        32,956       31,049       29,446       27,460         27,149

                                    Three Months Ended                                                  Three Months    Year Ended
                                       September 30,                Year Ended June 30,                Ended June 30,    March 31,
                                   ---------------------  -------------------------------------------  --------------  ------------
                                     2003         2002       2003       2002       2001       2000          1999           1999
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------
Selected Operations Data:               (Unaudited)                        (In Thousands)
-----------------------------
Total interest income.............  $4,896       $4,754    $20,444     $16,597    $15,107    $13,140          $3,162       $12,791
Total interest expense............   2,337        1,735      8,365       6,622      6,452      5,624           1,395         5,663
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------
Net interest income...............   2,559        3,019     12,079       9,975      8,655      7,516           1,767         7,128
Provision for loan losses.........      30          203      1,124       1,147        768        197             216           532
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------

Net interest income after
  provision for loan losses.......   2,529        2,816     10,955       8,828      7,887      7,319           1,551         6,596

Customer service charges..........     785          658      2,879       2,260      1,577      1,433             326         1,269
Gain on sale of credit card
  portfolio.......................      --           --         --          --        123         --              --            --
Other non-interest income.........      19           79        307         582        326        348              75           376
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------
Total non-interest income.........     804          737      3,186       2,842      2,026      1,781             401         1,645

Total non-interest expense........   2,436        2,449      9,992       8,618      7,139      6,817           1,631         6,193
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------

Income before income taxes........     897        1,104      4,149       3,052      2,774      2,283             321         2,048

Income tax provision(1)...........     321          455      1,710       1,145      1,208        268              --            --
                                   --------    ---------  ---------  ----------  ---------  ---------  --------------  ------------

Net income(1).....................  $  576       $  649    $ 2,439     $ 1,907    $ 1,566    $ 2,015           $ 321       $ 2,048
                                   ========    =========  =========  ==========  =========  =========  ==============  ============

------------------------------
(1) Had Kaiser Federal Bank been subject to federal and state income taxes for the fiscal years ended June 30, 2000 and March 31, 1999 and the three months ended June 30, 1999, income tax expense and net income would have been approximately $936,000 and $1.35 million; $840,000 and $1.21 million; and $132,000 and $189,000, respectively.


Selected Financial Ratios and
------------------------------           At or For the Three
Other Data:                                  Months Ended                         At or For the Year Ended
----------                                   September 30,                                June 30,
                                       -----------------------    -------------------------------------------------------------
                                       2003 (1)(2)  2002(1)(2)       2003        2002         2001         2000         1999
                                       ----------   ----------    ----------  ----------   ----------   ----------   ----------
PERFORMANCE RATIOS:
Return on assets (ratio of net
  income to average total
  assets)..........................         0.52%       0.89%         0.68%       0.76%       0.76%       1.05%(1)     1.03%(1)
Return on equity (ratio of net
  income to average equity)........         6.46%       7.80%         7.13%       6.01%       5.22%       7.11%(1)     7.17%(1)
Return on assets, net of tax(3)....         0.52%       0.89%         0.68%       0.76%       0.76%       0.70%(1)     0.61%(1)
Return on equity, net of tax(3)....         6.46%       7.80%         7.13%       6.01%       5.22%       4.75%(1)     4.23%(1)

INTEREST RATE SPREAD INFORMATION:
Average during period..............         2.05%       3.68%         2.98%       3.37%       3.42%       3.18%(1)     3.19%(1)
End of period......................         2.39%       3.93%         2.84%       3.30%       4.46%       3.74%(1)     3.69%(1)
Net interest margin(4).............         2.37%       4.24%         3.42%       4.06%       4.31%       4.00%(1)     3.98%(1)

Ratio of operating expense to
  average total assets.............         2.21%       3.36%         2.77%       3.42%       3.46%       3.54%(1)     3.42%(1)
Efficiency ratio(5)................        72.44%      65.20%        65.46%      67.24%      66.84%      73.32%(1)    71.79%(1)
Ratio of average interest-earning
  assets to average interest-
  bearing liabilities..............       114.77%     122.89%       118.57%     125.42%     127.80%     127.73%(1)   125.18%(1)

QUALITY RATIOS:
Non-performing assets to total              0.05%       0.05%         0.01%       0.07%       0.20%       0.03%        0.22%(1)
assets.............................
Allowance for loan losses to non
  performing loans(6)..............     3,566.67%   2,250.60%     8,773.08%   1,263.77%   1,291.21%   3,196.30%      315.27%(1)
Allowance for loan losses to total
  loans (7)........................         0.59%       0.71%         0.58%       0.73%       0.83%       0.74%        1.04%(1)
Net charge-offs to average
  outstanding loans(7).............         0.07%       0.13%         0.19%       0.33%       0.35%       0.40%(1)     0.35%(1)
Non-performing loans to total
  loans(7).........................         0.02%       0.03%         0.01%       0.06%       0.06%       0.02%        0.33%(1)

CAPITAL RATIOS:
Equity to total assets at end of
   period..........................         8.00%      11.31%         8.16%      11.40%      13.50%      14.89%       14.86%(1)
Average equity to average assets...         8.08%      11.41%         9.47%      12.58%      14.55%      14.72%       14.35%(1)
Tier 1 leverage....................         8.00%      11.31%         8.16%      11.40%      13.50%      14.89%       14.86%(1)
Tier 1 risk-based..................        12.70%      18.84%        14.20%      19.87%      24.86%      28.00%       29.59%(1)
Total risk based...................        13.50%      19.89%        15.11%      20.92%      25.80%      28.82%       30.77%(1)

OTHER DATA:
Number of full-service offices.....            2           2             2           2           2           2            2
Number of loans....................       10,398      11,081        11,020      11,394      11,852      13,006       12,638
Number of deposit accounts.........       64,455      63,844        64,495      63,663      61,600      58,625       57,395

------------------------------------------
(1)  Derived from unaudited information.

(2)  Ratios for the three month periods have been annualized.

(3) Had Kaiser Federal Bank been subject to federal and state income taxes for the fiscal year ended June 30, 1999, income tax expense and net income would have been approximately $782,000 and $1.1 million, respectively. In addition, income tax expense and net income for the fiscal year ended June 30, 2000 would have been $936,000 and $1.3 million, respectively.

(4)  Net interest income divided by average interest-earning assets.

(5) Efficiency ratio represents non-interest expense as a percentage of net interest income plus non-interest income.

(6) The allowance for loan losses at June 30, 2003, 2002, 2001, 2000 and 1999 was $2.3 million, $1.7 million, $1.2 million, $863,000, and $1.1 million, respectively. The allowance for loan losses at September 30, 2003 and 2002 was $2.2 million and $1.9 million, respectively.

(7)  Total loans are net of deferred fees and costs.

                               RECENT DEVELOPMENTS

     The following tables set forth certain information concerning our consolidated financial position and results of operations at the dates and for the periods indicated. Information at December 31, 2003 and September 30, 2003 and the three and six months ended December 31, 2003 and 2002 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. The results of operations for the three and six month periods ended December 31, 2003 are not necessarily indicative of the results of operations which may be expected for the year ending June 30, 2004. This information should be read in conjunction with our consolidated financial statements and related notes beginning on page F-2 of this prospectus.


                                             At December 31,   At September 30,   At June 30,
                                                  2003               2003            2003
                                             ---------------   ----------------  ------------
                                                     (Unaudited) (In Thousands)
     Selected Financial Condition Data:
     ----------------------------------
     Total assets..........................      $874,190          $448,556        $433,753
     Cash and cash equivalents.............       427,392            21,352          16,190
     Loans, net....................               378,638           377,141         389,640
     Securities available-for-sale.........            --                --              --
     Securities held-to-maturity...........        54,958            38,979          14,247
     Other investments (interest-bearing
      term deposit)........................         2,970               891           6,437
     FHLB stock............................         2,800             2,800           2,602
     Deposits..............................       785,304           360,567         346,239
     Total borrowings......................        50,000            50,000          50,000
     Total stockholder's equity............        36,736            35,921          35,395

                                                Three Months Ended        Six Months Ended
                                                    December 31,             December 31,
                                              ----------------------    ----------------------
                                                2003         2002          2003         2002
                                              ---------    ---------    ---------    ---------
     Selected Operations Data:                            (Unaudited and in Thousands)
     -------------------------
     Total interest income.................     $5,373       $5,062      $10,269       $9,816
     Total interest expense................      2,391        2,058        4,728        3,793
                                              ---------    ---------    ---------    ---------
       Net interest income.................      2,982        3,004        5,541        6,023
     Provision for loan losses.............         62          368           92          571
                                              ---------    ---------    ---------    ---------

     Net interest income after
       provision for loan losses...........      2,920        2,636        5,449        5,452

     Customer service charges..............        774          709        1,560        1,366
     Gain on sale of credit card  portfolio
     Other non-interest income.............         35           86           53          166
                                              ---------    ---------    ---------    ---------
     Total non-interest income.............        809          795        1,613        1,532

     Total non-interest expense............      2,394        2,418        4,830        4,867
                                              ---------    ---------    ---------    ---------

     Income before income taxes............      1,335        1,013        2,232        2,117

     Income tax provision..................        520          418          841          873
                                              ---------    ---------    ---------    ---------

     Net income............................     $  815         $595      $ 1,391       $1,244
                                              =========    =========    =========    =========


Selected Financial Ratios and
------------------------------
Other Data:                            At or For the Three Months         At or For the Six Months
----------                                        Ended                            Ended
                                              December 31,                      December 31,
                                       ----------------------------     --------------------------
                                        2003(1)          2002(1)         2003(1)        2002(1)
                                       -----------      -----------     -----------    -----------
PERFORMANCE RATIOS:
Return on assets (ratio of net
  income to average total assets)....       0.57%            0.69%           0.54%          0.77%
Return on equity (ratio of net
  income to average equity)..........       8.98%            7.02%           7.73%          7.41%

INTEREST RATE SPREAD INFORMATION:
Average during period................       2.06%            3.08%           2.05%          3.32%
End of period........................       1.54%            2.92%           1.43%          2.96%
Net interest margin(2)...............       2.20%            3.56%           2.25%          3.83%

Ratio of operating expense to
  average total assets...............       1.68%            2.81%           1.88%          3.03%
Efficiency ratio(3)..................      63.15%           63.65%          67.51%         64.42%
Ratio of average interest-earning         108.26%
  assets to average interest-bearing
  liabilities........................                      119.27%         110.72%        120.87%

QUALITY RATIOS:
Non-performing assets to total              0.02%            0.08%           0.02%          0.08%
assets...............................
Allowance for loan losses to non
  performing loans(4)................   2,533.33%        1,209.94%       2,533.33%      1,209.94%
Allowance for loan losses to total
  loans (4) (5)......................       0.56%            0.67%           0.56%          0.67%
Net charge-offs to average
  outstanding loans(5)...............       0.20%            0.24%           0.13%          0.19%
Non-performing loans to total
  loans(5)...........................       0.02%            0.06%           0.02%          0.06%

CAPITAL RATIOS:
Equity to total assets at end of
  period.............................       4.20%            9.33%           4.20%          9.33%
Average equity to average assets.....       6.35%            9.84%           6.99%         10.46%
Tier 1 leverage......................       4.20%            9.33%           4.20%          9.33%
Tier 1 risk-based....................       9.99%           16.23%           9.99%         16.23%
Total risk based.....................      10.56%           17.21%          10.56%         17.21%

----------------------------------

(1) Ratios for the three and six month periods have been annualized.

(2) Net interest income divided by average interest-earning assets.

(3) Efficiency ratio represents non-interest expense as a percentage of net interest income plus non-interest income.

(4) The allowance for loan losses at both December 31, 2003 and 2002 was $2.1 million.

(5) Total loans are net of deferred fees and costs.

REGULATORY CAPITAL

     The table below sets forth Kaiser Federal Bank's capital position relative to its Office of Thrift Supervision capital requirements at December 31, 2003. The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. See "How We Are Regulated - Regulatory Capital Requirements"

                                                                                                 Minimum Required
                                                                                                    to Be Well
                                                                                                   Capitalized
                                                                                                   Under Prompt
                                                                     Minimum Capital                Corrective
                                             Actual                   Requirements              Action Provisions
                                     ------------------------   --------------------------   -------------------------
                                       Amount         Ratio       Amount         Ratio         Amount        Ratio
                                     ----------    ----------   --------------------------   ----------    -----------
                                                                (Dollars in Thousands)
Total capital (to risk-
weighted assets)                       $38,814        10.56%       $22,596        8.00%        $28,244        10.00%

Tier 1 capital (to risk-
weighted assets)                        36,686         9.99         11,298        4.00          16,947         6.00

Tier 1 (core) capital (to
adjusted tangible asets)                36,686         4.20         34,968        4.00          43,710         5.00

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                               RECENT DEVELOPMENTS

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2003 AND JUNE 30, 2003.

     GENERAL. Deposits increased $439.1 million to $785.3 million at December 31, 2003 from $346.2 million at June 30, 2003. A significant amount of this deposit growth was related to deposits received from out of state depositors as a result of K-Fed Bancorp filing an application with the Office of Thrift Supervision to complete the proposed stock offering. Out of state depositors established accounts or added new funds to existing accounts in the sum of $319.6 million from July 1, 2003 to December 31, 2003. The remaining growth came from normal operations, as well as from in-state depositors who opened new accounts or added funds to existing accounts in anticipation of the stock offering. In response to this growth in deposits and growth in our underlying core business, assets increased $440.4 million, or 101.5%, to $874.2 million at December 31, 2003 from $433.8 million at June 30, 2003. Asset growth was comprised of $411.2 million in cash and cash equivalents and $40.8 million in investment securities (including mortgage-backed securities). As a result of this deposit growth, Kaiser Federal Bank was not well-capitalized at December 31, 2003. We anticipate the withdrawal of nearly all deposits made in anticipation of the stock offering, thereby allowing us to return to our well-capitalized status.

     ASSETS. Our net loan portfolio decreased $11.0 million, or 2.8%, to $378.6 million at December 31, 2003 from $389.6 million at June 30, 2003. This decrease was primarily attributable to continued higher than average levels in the volume of one- to four-family real estate loan prepayments, which resulted in a decline in this portfolio of $32.2 million, or 12.4%, to $227.4 million from $259.6 million. Other decreases in the loan portfolio occurred in the consumer loan portfolio, which decreased $1.0 million, or 1.5% to $65.4 million from $66.4 million. These decreases in the portfolio were partially offset by increases in the multi-family and commercial real estate loan portfolio, which increased $22.7 million, or 35.7%, to $86.2 million from $63.5 million.

     Our investment portfolio increased $40.8 million, or 287.3%, to $55.0 million at December 31, 2003 from $14.2 million at June 30, 2003. The increase is attributable to the purchase of additional collateralized mortgage obligations with cash received through significant prepayments in the one- to four-family real estate loan portfolio and continued growth in deposits, excluding the estimated temporary growth at the end of the period due to deposits related to the stock offering. Interest bearing deposits in other financial institutions decreased $3.4 million to $3.0 million from $6.4 million as a result of the maturity of time deposits.

     DEPOSITS AND BORROWINGS. Total deposits increased $439.1 million, or 126.8%, to $785.3 million at December 31, 2003 from $346.2 million at June 30, 2003. This growth primarily resulted from deposits received from out of state depositors during December 2003 in order to establish subscription rights for the stock offering. Out of state deposits for new and existing accounts during the month ended December 31, 2003 increased by $316.7 million. The remaining growth came from normal operations, as well as from in-state depositors who opened new accounts or added funds to existing accounts in anticipation of the stock offering. After the completion of our stock offering, and consistent with the experience of other institutions in connection with stock offerings similar to that of K-Fed Bancorp, we anticipate the withdrawal of almost all of these deposits established in anticipation of the stock offering.

     EQUITY. Total stockholder's equity increased by $1.3 million to $36.7 million at December 31, 2003, as a result of the retention of earnings, partially offset by a $50,000 distribution made in order to capitalize K-Fed Mutual Holding Company, the parent company of K-Fed Bancorp. Our equity to assets ratio under GAAP was 4.20% at December 31, 2003 compared to 8.16% at June 30, 2003. The decrease in our equity-to-assets ratio was a result of the noted deposit activity that significantly increased customer deposits and concurrently cash and cash equivalents. As a result of this influx of deposits, our tier 1 capital ratio was 4.20%, our tier 1 risk based capital ratio was 9.99% and our total capital ratio was 10.56%, at December 31, 2003. At September 30, 2003, these ratios were 8.00%, 12.70% and 13.50%, respectively. We remained adequately capitalized on December 31, 2003. At September 30, 2003, however, Kaiser Federal Bank's capital ratios were in excess of the amount to be considered well-capitalized. See "How We Are Regulated - Regulatory Capital Requirements" and "Pro Forma Regulatory Capital Analysis."

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002.

     GENERAL. We had net income of $815,000 and $595,000 for the three months ended December 31, 2003 and 2002, respectively. The increase of $220,000 was primarily due to a decrease in the provision for loan losses of $306,000, partially offset by an increase in income taxes of $102,000.

     NET INTEREST INCOME. Net interest income remained unchanged at $3.0 million for both the three months ended December 31, 2003 and December 31, 2002. For the three months ended December 31, 2003, average interest-earning assets increased to $541.2 million from $337.8 million for the same period a year ago, primarily as a result of the noted deposit activity. Offsetting this increase in average interest-earning assets was a 202 basis point decline in our net yield on interest earning assets to 3.97% for the quarter ended December 31, 2003 from 5.99% for the comparable quarter in 2002.

     INTEREST INCOME. Interest income for the three months ended December 31, 2003 compared to the same period in 2002 increased $311,000, or 6.1% to $5.4 million from $5.1 million. The increase was the result of a $203.4 million increase in the average balance of our interest-earning assets as a result of loan purchases and originations, significantly offset by changes in the loan portfolio mix, with the majority of loans purchased being real estate loans, which carry a lower rate than our consumer loan portfolio, and accelerated loan premium amortizations due to continued high loan prepayment levels experienced during the three months ended December 31, 2003. A low interest rate environment and our shifting of the loan portfolio mix during the three months ended December 31, 2003, as compared to December 31, 2002 offset increases in average loans resulting in interest earned on total loans remaining steady at $4.7 million for each quarter. The average yield on loans was 5.15% for the three months ended December 31, 2003 as compared to 6.68% for the three months ended December 31, 2002.

     INTEREST EXPENSE. Interest expense increased $333,000, or 16.2%, for the three months ended December 31, 2003 to $2.4 million as compared to $2.1 million for the three months ended December 31, 2002. The change is primarily attributable to the significant increase in deposits, partially offset by lower interest rates. The average interest rates on interest-bearing liabilities decreased to 1.91% for the three months ended December 31, 2003 from 2.91% for the three months ended December 31, 2002. Average interest-bearing liabilities increased to $499.9 million, or 76.5%, at December 31, 2003 from $283.2 million at December 31, 2002.

     PROVISION FOR LOAN LOSSES. Management assesses the allowance for loan losses on a quarterly basis. In evaluating the level of allowance for loan losses, management considers the types and amounts of loans in the loan portfolio, historical loss experience, peer group information, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. The allowance is increased by provisions for loan losses, which are charged against income. Our policies require the review of assets on a regular basis, and we appropriately classify loans as well as other assets if warranted. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that adjustments may be necessary depending upon a change in economic conditions.

     Our methodology for analyzing the allowance for loan losses consists of two components: general and specific allowances. The general allowance is determined by applying an estimated loss percentage to various homogenous pools of loans. The loss percentages are based on historical loan loss experiences for consumer loans and peer and industry averages for real estate lending in order to balance the recent and substantial increase in this type of lending with the limited historical loan losses experienced by Kaiser Federal Bank for these latter types of loans. The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate, multifamily, or commercial real estate loan, has been impaired and a loss is probable. See "Business of Kaiser Federal Bank-Asset Quality-Allowance for Loan Losses."

     While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions. We anticipate that our allowance for loan losses will be adjusted as we continue to implement Kaiser Federal Bank's strategy of originating and purchasing primarily residential real estate loans. Additionally, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require the recognition of adjustments to the allowance for loan losses based on its judgment of information available to it at the time of its examination. See "Business of Kaiser Federal Bank - Asset Quality - Allowance for Loan Losses."

     Our provision for loan losses decreased $306,000 to $62,000 for the three months ended December 31, 2003 compared to $368,000 for the three months ended December 31, 2002. The allowance for loan losses as a percent of total loans was 0.56% at December 31, 2003 as compared to 0.67% at December 31, 2002. The decrease in the provision is primarily attributable to the significant shift in the loan portfolio mix from consumer loans to real estate secured loans, which have experienced a lower rate of loss. We used the same methodology and generally similar assumptions in assessing the adequacy of the allowance for consumer and real estate loans for both periods.

     NON-INTEREST INCOME. Our non-interest income remained consistent at $800,000 for both quarters ending December 31, 2003 and 2002.

     NON-INTEREST EXPENSE. Operating expenses for the three months ended December 31, 2003 remained consistent with our operating expenses for the three months ended December 31, 2002 at $2.4 million.

     INCOME TAX EXPENSE. Income tax expense for the three months ended December 31, 2003 was $520,000 compared to $418,000 for the three months ended December 31, 2002. Pre-tax income increased from $1.0 million in 2002 to $1.3 million in 2003.

COMPARISON OF RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 AND 2002.

     GENERAL. We had net income of $1.4 million for the six months ended December 31, 2003 and $1.2 million for the six months ended December 31, 2002. The increase in net income for the six months ended December 31, 2003 resulted from higher net interest income and non-interest income and a lower provision for loan losses that was partially offset by increases in non-interest expense.

     NET INTEREST INCOME. Net interest income decreased $482,000, or 8.0%, to $5.5 million for the six months ended December 31, 2003 compared to $6.0 million for the six months ended December 31, 2002, reflecting a $935,000, or 24.7%, increase in interest expense, offset by a $453,000, or 4.6% increase in interest income. Our interest rate spread decreased to 2.05% for the six months ended December 31, 2003 compared to 3.32% for the six months ended December 31, 2002, reflecting a significant change in asset mix due to increased funding and purchasing of adjustable-rate residential real estate loans, partially offset by lower levels of rates paid on deposits. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 110.72% for six months ended December 31, 2003 compared to 120.87% for six months ended December 31, 2002.

     INTEREST INCOME. Total interest income increased by $453,000, or 4.6%, to $10.3 million for the six months ended December 31, 2003 from $9.8 million for the six months ended December 31, 2002. The increase was primarily the result of the growth of our average loan portfolio balance, which grew by $111.1 million to $374.8 million for the six months ended December 31, 2003 from $263.7 million for the six months ended December 31, 2002. Interest earned on total loans for the six months ended December 31, 2003 was $9.3 million compared to $9.1 million for the six months ended December 31, 2002. The average yield on total loans decreased to 4.98% for the six months ended December 31, 2003 as compared to 6.87% for the six months ended December 31, 2002, primarily due to a general decrease in the market rates of interest and a shifting of the loan portfolio mix from consumer to real estate.

     Interest income on investment securities, Federal Home Loan Bank stock and interest-bearing deposits with other financial institutions increased $176,000, or 23.1%, for the six months ended December 31, 2003 to $937,000 from $761,000 for the six months ended December 31, 2002. The change was a result of an increase in the average balance of the portfolio of $67.6 million to $118.3 million for the six months ended December 31, 2003 from $50.7 million for the six months ended December 31, 2002, combined with a decrease on the overall average yield on total investments of 1.58% for the six months ended December 31, 2003 as compared to 3.00% for the six months ended December 31, 2002.

     INTEREST EXPENSE. The increase in interest expense of $935,000 for the six months ended December 31, 2003 was primarily due to the increase in average interest-bearing liabilities, partially offset by lower interest rates. Average Federal Home Loan Bank advances increased by $27.9 million to $50.0 million for the six months ended December 31, 2003 from $22.1 million for the six months ended December 31, 2002. This created an increase in Federal Home Loan Bank interest costs of $463,000. Average time deposits increased by $58.8 million to $160.0 million for the six months ended December 31, 2003 from $101.2 million for the six months ended December 31, 2002. This contributed to the $472,000 increase in deposit interest costs. The average rate on interest bearing liabilities decreased from 2.92% at December 31, 2002 to 2.12% at December 31, 2003, due primarily to the liability mix changing with lower market rates of interest on the new fundings. Additional borrowings and increases in interest bearing liabilities were used to fund the growth in loans in order to implement our leverage strategy to increase interest-earning assets and enhance earnings.

     PROVISION FOR LOAN LOSSES. The provision for loan losses made during the six months ended December 31, 2003 totaled $92,000, a decrease of $479,000 from the provision for loan losses made during the six months ended December 31, 2002. The allowance for loan losses as a percent of total loans was 0.56% at December 31, 2003 as compared to 0.67% at December 31, 2002. This decrease is due to the growth in loans being primarily in real estate secured loans.

     NON-INTEREST INCOME. Non-interest income amounted to $1.6 million and $1.5 million for the six months ended December 31, 2003 and 2002, respectively. The increase is primarily attributed to the implementation of a checking account overdraft protection program as well as an increase in ATM surcharge fees.

     NON-INTEREST EXPENSES. Non-interest expenses decreased $37,000, or 0.8%, to $4.8 million for the six months ended December 31, 2003 compared to $4.9 million for the six months ended December 31, 2002. This is primarily due to a decrease in advertising and promotional expenses.

     INCOME TAX EXPENSE. Income tax expense for the six months ended December 31, 2003 was $841,000 compared to $873,000 for the six months ended December 31, 2002. This represented tax expense to pre-tax income of 37.7% in 2003 and 41.2% in 2002. The decrease in the tax expense percentage is a result of $62,000 in estimated tax credits from an affordable housing investment in 2003.

                                  K-FED BANCORP

     K-Fed Bancorp is a federally-chartered stock corporation formed in July 2003. K-Fed Bancorp has not engaged in any business to date and serves as the holding company of Kaiser Federal Bank. K-Fed Bancorp is a savings association holding company registered with the Office of Thrift Supervision. K-Fed Bancorp's executive offices are located at 1359 N. Grand Avenue, Covina, California and its telephone number is 800-524-2274.

     K-Fed Bancorp's current principal assets are the common stock of Kaiser Federal Bank and $50,000 in cash it received from Kaiser Federal Bank as its initial capitalization. K-Fed Bancorp will invest the proceeds of the offering as discussed under "How We Intend to Use the Proceeds." In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

     Initially following the completion of the stock offering, K-Fed Bancorp will not be an operating company and will have no significant assets other than 100% of the outstanding common stock of Kaiser Federal Bank, the net proceeds it retains from the stock offering and its loan to the K-Fed Bancorp Employee Stock Ownership Plan and will have no significant liabilities. See "How We Intend to Use the Proceeds." K-Fed Bancorp intends to utilize the support staff and offices of Kaiser Federal Bank and will pay Kaiser Federal Bank for these services. If K-Fed Bancorp expands or changes its business in the future, it may hire its own employees.

                               KAISER FEDERAL BANK

     Kaiser Federal Bank is a federally-chartered and insured stock savings association providing banking services to the general public through four offices located in Los Angeles, San Bernadino and Santa Clara Counties. We also maintain an ATM network with 30 locations in northern and southern California, primarily located at Kaiser Permanente major medical centers in southern California. Kaiser Federal Bank converted from a federal credit union to a federally chartered mutual savings association on November 1, 1999 and to a stock savings association on July 1, 2003 when Kaiser Federal Bank reorganized into a mutual holding company structure. At September 30, 2003, Kaiser Federal Bank had total assets of $448.6 million, total deposits of $360.6 million and total stockholders' equity of $35.9 million. For more information regarding the business and operations of Kaiser Federal Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Kaiser Federal Bank."

     Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences. We also originate multi-family residential loans, automobile loans, commercial real estate loans and, to a lesser extent, consumer loans. See "Business of Kaiser Federal Bank - General."

     Kaiser Federal Bank is examined and regulated by the Office of Thrift Supervision, which is our primary federal regulator. Kaiser Federal Bank is also regulated by the Federal

Deposit Insurance Corporation ("FDIC"). Kaiser Federal Bank is required to have certain reserves set by the Federal Reserve Board and is a member of the Federal Home Loan Bank of San Francisco, which is one of the 12 regional banks in the Federal Home Loan Bank System. The executive offices of Kaiser Federal Bank are located at 1359 N. Grand Avenue, Covina, California and its telephone number is 800-524-2274.

                          K-FED MUTUAL HOLDING COMPANY

     K-Fed Mutual Holding Company is a federally-chartered mutual holding company formed in July 2003 and registered with the Office of Thrift Supervision. K-Fed Mutual Holding Company's executive offices are located at 1359 N. Grand Avenue, Covina, California and its telephone number is 800-524-2274.

     K-Fed Mutual Holding Company's principal assets are the common stock of K-Fed Bancorp and $50,000 in cash it received from Kaiser Federal Bank as its initial capitalization. At the present time, we expect that K-Fed Mutual Holding Company will not engage in any business activity other than its investment in a majority of the common stock of K-Fed Bancorp. Federal law and regulations require that as long as K-Fed Mutual Holding Company is in existence, it must own a majority of K-Fed Bancorp's common stock. Following completion of the stock offering, K-Fed Mutual Holding Company will own approximately 60.0% of K-Fed Bancorp's outstanding common stock. Federal law, regulation, and the plan of stock issuance permit K-Fed Mutual Holding Company to convert to the stock form of organization. For additional information regarding a stock conversion of K-Fed Mutual Holding Company, see "How We are Regulated - K-Fed Bancorp - Conversion of K-Fed Mutual Holding Company to Stock Form."

                        HOW WE INTEND TO USE THE PROCEEDS

     Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the stock offering is completed, we presently anticipate that the net proceeds from the sale of the shares of common stock will be between $35.2 million at the minimum of the offering range and $48.0 million at the maximum of the offering range and may be up to $55.3 million assuming an increase in the estimated value of the common stock sold in the estimated offering range by 15%. See "Pro Forma Data" and "The Stock Offering - How We Determined Our Price and the Number of Shares to be Sold in the Stock Offering" as to the assumptions used to arrive at such amounts.

     We intend to use the net proceeds received from the stock offering as follows:


                                                                                            Maximum, as
                                                            Minimum         Maximum           adjusted
                                                          ------------  -----------------  ---------------
                                                                        (In Thousands)
Gross Proceeds.........................................       $36,550            $49,450          $56,868
Less: Estimated underwriting commission and other
  offering expenses....................................         1,319              1,479            1,572
                                                          ------------  -----------------  ---------------
Net Proceeds...........................................        35,231             47,971           55,296
Less:
   Investment in Kaiser Federal Bank...................        17,616             23,986           27,648
   Loan to our employee stock ownership plan...........         2,924              3,956            4,549
   Funding of the restricted stock plan................         1,462              1,978            2,275
                                                          ------------  -----------------  ---------------
Net cash proceeds retained by K-Fed Bancorp............       $13,229            $18,051          $20,824
                                                          ============  =================  ===============

     K-Fed Bancorp will retain up to 50.0% of the net stock offering proceeds from which the loan will be made to the employee stock ownership plan, and will invest the remaining proceeds in Kaiser Federal Bank. The portion of the net proceeds used by K-Fed Bancorp to make a loan to the employee stock ownership plan will enable the employee stock ownership plan to purchase up to 8.0% of the shares of common stock sold in the stock offering. Based upon the sale of 3,655,000 shares of common stock and 4,945,000 shares of common stock at the minimum and maximum of the estimated offering range, respectively, the loan to the employee stock ownership plan would be $2.92 million and $3.96 million, respectively. See "Management - Benefits - Employee Stock Ownership Plan." The remaining net proceeds initially retained by K-Fed Bancorp may be used to invest in U.S. Government and federal agency securities of various maturities, mortgaged-backed or other securities, deposits in either Kaiser Federal Bank or other financial institutions, or a combination thereof. The net proceeds may ultimately be used to support Kaiser Federal Bank's lending activities and any future expansion of operations, although no new banking offices or acquisition transactions are specifically being considered at this time.

     The net proceeds from the stock offering may also be used for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the common stock or returns of capital. K-Fed Bancorp and Kaiser Federal Bank have no plans, however, to declare or pay any return of capital on the common stock. Management of K-Fed Bancorp may consider expanding or diversifying its activities, as opportunities become available.

     In the future, the board of directors of K-Fed Bancorp may determine, based on the existing facts and circumstances, to repurchase shares of common stock, subject to any applicable regulatory requirements. Repurchases of stock by K-Fed Bancorp, which may be at prices above or below the initial offering price, will generally be conducted through an open market repurchase program subject to applicable regulations. Any stock repurchases will be subject to the determination of K-Fed Bancorp's board of directors that Kaiser Federal Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases. Such facts and circumstances may include, but will not be limited to:

     o market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in K-Fed Bancorp's return on equity;

     o the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and

     o any other circumstances in which repurchases would be in the best interests of K-Fed Bancorp and its stockholders.

     The portion of the net proceeds used by K-Fed Bancorp to invest in Kaiser Federal Bank will be added to Kaiser Federal Bank's general funds to be used for general corporate purposes, including increased lending activities. While the amount of net proceeds received by Kaiser Federal Bank will further strengthen its capital position, which already exceeds all regulatory requirements, the stock offering is not planned solely to increase Kaiser Federal Bank's regulatory capital. The net proceeds may be used as described above to support lending activities as well as future expansion of operations, although no new branches or acquisitions are currently planned.

     The net proceeds may vary because total expenses of the stock offering may be more or less than those estimated. The net proceeds will also vary if the number of shares to be sold in the stock offering is adjusted to reflect a change in the estimated pro forma market value of Kaiser Federal Bank. Payments for shares made through withdrawals from existing deposit accounts at Kaiser Federal Bank will not result in the receipt of new funds for investment by Kaiser Federal Bank but will result in a reduction of Kaiser Federal Bank's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.

                         OUR POLICY REGARDING DIVIDENDS

     The board of directors of K-Fed Bancorp intends to pay cash dividends on the common stock in the future. The payment of dividends will depend upon a number of factors, including capital requirements, K-Fed Bancorp's and Kaiser Federal Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by regulations, be paid in addition to, or in lieu of, regular cash dividends. K-Fed Bancorp intends to file consolidated tax returns with Kaiser Federal Bank. Accordingly, it is anticipated that any cash distributions made by K-Fed Bancorp to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. See "Taxation."

     Dividends from K-Fed Bancorp will depend, in large part, upon receipt of dividends from Kaiser Federal Bank, because K-Fed Bancorp initially will have no source of income other than dividends from Kaiser Federal Bank, earnings from the investment of proceeds from the sale of shares of common stock retained by K-Fed Bancorp and interest payments with respect to K-Fed Bancorp's loan to the K-Fed Bancorp Employee Stock Ownership Plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "How We are Regulated - Limitations on Dividends and Other Capital Distributions."

     If we pay dividends to stockholders of K-Fed Bancorp, it is anticipated that any dividends payable to K-Fed Mutual Holding Company would be waived, subject to Office of Thrift Supervision approval. Under Office of Thrift Supervision regulations, such dividends would not result in dilution to public stockholders if K-Fed Mutual Holding Company converts to stock form in the future. See "How We are Regulated - Limitations on Dividends and Other Capital Distributions."

     K-Fed Bancorp currently has no intention to initiate any action which leads to a return of capital (as distinguished from a dividend) to stockholders of K-Fed Bancorp. Regulations of the Office of Thrift Supervision prohibit a return of capital during the three-year term of the business plan submitted by Kaiser Federal Bank to the Office of Thrift Supervision in connection with the stock offering.

                           MARKET FOR THE COMMON STOCK

     K-Fed Bancorp has never issued capital stock, other than to K-Fed Mutual Holding Company, and consequently, there is no established market for the common stock at this time. K-Fed Bancorp has been confirmed, subject to meeting certain final requirements, to have its common stock quoted on the NASDAQ National Market under the symbol "KFED" upon completion of the stock offering. There can be no assurance, however, that K-Fed Bancorp will meet NASDAQ's listing requirements. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of K-Fed Bancorp, Kaiser Federal Bank or any market maker. Accordingly, the number of active buyers and sellers of the common stock at any particular time may be limited. In addition, Keefe, Bruyette & Woods has indicated its intention to register with the National Association of Securities Dealers, Inc. to be able to trade K-Fed Bancorp shares and to assist K-Fed Bancorp in identifying other firms to do the same. See "Risk Factors."

                                 PRO FORMA DATA

     The actual net proceeds from the sale of the common stock cannot be determined until the stock offering is completed. However, net proceeds are currently estimated to be between $35.2 million and $48.0 million, or $55.3 million in the event the estimated offering range is increased by 15%, based upon the following assumptions:

     o all shares of common stock will be sold through non-transferable rights to subscribe for the common stock, in order of priority, to eligible account holders, the proposed employee stock ownership plan and supplemental eligible account holders and, should shares remain, also through a community offering;

     o Keefe, Bruyette & Woods will receive a marketing fee equal to 1.35% of the gross proceeds of the stock offering excluding shares sold to directors, officers, employees and the employee stock ownership plan upon completion of the stock offering;

     o total expenses, excluding the marketing fees paid to Keefe, Bruyette & Woods, are estimated to be approximately $900,000. Actual expenses may vary from those estimated.

     Pro forma consolidated net income and stockholders' equity of K-Fed Bancorp have been calculated for the three months ended September 30, 2003 and the year ended June 30, 2003, as if the common stock to be sold in the stock offering had been sold at the beginning of the periods and the net proceeds had been invested at 1.15%, which represents the yield on one-year U.S. Government securities at September 30, 2003. This rate is used because it is believed to be reflective of the yield that K-Fed Bancorp and Kaiser Federal Bank will initially receive on the net proceeds of the stock offering. The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. A tax rate of 41.15% has been assumed for the periods, resulting in an after-tax yield of 0.68%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the restricted stock plan and the employee stock ownership plan. See Notes 3 and 4 to the tables below. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. K-Fed

Bancorp intends to retain up to 50.0% of the net proceeds from the stock offering and to make a loan to fund the purchase of 8.0% of the common stock by the employee stock ownership plan. See "How We Intend to Use the Proceeds."

     No effect has been given in the tables to the issuance of additional shares of common stock pursuant to the proposed stock option plan. The table below gives effect to the restricted stock plan, which is expected to be adopted by K-Fed Bancorp following the stock offering and presented along with the stock option plan to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the completion of the stock offering. If the restricted stock plan is approved by stockholders, the restricted stock plan intends to acquire an amount of common stock equal to 4.0% of the shares of common stock sold in the stock offering, either through open market purchases or from authorized but unissued shares of common stock, if permissible. The table below assumes that stockholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by the restricted stock plan are purchased in the open market at $10.00 per share. No effect has been given to K-Fed Bancorp's results of operations after the stock offering, the market price of the common stock after the stock offering or a less than 4.0% purchase by the restricted stock plan. See "Management - Benefits - Stock Benefit Plans."

     The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

     THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE FOREGOING TRANSACTIONS AT THE DATES ON WHICH SUCH TRANSACTIONS ACTUALLY OCCUR AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. PRO FORMA STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNT OF ASSETS AND LIABILITIES OF K-FED BANCORP COMPUTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("GAAP").

                                                                     At or For the Three Months Ended
                                                                            September 30, 2003
                                                    -------------------------------------------------------------------
                                                      3,655,000                                             5,686,750
                                                       Shares          4,300,000          4,945,000        Shares Sold
                                                       Sold at        Shares Sold        Shares Sold       at $10.000
                                                     $10.00 Per        at $10.00          at $10.00         Per Share
                                                        Share          Per Share          Per Share        (Maximum of
                                                      (Minimum        (Midpoint of       (Maximum of        Range, as
                                                      of Range)          Range)             Range)         Adjusted)(1)
                                                    -------------    ---------------    --------------    --------------
                                                                          (Dollars in Thousands)
Gross proceeds.................................           $36,550            $43,000           $49,450          $56,868
Less offering expenses and commissions.........             1,319              1,399             1,479            1,572
                                                    -------------    ---------------    --------------    --------------
   Estimated net proceeds......................            35,231             41,601            47,971           55,296

Less:
  Shares purchased by the employee stock
    ownership plan(3)..........................            (2,924)            (3,440)           (3,956)          (4,549)
  Shares purchased by the restricted stock
    plan(4)....................................            (1,462)            (1,720)           (1,978)          (2,275)
                                                    -------------    ---------------    --------------    --------------

Estimated proceeds available for investment(2).           $30,845            $36,441           $42,037          $48,472
                                                    =============    ===============    ==============    ==============

Net income:
   Historical..................................           $   576            $   576           $   576          $   576
   Pro forma income on net proceeds............                52                 62                71               82
Pro forma employee stock ownership plan
   adjustment(3)...............................               (43)               (51)              (58)             (67)
Pro forma restricted stock plan adjustment(4)..               (43)               (51)              (58)             (67)
                                                    -------------    ---------------    --------------    --------------

Pro forma net income...........................            $  542             $  536           $   531          $   524
                                                    =============    ===============    ==============    ==============

Net income per share:
   Historical..................................            $ 0.06             $ 0.05           $  0.05          $  0.04
   Pro forma income on net proceeds, as
     adjusted..................................              0.01               0.01              0.01             0.01
   Pro forma employee stock ownership plan
     adjustment(4).............................             (0.01)             (0.01)            (0.01)           (0.01)
   Pro forma restricted stock plan
     adjustment(5)                                          (0.01)             (0.01)            (0.01)           (0.01)
                                                    -------------    ---------------    --------------    --------------

Pro forma net income per share(4)(5)(6)........            $ 0.05             $ 0.04           $  0.04          $  0.03
                                                    =============    ===============    ==============    ==============

Number of shares outstanding for pro forma net
   income per share calculations(5)............         9,064,910         10,664,600        12,264,290       14,103,934

Offering price to pro forma net income per
   share.......................................            50.00x             62.50x            62.50x           83.33x
                                                    =============    ===============    ==============    ==============

                                                                     At or For the Three Months Ended
                                                                            September 30, 2003
                                                    -------------------------------------------------------------------
                                                      3,655,000                                             5,686,750
                                                       Shares          4,300,000          4,945,000        Shares Sold
                                                       Sold at        Shares Sold        Shares Sold       at $10.000
                                                     $10.00 Per        at $10.00          at $10.00         Per Share
                                                        Share          Per Share          Per Share        (Maximum of
                                                      (Minimum        (Midpoint of       (Maximum of        Range, as
                                                      of Range)          Range)             Range)         Adjusted)(1)
                                                    -------------    ---------------    --------------    --------------
                                                                          (Dollars in Thousands)
Stockholders' equity:
   Historical..................................           $35,921            $35,921           $35,921          $35,921
   Estimated net proceeds......................            35,231             41,601            47,971           55,296
   Less:
        Common stock acquired by the employee
          stock ownership plan(3)..............            (2,924)            (3,440)           (3,956)          (4,549)
        Common stock acquired by the
          restricted stock plan(4).............            (1,462)            (1,720)           (1,978)          (2,275)
                                                    -------------    ---------------    --------------    --------------
   Pro forma stockholders' equity(3)(4)........           $66,766            $72,362           $77,958          $84,393
                                                    =============    ===============    ==============    ==============

Stockholders' equity per share:
   Historical..................................           $  3.84            $  3.27           $  2.84          $  2.47
   Estimated net proceeds......................              3.77               3.78              3.79             3.80
Less:
        Common stock acquired by the
          employee stock ownership plan(3).....             (0.31)             (0.31)            (0.31)           (0.31)
        Common stock acquired by the
          restricted stock plan(4).............             (0.16)             (0.16)            (0.16)           (0.16)
                                                    -------------    ---------------    --------------    --------------
   Pro forma stockholders' equity(4)(5)(6).....            $ 7.14            $  6.58           $  6.16          $  5.80
                                                    =============    ===============    ==============    ==============
Offering price as a percentage of pro forma
  stockholders' equity(5)......................            140.06%            151.98%           162.34%           172.41%

Number of shares outstanding for pro forma
  stockholders' equity per share
  calculations(5)..............................         9,350,000         11,000,000        12,650,000        14,547,500

                                                                        At or For the Year Ended
                                                                             June 30, 2003
                                                    -------------------------------------------------------------------
                                                      3,655,000                                             5,686,750
                                                       Shares          4,300,000          4,945,000        Shares Sold
                                                       Sold at        Shares Sold        Shares Sold       at $10.000
                                                     $10.00 Per        at $10.00          at $10.00         Per Share
                                                        Share          Per Share          Per Share        (Maximum of
                                                      (Minimum        (Midpoint of       (Maximum of        Range, as
                                                      of Range)          Range)             Range)         Adjusted)(1)
                                                    -------------    ---------------    --------------    --------------
                                                                          (Dollars in Thousands)
Gross proceeds.................................           $36,550            $43,000           $49,450          $56,868
Less offering expenses and commissions.........             1,319              1,399             1,479            1,572
                                                    -------------    ---------------    --------------    --------------
    Estimated net proceeds.....................           $35,231            $41,601           $47,971          $55,296

Less:
     Shares purchased by the employee stock
       ownership plan(3).......................            (2,924)            (3,440)           (3,956)          (4,549)
     Shares purchased by the restricted stock
       plan(4).................................            (1,462)            (1,720)           (1,978)          (2,275)
                                                    -------------    ---------------    --------------    --------------

Estimated proceeds available for investment(2).           $30,845            $36,441           $42,037          $48,472
                                                    =============    ===============    ==============    ==============

Net income:
  Historical...................................            $2,439             $2,439            $2,439           $2,439
  Pro forma income on net proceeds.............               209                247               284              328
  Pro forma employee stock ownership plan
    adjustment(3)..............................              (172)              (202)             (233)            (268)
Pro forma restricted stock plan adjustment(4)..              (172)              (202)             (233)            (268)
                                                    -------------    ---------------    --------------    --------------

Pro forma net income...........................            $2,304             $2,282            $2,257           $2,231
                                                    =============    ===============    ==============    ==============

Net income per share:
  Historical...................................            $ 0.27             $ 0.23            $ 0.20           $ 0.17
  Pro forma income on net proceeds, as
    adjusted...................................              0.02               0.02              0.02             0.02
  Pro forma employee stock ownership plan
    adjustment(3)..............................             (0.02)             (0.02)            (0.02)           (0.02)
  Pro forma restricted stock plan adjustment(4)             (0.02)             (0.02)            (0.02)           (0.02)
                                                    -------------    ---------------    --------------    --------------

Pro forma net income per share(4)(5)(6)........            $ 0.25             $ 0.21            $ 0.18           $ 0.15
                                                    -------------    ---------------    --------------    --------------

Number of shares outstanding for pro forma net
  income per share calculations(5).............         9,086,840         10,690,400        12,293,960       14,138,054

Offering price to pro forma net income per
  share........................................            40.00x             47.62x            55.56x           66.67x
                                                    =============    ===============    ==============    ==============

                                                                       At or For the Year Ended
                                                                            June 30, 2003
                                                    -------------------------------------------------------------------
                                                      3,655,000                                             5,686,750
                                                       Shares          4,300,000          4,945,000        Shares Sold
                                                       Sold at        Shares Sold        Shares Sold       at $10.000
                                                     $10.00 Per        at $10.00          at $10.00         Per Share
                                                        Share          Per Share          Per Share        (Maximum of
                                                      (Minimum        (Midpoint of       (Maximum of        Range, as
                                                      of Range)          Range)             Range)         Adjusted)(1)
                                                    -------------    ---------------    --------------    --------------
                                                                          (Dollars in Thousands)
Stockholders' equity:
  Historical...................................           $35,395            $35,395           $35,395          $35,395
  Estimated net proceeds.......................            35,231             41,601            47,971           55,296
  Less:
      Common stock acquired by the employee
        stock ownership plan(3)................            (2,924)            (3,440)           (3,956)          (4,549)
      Common stock acquired by the restricted
        stock plan(4)..........................            (1,462)            (1,720)           (1,978)           (2,275)
                                                    -------------    ---------------    --------------    --------------
Pro forma stockholders' equity(3)(4)...........           $66,240            $71,836           $77,432           $83,867
                                                    =============    ===============    ==============    ===============

Stockholders' equity per share:
  Historical...................................           $  3.79            $  3.22           $  2.80           $  2.43
  Estimated net proceeds.......................              3.77               3.78              3.79              3.80
  Less:
      Common stock acquired by the employee
        stock ownership plan(3)................             (0.31)             (0.31)            (0.31)            (0.31)
      Common stock acquired by the restricted
        stock plan(4)..........................             (0.16)             (0.16)            (0.16)            (0.16)
                                                    -------------    ---------------    --------------    --------------
Pro forma stockholders' equity(4)(5)(6)........           $  7.09            $  6.53           $  6.12           $  5.76
                                                    =============    ===============    ==============    ==============
Offering price as a percentage of pro forma
  stockholders' equity(5)......................            141.04%            153.14%           163.40%           173.61%

Number of shares outstanding for pro forma
  stockholders' equity per share
  calculations(5)..............................         9,350,000         11,000,000        12,650,000        14,547,500

----------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the stock offering.

(2) Estimated net proceeds, available for investment, consist of the estimated net proceeds from the stock offering minus (i) the proceeds attributable to the purchase by the employee stock ownership plan and (ii) the value of the shares to be purchased by the restricted stock plan, subject to stockholder approval, after the stock offering at an assumed purchase price of $10.00 per share.

(3) It is assumed that 8.0% of the shares of common stock sold in the stock offering will be purchased by the employee stock ownership plan with funds loaned by K-Fed Bancorp. K-Fed Bancorp and Kaiser Federal Bank intend to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the employee stock ownership plan is payable over 10 years, with the employee stock ownership plan shares having an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6 of the American Institute of Certified Public Accountants, entitled "Employers' Accounting for Employee Stock Ownership Plans," and (ii) the effective tax rate was 41.15% for the period. See "Management - Benefits - Employee Stock Ownership Plan."

(4) It is assumed that the restricted stock plan will purchase, following stockholder approval of such plan, a number of shares of common stock equal to 4.0% of the shares of common stock sold in the stock offering for issuance to directors, officers and employees. Funds used by the restricted stock plan to purchase the shares initially will be contributed to the restricted stock plan by K-Fed Bancorp. It is further assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at the purchase price and that 20% of the amount contributed, net of taxes at 41.15%, was an amortized expense during the year ended June 30, 2003. It was assumed that the amortized expense for the three months ended September 30, 2003 was 5.0% (3/12 of 20%) of the amount contributed net of taxes at 41.15%. Statement of Financial Accounting Standards ("SFAS") No. 128 requires that unvested shares under the restricted stock plan be excluded from the basic net income per share calculation and included in the diluted net income per share calculation only if they are dilutive under the treasury stock method. The issuance of authorized but unissued shares of common stock pursuant to the restricted stock plan in the amount of 4.0% of the common stock sold in the offering would dilute the voting interests of existing stockholders by approximately 1.54%. See "Management - Benefits - Stock Benefit Plans."

(5) The per share calculations are determined by adding the number of shares sold in the stock offering and for purposes of calculating net income per share, in accordance with SOP 93-6 subtracting 263,160 shares, 309,600 shares, 356,040 shares, and 409,446 shares, at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively, representing the employee stock ownership plans shares which have not been committed for release during the year ended June 30, 2003 and subtracting 285,090 shares, 335,400 shares, 385,710 shares, and 443,567 shares, respectively, for the three month period ended September 30, 2003. See Note 3 above. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 9,350,000 shares at the minimum of the estimated pro forma market value of Kaiser Federal Bank on a fully converted basis, or the estimated valuation range, 11,000,000 shares at the midpoint of the range, 12,650,000 shares at the maximum of the range and 14,547,500 shares at 15% above the maximum of the range, respectively.

(6) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which will be adopted by K-Fed Bancorp following the stock offering and presented for approval by stockholders at an annual or special meeting of stockholders of K-Fed Bancorp held at least six months following the completion of the stock offering. If the stock option plan is approved by stockholders, it is assumed that an amount equal to 10.0% of the common stock sold in the stock offering, or 365,500 shares at the minimum of the estimated offering range, 430,000 shares at the midpoint of the range, 494,500 shares at the maximum of the range and 568,675 shares at 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' voting interests by approximately 3.76%. This assumes stockholder approval of the stock option plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the restricted stock plan are acquired through open market purchases at the purchase price. See "Management - Benefits - Stock Benefit Plans."

                                 CAPITALIZATION

     The following table presents the historical consolidated capitalization of K-Fed Bancorp at September 30, 2003, and the pro forma consolidated capitalization of K-Fed Bancorp after giving effect to the stock offering, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."

                                                                                 K-Fed Bancorp - Pro Forma
                                                                            Based Upon Sale at $10.00 Per Share
                                                         --------------------------------------------------------------------------
                                                                                                                        5,686,750
                                                                                                                        Shares(1)
                                                            K-Fed          3,655,000      4,300,000     4,945,000       (Maximum
                                                            Bancorp          Shares         Shares        Shares         of Range,
                                                          Historical        (Minimum      (Midpoint      (Maximum          as
                                                         Capitalization    of Range)      of Range)     of Range)        Adjusted)
                                                         --------------    -----------    -----------   -----------    ------------
                                                                                      (In Thousands)
Deposits(2)..........................................       $360,567        $360,567       $360,567       $360,567       $360,567
Borrowings...........................................         50,000          50,000         50,000         50,000         50,000
                                                         --------------    -----------    -----------   -----------    ------------
Total deposits and borrowings........................       $410,567        $410,567       $410,567       $410,567       $410,567
                                                         ==============    ===========    ===========   ===========    ============

Stockholders' equity
   Preferred stock, $0.01 par value, 2,000,000
   shares authorized, none issued....................       $     --        $     --       $     --       $     --       $     --
   Common stock, $0.01 par value, 18,000,000 shares
   authorized; shares to be issued as reflected(3)...             --              94            110            127            146
      Additional paid-in capital.....................             --          35,137         41,491         47,844          55,150
      Retained earnings..............................         35,921          35,921         35,921         35,921          35,921
Less:
   Common stock to be acquired by the employee stock
   ownership plan(4).................................             --          (2,924)        (3,440)        (3,956)         (4,549)
   Common stock to be acquired by the restricted
   stock plan(5).....................................             --          (1,462)        (1,720)        (1,978)         (2,275)
                                                         --------------    -----------    -----------   -----------    ------------
Total stockholders' equity...........................       $ 35,921        $ 66,766       $ 72,362       $ 77,958       $  84,393
                                                         ==============    ===========    ===========   ===========    ============

--------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the stock offering. Any withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Includes 1,000 shares held at September 30, 2003 by K-Fed Mutual Holding Company and shares to be held by K-Fed Mutual Holding Company after the stock offering. Reflects the issuance of the shares of common stock to be sold in the stock offering. No effect has been given to the issuance of additional shares of common stock pursuant to the proposed stock option plan. The authorized common and preferred stock of K-Fed Bancorp will be increased to these amounts in connection with the stock offering.
     See "Pro Forma Data" and "Management - Benefits - Stock Benefit Plans."
(4) Assumes that 8.0% of the common stock sold in the stock offering will be purchased by the employee stock ownership plan, which is reflected as a reduction from stockholders' equity. The employee stock ownership plan shares will be purchased with funds loaned to the employee stock ownership plan by K-Fed Bancorp. See "Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."
(5) K-Fed Bancorp intends to adopt a restricted stock plan and to submit such plan to stockholders at an annual or special meeting of stockholders held at least six months following the completion of the stock offering. If the plan is approved by stockholders, K-Fed Bancorp intends to contribute sufficient funds to the restricted stock plan to enable the plan to purchase a number of shares of common stock equal to 4.0% of the common stock sold in the stock offering. Assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at the purchase price. However, in the event K-Fed Bancorp issues authorized but unissued shares of common stock to the restricted stock plan in the amount of 4.0% of the common stock sold in the stock offering, the voting interests of existing stockholders would be diluted by approximately 1.94%. The shares are reflected as a compensation expense resulting in a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Stock Benefit Plans."

                      PRO FORMA REGULATORY CAPITAL ANALYSIS

     At September 30, 2003, Kaiser Federal Bank exceeded all of its applicable regulatory capital requirements. The table sets forth the historical regulatory capital of Kaiser Federal Bank at September 30, 2003 and the pro forma regulatory capital of Kaiser Federal Bank after giving effect to the stock offering, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Kaiser Federal Bank of 50.0% of the net stock proceeds. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Kaiser Federal Bank in assets which have a risk-weight equal to the average risk-weight of Kaiser Federal Bank's assets, under applicable regulations, as if such net proceeds had been received and so applied at September 30, 2003. See "How We Are Regulated" and "Management's Discussion and Analysis of Recent Developments."

                                                                   Pro Forma at September 30, 2003
                                                          ----------------------------------------------------
                                       Historical at          3,655,000 Shares             4,300,000 Shares
                                    September 30, 2003    Sold at $10.00 per Share     Sold at $10.00 per Share
                                  ---------------------   ------------------------     ------------------------
                                             Percent of                 Percent of                 Percent of
                                    Amount     Assets      Amount         Assets        Amount        Assets
                                  ---------   ---------   --------      ----------     --------     -----------
                                                                      (Dollars in Thousands)
Equity capital under GAAP.......   $35,871      8.00%      $49,101         10.57%      $51,512        11.02%

Tangible capital:
    Actual......................   $35,871       8.00%     $49,101         10.57%      $51,512        11.02%
    Requirement.................     6,728       1.50        6,971          1.50         7,015         1.50
                                   -------     -------     -------       ---------     --------      ---------

    Excess......................   $29,143       6.50%     $42,130          9.07%      $44,497         9.52%
                                   =======     =======     =======       =========     ========      =========

Core capital
    Actual......................   $35,871       8.00%     $49,101         10.57%      $51,512        11.02%
    Requirement.................    17,942       4.00       18,588          4.00        18,705         4.00
                                   -------     -------     -------       ---------     --------      ---------

    Excess......................   $17,929       4.00%     $30,513          6.57%      $32,807         7.02%
                                   =======     =======     =======       =========     ========      =========

Risk-based capital
    Actual......................   $38,118      13.50%     $51,348         17.55%      $53,759        18.26%
    Requirement.................    22,595       8.00       23,409          8.00        23,557         8.00
                                   -------     -------     -------       ---------     --------      ---------

    Excess......................   $15,523       5.50%     $27,939          9.55%      $30,202        10.26%
                                   =======     =======     =======       =========     ========      =========

Tier I to risk weighted assets
    Actual......................   $35,871      12.70%     $49,101         16.78%      $51,512        17.49%
    Requirement.................    11,298       4.00       11,705          4.00        11,778         4.00
                                   -------     -------     -------       ---------     --------      ---------

    Excess......................   $24,573       8.70%     $37,396         12.78%      $39,734        13.49%
                                   =======     =======     =======       =========     ========      =========

                                        4,945,000 Shares             5,686,750 Shares
                                    Sold at $10.00 per Share      Sold at $10.00 per Share
                                    -------------------------     -------------------------
                                                   Percent of                    Percent of
                                      Amount          Assets        Amount         Assets
                                     --------      ----------      --------      ----------
Equity capital under GAAP.......     $53,923         11.46%        $56,695         11.96%

Tangible capital:
    Actual......................     $53,923         11.46%        $56,695         11.96%
    Requirement.................       7,058          1.50           7,109          1.50
                                     -------        --------       -------        --------

    Excess......................     $46,865          9.96%        $49,586         10.46%
                                     =======        ========       =======        ========

Core capital
    Actual......................     $53,923         11.46%        $56,695         11.96%
    Requirement.................      18,823          4.00          18,957          4.00
                                     -------        --------       -------        --------

    Excess......................     $35,100          7.46%        $37,738          7.96%
                                     =======        ========       =======        =========

Risk-based capital
    Actual......................     $56,170         18.96%        $58,942         19.75%
    Requirement.................      23,704          8.00          23,874          8.00
                                     -------        --------       -------        --------

    Excess......................     $32,466         10.96%        $35,068         11.75%
                                     =======        ========       =======        =========

Tier I to risk weighted assets
    Actual......................     $53,923         18.20%        $56,695         19.00%
    Requirement.................      11,852          4.00          11,937          4.00
                                     -------        --------       -------        --------

    Excess......................     $42,071         14.20%        $44,758         15.00%
                                     =======        ========       =======        =========

-----------------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

                               THE STOCK OFFERING

     THE BOARDS OF DIRECTORS OF K-FED BANCORP AND KAISER FEDERAL BANK HAVE ADOPTED AND THE OFFICE OF THRIFT SUPERVISION HAS APPROVED THE PLAN OF STOCK ISSUANCE. THE OFFICE OF THRIFT SUPERVISION APPROVAL IS SUBJECT TO SATISFACTION OF CERTAIN CONDITIONS IMPOSED BY THE OFFICE OF THRIFT SUPERVISION. THE OFFICE OF THRIFT SUPERVISION APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF STOCK ISSUANCE.

GENERAL

     On November 22, 2003, we adopted a plan of stock issuance, which we amended on January 20, 2004, pursuant to which we will sell our common stock to eligible depositors of Kaiser Federal Bank. Under the plan, K-Fed Bancorp common stock is being offered to our eligible depositors, our employee stock ownership plan and then to the public. The Office of Thrift Supervision has approved K-Fed Bancorp's amended plan of stock issuance.

     The shares of K-Fed Bancorp common stock are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares may be offered in a direct community offering on a best efforts basis through Keefe, Bruyette & Woods in such a manner as to promote a wide distribution of the shares. The direct community offering, if any, may commence with, at any time during, or as soon as practicable after the commencement of the subscription offering. Shares not subscribed for in the subscription offering and direct community offering may be offered for sale on a best efforts basis in a syndicated community offering conducted by Keefe, Bruyette & Woods. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the direct community offering and the syndicated community offering. See "- Direct Community Offering" and "- Syndicated Community Offering."

     Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the plan of stock issuance. See "- Limitations on Stock Purchases."

     The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time that will be required to complete the sale of shares being offered in the stock offering. If delays are experienced, significant changes may occur in the estimated offering range with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. In the event the stock offering is terminated, we will charge all stock offering expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each subscriber.

PURPOSES OF THE STOCK OFFERING

     K-Fed Bancorp is offering for sale its common stock in the stock offering at an aggregate price based on an independent valuation. The proceeds from the sale of common stock of K-Fed Bancorp will provide Kaiser Federal Bank with new equity capital, which will support future deposit growth and expanded operations. While Kaiser Federal Bank currently exceeds all regulatory capital requirements to be considered adequately capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, represents a means for the orderly preservation and expansion of Kaiser Federal Bank's capital base in order to support our future growth. If our current growth continues at our historical rate, and if we expand further as we currently plan, we will need the additional capital to remain adequately capitalized under regulatory capital requirements. The investment of the net proceeds of the offering also will provide additional income to further enhance Kaiser Federal Bank's future capital position.

     Additionally, our stronger capital position after the offering will enhance operating flexibility, support future expansion, and provide a cushion for absorbing unanticipated losses. Kaiser Federal Bank will receive approximately 50.0% of the net proceeds of the stock offering as equity capital, to be used initially to invest in short-term investments and adjustable rate mortgage-backed securities, then later for making loans within our market area. K-Fed Bancorp will also use a portion of the cash proceeds to extend a loan to the K-Fed Bancorp Employee Stock Ownership Plan

EFFECTS OF THE STOCK OFFERING

     GENERAL. The stock offering will have no effect on Kaiser Federal Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in our existing office, management and staff. Kaiser Federal Bank will continue to be subject to regulation, supervision and examination by the Office of Thrift Supervision and the FDIC.

     DEPOSITS AND LOANS. Each holder of a deposit account in Kaiser Federal Bank at the time of the stock offering will continue as an account holder in Kaiser Federal Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms of such accounts. Each account will be insured by the FDIC to the same extent as before the stock offering. Depositors in Kaiser Federal Bank will continue to hold their existing certificates and other evidence of their accounts. The stock offering will not affect the loan terms of any borrower from Kaiser Federal Bank. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the stock offering.

     CONTINUITY. During the process, the normal business of Kaiser Federal Bank of accepting deposits and making loans will continue without interruption. Following completion of the stock offering, Kaiser Federal Bank will continue to be subject to regulation by the Office of Thrift Supervision, and FDIC insurance of accounts will continue without interruption. After the stock offering, Kaiser Federal Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

     The board of directors presently serving Kaiser Federal Bank will continue to serve as the board of directors of Kaiser Federal Bank after the stock offering. The members of the board of directors of K-Fed Bancorp will consist of the individuals currently serving on the board of directors of K-Fed Bancorp, which are the same directors serving for Kaiser Federal Bank. After the stock offering, the voting stockholders of K-Fed Bancorp will elect approximately one-third of K-Fed Bancorp's directors annually. All current officers of K-Fed Bancorp and Kaiser Federal Bank will retain their positions with K-Fed Bancorp and Kaiser Federal Bank, respectively, after the stock offering.

     VOTING RIGHTS. As a federally-chartered stock corporation, all voting rights of K-Fed Bancorp are held solely by its sole stockholder, K-Fed Mutual Holding Company. All voting rights of Kaiser Federal Bank are held solely by its sole stockholder, K-Fed Bancorp. All voting rights of K-Fed Mutual Holding Company are held by the depositors of Kaiser Federal Bank at the applicable record date. After the stock offering, the voting rights of K-Fed Bancorp will be held by stockholders consisting of K-Fed Mutual Holding Company and individuals who purchased shares in, or following, the stock offering. K-Fed Mutual Holding Company will own a majority of the outstanding common stock of K-Fed Bancorp, and thus the board of directors of K-Fed Mutual Holding Company, which is composed of the same individuals who are directors of K-Fed Bancorp, will control the affairs of K-Fed Bancorp, including the election of directors of K-Fed Bancorp.

     DEPOSITORS' RIGHTS IF WE LIQUIDATE. In the event of a voluntary liquidation of Kaiser Federal Bank, the holder of Kaiser Federal Bank's common stock, which is K-Fed Bancorp, would be entitled to any assets remaining upon a liquidation, dissolution or winding up of Kaiser Federal Bank and, except through their liquidation interests in Kaiser Federal Bank, as discussed below, holders of deposit accounts in Kaiser Federal Bank would not have any interest in these assets.

     In the event of a voluntary or involuntary liquidation, dissolution or winding up of Kaiser Federal Bank following completion of the stock offering, holders of deposit accounts in Kaiser Federal Bank would be entitled, pro rata to the value of their accounts and to distribution of any assets of K-Fed Mutual Holding Company remaining after the claims of all creditors of Kaiser Federal Bank are satisfied. Stockholders of K-Fed Bancorp will have no liquidation or other rights with respect to Kaiser Federal Bank solely as stockholders.

     In the event of a liquidation, dissolution or winding up of K-Fed Bancorp, each holder of shares of the common stock would be entitled to receive, after payment of all debts and liabilities of K-Fed Bancorp, a pro rata portion of all assets of K-Fed Bancorp available for distribution to holders of the common stock.

     There currently are no plans to liquidate Kaiser Federal Bank, K-Fed Bancorp or K-Fed Mutual Holding Company

     TAX EFFECTS OF THE STOCK OFFERING. K-Fed Bancorp and Kaiser Federal Bank have received an opinion from their special counsel, Jenkens & Gilchrist, A Professional Corporation, Dallas, Texas, as to the material federal income tax consequences of the stock offering on Kaiser Federal Bank and K-Fed Bancorp, and as to the generally applicable material federal income tax consequences of the stock offering on Kaiser Federal Bank's account holders and to persons who purchase common stock in the offering. This opinion has been filed as an exhibit to K-Fed Bancorp's registration statement with the Securities and Exchange Commission ("SEC") of which this prospectus is a part.

     The opinion provides that:

     o K-Fed Bancorp will incur no gain or loss upon its receipt of money in exchange for the issuance of shares of its common stock; and

     o no gain or loss will be recognized by Kaiser Federal Bank's eligible account holders and supplemental eligible account holders upon the distribution to them of non-transferable subscription rights to purchase common stock.

     The opinion of Jenkens & Gilchrist, A Professional Corporation, is based in part upon, and subject to the continuing validity in all material respects through the date of the completion of the stock offering of various representations of Kaiser Federal Bank, upon assumptions and qualifications, including that the stock offering is completed in the manner and according to the terms provided in the plan of stock issuance. This opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change and any change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in this opinion, or that this opinion will be upheld by the courts if challenged by the IRS.

     K-Fed Bancorp and Kaiser Federal Bank have also obtained an opinion from RSM McGladrey, Inc., Riverside, California, that the tax effects of the stock offering under California tax laws will be substantially the same as described above with respect to federal income tax laws.

     K-Fed Bancorp and Kaiser Federal Bank have received a letter from RP Financial LC., stating its belief that the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and give the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of these rights would be taxable probably only to those eligible subscribers who exercise the subscription rights, either as a capital gain or ordinary income, in an amount equal to such value, and K-Fed Bancorp and Kaiser Federal Bank could recognize gain on any distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, the letter of RP Financial, LC. is not binding on the IRS, and the IRS could disagree with conclusions reached in the letter. In the event of any disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

HOW WE DETERMINED OUR PRICE AND THE NUMBER OF SHARES TO BE SOLD IN THE STOCK OFFERING

     The plan of stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of K-Fed Bancorp and Kaiser Federal Bank, as determined on the basis of an independent valuation. Kaiser Federal Bank has retained RP Financial, LC. to make this valuation. RP Financial, LC. is a firm with extensive experience in the valuation of companies undertaking a stock offering such as the proposed offering of K-Fed Bancorp. Kaiser Federal Bank selected RP Financial, LC. based upon its experience and reputation in valuing stock offerings by issuers such as K-Fed Bancorp. For its services in making this appraisal, RP Financial, LC.'s fees and out-of-pocket expenses are estimated to be $63,000. Kaiser Federal Bank has agreed to indemnify RP Financial, LC. and any employees of RP Financial, LC. who act for or on behalf of RP Financial, LC. in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Kaiser Federal Bank to RP Financial, LC., unless RP Financial, LC. is determined to be negligent or otherwise at fault.

     RP Financial, LC. issued its appraisal in reliance upon the information contained in this prospectus, including the financial statements. RP Financial, LC. also considered the following factors, among others:

     o the present and projected operating results and financial condition of K-Fed Bancorp and Kaiser Federal Bank, which were prepared by Kaiser Federal Bank then adjusted by RP Financial, LC. to reflect the net proceedings of the offering and the economic and demographic conditions in Kaiser Federal Bank's existing marketing areas;

     o certain historical, financial and other information relating to Kaiser Federal Bank, which were prepared by Kaiser Federal Bank;

     o a comparative evaluation of the operating and financial statistics of Kaiser Federal Bank with those of other similarly situated publicly-traded mutual holding companies;

     o    the aggregate size of the offering of the common stock;

     o the impact of the stock offering on Kaiser Federal Bank's net worth and earnings potential as calculated by RP Financial, LC.;

     o    the proposed dividend policy of K-Fed Bancorp and Kaiser Federal Bank;
          and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

The appraisal also incorporated an analysis of a peer group of publicly-traded mutual holding companies that RP Financial, LC. considered to be comparable to K-Fed Bancorp. The peer group analysis conducted by RP Financial, LC. included a total of 10 publicly-traded mutual holding companies with less than $1 billion in assets. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies, among other factors. RP Financial, LC. applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between K-Fed Bancorp's and the peer group, to K-Fed Bancorp's pro forma earnings and book value to derive the estimated pro forma market value of K-Fed Bancorp.

     In its review of the appraisal provided by RP Financial, LC., the board of directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial, LC. in addition to the factors listed above, and the board of directors believes that these assumptions were reasonable.

     On the basis of the foregoing, RP Financial, LC. has advised K-Fed Bancorp and Kaiser Federal Bank that in its opinion, dated November 7, 2003, and updated as of February 4, 2004, the estimated pro forma market value of K-Fed Bancorp on a fully converted basis ranged from a minimum of $93.5 million to a maximum of $126.5 million with a midpoint of $110.0 million. The board of directors of Kaiser Federal Bank determined that the common stock should be sold at $10.00 per share. Based on the estimated offering range and the purchase price, and taking into account that K-Fed Bancorp must be at least a majority owned subsidiary of K-Fed Mutual Holding Company as long as K-Fed Mutual Holding Company is in mutual form, the number of shares of common stock that K-Fed Bancorp will issue will range from between 3,655,000 shares and 4,945,000 shares, with a midpoint of 4,300,000 shares. The estimated offering range may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in the financial condition of K-Fed Bancorp and Kaiser Federal Bank or market conditions generally. In the event the estimated market value is updated to amend the value of K-Fed Bancorp on a fully converted basis below $93.5 million or above $145.5 million, which is the maximum of the estimated fully converted valuation range, as adjusted by 15%, a new appraisal will be filed with the Office of Thrift Supervision.

     Based upon current market and financial conditions and recent practices and policies of the Office of Thrift Supervision, in the event K-Fed Bancorp receives orders for common stock in excess of $49.5 million (the maximum of the estimated offering range) and up to $56.9 million (the maximum of the estimated offering range, as adjusted by 15%), K-Fed Bancorp may be required by the Office of Thrift Supervision to accept all such orders. No assurances, however, can be made that K-Fed Bancorp will receive orders for common stock in excess of the maximum of the estimated offering range or that, if these orders are received, that all such orders will be accepted because K-Fed Bancorp's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial, LC. which reflects an increase in the valuation and the approval of the increase by the Office of Thrift Supervision. In addition, an increase in the number of shares above 5,686,750 shares, will first be used, if necessary, to fill the order of the employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the stock offering.

     The following table presents a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for K-Fed Bancorp, reflecting the pro forma impact of the stock offering. Compared to the average pricing ratios of the peer group, K-Fed Bancorp's pro forma midpoint pricing ratios at the midpoint of the offering range indicated a premium of 45% on a price-to-earnings basis, a discount of 19% on a price-to-book basis and a discount of 22% on a price-to-tangible book value basis. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the stock offering.

                                                                  Pro Forma     Pro Forma
                                                                   Price to      Price to     Pro Forma Price
                                                                   Earnings         Book      to Tangible Book
                                                                 Multiple(1)    Value Ratio        Value
                                                                -------------  -------------  ----------------
K-Fed Bancorp (fully converted basis) as of January 30, 2004
     15% above maximum........................................       70.86x        90.70%          90.70%
     Maximum..................................................       59.60         87.69           87.69
     Midpoint.................................................       50.39         84.46           84.46
     Minimum..................................................       41.68         80.46           80.46

All Fully Converted Thrifts Publicly Traded on the NYSE,
NASDAQ & AMEX as of January 30, 2004
     Averages.................................................       18.01x       168.75%         179.71%
     Medians..................................................       16.63        157.48          170.42

Valuation of Peer Group Institutions (fully converted basis)
as of January 30, 2004
     Averages.................................................       34.68x       104.33%         108.18%
     Medians..................................................       31.82        106.75          108.86

--------------
(1) Reflects earnings for the most recent trailing twelve month period for which data is publicly available.

     RP FINANCIAL, LC.'S VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THESE SHARES. RP FINANCIAL, LC. DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY K-FED BANCORP OR KAISER FEDERAL BANK, NOR DID RP FINANCIAL, LC. VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF K-FED BANCORP OR KAISER FEDERAL BANK. THE VALUATION CONSIDERS KAISER FEDERAL BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF KAISER FEDERAL BANK. MOREOVER, BECAUSE THIS VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE OFFERINGS WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE VALUATION DESCRIBED ABOVE.

     Prior to completion of the stock offering, the maximum of the estimated offering range may be increased up to 15% and the number of shares of common stock may be increased to 5,686,750 shares to reflect changes in market and financial conditions or to fill the orders of the employee stock ownership plan without the resolicitation of subscribers. See "- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the subscription offering.

     No sale of shares of common stock in the stock offering may be completed unless prior to such completion RP Financial, LC. confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of K-Fed Bancorp and Kaiser Federal Bank. If this confirmation is not received, K-Fed Bancorp may cancel the stock offering, extend the offering period and establish a new estimated offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

     Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated offering range or more than 15% above the maximum of such range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Kaiser Federal Bank's current rate of interest on savings accounts, or be permitted to modify or rescind their subscriptions. Any change in the estimated offering range must be approved by the Office of Thrift Supervision.

     An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and K-Fed Bancorp's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and K-Fed Bancorp's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - We intend to grant stock options and restricted stock to the board and management following the stock offering which could reduce your ownership interest" and "Pro Forma Data."

     Copies of the appraisal report of RP Financial, LC., including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Kaiser Federal Bank and the other locations specified under "Additional Information."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     Under the plan of stock issuance, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

     o depositors of Kaiser Federal Bank with account balances of at least $50.00 as of the close of business on October 31, 2001 ("Eligible Account Holders"),

     o tax-qualified employee plans, including the employee stock ownership plan ("Tax-Qualified Employee Plans"), and

     o depositors of Kaiser Federal Bank with account balances of at least $50.00 as of the close of business on December 31, 2003 ("Supplemental Eligible Account Holders").

All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of stock issuance and as described below under "- Limitations on Stock Purchases."

     PREFERENCE CATEGORY NO. 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

     (1)  $150,000 or 15,000 shares of common stock;

     (2) one-tenth of one percent of the total offering of shares of common stock; or

     (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Kaiser Federal Bank in each case as of the close of business on October 31, 2001, the "Eligibility Record Date," subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder's subscription would be 10% of the shares remaining available, up to the amount subscribed for. Subscription rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Plans to purchase shares in excess of the maximum of the estimated offering range.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Kaiser Federal Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding October 31, 2001.

     PREFERENCE CATEGORY NO. 2: TAX-QUALIFIED EMPLOYEE PLANS. Each Tax-Qualified Employee Plan, including the employee stock ownership plan, shall be entitled to receive, without payment therefore, second priority, nontransferable subscription rights to purchase up to 10.0% of the common stock, provided that individually or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10.0% of the shares of common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated offering range. The proposed K-Fed Bancorp Employee Stock Ownership Plan intends to purchase 8.0% of the shares of common stock sold in the stock offering, or 292,400 shares and 395,600 shares based on the minimum and maximum of the estimated offering range, respectively. Subscriptions by the Tax-Qualified Employee Plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and direct community offerings, including subscriptions of any of Kaiser Federal Bank's directors, officers, employees or associates thereof. Subscription rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Preference Category No. 1; provided, however, that notwithstanding any other provisions of the plan of stock issuance to the contrary, the Tax-Qualified Employee Plan shall have a first priority subscription right to the extent that the total number of shares of common stock sold in the stock offering exceeds the maximum of the estimated offering. In the event that the total number of shares offered in the stock offering is increased to an amount greater than then number of shares representing the maximum of the estimated offering range, each Tax-Qualified Employee Plan will have a priority right to purchase any such shares exceeding the maximum of the estimated offering range up to an aggregate of 10.0% of the common stock sold in the stock offering. See "Management - Benefits - Employee Stock Ownership Plan."

     PREFERENCE CATEGORY NO. 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and Tax Qualified Employee Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

     (1)  $150,000 or 15,000 shares of common stock;

     (2) one-tenth of one percent of the total offering of shares of common stock; or

     (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Kaiser Federal Bank in each case on the close of business on December 31, 2003, the "Supplemental Eligibility Record Date," subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation, including the number of shares, if any, allocated in accordance with Preference Category No.1, equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The subscription offering will expire at 12:00 noon, Pacific Standard Time, on March 15, 2004 (the "Subscription Expiration Date"), unless extended for up to 45 days or for such additional periods by K-Fed Bancorp and Kaiser Federal Bank as may be approved by the Office of Thrift Supervision. The subscription offering may not be extended beyond March 1, 2006. Subscription rights which have not been exercised prior to the subscription expiration date, unless extended, will become void.

     K-Fed Bancorp and Kaiser Federal Bank will not execute orders until at least the minimum number of shares of common stock, 3,655,000 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Kaiser Federal Bank pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, K-Fed Bancorp and Kaiser Federal Bank will notify subscribers of the extension of time and of any rights of subscribers to confirm, modify or rescind their subscriptions.

DIRECT COMMUNITY OFFERING

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, we anticipate we will offer shares pursuant to the plan of stock issuance to members of the general public who receive a prospectus, with a preference given to natural persons residing in Los Angeles, San Bernardino and Santa Clara Counties, California. These natural persons are referred to as preferred subscribers. No person may subscribe for or purchase more than $150,000 of common stock in the direct community offering, if any, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases." K-Fed Bancorp and Kaiser Federal Bank may limit total subscriptions in the direct community offering so as to assure that the number of shares available for the syndicated community offering may be up to a specified percentage of the number of shares of common stock. Orders for stock received in any community offering must first be filled to a maximum of two percent of the shares offered in the stock offering and any remaining shares must be allocated on an equal number of shares per order until all orders have been filled.

     Finally, K-Fed Bancorp and Kaiser Federal Bank may reserve shares offered in the direct community offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any direct community offering will be subject to the right of K-Fed Bancorp and Kaiser Federal Bank, in their sole discretion, to accept or reject any orders in whole or in part from any person either at the time of receipt of an order or as soon as practicable following the Subscription Expiration Date. The direct community offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by K-Fed Bancorp and Kaiser Federal Bank, and shall commence concurrently with, during or promptly after the subscription offering.

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

SYNDICATED COMMUNITY OFFERING

     As a final step in the stock offering, the plan of stock issuance provides that, if feasible, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Keefe Bruyette & Woods as agent for K-Fed Bancorp. We call this the syndicated community offering. We expect that the syndicated community offering will commence as soon as practicable after termination of the subscription offering and the direct community offering, if any. We, in our sole discretion, have the right to reject orders in whole or in part received in the syndicated community offering. Neither Keefe, Bruyette & Woods nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods has agreed to use its best efforts in the sale of shares in the syndicated community offering. Orders for stock received in any syndicated community offering must first be filled to a maximum of two percent of the shares offered in the stock offering and any remaining shares must be allocated on an equal number of shares per order until all orders have been filled.

     The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and direct community offering. No person may purchase more than $150,000 of common stock in the syndicated community offering, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases."

     Keefe, Bruyette & Woods may enter into agreements with broker-dealers to assist in the sale of the shares in the syndicated community offering, although no agreements of this kind exist as of the date of this prospectus. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Keefe, Bruyette & Woods will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers.

     During the subscription offering and direct community offering, selected dealers may only solicit indications of interest from their customers to place orders with K-Fed Bancorp as of a certain order date for the purchase of shares of K-Fed Bancorp common stock. If Keefe, Bruyette & Woods and K-Fed Bancorp believe that not enough indications of interest and orders have been received in the subscription offering and direct community offering to complete the stock offering, Keefe, Bruyette & Woods will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. The selected dealers will send confirmations of the orders to these customers on the next business day after the order date. The selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date.

     Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, the selected dealers will deposit funds to the account established by Kaiser Federal Bank for each selected dealer. Each customer's funds forwarded to Kaiser Federal Bank, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Kaiser Federal Bank from the selected dealers, funds will earn interest at Kaiser Federal Bank's current rate on savings accounts until the completion or termination of the stock offering. Funds will be promptly returned, with interest, in the event the stock offering is not consummated as described above.

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

     The syndicated community offering will be completed within 90 days after the termination of the subscription offering, unless extended by K-Fed Bancorp with the approval of the Office of Thrift Supervision. The syndicated community offering may not be extended past March 1, 2006. See "- How We Determined Our Price and the Number of Shares to be Sold in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

PERSONS WHO ARE NOT PERMITTED TO PARTICIPATE IN THE STOCK OFFERING

     K-Fed Bancorp will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of stock issuance reside. However, K-Fed Bancorp is not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

     o the number of persons otherwise eligible to subscribe for shares under the plan of stock issuance who reside in such jurisdiction is small;

     o the granting of subscription rights or the offer or sale of shares of common stock to these persons would require any of K-Fed Bancorp and Kaiser Federal Bank or their officers, directors or employees, under the laws of that jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in that jurisdiction or to qualify as a foreign corporation or file a consent to service of process in that jurisdiction; or

     o the registration, qualification or filing in the judgment of K-Fed Bancorp would be impracticable or unduly burdensome for reasons of cost or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, K-Fed Bancorp will base its decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register K-Fed Bancorp or Kaiser Federal Bank, its officers, directors or employees as brokers, dealers or salesmen.

LIMITATIONS ON STOCK PURCHASES

     The plan of stock issuance includes the following limitations on the number of shares of K-Fed Bancorp common stock which may be purchased in the stock offering:

     (1) No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

     (2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

          (a)  $150,000 or 15,000 shares of common stock;

          (b) one-tenth of one percent of the total offering of shares of common stock; or

          (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Kaiser Federal Bank in each case as of the close of business on the Eligibility Record Date, SUBJECT TO THE OVERALL LIMITATION IN CLAUSE (6) BELOW;

     (3) The Tax-Qualified Employee Plans, including an employee stock ownership plan, may purchase in the aggregate up to 10.0% of the shares of common stock issued in the stock offering, and including any additional shares sold in the event of an increase in the estimated offering range; although at this time the employee stock ownership plan intends to purchase only 8.0% of the shares sold in the stock offering;

     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

          (a)  $150,000 or 15,000 shares of common stock;

          (b) one-tenth of one percent of the total offering of shares of common stock; or

          (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Kaiser Federal Bank in each case as of the close of business on the Supplemental Eligibility Record Date, SUBJECT TO THE OVERALL LIMITATION IN CLAUSE (6) BELOW;

     (5) Persons purchasing shares of common stock in the direct community or syndicated public offering may purchase in the direct community or syndicated community offering respectively, up to $150,000 or 15,000 shares of common stock, SUBJECT TO THE OVERALL LIMITATION IN CLAUSE
          (6) BELOW;

     (6) EXCEPT FOR THE TAX-QUALIFIED EMPLOYEE PLANS, IRRESPECTIVE OF THE PURCHASE LIMITATIONS SET FORTH IN CLAUSES 2(C) AND 4(C) ABOVE, THE MAXIMUM NUMBER OF SHARES OF K-FED BANCORP COMMON STOCK SUBSCRIBED FOR OR PURCHASED IN ALL CATEGORIES OF THE OFFERINGS BY ANY PERSON, TOGETHER WITH ASSOCIATES OF AND GROUPS OF PERSONS ACTING IN CONCERT WITH SUCH PERSONS, SHALL NOT EXCEED $600,000 OR 60,000 SHARES OF THE COMMON STOCK SOLD IN THE STOCK OFFERING; AND

     (7) No more than 27% of the total number of shares offered for sale in the stock offering may be purchased by directors and officers of Kaiser Federal Bank and their associates in the aggregate, excluding purchases by Tax-Qualified Employee Plans.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, the boards of directors of K-Fed Bancorp and Kaiser Federal Bank may, in their sole discretion, increase the individual amount permitted to be subscribed for to a maximum of 9.99% of the number of shares sold in the stock offering, provided that orders for shares exceeding 5% of the shares being offered in the stock offering shall not exceed, in the aggregate, 10% of the shares being offered in the stock offering. Requests to purchase additional shares of common stock will be allocated by the boards of directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

     The term "associate" when used to indicate a relationship with any person means:

     o any corporation or organization (other than Kaiser Federal Bank, K-Fed Bancorp, or a majority-owned subsidiary of either of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

     o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

     o any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Kaiser Federal Bank, K-Fed Bancorp or any subsidiary of Kaiser Federal Bank, or K-Fed Bancorp or any affiliate thereof; and

     o any person acting in concert with any of the persons or entities specified above;

provided, however, that Tax-Qualified or Non-Tax Qualified Employee Plans will not be deemed to be an associate of any director or officer of K-Fed Bancorp or Kaiser Federal Bank, to the extent provided in the plan of stock issuance. When used to refer to a person other than an officer or director of Kaiser Federal Bank, the board of directors of Kaiser Federal Bank or officers delegated by the board of directors in their sole discretion may determine the persons that are associates of other persons.

     The term "acting in concert" is defined to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax Qualified Employee Plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will each be delegated. The determination of whether a group is acting in concert shall be made solely by the board of directors of Kaiser Federal Bank or officers delegated by such board of directors and may be based on any evidence upon which such board or delegatee chooses to rely.

MARKETING ARRANGEMENTS

         We have retained Keefe, Bruyette & Woods as our financial and marketing advisor to consult with and to advise Kaiser Federal Bank, and to assist K-Fed Bancorp, on a best efforts basis, in the distribution of the shares of common stock in the subscription offering and direct community offering. The services that Keefe, Bruyette & Woods will provide include, but are not limited to:

     o training the employees of Kaiser Federal Bank who will perform ministerial functions in the subscription offering and direct community offering regarding the mechanics and regulatory requirements of the stock offering process;

     o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders; and

     o    preparing marketing materials.

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

     For its services, Keefe, Bruyette & Woods will receive a management fee of $25,000 and a success fee of 1.35% of the aggregate purchase price of the shares sold in the stock offering, less any shares of common stock sold to our directors, officers and employees and the Tax-Qualified Employee Plans. The success fee paid to Keefe, Bruyette & Woods will be reduced by the amount of the management fee. In the event that selected dealers are used to assist in the sale of shares of K-Fed Bancorp common stock in the direct community offering, these dealers will be paid a fee of up to 5.5% of the total purchase price of the shares they sell. K-Fed Bancorp and Kaiser Federal Bank have agreed to indemnify Keefe, Bruyette & Woods against claims or liabilities, including liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods may be required to make in connection with any such claims or liabilities.

     Sales of shares of K-Fed Bancorp common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods or by the broker-dealers managed by Keefe, Bruyette & Woods. Keefe, Bruyette & Woods has undertaken that the shares of K-Fed Bancorp common stock will be sold in a manner which will ensure that the distribution standards of the Nasdaq Stock Market will be met. A stock information center will be established at Kaiser Federal Bank's office located at 1359 N. Grand Avenue, Covina, California. K-Fed Bancorp will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of K-Fed Bancorp common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of K-Fed Bancorp common stock in those states where the law permits. No officer, director or employee of K-Fed Bancorp or Kaiser Federal Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock. Keefe, Bruyette & Woods has not prepared a report or opinion constituting recommendations or advice to Kaiser Federal Bank or K-Fed Bancorp in connection with the stock offering. In addition, Keefe, Bruyette & Woods has expressed no opinion as to the prices at which K-Fed Bancorp common stock to be offered in the stock offering may trade.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION OFFERING

     To ensure that each purchaser receives a prospectus at least 48 hours before the Subscription Expiration Date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

     To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Kaiser Federal Bank, which may be given by completing the appropriate blanks in the order form, must be received by Kaiser Federal Bank by 12:00 Noon, Pacific Standard Time, on the Subscription Expiration Date, unless extended. In addition, K-Fed Bancorp and Kaiser Federal Bank will require a prospective purchaser to execute a certification in the form required by applicable Office of Thrift Supervision regulations in connection with any sale of common stock. Order forms which are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, K-Fed Bancorp will not accept orders submitted on photocopied or facsimiled order forms nor order forms unaccompanied by an executed certification form. K-Fed Bancorp has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of K-Fed Bancorp, unless the stock offering has not been completed within 45 days after the end of the subscription offering, or this period has been extended.

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

     In order to ensure that Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, October 31, 2001, or the Supplemental Eligibility Record Date, December 31, 2003, must list all accounts on the stock order form giving all names in each account and the account numbers.

     Payment for subscriptions may be made:

     o    by check or money order;

     o by authorization of withdrawal from deposit accounts maintained with Kaiser Federal Bank (including a certificate of deposit); or

     o in cash, if delivered in person at any office of Kaiser Federal Bank, although we request that you exchange cash for a check with any of our tellers.

No wire transfers will be accepted. Payments for shares subscribed for, other than withdrawals from a deposit account at Kaiser Federal Bank, will be deposited in a segregated deposit account at Kaiser Federal Bank or in a trust account at PFF Bank & Trust, Pomona, California, an FDIC insured financial institution. Interest will be paid on payments made by cash, check or money order at our then-current savings account rate from the date payment is received until completion of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of the K-Fed Bancorp common stock has been sold or the plan of stock offering is terminated, whichever is earlier.

     If a subscriber authorizes Kaiser Federal Bank to withdraw the amount of the purchase price from his deposit account, Kaiser Federal Bank will do so as of the effective date of the completion of the stock offering. Kaiser Federal Bank will waive any applicable penalties for early withdrawal from certificate accounts.

     In the event of an unfilled amount of any subscription order, Kaiser Federal Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the stock offering. If for any reason the stock offering is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Kaiser Federal Bank.

     If any Tax-Qualified Employee Plans or Non-Tax Qualified Employee Plans subscribe for shares during the subscription offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but rather, may pay for shares of common stock subscribed for at the purchase price upon completion of the subscription offering and direct community offering, if all shares are sold, or upon completion of the syndicated community offering if shares remain to be sold in that offering. In the event that, after the completion of the subscription offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified and Non-Tax Qualified Employee Plans will be entitled to increase their subscription by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.

     Owners of self-directed IRA may use the assets of their IRAs to purchase shares of K-Fed Bancorp common stock in the subscription offering and direct community offering. Federal law requires that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the offerings make the purchases for the exclusive benefit of the IRAs. IRAs maintained at Kaiser Federal Bank are not self-directed IRAs and any interested parties wishing to use IRA funds for stock purchases may do so, but are advised to contact the stock information center at (877) 848-4663 for additional information as soon as possible.

     The records of Kaiser Federal Bank will be deemed to control with respect to all matters related to the existence of subscription rights and one's ability to purchase shares of common stock in the subscription offering.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

     Pursuant to rules and regulations of the Office of Thrift Supervision, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of stock issuance or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for that person's account. Each person exercising subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that the person has no agreement or understanding regarding the sale or transfer of the shares. Regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the stock offering.

     We will refer to the Office of Thrift Supervision any situations that we believe may involve a transfer of subscription rights and will not honor orders believed by us to involve the transfer of these rights.

DELIVERY OF CERTIFICATES

     Certificates representing common stock issued in the stock offering will be mailed by K-Fed Bancorp's transfer agent to the persons entitled thereto at the addresses of the persons appearing on the stock order form as soon as practicable following completion of the stock offering. Any certificates returned as undeliverable will be held by K-Fed Bancorp until claimed by persons legally entitled to them or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, they may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

REQUIRED APPROVALS

     Various approvals of the Office of Thrift Supervision are required in order to consummate the stock offering. The Office of Thrift Supervision has approved the plan of stock issuance subject to standard conditions.

     K-Fed Bancorp is required to make certain filings with state securities regulatory authorities in connection with the issuance of K-Fed Bancorp common stock in the offerings.

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

JUDICIAL REVIEW

     Any person harmed by a final action of the Office of Thrift Supervision which approves, with or without conditions, or disapproves a plan of stock issuance may obtain review of this action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of the person is located, or in the United States Court of Appeals for the District of Columbia, a written petition asking that the final action of the Office of Thrift Supervision be modified, terminated or set aside. This petition must be filed within 30 days after the mailing of this prospectus. The further procedure for review is as follows: A copy of the petition is promptly transmitted to the Office of Thrift Supervision by the clerk of the court and then the Office of Thrift Supervision files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the Office of Thrift Supervision. Review of these proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER THE STOCK OFFERING

     All shares of common stock purchased in connection with the stock offering by a director or an executive officer of K-Fed Bancorp and Kaiser Federal Bank will be subject to a restriction that the shares not be sold for a period of one year following the stock offering except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

     Purchases of common stock of K-Fed Bancorp by directors, executive officers and their associates during the three-year period following completion of the stock offering may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of K-Fed Bancorp's outstanding common stock or to purchases of stock pursuant to an employee stock benefit plan.

     Pursuant to Office of Thrift Supervision regulations, in general K-Fed Bancorp may not repurchase any shares of the common stock, for a period of one year following the stock offering, other than pursuant to (a) an offer to all stockholders on a pro rata basis which is approved by the Office of Thrift Supervision or (b) through open market purchases of up to five percent of the outstanding stock where extraordinary circumstances exist.

                     PROPOSED STOCK PURCHASES BY MANAGEMENT

     The following table sets forth, for each of Kaiser Federal Bank's directors and executive officers both individually and as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through IRAs and by associates. These purchases are intended for investment purposes only, and not for resale. Directors, officers, their associates and employees will pay the same price as all other purchasers in the stock offering.


                                           At the Minimum of the                       At the Maximum of the
                                         Estimated Offering Range                     Estimated Offering Range
                                         ------------------------                     ------------------------
                                                                     As a Percent                  As a Percent
                                                        Number of      of Shares      Number of      of Shares
          Name                            Amount         Shares         Offered        Shares        Offered
------------------------------         -----------    ------------  -------------   ------------   -----------
Directors:
----------

Kay M. Hoveland                           $300,000        30,000         0.82%         30,000           0.61%

Gerald A. Murbach                          300,000        30,000         0.82          30,000           0.61

Robert C. Steinbach                        300,000        30,000         0.82          30,000           0.61

James L. Breeden                           300,000        30,000         0.82          30,000           0.61

Frank G. Nicewicz                          150,000        15,000         0.41          15,000           0.30

Rita H. Zwern                              150,000        15,000         0.41          15,000           0.30

Marilyn T. Owsley                          300,000        30,000         0.82          30,000           0.61


Executive Officers:
-------------------

Daniel A. Cano                             300,000        30,000         0.82          30,000           0.61

Nancy J. Huber                             150,000        15,000         0.41          15,000           0.30

Jeanne R. Thompson                         300,000        30,000         0.82            30,000         0.61

All directors and executive
officers as a group (10 persons)        $2,550,000       255,000         6.98%        255,000           5.16%
                                        ==========       =======         ====         =======           ====

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which are based on assumptions and describe future plans, strategies and expectations of K-Fed Bancorp and Kaiser Federal Bank. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar words. Our ability to predict results or the actual effect of future plans or strategies is uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, economic conditions in the state of California, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, fiscal policies of the California State Government, the quality or composition of our loan or investment portfolios, demand for loan products, competition for and the availability of, loans that we purchase for our portfolio, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and you should not rely too much on these statements.

GENERAL

     The following discussion is intended to assist in understanding the financial condition and results of operations of Kaiser Federal Bank. The discussion and analysis does not include any comments relating to K-Fed Bancorp, since K-Fed Bancorp has no significant operations. The information contained in this section should be read in conjunction with the financial statements and the accompanying notes to the consolidated financial statements and other sections contained in this prospectus.

     Our results of operations depend primarily on our net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans and investment securities, and interest expense on interest-bearing liabilities, which principally consist of deposits and borrowings. Our results of operations also are affected by the level of our provisions for loan losses, non-interest income and non-interest expenses. Non-interest income consists primarily of service charges on deposit accounts and ATM fees and charges. Non-interest expense consists primarily of salaries and employee benefits, occupancy, equipment, data processing, and ATM costs. Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

     Following the completion of the stock offering we will have an employee stock ownership plan. We also intend to adopt, subject to stockholder approval, a restricted stock plan and a stock option plan. The implementation of the employee stock ownership plan and the restricted stock plan will affect our results of operations as a component of employee compensation expense. The employee stock ownership plan will result in employee compensation expense equal to the current market price of the shares being released and allocated to the participants in the plan for that year. The effect the restricted stock plan will have on employee compensation expense will be equal to the current market price of the shares being awarded to the employees receiving the shares recognized as compensation expense over the vesting period of the shares. Kaiser Federal Bank may currently elect to account for stock option awards issued to employees under Accounting Principles Board Opinion ("APB") No. 25 which requires recognition of compensation expense based on the intrinsic value of the award at the measurement date, which is generally the date of grant. The intrinsic value is equal to the difference between the current market price of the stock and the exercise price of the stock option award. Since the options to be issued are intended to have an exercise price equal to the current market price of the stock there will be no compensation expense recognized on these awards. See "Pro Forma Data."

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     In reviewing and understanding financial information for Kaiser Federal Bank, you are encouraged to read and understand the significant accounting policies used in preparing our consolidated financial statements.

     These policies are described in Note 1 to the consolidated financial statements. The accounting and financial reporting policies of Kaiser Federal Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results.

     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will cover known and inherent losses in the loan portfolio, based on evaluations of the collectibility of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, peer group information, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions.

     Our methodology for analyzing the allowance for loan losses consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience for consumer loans and peer group loss experience for real estate loans, adjusted for qualitative factors.

     While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require the recognition of adjustments to the allowance for loan losses based on its judgment of information available to it at the time of its examination.

     LOANS: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and deferred net loan origination fees, and increased by premiums on purchased loans. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the effective interest method over the remaining lives of the associated loans. Loan premiums on purchased loans are accreted into interest income as a yield adjustment over the estimated lives of the loan pools using the effective interest method.

     INVESTMENTS: Investments, mortgage-backed securities and collateralized mortgage obligations that Kaiser Federal Bank has both the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at cost. Purchase premiums and discounts on mortgage-backed securities and collateralized mortgage obligations are amortized and accreted to interest income using the effective interest method, taking into consideration assumed prepayment patterns.

MANAGEMENT STRATEGY

     Our strategy is to operate as an independent financial institution dedicated to serving the needs of customers in our market area, which extends from Southern California to the San Francisco Bay area as a result of our history as a credit union serving the employees of the Kaiser Permanente Medical Care Program. We intend to continue to attract retail deposits, with the goal of expanding the deposit base, relying on organic growth within our current branch infrastructure and our ATM network. We have been able to achieve deposit growth in excess of the market average over the last several years by pricing our deposits at a premium to the market. We may not necessarily continue that strategy in the future. We expect our customers to use remote access methods such as our call center and audio response unit as well as internet banking and bill payer to access their accounts, which allows us to minimize the need for "bricks" and "mortar" branches. We project that the majority of the deposits will be used to originate or purchase residential real estate, multi-family or commercial real estate loans. A majority of our loan portfolio consists of loans that we have purchased, using our own underwriting standards. We will continue to rely on purchased and broker sourced loans as a method of reducing costs relating to other institutions relying primarily on internally generated loans. Our commitment is to provide a reasonable range of products and services to meet the needs of our customers. As part of this commitment, we will continue the course established over the past few years of increasing our involvement in real estate lending as well as meeting our customers' automobile loan demand. Our goal is to grow Kaiser Federal Bank while providing cost effective services to our market area. Financial highlights of our strategy include:

     CONTINUING ASSET GROWTH AND EARNING ASSET GROWTH. We have been successful since our 1999 conversion from a credit union to a federal savings association in growing total assets and earning assets. Total assets have grown $256.1 million, or 133.0%, from an October 31, 1999 total of $192.5 million to a September 30, 2003 total of $448.6 million resulting in a compounded growth rate of 23.2%. Further, earning assets have grown $249.9 million, or 133.2%, from an October 31, 1999 total of $187.6 million to a September 30, 2003 total of $437.5 million. The addition of new capital will allow us to continue to grow our assets and further enhance profitability. Our rapid growth was funded primarily by deposit growth and a $50,000,000 loan from the Federal Home Loan Bank. We currently plan a more moderate rate of growth in order to account for potential deposit outflows resulting from improvement in the equity markets and as reflected in the three year business plan for Kaiser Federal Bank filed with the Office of Thrift Supervision as part of the stock offering which projects annualized asset growth at a rate of 15% as well as the repayment of the loan in 2005.

     CONTINUING AS A DIVERSIFIED LENDER. We have been successful over the past few years in growing and diversifying our loan portfolio. Since our 1999 thrift charter conversion, we have shifted our loan portfolio from primarily consumer loans to multi-family, and non-residential real estate loans, which represents 23.1% of our loan portfolio at September 30, 2003. After the stock offering, we intend to continue our emphasis on originating and purchasing real estate secured loans.

     CONTINUING OUR STRONG ASSET QUALITY. Since 1999, our fiscal year-end ratio of non-performing assets to total assets has not exceeded 0.22% of total assets and at September 30, 2003, this ratio was 0.05%.

     STRONG CAPITAL POSITION. As a result of our conservative risk management and profitability, we have historically maintained a strong capital position. Our equity to total assets ratio was 14.86% at June 30, 1999 and has been reduced through asset growth to 8.00% at September 30, 2003. Additional capital will allow us to maintain a strong capital ratio while continuing growth.

     All of these initiatives are designed to improve our profitability.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2003 AND JUNE 30, 2003.

     GENERAL. Total assets increased by $14.8 million, or 3.4%, to $448.6 million at September 30, 2003 from $433.8 million at June 30, 2003. The increase reflected growth in our held-to-maturity investment portfolio of $24.8 million to $39.0 million from $14.2 million, offset by a decrease in our net loan portfolio of $12.5 million to $377.1 million from $389.6 million. To fund the increase in assets, deposits increased $14.4 million to $360.6 million from $346.2 million.

     ASSETS. Our net loan portfolio decreased $12.5 million, or 3.2%, to $377.1 million at September 30, 2003 from $389.6 million at June 30, 2003. This decrease was primarily attributable to significant increases in the volume of one- to four-family real estate loan prepayments experienced during the period, which resulted in a decline in this portfolio of $32.6 million, or 12.6%, to $227.0 million from $259.6 million. With low interest rates prevailing during this period, our California based loans were refinanced more than once when homeowners sold their homes to move up in size or value without increasing their mortgage payment. Originated and purchased real estate loans were not sufficient during this period to cover usual loan payments and the prepayments. Other decreases in the loan portfolio occurred in the consumer loan portfolio, which decreased $3.4 million, or 5.1% to $63.0 million from $66.4 million. This seasonal decline is historical as it precedes the available new car models and consumer holiday spending. These decreases in the portfolio were partially offset by the planned increases in the multi-family and commercial real estate loan portfolio, which increased $23.5 million, or 37.0%, to $87.0 million from $63.5 million, providing a higher yield with a strong collateral value in the expanding population of southern California.

     Our investment portfolio increased $24.8 million, or 174.6%, to $39.0 million at September 30, 2003 from $14.2 million at June 30, 2003. The increase is attributable to the purchase of additional collateralized mortgage obligations from cash received through significant prepayments realized in the one- to four-family real estate loan portfolio and growth in deposits. Interest bearing deposits in other financial institutions decreased $5.5 million to $891,000 from $6.4 million as a result of the maturity of time deposits.

     DEPOSITS AND BORROWINGS. Total deposits increased $14.4 million, or 4.2%, to $360.6 million at September 30, 2003 from $346.2 million at June 30, 2003. This growth resulted from increases in interest bearing deposits of $18.6 million to $334.7 million from $316.1 million as a result of our competitive rate structure and advertising initiatives, partially offset by a decrease in non-interest bearing demand deposits of $4.2 million to $25.9 million from $30.1 million. The decline in non-interest bearing demand deposits and checking accounts is a result of the timing when more than $15 million in biweekly payroll direct deposits are received. In June 2003, it was the 27th of the month while in September 2003 it was the 19th of the month . Federal Home Loan Bank advances remained the same as the June 30, 2003 level of advances at $50.0 million.

     EQUITY. Total stockholder's equity increased by $526,000 to $35.9 million at September 30, 2003, as a result of the retention of earnings, including a $50,000 distribution made in order to capitalize K-Fed Mutual Holding Company, the parent company of K-Fed Bancorp. Our equity to assets ratio under GAAP was 8.00% at September 30, 2003 compared to 8.16% at June 30, 2003.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2003 AND JUNE 30, 2002.

     GENERAL. Our total assets increased by $144.6 million, or 50.0%, to $433.8 million at June 30, 2003 compared to $289.2 million at June 30, 2002. The increase reflected growth in our net loan portfolio of $152.7 million to $389.6 million from $236.9 million, with an offsetting decrease in investment securities and interest-bearing deposits in other financial institutions of $22.5 million to $20.7 million from $43.2 million. To fund the increase in assets, deposits increased $94.2 million to $346.2 million from $252.0 million, and Federal Home Loan Bank advances increased $48.0 million to $50.0 million from $2.0 million.

     ASSETS. Our net loan portfolio increased $152.7 million, or 64.5%, from $236.9 million at June 30, 2002 to $389.6 million at June 30, 2003. The increase in the loan portfolio was primarily due to our efforts to expand Kaiser Federal Bank's real estate loan portfolio through purchasing whole-loan pools from third-party originators as well as increased loan demand as borrowers sought to take advantage of lower market interest rates. The loan portfolio increased in all categories, with the largest contributors being one- to four-family adjustable-rate residential loans, which increased $113.2 million, or 153.8%, to $186.8 million from $73.6 million. The multi-family real estate portfolio increased by $22.0 million to $42.3 million from $20.3 million. In addition, the commercial real estate loan portfolio increased $13.7 million to $21.3 million from $7.6 million. Other increases in the loan portfolio were generated in the one- to four-family fixed rate residential loan portfolio, which increased $1.1 million to $72.8 million from $71.7 million and the consumer loan portfolio, which increased $1.5 million to $66.4 million from $64.9 million.

     Cash and cash equivalents increased $11.9 million, or 276.7%, to $16.2 million at June 30, 2003 from $4.3 million at June 30, 2002 due to repayments of loans and interest bearing deposits in other financial institutions maturing during the period. These funds were invested in short-term assets in order to provide partial funding to satisfy Kaiser Federal Bank's commitment to purchase $19.1 million of residential real estate loans in August 2003 and $2.5 million in multi-family real estate loan participations in July 2003.

     Our investment portfolio decreased $5.6 million to $14.2 million at June 30, 2003 from $19.8 million at June 30, 2002. The decrease was primarily due to the repayment of principal on mortgage-backed and related securities. Our interest-bearing deposits in other financial institutions decreased $17.0 million to $6.4 million at June 30, 2003 from $23.4 million at June 30, 2002. The decrease was due to the maturity and repayment of time-deposit accounts, the proceeds of which were used to provide for funding increases in the loan portfolio.

     DEPOSITS. Our total deposits increased $94.2 million, or 37.4%, to $346.2 million at June 30, 2003 from $252.0 million at June 30, 2002 as a result of our marketing initiatives and paying competitive interest rates. This growth resulted from increases in interest-bearing deposits of $91.0 million, to $316.1 million from $225.1 million, and non-interest-bearing deposits of $3.2 million, to $30.1 million from $26.9 million for the same time period. The additional funding was used to support loan growth. The increase in deposit accounts is primarily attributable to our decision to maintain the expansion and diversification of Kaiser Federal Bank's customer base since its conversion from a credit union charter.

     BORROWINGS. Federal Home Loan Bank advances increased $48.0 million to $50.0 million at June 30, 2003 from $2.0 million at June 30, 2002. We used the borrowings for the funding and purchase of loans and as part of our capital and interest rate risk management strategies. We borrowed funds from the Federal Home Loan Bank to fund attractive loan opportunities in order to increase interest-earning assets and enhance earnings for Kaiser Federal Bank. We borrowed these funds to leverage our capital by increasing our asset size and our net interest income.

     EQUITY. Total equity increased $2.4 million, or 7.3%, to $35.4 million at June 30, 2003 from $33.0 million at June 30, 2002. Our equity to assets ratio under GAAP was 8.16% at June 30, 2003 compared to 11.40% at June 30, 2002. The decrease in our equity to assets ratio was a result of our asset growth described above. Total equity for the 12 months ended June 30, 2003 increased as a result of the retention of $2.4 million in net income.

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID

     The following tables sets forth certain information at September 30, 2003 and for the three months ended September 30, 2003 and 2002 and for the years ended June 30, 2003, 2002 and 2001, respectively. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived primarily from month-end balances. Management does not believe that the use of month-end balances rather than daily average balances has caused any material differences in the information presented.

                                                       At                 For the Three Months Ended September 30,
                                                  September 30, ---------------------------------------------------------------
                                                      2003                  2003 4                          2002 4
                                                  ------------- ---------- -------- ----------  --------- ---------- ----------
                                                     Average                         Average                           Average
                                                      Yield/      Average             Yield/     Average                Yield/
                                                      Cost        Balance  Interest    Cost      Balance   Interest     Cost
                                                  ------------- ---------- -------- ----------  --------- ---------- ----------
                                                                                                    (Dollars in Thousands)
INTEREST-EARNING ASSETS
-----------------------
Loans, net (1)(5)............................         4.60%       $382,856   $4,600     4.81%    $244,304    $4,345       7.11%
Securities (2)...............................         4.04          24,147      203     3.36       16,530       180       4.34
Fed Funds....................................         1.03          17,453       51     1.17        3,163        30       3.76
Federal Home Loan Bank stock.................         0.00           2,658       27     4.01        1,014        13       5.08
Interest-bearing deposits in other financial
  institutions                                        1.05           3,515       13     1.44       19,709       185       3.75
Other interest-earning assets................         1.99             430        2     2.05          182         1       3.01
                                                  ------------- ---------- -------- ----------  --------- ---------- ----------
Total interest-earning assets................         4.41         431,059    4,896     4.54      284,903     4,754       6.67
Non-interest earning assets..................                       10,308                          6,559
                                                                ----------                      ---------
Total assets.................................                     $441,367                       $291,461
                                                                ==========                      =========

INTEREST-BEARING LIABILITIES
----------------------------
Money market.................................         1.79%        $91,086   $  419     1.84%    $ 63,625    $  404       2.54%
Savings deposits.............................         0.75          83,114      161     0.77       70,103       218       1.24
Certificates of deposit......................         3.53         151,382    1,378     3.64       96,948     1,104       4.55
FHLB advances................................         2.97          50,000      379     3.03        1,160         9       3.08
                                                  ------------- ---------- -------- ----------  --------- ---------- ----------

Total interest-bearing liabilities...........         2.42         375,582    2,337     2.49      231,836     1,735       2.99
                                                                           --------                       ----------
Non-interest bearing liabilities.............                       30,129                         26,363
                                                                ----------                      ---------
Total liabilities............................                      405,711                        258,199
Stockholders' equity.........................                       35,656                         33,262
                                                                ----------                      ---------
Total liabilities and stockholders' equity...                     $441,367                       $291,461
                                                                ==========                      =========

Net interest/spread..........................         1.99%                  $2,559     2.05%                 $3,019      3.68%
                                                   =============           ======== ==========            ========== ==========
Margin(3)....................................         2.29%                             2.37%                             4.24%
                                                   =============                    ==========                       ==========

Ratio of interest-earning assets to
  interest-bearing liabilities...............                       114.77%                        122.89%
                                                                ==========                      =========

---------------------------------------------------------
(1) Calculated net of deferred fees and allowance for loan losses and includes non-accrual loans.
(2) Calculated based on amortized cost.
(3) Net interest income divided by interest-earning assets.
(4) Rates for three months have been annualized.
(5) Interest income includes loan fees of $131,000 and $81,000 for the three months ended September 30, 2003 and 2002, respectively.

                                                                   For the Year ended June 30,
                                         --------------------------------------------------------------------------
                                                         2003                                   2002
                                         -----------------------------------    -----------------------------------

                                                                   Average                                Average
                                            Average                 Yield/        Average                  Yield/
                                            Balance     Interest     Cost         Balance     Interest      Cost
                                         ------------  ---------  ----------    -----------  ----------  ----------

INTEREST-EARNING ASSETS                                               (Dollars in Thousands)
-----------------------
Loans, net (1)(4)...................        $308,163     $19,149      6.21%       $175,662     $13,588      7.74%
Securities(2).......................          13,614         561      4.12          20,234         967      4.78
Fed Funds...........................          18,498         303      1.64          15,841         390      2.46
Federal Home Loan Bank stock........           2,067          85      4.11             743          38      5.09
Interest-bearing deposits in
  other financial institutions......          11,053         340      3.08          33,321       1,613      4.84
Other interest-earning assets.......             291           6      2.13              45           1      3.03
                                         ------------  ---------  ----------    -----------  ----------  ----------

Total interest-earning assets.......         353,686      20,444      5.78         245,846      16,597      6.75
Non-interest earning assets.........           7,415                                 6,349
                                         ------------                           -----------
Total assets........................        $361,101                              $252,195
                                         ============                           ===========

INTEREST-BEARING LIABILITIES

Money market........................        $ 73,223     $ 1,604      2.19%       $ 46,552     $ 1,243      2.67%
Savings deposits....................          73,524         899      1.22          62,660         933      1.49
Certificates of deposit.............         116,573       4,824      4.14          84,188       4,414      5.24
FHLB advances.......................          34,972       1,038      2.97           2,615          32      1.23
                                         ------------  ---------  ----------    -----------  ----------  ----------

Total interest-bearing liabilities..         298,292       8,365      2.80         196,015       6,622      3.38
                                                       ---------                             ----------
Non-interest bearing liabilities....          28,624                                24,466
                                         ------------                           -----------
Total liabilities...................         326,916                               220,481
Stockholders' equity................          34,185                                31,714
                                         ------------                           -----------
Total liabilities and stockholders'
 equity.............................        $361,101                              $252,195
                                         ============                           ===========

Net interest/spread.................                     $12,079      2.98%                    $ 9,975      3.37%
                                                       =========  ==========                 ==========  ==========
Margin(3)...........................                                  3.42%                                 4.06%
                                                                  ==========                             ==========

Ratio of interest-earning assets to
interest-bearing liabilities........          118.57%                               125.42%
                                         ============                           ===========

                                         -----------------------------------
                                                         2003
                                         -----------------------------------

                                                                   Average
                                            Average                 Yield/
                                            Balance     Interest     Cost
                                         ------------  ---------  ----------

INTEREST-EARNING ASSETS
-----------------------
Loans, net (1)(4)...................        $128,359     $10,903      8.49%
Securities(2).......................          24,270       1,492      6.15
Fed Funds...........................          15,687         819      5.22
Federal Home Loan Bank stock........             631          43      6.78
Interest-bearing deposits in
  other financial institutions......          31,874       1,850      5.81
Other interest-earning assets.......              --          --        --
                                         ------------  ---------  ----------

Total interest-earning assets.......         200,821      15,107      7.52
Non-interest earning assets.........           5,575
                                         -----------
Total assets........................        $206,396
                                         ============

INTEREST-BEARING LIABILITIES

Money market........................        $ 32,913     $ 1,306      3.97%
Savings deposits....................          56,496       1,093      1.94
Certificates of deposit.............          67,727       4,052      5.98
FHLB advances.......................              --           1        --
                                         ------------  ---------  ----------

Total interest-bearing liabilities..         157,136       6,452      4.11
                                                       ---------
Non-interest bearing liabilities....          19,235
                                         ------------
Total liabilities...................         176,371
Stockholders' equity................          30,025
                                         ------------
Total liabilities and stockholders'
 equity.............................        $206,396
                                         ============

Net interest/spread.................                     $ 8,655      3.42%
                                                       =========  ==========
Margin(3)...........................                                  4.31%
                                                                  ==========

Ratio of interest-earning assets to
interest-bearing liabilities........          127.80%
                                         ============

------------------------------
(1) Calculated net of deferred fees and allowance for loan losses and includes non-accrual loans.
(2) Calculated based on amortized cost.
(3) Net interest income divided by interest-earning assets.
(4) Interest income includes loan fees of $443,000, $259,000 and $127,000 for the years ended June 30, 2003, 2002 and 2001, respectively.

RATE/VOLUME ANALYSIS

     The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(1) changes in volume, which are changes in volume multiplied by the old rate;
(2) changes in rate, which are changes in rate multiplied by the old volume; and
(3) changes in rate/volume, which are the changes in rate times the changes in volume.

                                              For the Three Months Ended                      For the Year Ended
                                                     September 30                                  June 30
                                                    2003 vs. 2002                              2003 vs. 2002
                                                 Increase (Decrease)                         Increase (Decrease)
                                                        Due to                                     Due to
                                     ---------------------------------------    -------------------------------------------
                                                            Rate/                                        Rate/
                                      Volume     Rate      Volume     Net        Volume      Rate       Volume       Net
                                     --------  ---------  --------  --------    --------   ----------  ---------  ---------
                                                                                                      (In Thousands)
INTEREST-EARNING ASSETS
-----------------------
Loans, net(1)......................   $2,465    $(1,410)   $(800)     $255       $10,248    $(2,672)   $(2,015)     $5,561
Securities.........................       82        (40)     (19)       23          (316)      (134)        44        (406)
Fed Funds..........................      134        (20)     (93)       21            65       (130)       (22)        (87)
Federal Home Loan Bank stock.......       21         (3)      (4)       14            67         (7)       (13)         47
Interest-bearing deposits in other
financial institutions.............     (152)      (114)      94      (172)       (1,080)      (586)       393      (1,273)
Other interest-earning assets......        1         --       --         1             7         --         (2)          5
                                     --------  ---------  --------  --------    --------   ----------  ---------  ---------

Total interest-earning assets......   $2,551     $(1,587)  $(822)     $142        $8,991    $(3,529)   $(1,615)     $3,847
                                     ========  =========  ========  ========    ========   ==========  =========  =========
INTEREST-BEARING LIABILITIES
----------------------------
Money market.......................   $  173       $(110)  $ (48)     $ 15        $  712    $  (223)     $(128)        361

Savings deposits...................       40         (82)    (15)      (57)          164       (169)       (29)        (34)
Certificates of deposit............      619        (221)   (124)      274         1,692       (926)      (356)        410
FHLB advances......................      376          --      (6)      370           391         46        569       1,006   -
                                     --------  ---------  --------  --------    --------   ----------  ---------  ----------

Total interest-bearing liabilities.   $1,208      $ (413)  $(193)     $602      $2,959      $(1,272)     $  56      $1,743
                                     ========  =========  ========  ========    ========   ==========  =========  ==========

Net interest/spread................   $1,343     $(1,174)  $(629)    $(460)     $6,032      $(2,257)   $(1,671)     $2,104
                                     ========  =========  ========  ========    ========   ==========  =========  ==========

                                              For the Year Ended
                                                    June 30
                                                2002 vs. 2001
                                              Increase (Decrease)
                                                    Due to
                                     ----------------------------------------
                                                           Rate/
                                      Volume     Rate      Volume      Net
                                     --------  ---------  --------  ---------
INTEREST-EARNING ASSETS
-----------------------

Loans, net(1)......................   $4,003     $ (963)   $(355)    $2,685
Securities.........................     (248)      (332)      55       (525)
Fed Funds..........................        8       (433)      (4)      (429)
Federal Home Loan Bank stock.......        8        (11)      (2)        (5)
Interest-bearing deposits in other
financial institutions.............       83       (306)     (14)      (237)
Other interest-earning assets......       --         --        1          1
                                     --------  ---------  --------  ---------

Total interest-earning assets......   $3,854    $(2,045)   $(319)    $1,490
                                     ========  =========  ========  =========
INTEREST-BEARING LIABILITIES
----------------------------
Money market.......................   $  542    $  (428)   $(177)     $ (63)
Savings deposits...................      122       (254)     (28)      (160)
Certificates of deposit............      985       (501)    (122)       362
FHLB advances......................       --         --       31         31
                                     --------  ---------  --------  ---------

Total interest-bearing liabilities.   $1,649    $(1,183)   $(296)     $ 170
                                     ========  =========  ========  =========

Net interest/spread................   $2,205     $ (862)   $ (23)    $1,320
                                     ========  =========  ========  =========

-----------------------------
(1) Total loans are net of deferred fees and costs.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002.

     GENERAL. We had net income of $576,000 and $649,000 for the three months ended September 30, 2003 and 2002, respectively. The decrease of $73,000 was primarily due to a decrease in net interest income of $460,000 offset by decreases in the provision for loan losses of $173,000 and income tax expense of $134,000.

     NET INTEREST INCOME. Net interest income for the three months ended September 30, 2003 was $2.6 million compared to $3.0 million for the three months ended September 30, 2002. The decrease was attributed to an increase in interest expense of $602,000, partially offset by an increase in interest income of $147,000. Our interest rate spread decreased 163 basis points to 2.05% for the three months ended September 30, 2003 from 3.68% for the three months ended September 30, 2002.

     INTEREST INCOME. Interest income for the three months ended September 30, 2003 compared to the same period in 2002 increased $147,000, or 3.0% to $4.9 million from $4.8 million. The increase was the result of a $146.2 million increase in the average balance of our interest-earning assets as a result of loan purchases and originations, significantly offset by changes in the loan portfolio mix, with the majority of loans purchased being real estate loans, which carry a lower rate than our consumer loan portfolio, and accelerated loan premium amortizations due to high loan prepayment levels experienced during the three months ended September 30, 2003. Interest earned on total loans for the three months ended September 30, 2003 was $4.6 million compared to $4.3 million for the three months ended September 30, 2002. The average yield on loans was 4.81% for the three months ended September 30, 2003 as compared to 7.11% for the three months ended September 30, 2002.

     INTEREST EXPENSE. Interest expense increased $602,000, or 34.7%, for the three months ended September 30, 2003 to $2.3 million as compared to $1.7 million for the three months ended September 30, 2002. The change is primarily attributable to the significant increase in deposits, partially offset by lower interest rates. The average interest rates on interest-bearing liabilities decreased to 2.49% for the three months ended September 30, 2003 from 2.99% for the three months ended September 30, 2002. Average interest-bearing liabilities increased to $375.6 million, or 62.0%, at September 30, 2003 from $231.8 million at September 30, 2002.

     PROVISION FOR LOAN LOSSES. Management assesses the allowance for loan losses on a quarterly basis. In evaluating the level of the allowance for loan losses, management considers the types and amount of loans in the loan portfolio, historical loss experience, peer group information, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans and current economic conditions. The allowance is increased by provisions for loan losses, which are charged against income. Our policies require the review of assets on a regular basis, and we appropriately classify loans as well as other assets if warranted. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that adjustments may be necessary depending upon a change in economic conditions.

     Our methodology for analyzing the allowance for loan losses consists of two components: general and specific allowances. The general allowance is determined by applying an estimated loss percentage to various homogenous pools of loans. The loss percentages are based on historical loan loss experiences for consumer loans and peer and industry averages for real-estate lending in order to balance the recent and substantial increase in this type of lending with the limited historical loan losses experienced by Kaiser Federal Bank for these types of loans. The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate, multifamily, or commercial real estate loan, has been impaired and a loss is probable. See "Business of Kaiser Federal Bank-Asset Quality-Allowance for Loan Losses."

     While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions. We anticipate that our allowance for loan losses will be adjusted as we continue to implement Kaiser Federal Bank's strategy of originating and purchasing primarily residential real estate loans. Additionally, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require the recognition of adjustments to the allowance for loan losses based on its judgment of information available to it at the time of its examination. See "Business of Kaiser Federal Bank - Asset Quality - Allowance for Loan Losses."

     Our provision for loan losses decreased $173,000 to $30,000 for the three months ended September 30, 2003 compared to $203,000 for the three months ended September 30, 2002. The allowance for loan losses as a percent of total loans was 0.59% at September 30, 2003 as compared to 0.71% at September 30, 2002. The decrease in the provision is primarily attributable to the significant shift in the loan portfolio mix from consumer loans, which have experienced a higher rate of loss for both Kaiser Federal Bank and its peers, to real estate loans, which have experienced a lower rate of loss. We used the same methodology and generally similar assumptions in assessing the adequacy of the allowance for consumer and real estate loans for both periods.

     NON-INTEREST INCOME. Our non-interest income increased $67,000, or 9.1%, for the three months ended September 30, 2003 to $804,000 from $737,000 for the three months ended September 30, 2002. The increase was primarily attributable to checking account overdraft fees.

     NON-INTEREST EXPENSE. Operating expenses for the three months ended September 30, 2003 remained consistent with other operating expenses for the three months ended September 30, 2002 at $2.4 million.

     INCOME TAX EXPENSE. Income tax expense for the three months ended September 30, 2003 was $321,000 compared to $455,000 for the three months ended September 30, 2002. Pre-tax income decreased from $1.1 million in 2002 to $897,000 in 2003.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2003 AND 2002.

     GENERAL. We had net income of $2.4 million for the year ended June 30, 2003 and $1.9 million for the year ended June 30, 2002. The change in net income in the 12 months ended June

30, 2003 resulted from higher net interest income and non-interest income that was partially offset by increases in non-interest expense.

     NET INTEREST INCOME. Net interest income increased $2.1 million, or 21.0%, to $12.1 million for the year ended June 30, 2003 compared to $10.0 million for the year ended June 30, 2002, reflecting a $3.8 million, or 22.9%, increase in interest income, partially offset by a $1.8 million, or 27.3%, increase in interest expense. Our interest rate spread decreased to 2.98% for the year ended June 30, 2003 compared to 3.37% for the year ended June 30, 2002, reflecting a significant change in asset mix due to increased funding and purchasing of adjustable-rate residential real estate loans, partially offset by lower levels of rates paid on deposits. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 118.57% for year ended June 30, 2003 compared to 125.42% for year ended June 30, 2002.

     INTEREST INCOME. Total interest income increased by $3.8 million, or 22.9%, to $20.4 million for the year ended June 30, 2003 from $16.6 million for the year ended June 30, 2002. The increase was primarily the result of the growth of our average loan portfolio balance, which grew by $132.5 million to $308.2 million for the year ended June 30, 2003 from $175.7 million for the year ended June 30, 2002. Interest earned on total loans for the year ended June 30, 2003 was $19.1 million compared to $13.6 million for the year ended June 30, 2002. The average yield on total loans decreased to 6.21% for the year ended June 30, 2003 as compared to 7.74% for the year ended June 30, 2002, primarily due to a general decrease in the market rates of interest.

     Interest income on investment securities, Federal Home Loan Bank stock and interest-bearing deposits with other financial institutions decreased $1.7 million, or 56.7%, for the year ended June 30, 2003 to $1.3 million from $3.0 million for the year ended June 30, 2002. The change was a result of a decrease in the average balance of the portfolio of $24.9 million to $45.2 million for the year ended June 30, 2003 from $70.1 million for the year ended June 30, 2002, combined with a decrease on the overall average yield on total investments of 2.85% for the year ended June 30, 2003 as compared to 4.29% for the year ended June 30, 2002.

     INTEREST EXPENSE. The increase in interest expense of $1.8 million for the year ended June 30, 2003 was primarily due to the increase in average interest-bearing liabilities, partially offset by lower interest rates. Average Federal Home Loan Bank advances increased by $32.4 million to $35.0 million for the year ended June 30, 2003 from $2.6 million for the year ended June 30, 2002. This created an increase in Federal Home Loan Bank interest costs of $1.0 million. Average time deposits increased by $32.4 million to $116.6 million for the year ended June 30, 2003 from $84.2 million for the year ended June 30, 2002. This contributed to the $737,000 increase in deposit interest costs. The average rate on interest bearing liabilities decreased from 3.38% at June 30, 2002 to 2.80% at June 30, 2003, due primarily to the liability mix changing with generally lower market rates of interest on the new fundings. Additional borrowings and increases in interest bearing liabilities were used to fund the growth in loans in order to implement our leverage strategy to increase interest-earning assets and enhance earnings.

     PROVISION FOR LOAN LOSSES. The provision for loan losses made during the year ended June 30, 2003 totaled $1.1 million, which is similar to the provision made during the year ended

June 30, 2002. The allowance for loan losses as a percent of total loans was 0.58% at June 30, 2003 as compared to 0.73% at June 30, 2002. Although the provision expense increase is due primarily to the substantial growth in the overall loan portfolio, the decrease in the allowance for loan losses as a percent of loans was due to the growth in loans being primarily in real estate secured loans, which have historically experienced a lower rate of loss than consumer loans.

     NON-INTEREST INCOME. Non-interest income amounted to $3.2 million and $2.8 million for the years ended June 30, 2003 and 2002, respectively. The increase is primarily attributed to the implementation of a checking account overdraft protection program as well as an increase in ATM surcharge fees.

     NON-INTEREST EXPENSES. Non-interest expenses increased $1.4 million, or 16.3%, to $10.0 million for the year ended June 30, 2003 compared to $8.6 million for the year ended June 30, 2002. This is primarily due to a $751,000 increase in salaries and benefits and a $220,000 increase in professional services.

     Salaries and employee benefits represented 52.6% and 52.3% of total non-interest expense for the years ended June 30, 2003 and 2002, respectively. Total salaries and employee benefits increased $751,000, or 16.7%, to $5.3 million for the year ended June 30, 2003 from $4.5 million for the same period in 2002. The increase is primarily due to normal salary increases, bonuses, and vacation accruals.

     Professional services expense increased $220,000 as a result of fees incurred for the mutual holding company reorganization of Kaiser Federal Bank.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2002 AND 2001.

     GENERAL. We had net income of $1.9 million for the year ended June 30, 2002 and $1.6 million for the year ended June 30, 2001. The change in net income in the 12 months ended June 30, 2002 resulted from higher net interest income and non-interest income that was partially offset by increases in non-interest expense.

     NET INTEREST INCOME. Net interest income increased $1.3 million, or 14.9%, to $10.0 million for the year ended June 30, 2002 compared to $8.7 million for the year ended June 30, 2001, reflecting a $1.5 million, or 9.9%, increase in interest income, partially offset by a $170,000 or 2.6% increase in interest expense. Our interest rate spread decreased to 3.37% for the year ended June 30, 2002 compared to 3.42% for the year ended June 30, 2001, reflecting a change in asset mix as a result of increased funding and purchasing of adjustable-rate residential real estate loans, partially offset by lower levels of rates paid on deposits. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 125.42% for year ended June 30, 2002 compared to 127.80% for year ended June 30, 2001.

     INTEREST INCOME. Total interest income increased by $1.5 million, or 9.9%, to $16.6 million for the year ended June 30, 2002 from $15.1 million for the year ended June 30, 2001. The increase was primarily the result of the growth of our average loan portfolio balance, which grew by $47.3 million to $175.7 million for the year ended June 30, 2002 from $128.4 million for the year ended June 30, 2001. Interest earned on total loans for the year ended June 30, 2002 was $13.6 million compared to $10.9 million for the year ended June 30, 2001. The average yield on total loans decreased to 7.74% for the year ended June 30, 2002 as compared to 8.49% for the year ended June 30, 2001, as a result of primarily due to a general decrease in the market rates of interest.

     Interest income on investment securities, Federal Home Loan Bank stock and interest-bearing deposits with other financial institutions decreased $1.2 million, or 28.6%, for the year ended June 30, 2002 to $3.0 million from $4.2 million for the year ended June 30, 2001. The change was a result of a decrease in the average balance of the portfolio of $2.4 million to $70.1 million for the year ended June 30, 2002 from $72.5 million for the year ended June 30, 2001, combined with a decrease on the overall average yield on total investments of 4.29% for the year ended June 30, 2002 as compared to 5.80% for the year ended June 30, 2001.

     INTEREST EXPENSE. Our increase in interest expense of $170,000 for the year ended June 30, 2002 as compared to the year ended June 30, 2001 was primarily due to the increase in average interest-bearing liabilities, partially offset by lower interest rates. Average interest-bearing liabilities increased $38.9 million, or 24.7%, to $196.0 million at June 30, 2002 from $157.1 million at June 30, 2001. However, during the same period, rates on interest-bearing liabilities decreased 73 basis points to 3.38% from 4.11%.

     PROVISION FOR LOAN LOSSES. The provision for loan losses made during the year ended June 30, 2002 totaled $1.1 million, which is $379,000 higher than the provision made during the year ended June 30, 2001. The allowance for loan losses as a percent of total loans was 0.73% at June 30, 2002 as compared to 0.83% at June 30, 2001. Although the provision expense increase is due primarily to the substantial growth in the overall loan portfolio, the decline in the allowance for loan losses as a percentage of loans was due to the growth in loans primarily in one- to four-family residential secured real estate loans, which have historically experienced a lower rate of loss than consumer loans.

     NON-INTEREST INCOME. Non-interest income amounted to $2.8 million and $2.0 million for the years ended June 30, 2002 and 2001, respectively. The increase is primarily attributed to an increase in ATM surcharge fees.

     NON-INTEREST EXPENSES. Non-interest expenses increased $1.5 million, or 21.1%, to $8.6 million for the year ended June 30, 2002 compared to $7.1 million for the year ended June 30, 2001. This is primarily due to a $1.0 million increase in salaries and benefits and a $201,000 increase in occupancy and equipment costs.

     Salaries and employee benefits represented 52.3% and 49.0% of total non-interest expense for the years ended June 30, 2002 and 2001, respectively. Total salaries and employee benefits increased $1.0 million, or 28.6%, to $4.5 million for the year ended June 30, 2002 from $3.5 million for the same period in 2001. The increase is primarily due to salary increases, bonuses, and vacation accruals.

     Occupancy and equipment expense increased $201,000 as a result of the opening of an additional financial service center in Fontana, California as well as increasing the leased space at our administrative offices to accommodate a branch.

ASSET AND LIABILITY MANAGEMENT AND MARKET RISK

     OUR RISK WHEN INTEREST RATES CHANGE. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our loans generally have longer maturities than our deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

     HOW WE MEASURE OUR RISK OF INTEREST RATE CHANGES. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In monitoring interest rate risk we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.

     In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on our results of operations, we have adopted investment/asset and liability management policies to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. The board of directors sets and recommends the asset and liability policies of Kaiser Federal Bank, which are implemented by the asset/liability management committee.

     The purpose of the asset/liability management committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk and profitability goals.

     The asset/liability management committee generally meets on a weekly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to net present value of portfolio equity analysis and income simulations. The asset/liability management committee recommends appropriate strategy changes based on this review. The chairman or his designee is responsible for reviewing and reporting on the effects of the policy implementations and strategies to the board of directors at least monthly.

     In order to manage our assets and liabilities and achieve the desired liquidity, credit quality, interest rate risk, profitability and capital targets, we have focused our strategies on:

     o    Originating and purchasing adjustable rate loans,

     o Originating a reasonable volume of short- and intermediate-term consumer loans,

     o    Managing our deposits to establish stable deposit relationships,

     o Using Federal Home Loan Bank advances and pricing on fixed-term non-core deposits to align maturities and repricing terms, and

     o Attempting to limit the percentage of fixed-rate loans in our portfolio.

     At times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the asset/liability management committee may determine to increase our interest rate risk position somewhat in order to maintain our net interest margin. In the future, we intend to continue our existing strategy of originating and purchasing relatively short-term and/or adjustable rate loans.

     The asset/liability management committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and market value of portfolio equity that are authorized by the board of directors of Kaiser Federal Bank.

     The Office of Thrift Supervision provides Kaiser Federal Bank with the information presented in the following table, which is based on information provided to the Office of Thrift Supervision by Kaiser Federal Bank. It presents the change in Kaiser Federal Bank's net portfolio value at September 30, 2003 (the latest data available), that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without giving effect to any steps that management might take to counteract that change.

                                               September 30, 2003
-------------------------------------------------------------------------------------------------------------

       Change in
   Interest Rates in
  Basis Points ("bp")
      (Rate Shock                     Net Portfolio Value                         as % of PV of Assets
       in Rates)           $ Amount         $ Change          % Change         NPV Ratio          $ Change
------------------------  -----------    --------------    -------------    --------------    ---------------
                                                       (Dollars in Thousands)
        +300 bp               28,532          (18,716)           -39.61              6.52              (362)
        +200 bp               37,074          (10,175)           -21.53              8.25              (188)
        +100 bp               41,559           (5,690)           -12.04              9.09              (104)
           0 bp               47,249               --                --             10.13                --
        -100 bp               46,927             (322)            -0.68             10.00               (14)

     The following table illustrates the change in net interest income at September 30, 2003 that would occur in the event of an immediate changes in interest rates, with no effect given to any steps that management might take to counter the effect of that interest movement.

                                          Net Interest Income
                           ----------------------------------------------
        Basis Point
      Change in Rates        $ Amount         $ Change         % Change
     -----------------     -------------    --------------   ------------
                                        (Dollars in Thousands)

          +300 bp              8,301           (1,935)         -18.90
          +200 bp              9,025           (1,211)         -11.83
          +100 bp              9,668             (568)          -5.55
            0 bp              10,236                --             --
          -100 bp             10,782               546          +5.33

     The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features, that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND COMMITMENTS

     Prior to the passage of the Financial Regulatory Relief and Economic Efficiency Act of 2000 in December 2000, we were required to maintain minimum levels of investments that qualify as liquid assets under Office of Thrift Supervision regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets at levels above the minimum requirements imposed by Office of Thrift Supervision regulations and above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained. At September 30, 2003, our regulatory liquidity ratio, which is our liquid assets as a percentage of net withdrawable savings deposits with a maturity of one year or less and current borrowings, was 18.4%.

     Our liquidity, represented by cash and cash equivalents and mortgage-backed and related securities, is a product of its operating, investing and financing activities. Our primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed and related securities, and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings. We utilize Federal Home Loan Bank advances to leverage our capital base and provide funds for our lending and investment activities, and enhance our interest rate risk management.

     Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. On a longer-term basis, we maintain a strategy of investing in various lending products as described in greater detail under "Business of Kaiser Federal Bank - Lending Activities." We use our sources of funds primarily to meet ongoing commitments, to pay maturing time deposits and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed and related securities. At September 30, 2003, the total approved loan commitments unfunded amounted to $9.2 million, which includes the unadvanced portion of loans of $7.1 million. Time deposits and advances from the Federal Home Loan Bank of San Francisco scheduled to mature in one year or less at September 30, 2003, totaled $80.9 million and $0, respectively. Based on historical experience, management believes that a significant portion of maturing deposits will remain with Kaiser Federal Bank. Kaiser Federal Bank anticipates that we will continue to have sufficient funds, through deposits and borrowings, to meet our current commitments.

     At September 30, 2003, we had available additional advances from the Federal Home Loan Bank of San Francisco in the amount of $208.0 million.

CAPITAL

     Consistent with our goal to operate a sound and profitable financial organization, we actively seek to maintain a "well capitalized" institution in accordance with regulatory standards. Total stockholders' equity was $35.9 million at September 30, 2003, or 8.00%, of total assets on that date. As of September 30, 2003, we exceeded all regulatory capital requirements. Our regulatory capital ratios at September 30, 2003 were as follows: core capital 8.00%; Tier I risk-based capital 12.70%; and total risk-based capital 13.50%. The regulatory capital requirements to be considered well capitalized are 5%, 6% and 10%, respectively. See "How We Are Regulated - Regulatory Capital Requirements" and "Recent Developments."

IMPACT OF INFLATION

     The consolidated financial statements presented herein have been prepared in accordance with GAAP. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structure of our assets and liabilities are critical to the maintenance of acceptable performance levels.

     The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of non-interest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

RECENT ACCOUNTING PRONOUNCEMENTS

     During 2003, the following accounting standards were issued relating to the financial services industry.

     Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standard Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for certain contracts entered into or modified after June 30, 2003, and for certain hedging relationships designated after June 30, 2003. Implementation of this Statement is not expected to have an impact on our financial position or results of operations.

     Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, however, there is an exception for mandatorily redeemable financial instruments which have different effective dates. Implementation of this Statement will not have an impact on our financial position or results of operations as we have no financial instruments that meet the scope of this statement.

     Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation defined a variable interest entity as a corporation, partnership, trust or any other legal structure used for the business purpose that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This Interpretation will require a variable interest entity to be consolidated by a bank if that bank is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual return. The provisions of this Interpretation are required to be applied by a public company that has an interest in a variable interest entity for periods ending after December 15, 2003. We do not have any variable interest entities and accordingly the implementation of this Interpretation will not result in an impact on our financial position or results of operations.

         On December 12, 2003, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants released Statement of Position (SOP) 03-3, "Accounting for Loans or Certain Debt Securities Acquired in a Transfer." This SOP amends Practice Bulletin 6, "Amortization of Discounts on Certain Acquired Loans," and provides guidance on accounting for acquired loans (not loans originated by the entity) when there has been deterioration in credit quality since the loan was originated. This guidance includes recognition of income on loans acquired as well as new disclosure requirements. The SOP is effective for loans acquired by the Bank after June 30, 2005. For loans acquired by Kaiser Federal Bank prior to June 30, 2005, and that are within the scope of Practice Bulletin 6, Kaiser Federal Bank will continue to estimate cash flows expected to be collected over the life of the loan, and the impairment guidance of the SOP will be applied prospectively beginning June 30, 2005. Implementation of this Statement is not expected to have an impact on our financial position or results of operations.

                    BUSINESS OF K-FED MUTUAL HOLDING COMPANY

         K-Fed Mutual Holding Company is a federally-chartered mutual holding company and is subject to regulation by the Office of Thrift Supervision. K-Fed Mutual Holding Company currently owns 100% of the outstanding common stock of K-Fed Bancorp. So long as K-Fed Mutual Holding Company is in existence, it will at all times own at least a majority of the outstanding common stock of K-Fed Bancorp.

         It is currently anticipated that the only business activity of K-Fed Mutual Holding Company going forward will be to own a majority of K-Fed Bancorp's common stock. K-Fed Mutual Holding Company, however, will be authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. K-Fed Mutual Holding Company does not maintain offices separate from those of K-Fed Bancorp or utilize any persons other than certain of K-Fed Bancorp's officers. Directors and officers of K-Fed Mutual Holding Company are not separately compensated for their service.

                            BUSINESS OF K-FED BANCORP

         K-Fed Bancorp is a federally-chartered stock holding company subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of acquiring all of the capital stock that Kaiser Federal Bank issued upon its mutual holding company reorganization from the mutual to stock form of ownership in July 2003.

         K-Fed Bancorp has not engaged in any significant business to date. Its primary activity is holding all of the stock of Kaiser Federal Bank. K-Fed Bancorp will invest the proceeds of the offering as discussed under "How We Intend to Use the Proceeds" in this prospectus. In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities. K-Fed Bancorp does not maintain offices separate from those of

Kaiser Federal Bank or utilize persons other than certain of Kaiser Federal Bank's officers. Directors and officers of K-Fed Bancorp are not separately compensated for their service.

                         BUSINESS OF KAISER FEDERAL BANK

General

         Kaiser Federal Bank was originally established in 1953 as Kaiser Foundation Hospital Employees Federal Credit Union. The credit union initially served the employees of the Kaiser Foundation Hospital in Los Angeles, California. As the Kaiser Permanente Medical Care Program evolved so did the credit union and in 1972 it changed its name to Kaiser Permanente Federal Credit Union. The credit union grew to primarily serve Kaiser employees and physicians who worked or lived in California between the Mexican border in the south and San Francisco County to the north. The credit union serviced members with two branches, Pasadena and Santa Clara and a network of 30 ATMs primarily located in Kaiser medical centers. However, as a credit union, the credit union was legally restricted to serve only individuals who shared a "common bond" such as a common employer.

         After receiving the necessary regulatory and membership approvals, on November 1, 1999, Kaiser Permanente Federal Credit Union converted to a federal mutual savings association known as Kaiser Federal Bank which serves the general public as well as Kaiser employees.

         Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and to a lesser extent, multi-family residential loans and commercial real estate loans. We also originate automobile and other consumer loans. Historically, we have not made commercial business loans or construction loans. We obtain loans through our staff, as well as through advertising in various publications.

         Our revenues are derived principally from interest on loans and mortgage-backed and related securities. We also generate revenue from service charges and other income.

         We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market accounts, demand deposit accounts and time deposit accounts with varied terms ranging from 90 days to five years. We solicit deposits in our primary market area of San Diego, Los Angeles, San Bernardino and Santa Clara Counties, California.

Market Area

         We intend to continue to be a community oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. We are headquartered in Covina, California, with a branch in Pasadena to serve Los Angeles County, a branch in Fortana to serve the San Bernardino and Riverside Counties, and a branch in Santa Clara to serve Santa Clara County. This expansive market area provides a large, increasing base of potential customers with per capita income levels favorable to the national average. Los Angeles County's economy has improved dramatically since the mid 1990's a result of extensive overhauling and restructuring of the region's basic economic sectors. This base consists of a diversified mix of high-technology commercial endeavors, by-products of the defense related industries, which capitalized on the highly educated and skilled labor force. Emerging growth areas include telecommunications, electronics, computers, software and biomedical technologies as well as international trade. The western portion of the San Bernardino and Riverside Counties are adjacent to higher housing cost areas of Los Angeles, Orange and San Diego Counties and are a magnet for new residents seeking affordable housing as well as many local business operations. Manufacturing, transportation and distribution companies provide thousands of jobs in this area. Santa Clara County is in the "Silicon Valley" where high technology industries have down sized. However, the per capita income well exceeds the state and national average.

Lending Activities

         GENERAL. We originate and purchase one- to four-family and multi-family residential loans and to a lesser extent we originate and purchase commercial real estate loans. We also originate consumer loans, primarily automobile loans. Our loans carry either a fixed or an adjustable rate of interest. Consumer loans are generally short term and amortize monthly or have interest payable monthly. Mortgage loans generally have a longer term amortization, with maturities up to 30 years, depending upon the type of property, with principal and interest due each month. At September 30, 2003, our net loan portfolio totaled $377.1 million, which constituted 84.1% of our total assets. Approximately 50% of our loan portfolio consists of purchased loans. We underwrite each purchased loan, however, in accordance with our underwriting standards.

         At September 30, 2003, the maximum amount which we could have loaned to any one borrower and the borrower's related entities under applicable regulations was $5.4 million. At September 30, 2003, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount. Our five largest lending relationships at September 30, 2003 were as follows:
(1) a $1.9 million loan to purchase a 22-unit apartment building, (2) a $1.7 million loan to purchase a shopping center, (3) a $1.7 million loan to refinance an office building, (4) a $1.5 million loan to purchase a shopping center, and
(5) a $1.5 million loan to refinance a manufacturing facility.

         The following table presents information concerning the composition of Kaiser Federal Bank's loan portfolio in dollar amounts and in percentages as of the dates indicated.

                                              At September 30,                        At June 30,
                                                     2003            ------------------------------------------------
                                            ----------------------            2003                    2002
                                              Amount     Percent       Amount     Percent      Amount     Percent
                                            ---------- -----------   ---------- -----------  ---------- -----------
                                                                     (Dollars in Thousands)
Real Estate
One- to four-family.........................  $227,026      60.20%     $259,563      66.64%    $145,383      61.03%
Commercial..................................    25,146       6.67        21,266       5.46        7,585       3.18
Multi-family................................    61,917      16.42        42,275      10.85       20,345       8.55
                                            ---------- -----------   ---------- -----------  ---------- -----------
Total real estate loans.....................   314,089      83.29       323,104      82.95      173,313      72.76

Other loans
Consumer:
   Automobile...............................    55,335      14.67        56,872      14.60       51,947      21.81
   Home equity..............................       443       0.12           664       0.17        1,735       0.73
   Other....................................     7,242       1.92         8,878       2.28       11,202       4.70
                                            ---------- -----------   ---------- -----------  ---------- -----------
Total other loans...........................    63,020      16.71        66,414      17.05       64,884      27.24
                                            ---------- -----------   ---------- -----------  ---------- -----------

     Total loans............................   377,109     100.00%      389,518     100.00%     238,197     100.00%

Less:
   Net deferred loan originations fees......      (344)                    (354)                   (219)
   Premiums on purchased loans..............     2,623                    2,757                     680
   Allowance for loan losses................    (2,247)                  (2,281)                 (1,744)
                                            ----------               ----------              ----------
     Total loans, net.......................  $377,141                 $389,640                $236,914

(CONTINUED)

                                                                         At June 30,
                                            ----------------------------------------------------------------------
                                                     2001                    2000                    1999
                                              Amount     Percent      Amount     Percent      Amount     Percent
                                            ---------- -----------  ---------- -----------  ---------- -----------

Real Estate
One- to four-family.........................   $71,824      50.62%     $55,665      47.80%     $56,952      53.97%
Commercial..................................        --         --           --         --           --         --
Multi-family................................        --         --           --         --           --         --
                                            ---------- -----------  ---------- -----------  ---------- -----------
Total real estate loans.....................    71,824      50.62       55,665      47.80       56,952      53.97

Other loans
Consumer:
   Automobile...............................    54,548      38.44       45,147      38.77       35,118      33.28
   Home equity..............................     1,880       1.32        1,167       1.00          651       0.62
   Other....................................    13,648       9.62       14,466      12.42       12,804      12.13
                                            ---------- -----------  ---------- -----------  ---------- -----------
Total other loans...........................    70,076      49.38       60,780      52.20       48,573      46.03
                                            ---------- -----------  ---------- -----------  ---------- -----------

     Total loans............................   141,900     100.00%     116,445     100.00%     105,525     100.00%

Less:
   Net deferred loan originations fees......       (49)                    (14)                     --
   Premiums on purchased loans..............       163                      --                      --
   Allowance for loan losses................    (1,175)                   (863)                 (1,094)
                                            ----------              ----------              ----------
     Total loans, net.......................  $140,839                $115,568                $104,431

         The following table shows the composition of Kaiser Federal Bank loan portfolio by fixed- and adjustable-rate at the dates indicated.


                                              At September 30,                        At June 30,
                                                     2003            ----------------------------------------------
                                            ----------------------            2003                    2002
                                              Amount     Percent       Amount     Percent      Amount     Percent
                                            ---------- -----------   ---------- -----------  ---------- -----------
                                                                     (Dollars in Thousands)
FIXED-RATE LOANS

Real Estate
-----------
One- to four-family.....................      $69,130       18.33%     $72,798       18.69%    $71,734       30.12%
                                            ---------- -----------   ---------- -----------  ---------- -----------
     Total real estate loans............       69,130       18.33       72,798       18.69      71,734       30.12

Other loans
-----------
Consumer:
   Automobile...........................       55,335       14.67       56,872       14.60      51,941       21.80
   Other................................        5,890        1.56        7,530        1.93       9,607        4.03
                                            ---------- -----------   ---------- -----------  ---------- -----------
     Total other loans..................       61,225       16.23       64,402       16.53      61,548       25.83
                                            ---------- -----------   ---------- -----------  ---------- -----------

     Total fixed-rate loans.............      130,355       34.56      137,200       35.22     133,282       55.95
                                            ---------- -----------   ---------- -----------  ---------- -----------

ADJUSTABLE-RATE

Real Estate
-----------
One- to four-family.....................      157,896       41.87      186,765       47.95      73,649       30.92
Commercial..............................       25,146        6.67       21,266        5.46       7,585        3.18
Multi-family............................       61,917       16.42       42,275       10.85      20,345        8.54
                                            ---------- -----------   ---------- -----------  ---------- -----------
     Total real estate loans............      244,959       64.96      250,306       64.26     101,579       42.64

Other Loans
-----------
Consumer:
   Automobile...........................           --          --           --          --           6          --
   Home equity..........................          443        0.12          664        0.17       1,735        0.73
   Other................................        1,352        0.36        1,348        0.35       1,595        0.67
                                            ---------- -----------   ---------- -----------  ---------- -----------

     Total other loans..................        1,795        0.48        2,012        0.52       3,336        1.40
                                            ---------- -----------   ---------- -----------  ---------- -----------
     Total adjustable loans.............      246,754       65.44      252,318       64.78     104,915       44.05
                                            ---------- -----------   ---------- -----------  ---------- -----------
     Total loans........................      377,109      100.00%     389,518      100.00%    238,197      100.00%

Less:
   Net deferred loan origination fees...         (344)                    (354)                   (219)
   Premiums on purchased loans..........        2,623                    2,757                     680
   Allowance for loan losses............       (2,247)                  (2,281)                 (1,744)
                                            ----------               ----------              ----------
     Total loans, net...................     $377,141                 $389,640                $236,914
                                            ==========               ==========              ==========

(CONTINUED)

                                                                    At June 30,
                                       ----------------------------------------------------------------------
                                                2001                    2000                    1999
                                         Amount     Percent      Amount     Percent      Amount     Percent
                                       ---------- -----------  ---------- -----------  ---------- -----------


FIXED-RATE LOANS

Real Estate
-----------
One- to four-family....................  $64,659       45.57%    $54,684       46.96%    $55,659       52.74%  .
                                       ---------- -----------  ---------- -----------  ---------- -----------
     Total real estate loans...........   64,659       45.57      54,684       46.96      55,659       52.74   .

Other loans
-----------
Consumer:
   Automobile..........................   54,536       38.43      45,120       38.75      35,069       33.23   .
   Other...............................   11,497        8.10       9,051        7.77       6,311        5.99   .
                                       ---------- -----------  ---------- -----------  ---------- -----------
     Total other loans.................   66,033       46.53      54,171       46.52      41,380       39.22   .
                                       ---------- -----------  ---------- -----------  ---------- -----------

     Total fixed-rate loans............  130,692       92.10     108,855       93.48      97,039       91.96   .
                                       ---------- -----------  ---------- -----------  ---------- -----------

ADJUSTABLE-RATE

Real Estate
-----------
One- to four-family....................    7,165        5.05         981        0.84       1,293        1.22   .
Commercial.............................       --          --          --          --          --          --   .
Multi-family...........................       --          --          --          --          --          --   .
                                       ---------- -----------  ---------- -----------  ---------- -----------
     Total real estate loans...........    7,165        5.05         981        0.84       1,293        1.22   .

Other Loans
-----------
Consumer:
   Automobile..........................       12        0.01          27        0.03          49        0.05   .
   Home equity.........................    1,880        1.32       1,167        1.00         651        0.62   .
   Other...............................    2,151        1.52       5,415        4.65       6,493        6.15   .
                                       ---------- -----------  ---------- -----------  ---------- -----------

     Total other loans.................    4,043        2.85       6,609        5.68       7,193        6.82   .
                                       ---------- -----------  ---------- -----------  ---------- -----------
     Total adjustable loans............   11,208        7.90       7,590        6.52       8,486        8.04   .
                                       ---------- -----------  ---------- -----------  ---------- -----------
     Total loans.......................  141,900      100.00%    116,445      100.00%    105,525      100.00%  .

Less:
   Net deferred loan origination fees..      (49)                    (14)                     --               .
   Premiums on purchased loans.........      163                      --                      --               .
   Allowance for loan losses...........   (1,175)                   (863)                 (1,094)              .
                                       ----------              ----------              ----------
     Total loans, net.................. $140,839                $115,568                $104,431               .
                                       ==========              ==========              ==========

         Loan Maturity and Repricing. The following tables sets forth certain information at September 30, 2003 and June 30, 2003 regarding the dollar amount of loans maturing in Kaiser Federal Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                                                At September 30, 2003
                                                      -----------------------------------------------

                                                                     Real Estate
                                       -------------------------------------------------------------------------
                                         One to Four Family           Commercial              Multi-Family
                                       ----------------------    ---------------------    ----------------------
                                                    Weighted                 Weighted                  Weighted
                                                    Average                  Average                   Average
                                         Amount       Rate        Amount       Rate        Amount        Rate
                                        --------    ---------    --------    ---------    ---------    ---------
             At                                                 (Dollars in Thousands)
       September 30,
-----------------------------
Within 1 year ........................  $     --          --%    $    --           --%    $      9         6.56%
                                        --------    ---------    --------    ---------    ---------    ---------


After 1 year
  After 1 Year Through 3 Years........        28        9.91          --           --          129         5.50
    After 3 Years through 5 Years.....       207        6.96          --           --           --           --
    After 5 Years through 10 Years....     4,163        6.33      21,189         6.73           25         6.56
    After 10 Years through 15 Years...    25,299        5.66       3,957         6.56       31,696         5.98
    Over 15 Years.....................   197,329        5.03          --           --       30,058         5.70
                                        --------    ---------    --------    ---------    ---------    ---------
Total Due After 1 year................   227,026        5.13      25,146         6.70       61,908         5.84
                                        --------    ---------    --------    ---------    ---------    ---------
Total                                   $227,026        5.13%    $25,146        6.70%     $ 61,917         5.84%
                                        ========    =========    ========    =========    =========    =========

(CONTINUED)

                                                               At September 30, 2003
                                                   -----------------------------------------------



                                         Consumer - Autos         Consumer - Other               Total
                                       ---------------------    ---------------------    ---------------------
                                                   Weighted                 Weighted                 Weighted
                                                   Average                  Average                  Average
                                        Amount       Rate        Amount       Rate        Amount       Rate
                                       --------    ---------    --------    ---------    --------    ---------
             At                                                 (Dollars in Thousands)
       September 30,
-----------------------------

Within 1 year ........................ $   446         8.09%    $ 3,189        11.11%    $  3,644       10.73%
                                       --------    ---------    --------    ---------    --------    ---------


After 1 year
  After 1 Year Through 3 Years........  15,323         9.18       2,197        11.08       17,677        9.39
    After 3 Years through 5 Years.....  37,884         7.53         717         7.14       38,808        7.52
    After 5 Years through 10 Years....   1,682         7.38       1,536         3.10       28,595        6.51
    After 10 Years through 15 Years...      --           --          46         3.00       60,998        5.88
    Over 15 Years.....................      --           --          --           --      227,387        5.12
                                       --------    ---------    --------    ---------    --------    ---------
Total Due After 1 year................  54,889         7.98       4,496         9.08%     373,465        5.85
                                       --------    ---------    --------    ---------    --------    ---------
Total                                  $55,335         7.98%    $ 7,685         9.08%    $377,109        5.85%
                                       ========    =========    ========    =========    ========    =========


                                                                    At June 30, 2003
                                                      -----------------------------------------------

                                                                     Real Estate
                                       -------------------------------------------------------------------------
                                         One to Four Family           Commercial              Multi-Family
                                       ----------------------    ---------------------    ----------------------
                                                    Weighted                 Weighted                  Weighted
                                                    Average                  Average                   Average
                                         Amount       Rate        Amount       Rate        Amount        Rate
                                        --------    ---------    --------    ---------    ---------    ---------
             At                                                 (Dollars in Thousands)
          June 30,
-----------------------------

Within 1 year ................          $    --           --%    $    --           --%    $     --           --%
                                        --------    ---------    --------    ---------    ---------    ---------

After 1 year
  After 1 Year Through 3 Years........        37       10.01          --           --           --         0.00
  After 3 Years through 5 Years.......       610        5.72          --           --           --         0.00
  After 5 Years through 10 Years......     4,386        6.66      20,067         6.73           --         0.00
  After 10 Years through 15 Years.....    28,439        5.85       1,199         6.72       27,698         6.14
  Over 15 Years.......................   226,091        5.32          --           --       14,577         6.93
                                        --------    ---------    --------    ---------    ---------    ---------

Total Due After 1 year................   259,563                  21,266                    42,275
                                        --------    ---------    --------    ---------    ---------    ---------

Total                                   $259,563        5.40%    $21,266         6.73%     $42,275         6.41%
                                        ========    =========    ========    =========    =========    =========

(CONTINUED)

                                                                 At June 30, 2003
                                                   -----------------------------------------------



                                         Consumer - Autos         Consumer - Other               Total
                                       ---------------------    ---------------------    ---------------------
                                                   Weighted                 Weighted                 Weighted
                                                   Average                  Average                  Average
                                        Amount       Rate        Amount       Rate        Amount       Rate
                                       --------    ---------    --------    ---------    --------    ---------
             At                                                 (Dollars in Thousands)
          June 30,
-----------------------------

Within 1 year ................         $   580         8.41%    $ 4,747        10.44%    $  5,327       10.22%
                                       --------    ---------    --------    ---------    --------    ---------

After 1 year
  After 1 Year Through 3 Years........  16,022         8.76       2,722        11.36       18,781        9.14
  After 3 Years through 5 Years.......  39,981         7.80         695         7.73       41,286        7.76
  After 5 Years through 10 Years......     289         8.48       1,378         3.16       26,120        6.55
  After 10 Years through 15 Years.....      --           --          --           --       57,336        6.01
  Over 15 Years.......................      --           --          --           --      240,668        5.41
                                       --------    ---------    --------    ---------    --------    ---------

Total Due After 1 year................  56,292                    4,795                   384,191
                                       --------    ---------    --------    ---------    --------    ---------

Total                                  $56,872         8.08%    $  9,542        9.46%    $389,518        6.07%
                                       ========    =========    ========    =========    ========    =========

         The following tables set forth the dollar amount of all loans due after September 30, 2004 and June 30, 2004, which have fixed interest rates and adjustable interest rates.

                                                           Due After September 30, 2004
                                             ----------------------------------------------------
                                                 Fixed             Adjustable           Total
                                             --------------     ---------------    --------------
                                                                  (In Thousands)
         Real Estate Loans
         -----------------
         One-to four family..........              $69,130            $157,896          $227,026
         Commercial..................                   --              25,146            25,146
         Multi-family................                   --              61,908            61,908
                                             --------------     ---------------    --------------
         Total real estate loans......              69,130             244,950           314,080
                                             --------------     ---------------    --------------

         Other
         -----
         Loans
         Consumer:
         Automobile..................               54,889                  --            54,889
         Home Equity................                    --                  30                30
         Other Loans.................                4,465                   1             4,466
                                             --------------     ---------------    --------------
         Total other loans............              59,354                  31            59,385
                                             --------------     ---------------    --------------

         Total Loans..................            $128,484            $244,981          $373,465
                                             ==============     ===============    ==============

         Of the $377.1 million in total loans at September 30, 2003, approximately $130.4 million have fixed rates of interest and approximately
$246.7 million have adjustable rates of interest.

                                                            Due After June 30, 2004
                                             ----------------------------------------------------
                                                 Fixed             Adjustable           Total
                                             --------------     ---------------    --------------
                                                                  (In Thousands)
         Real Estate Loans
         One-to four family...........             $72,798            $186,765          $259,563
         Commercial..................                   --              21,266            21,266
         Multi-family..................                 --              42,275            42,275
                                             --------------     ---------------    --------------
         Total real estate loans......              72,798             250,306           323,104
                                             --------------     ---------------    --------------

         Other
         -----
         Loans
         Consumer:
         Automobile..................               56,292                  --            56,292
         Home Equity................                    --                  31                31
         Other Loans.................                4,763                   1             4,764
                                             --------------     ---------------    --------------
         Total other loans............              61,055                  32            61,087
                                             --------------     ---------------    --------------

         Total Loans..................            $133,853            $250,338          $384,191
                                             ==============     ===============    ==============

         Of the $389.5 million in total loans at June 30, 2003, approximately $137.2 million have fixed rates of interest and approximately $252.3 million have adjustable rates of interest.

         ONE- TO FOUR-FAMILY RESIDENTIAL Lending. At September 30, 2003, one- to four-family residential mortgage loans totaled $227.0 million, or 60.2%, of our gross loan portfolio. We generally underwrite our one- to four-family loans based on the applicant's employment and credit history and the appraised value of the subject property. Presently, we lend up to 80% of the lesser of the appraised value or purchase price for one- to four-family residential loans.

Should we grant a loan with a loan-to-value ratio in excess of 80%, we require private mortgage insurance in order to reduce our exposure below 80%. Properties securing our one- to four-family loans are generally appraised by independent fee appraisers approved by the board of directors. We require our borrowers to obtain title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements. We currently retain in our portfolios all single-family loans we originate. Approximately 58.0% of our portfolio was purchased within the past year.

         We currently originate one- to four-family mortgage loans on a fixed-rate and adjustable-rate basis. Our pricing strategy for mortgage loans includes setting interest rates that are competitive with other local financial institutions and consistent with our internal needs. Adjustable-rate loans are tied to a variety of indices including a rate based on U. S. Treasury securities adjusted to a constant maturity of one year and the average of U.S. Treasury securities adjusted to a constant maturity of one year over the previous 12 month period. A majority of our adjustable rate loans carry an initial fixed rate of interest for either three or five years which then converts to an interest rate that is adjusted annually based upon the applicable index. Our home mortgages are structured with a five to thirty year maturity, with amortizations up to a 30 year period. All of our one- to-four family loans originated or purchased are secured by properties located in California.

         All our real estate loans contain a "due on sale" clause allowing us to declare the unpaid principal balance due and payable upon the sale of the security property. The loans originated or purchased by us are underwritten and documented pursuant to Freddie Mac or Fannie Mae guidelines. See "- Originations, Purchases, Sales and Repayments." See "- Asset Quality - Non-Performing Assets" and "- Classified Assets."

         MULTI-FAMILY RESIDENTIAL LENDING. We also offer multi-family residential loans. These loans are secured by real estate located in our primary market area. At September 30, 2003, multi-family residential loans totaled $61.9 million, or 16.4%, of our gross loan portfolio and $31.4 million of this amount was purchased from other lenders without recourse.

         Our multi-family residential loans are originated with adjustable interest rates only. We use a number of indices to set the interest rate, including a rate based on the constant maturity of one year U.S. Treasury securities. A majority of our adjustable rate loans carry an initial fixed rate of interest for either three or five years which then converts to an interest rate that is adjusted annually based upon the applicable index. Loan-to-value ratios on our multi-family residential loans do not exceed 75% of the appraised value of the property securing the loan. These loans require monthly payments, amortize over a period of up to 30 years and have maximum maturity of 15 years. These loans are secured by properties located in California. We use mortgage bankers and brokers to originate these loans as well as through our staff. We retain some of the multi-family loans we originate, while selling participations in others to manage our exposure to any one borrower.

         Loans secured by multi-family residential real estate are underwritten based on the income producing potential of the property and the financial strength of the borrower. The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt. We may require an assignment of rents or leases in order to be assured that the cash flow from the project will be used to repay the debt. Appraisals on properties securing multi-family residential loans are performed by independent state licensed fee appraisers approved by the board of directors. See "- Loan Originations, Purchases, Sales and Repayments."

         Loans secured by multi-family residential properties are generally larger and involve a greater degree of credit risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family residential properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. See "- Asset Quality - Non-Performing Assets."

         COMMERCIAL REAL ESTATE LENDING. We offer commercial real estate loans. These loans are secured primarily by small retail establishments, rental properties and small office buildings located in our primary market area. At September 30, 2003, commercial real estate loans totaled $25.1 million, or 6.7%, of our gross loan portfolio. Our largest commercial real estate loan at September 30, 2003, was a $1.7 million loan secured by the real estate.

         We originate only adjustable-rate commercial real estate loans. The interest rate on these loans is tied to a variety of indices, including a rate based on the constant maturity of one year U.S. Treasury securities. A majority of our adjustable-rate loans carry an initial fixed rate of interest for either three or five years which then converts an interest rate that is adjusted annually based upon the index. Loan-to-value ratios on our commercial real estate loans do not exceed 75% of the appraised value of the property securing the loan. These loans require monthly payments, amortize up to 30 years, have maturities of up to 10 years and carry pre-payment penalties.

         Loans secured by commercial real estate are underwritten based on the income producing potential of the property, the financial strength of the borrower and any guarantors. The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt. We may require an assignment of rents or leases in order to be assured that the cash flow from the project will be used to repay the debt. Appraisals on properties securing commercial real estate loans are performed by independent state licensed fee appraisers approved by the board of directors. All the properties securing our commercial real estate loans are located in California. See "- Loan Originations, Purchases, Sales and Repayments."

         Loans secured by commercial real estate properties are generally larger and involve a greater degree of credit risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. See "- Asset Quality - Non-Performing Loans."

         Consumer Loans. Historically, we offered a variety of consumer loans. Currently we only offer loans secured by automobiles or deposits. Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates, and carry higher rates of interest than do one- to four-family residential mortgage loans. At September 30, 2003, our consumer loan portfolio, exclusive of automobile loans, totaled $7.7 million, or 2.0%, of our gross loan portfolio. In recent years, our consumer loans, as a percentage of our loan portfolio, has continued to decrease as we have emphasized our real estate loan products.

         The most significant component of our consumer lending is automobile loans. We originate automobile loans only on a direct basis with the borrower. Loans secured by automobiles totaled $55.3 million at September 30, 2003, or 14.7%, of our gross loan portfolio at September 30, 2003. Automobile loans may be written for up to seven years for new automobiles and a maximum of five years for used automobiles and have fixed rates of interest. Loan to value ratios for automobile loans are up to 100% of the sales price for new automobiles and up to 100% of value on used cars, based on valuation from official used car guides.

         Consumer loans may entail greater risk than do one- to four-family residential mortgage loans, particularly in the case of consumer loans which are secured by rapidly depreciable assets, such as automobiles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. See "Risk Factors - Our loan portfolio possesses increased risk due to our substantial number of multi-family, commercial real estate and consumer loans, which could increase the level of our provision for loan losses."

Loan Originations, Purchases, Sales and Repayments

         We originate loans through employees located at our offices. Walk-in customers and referrals from our current customer base, advertisements, real estate brokers, mortgage loan brokers and builders are also important sources of loan originations. While we originate both adjustable-rate and fixed-rate loans, our ability to originate loans is dependent upon customer demand for loans in our market area. Demand is affected by local competition and the interest rate environment. We also purchase real estate whole loans as well as participation interests in real estate loans. In addition, we sell participation interests in some of our larger real estate loans. We began purchasing one-to four-family real estate loans in January 2001 and multi-family real estate loans in October 2001. We have used ten different loan brokers in these purchase transactions. As of September 30, 2003, we had participation interests in two commercial real estate loans. All of our other commercial real estate loans have been originated in-house. At September 30, 2003, our real estate loan portfolio totaled $314.1 million or 83.3% of the gross loan portfolio. Purchased real estate loans at September 30, 2003 totaled $190.3 million, or 60.6% of the real estate loan portfolio.

         The following table shows the loan origination, purchase, sale and repayment activities of Kaiser Federal Bank for the periods indicated, and includes loans originated for both our own portfolio and for sale of participating interests.


                                                       Three Months
                                                    Ended September 30,                     Year Ended June 30,
                                                ----------------------------    --------------------------------------------
                                                    2003            2002            2003            2002            2001
                                                ------------    ------------    ------------    ------------    ------------
                                                                             (In Thousands)
Originations by type:
Adjustable rate:
Real estate - one-to four-family........        $        --     $       789     $     4,039     $     2,986     $        --
            - commercial................              6,194           3,246          15,164           8,661              --
            - multi-family..............              3,629           3,044          25,662           4,115              --
Non-real estate - consumer- automobile..                 --              --              --              --              --
                   - other-consumer.....              1,247           1,436           4,983           4,920           8,316
                                                ------------    ------------    ------------    ------------    ------------
     Total adjustable-rate..............             11,070           8,515          49,848          20,682           8,316
                                                ------------    ------------    ------------    ------------    ------------

Fixed rate:
Real estate - one-to four-family........              7,364           5,347          31,808          18,567           6,156
Non-real estate - consumer automobile...              6,374          12,432          35,457          25,175          37,038
                - other consumer........                824             991           9,010          10,585          13,656
                                                ------------    ------------    ------------    ------------    ------------
     Total fixed-rate...................             14,562          18,770          76,275          54,327          56,850
                                                ------------    ------------    ------------    ------------    ------------
     Total loans originated.............             25,632          27,285         126,123          75,009          65,166
                                                ------------    ------------    ------------    ------------    ------------

Purchases:
Real estate - one-to four-family........             38,869          20,011         209,955          82,035          18,611
            - commercial................                 --              --           1,500              --              --
            - multi-family..............             18,394              --              --          16,298              --
                                                ------------    ------------    ------------    ------------    ------------
     Total loans purchased..............             57,263          20,011         211,455          98,333          18,611
                                                ------------    ------------    ------------    ------------    ------------

Sales and Repayments:
Sales and loan participations sold......              1,587              --           3,111           1,063              --
Principal repayments....................             93,717          24,860         183,146          75,982          58,322
                                                ------------    ------------    ------------    ------------    ------------
     Total reductions...................             95,304          24,860         186,257          77,045          58,322
                                                ------------    ------------    ------------    ------------    ------------
Increase (decrease) in other items, net.                (90)           (175)          1,405            (222)           (184)
                                                ------------    ------------    ------------    ------------    ------------
     Net increase (decrease)............        $   (12,499)    $    22,611     $   152,726     $    96,075     $    25,271
                                                ============    ============    ============    ============    ============

Asset Quality

         The Kaiser Permanente Medical Care Program employs a large percentage of Kaiser Federal Bank's account holders. Further, a significant concentration of our borrowers resides in California. Although Kaiser Federal Bank has a diversified loan portfolio, borrowers' ability to repay loans may be affected by the economic climate of either the health care industry or the overall geographic region in which borrowers reside. Because we have a significant amount of real estate loans, decreases in California's real estate values could adversely affect the value of property used as collateral. In this regard, at September 30, 2003, the rate of unemployment (not seasonally adjusted) in the State of California was 6.1%, with the unemployment rate for the United States at 5.8%. In addition, the State of California has a reported budget deficit of about $38 billion and it may take aggressive measures such as increasing various state taxes, reducing state expenditures and other cost-cutting initiatives to balance the state's budget. These measures may negatively affect the California economy and Kaiser Federal Bank.

         When a borrower fails to make a timely payment on a consumer loan, a delinquency notice is sent when the loan is 10 days past due. When the loan is 20 days past due, we mail a subsequent delinquency notice to the borrower. Once a loan is 30 days past due, our staff contacts the borrower by telephone to determine the reason for delinquency and to request payment of the delinquent amount in full or the establishment of an acceptable repayment plan to bring the loan current. If the borrower is unable to make or keep payment arrangements, additional collection action is taken in the form of repossession of collateral for secured loans and small claims or legal action for unsecured loans.

         For one- to four-family residential, multi-family and commercial real estate loans serviced by us, a delinquency notice is sent to the borrower when the loan is eight days past due. When the loan is 20 days past due, we mail a subsequent delinquency notice to the borrower. Typically, before the loan becomes 45 days past due, contact with the borrower is made requesting payment of the delinquent amount in full, or the establishment of an acceptable repayment plan to bring the loan current. If an acceptable repayment plan has not been agreed upon, loan personnel will generally prepare a notice of intent to foreclose. The notice of intent to foreclose allows the borrower up to 10 days to bring the account current. Once the loan becomes 60 days delinquent, and an acceptable repayment plan has not been agreed upon, the servicing officer will turn over the account to the deed of trust trustee with instructions to initiate foreclosure.

         Real estate loans serviced by a third party are subject to the servicing institution's collection policies. However, we track each purchased loan individually to ensure full payments are received as scheduled. Each month, third party servicers are required to provide delinquent loan status reports to our servicing officer, which are included in the month-end delinquent real estate report to management. Contractually, third party servicers are required to adhere to collection policies no less stringent than our policies.

         DELINQUENT LOANS. The following table sets forth our loans delinquent 60 to 89 days and over 89 days past due by type, number, amount and percentage of type at September 30, 2003.

                                                       Loans Delinquent For:
                                      ---------------------------------------------------------             Total
                                             60-89 Days                  90 Days or More               Delinquent Loans
                                      -------------------------    ----------------------------    -------------------------
                                                    Principal                       Principal                     Principal
                                       Number        Balance         Number          Balance         Number        Balance
                                      of Loans       of Loans       of Loans        of Loans        of Loans      of Loans
                                      --------       --------       --------        --------        --------      --------
                                                                     (Dollars in Thousands)
One- to four-family...........             --            $--             --             $--              --           $--
Commercial real estate........             --             --             --              --              --            --
Multi-family..................             --             --             --              --              --            --
Home equity...................             --             --             --              --              --            --
Consumer - automobile.........              7            129              3              62              10           191
Other consumer................             60             92              1               1              61            93
                                      --------       --------       --------        --------        --------      --------
                                           67           $221              4             $63              71          $284
                                      ========       ========       ========        ========        ========      ========
Delinquent loans to
  total gross loans...........                          0.06%                          0.02%                         0.08%

         NON-PERFORMING ASSETS. The table below sets forth the amounts and categories of non-performing assets in our loan portfolio. Non-performing assets consist of non-accrual loans, accruing loans past due 90 days and more and foreclosed assets. Loans to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days and over past due. Generally, all loans past due 90 days and over are classified as non-accrual. On non-accrual loans, interest income is not recognized until actually collected. At the time the loan is placed on non-accrual status, interest previously accrued but not collected is reversed and charged against current income.

         Foreclosed assets consist of real estate and other assets which have been acquired through foreclosure on loans. At the time of foreclosure, assets are recorded at the lower of their estimated fair value less selling costs or the loan balance, with any write-down charged against the allowance for loan losses. At all dates presented, we had no troubled debt restructurings which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates.

                                                                                           At June 30,
                                              At September 30,   ----------------------------------------------------------------
                                                   2003             2003          2002         2001        2000         1999
                                           ---------------------    ----          ----         ----        ----         ----
                                                                                     (Dollars in Thousands)
Nonaccrual loans:
One- to four-family.......................          $    --       $    --       $    --      $    --     $    --      $    --
Commercial real estate....................               --            --            --           --          --           --
Multi-family..............................               --            --            --           --          --           --
Consumer-automobile ......................               62            13           138           77          26          101
Other consumer............................                1            13            --           14           1          246
                                                    -------       -------       -------      -------     -------      -------
Total.....................................               63            26           138           91          27          347
                                                    -------       -------       -------      -------     -------      -------

Non-performing loans......................               63            26           138           91          27          347

Repossessed assets........................              153            26            78          378          31           54
                                                    -------       -------       -------      -------     -------      -------

Total non-performing assets...............          $   216       $    52       $   216      $   469     $    58      $   401
                                                    =======       =======       =======      =======     =======      =======

Non-performing loans to total loans(1)....             0.02%         0.01%         0.06%        0.06%       0.02%        0.33%

Non-performing assets to total assets.....             0.05%         0.01%         0.07%        0.20%       0.03%        0.22%

--------------------------------
(1) Total loans are net of deferred fees and costs


         CLASSIFIED ASSETS. Regulations provide for the classification of loans and other assets, such as debt and equity securities considered by regulators to be of lesser quality, as "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable."

Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management and approved by the board of directors. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its uation allowances is subject to review by the Office of Thrift Supervision and the FDIC, which may order the establishment of additional general or specific loss allowances.

         In connection with the filing of our periodic reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, we regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. The total amount of classified assets represented 6.31% of our equity capital and 0.51% of our total assets at September 30, 2003.

         The aggregate amount of our classified assets at the dates indicated were as follows:

                                                          At June 30,
                            At September 30,   ---------------------------------
                                 2003               2003               2002
                            ---------------    ---------------   ---------------
                                               (In Thousands)
Loss......................       $   82            $   83             $   --
Doubtful..................        1,285             1,304              1,546
Substandard...............          499               407                164
Special Mention...........          402               353                 21
                            ---------------    ---------------   ---------------
Total.....................       $2,268            $2,147             $1,731
                            ===============    ===============   ===============

         ALLOWANCE FOR LOAN LOSSES. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the estimated losses inherent in the loan portfolio. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include loss ratio analysis by type of loan and specific allowances for identified problem loans. In addition, the allowance incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans.

         The formula allowance is calculated by applying loss factors to outstanding loans based on the internal risk evaluation of the loans or pools of loans. Changes in risk evaluations of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based both on our historical loss experience as well as on significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

         The appropriateness of the allowance is reviewed and established by management based upon its evaluation of then-existing economic and business conditions affecting our key lending areas and other conditions, such as credit quality trends (including trends in nonperforming loans expected to result from existing conditions), collateral values, loan volumes and concentrations, specific industry conditions within portfolio segments and recent loss experience in particular segments of the portfolio that existed as of the balance sheet date and the impact that such conditions were believed to have had on the collectibility of the loan. Senior management reviews these conditions quarterly in discussions with our senior credit officers. To the extent that any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's estimate of the effect of such condition may be reflected as a specific allowance applicable to such credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's evaluation of the loss related to this condition is reflected in the unallocated allowance. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments.

         Management also evaluates the adequacy of the allowance for loan losses based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral, and economic conditions in our market area. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. For all specifically reviewed loans for which it is probable that Kaiser Federal Bank will be unable to collect all amounts due according to the terms of the loan agreement, Kaiser Federal Bank determines impairment by computing a fair value either based on discounted cash flows using the loan's initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans that are collectively evaluated for impairment and are excluded from specific impairment evaluation, and their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

         Because the allowance for loan losses is based on estimates of losses inherent in the loan portfolio, actual losses can vary significantly from the estimated amounts. Our methodology as described permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgment, significant factors which affect the collectibility of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the estimated losses inherent in the loan portfolio on a quarterly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that has become available. In addition, management's determination as to the amount of our allowance for loan losses is subject to review by the Office of Thrift Supervision and the FDIC, which may require the establishment of additional general or specific allowances based upon their judgment of the information available to them at the time of their examination of Kaiser Federal Bank.

         At September 30, 2003, our allowance for loan losses was $2.2 million or 0.59% of the total loan portfolio and 3,566.7% of total non-performing loans. Assessing the adequacy of the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, is at an amount that will absorb reasonable estimated loan losses inherent in our loan portfolios.

The following table sets forth an analysis of our allowance for loan losses.


                                                For Three Months Ended
                                                     September 30
                                                     ------------
                                               2003               2002
                                           ------------      -------------

Balance at beginning of period............     $2,281             $1,744

Charge-offs:
    One-to four-family....................         --                 --
    Commercial............................         --                 --
    Multi-family..........................         --                 --
    Consumer - automobile.................         86                181
    Other consumer........................         30                  7
                                           ------------      -------------
                                                  116                188

Recoveries:
    One-to four-family....................         --                 --
    Commercial............................         --                 --
    Multi-family..........................         --                 --
    Consumer - automobile.................         47                107
    Other consumer........................          5                  2
                                           ------------      -------------
                                                   52                109
                                           ------------      -------------

Net charge-offs...........................         64                 79

Provision  for loan losses................         30                203
                                           ------------      -------------

Balance at end of period..................     $2,247             $1,868
                                           ============      =============

Net charge-offs to average loans during
 this period (1) (2)......................       0.07%              0.13%

Net charge-offs to average non-
  performing loans during this period(2)..     143.82%            285.97%

Allowance for loan losses to non-
  performing loans........................   3,566.67%          2,250.60%

Allowance as a % of total loans
  (end of period)(1)......................       0.59%              0.71%

(CONTINUED)

                                                                          Year Ended June 30,
                                           -----------------------------------------------------------------------------------
                                                2003               2002              2001            2000             1999
                                           ---------------    ---------------    ------------    ------------    -------------

Balance at beginning of period............       $1,744             $1,175              $863         $1,094             $874

Charge-offs:
    One-to four-family....................           --                  --              --              --               --
    Commercial............................           --                  --              --              --               --
    Multi-family..........................           --                  --              --              --               --
    Consumer - automobile.................          842                 990             534             145               26
    Other consumer........................           58                 110              85             371              373
                                           ---------------    ---------------    ------------    ------------    -------------
                                                    900               1,100             619             516              399

Recoveries:
    One-to four-family....................           --                  --              --              --               --
    Commercial............................           --                  --              --              --               --
    Multi-family..........................           --                  --              --              --               --
    Consumer - automobile.................          296                 503             137              18                1
    Other consumer........................           17                  19              26              70               37
                                           ---------------    ---------------    ------------    ------------    -------------
                                                    313                 522             163              88               38
                                           ---------------    ---------------    ------------    ------------    -------------

Net charge-offs...........................          587                 578             456             428              361

Provision  for loan losses................        1,124               1,147             768             197              581
                                           ---------------    ---------------    ------------    ------------    -------------

Balance at end of period..................       $2,281              $1,744          $1,175            $863           $1,094
                                           ===============    ===============    ============    ============    =============

Net charge-offs to average loans during
 this period (1) (2)......................         0.19%               0.33%           0.35%           0.40%            0.35%

Net charge-offs to average non-
  performing loans during this period(2)..       715.85%             504.80%         772.88%         228.88%           97.44%

Allowance for loan losses to non-
  performing loans........................     8,773.08%           1,263.77%       1,291.21%       3,196.30%          315.27%

Allowance as a % of total loans
  (end of period)(1)......................         0.58%               0.73%           0.83%           0.74%            1.04%

------------------------------------------------------
(1) Total loans are net of deferred fees and costs
(2) Rates for the three month periods have been annualized

         The distribution of the allowance for losses on loans at the dates indicated is summarized as follows.

                                                                                           At June 30,
                                 At September 30,             --------------------------------------------------------------------
                                       2003                                2003                                 2002
                          --------------------------------    --------------------------------    --------------------------------
                                                Percent of                          Percent of                          Percent of
                                                  Gross                               Gross                               Gross
                                                  Loans                               Loans                               Loans
                                                 in Each                             in Each                             in Each
                                                Category                            Category                            Category
                                    Percent of     to                   Percent of     to                   Percent of     to
                                    Allowance     Total                 Allowance     Total                 Allowance     Total
                                    To Total      Gross                 To Total      Gross                 To Total      Gross
                           Amount   Allowance     Loans        Amount   Allowance     Loans        Amount   Allowance     Loans
                          -------- ------------ ----------    -------- ------------ ----------    -------- ------------ ----------
                                                                   (Dollars in Thousands)
Secured by one-to-four
 family real estate.....  $    613       27.28%     60.20%    $   703        30.82%     66.64%    $   582        33.37%     61.04%

Secured by commercial
 real estate............       107        4.76       6.67          82         3.59       5.46          30         1.72       3.18

Secured by multi-family
 real estate............       186        8.28      16.42         132         5.79      10.85          81         4.65       8.54

Consumer-automobile.....     1,304       58.03      14.67       1,289        56.51      14.60         970        55.62      21.81

Consumer-other..........        37        1.65       2.04          75         3.29       2.45          81         4.64       5.43

Unallocated.............        --          --         --          --           --         --          --           --         --
                          -------- ------------ ----------    -------- ------------ ----------    -------- ------------ ----------


Total Allowance for Loan
Losses..................   $2,247       100.00%    100.00%     $2,281       100.00%    100.00%     $1,744       100.00%    100.00%
                           ======       =======    =======     ======       =======    =======     ======       =======    =======

(CONTINUED)

                                                                        At June 30,
                           --------------------------------------------------------------------------------------------------------
                                       2001                                 2000                                  1999
                           --------------------------------    --------------------------------    --------------------------------
                                                 Percent of                          Percent of                          Percent of
                                                   Gross                               Gross                               Gross
                                                   Loans                               Loans                               Loans
                                                  in Each                             in Each                             in Each
                                                 Category                            Category                            Category
                                     Percent of     to                   Percent of     to                   Percent of    to
                                     Allowance     Total                 Allowance     Total                 Allowance     Total
                                     To Total      Gross                 To Total      Gross                 To Total      Gross
                            Amount   Allowance     Loans        Amount   Allowance     Loans        Amount   Allowance     Loans
                           -------- ----------- -----------    -------- ----------- -----------    -------- ------------ ----------
                                                                    (Dollars in Thousands)

Secured by one-to-four
 family real estate......  $   287       24.44%      50.62%    $   256       29.66%      47.80%    $   302        27.60%     53.97%

Secured by commercial
 real estate.............       --          --          --          --          --          --          --           --         --

Secured by multi-family
 real estate.............       --          --          --          --          --          --          --           --         --

Consumer-automobile......      751       63.88       38.44         383       44.38   $   38.77         308        28.14      33.28

Consumer-other...........      137       11.68       10.94         224       25.96       13.43         367        33.57      12.75

Unallocated..............       --          --          --          --          --          --         117        10.69         --
                           -------- ----------- -----------    -------- ----------- -----------    -------- ------------ ----------


Total Allowance for Loan
Losses...................   $1,175      100.00%     100.00%       $863      100.00%     100.00%     $1,094       100.00%   100.00%
                           =======      =======     =======       ====      =======     =======     ======       =======   =======

INVESTMENT ACTIVITIES

         GENERAL. We are required by federal regulations to maintain a minimum amount of liquid assets that may be invested in specified securities and are also permitted to make certain other securities investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Commitments." Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As of September 30, 2003, our liquidity ratio (liquid assets as a percentage of net withdrawable savings and current borrowings) was 18.4%. Effective December 27, 2000, the law imposing a liquidity requirement on savings associations, such as Kaiser Federal Bank, was repealed.

         We are authorized to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federal savings associations may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings association is otherwise authorized to make directly. See "How We Are Regulated - Kaiser Federal Bank" for a discussion of additional restrictions on our investment activities.

         Under the direction and guidance of the Investment/Asset and Liability Management Committee and board policy, our president has the basic responsibility for the management of our investment portfolio. Various factors are considered when making decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated short and long term interest rates, the level of interest rates, the trend of new deposit inflows, and the anticipated demand for funds via deposit withdrawals and loan originations and purchases.

         The current structure of our investment portfolio provides liquidity when loan demand is high, assists in maintaining earnings when loan demand is low and maximizes earnings while satisfactorily managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk."

         COLLATERALIZED MORTGAGE OBLIGATIONS. We invest in collateralized mortgage obligations as an alternative to mortgage loans and conventional mortgage-backed securities as part of our asset liability management strategy. Management believes that collateralized mortgage obligations represent attractive investment alternatives relative to other investments due to the wide variety of maturity and repayment options available through such investments. In particular, we have, from time to time, concluded that short and intermediate and long duration collateralized mortgage obligations (with an expected average life of five to ten years or less) represent a better combination of rate and duration than adjustable rate mortgage-backed securities. Because our collateralized mortgage obligations are purchased as an alternative to mortgage loans and because we have the ability and intent to hold such securities to maturity, all such securities are classified as held-to-maturity. At September 30, 2003, we held $36.9 million of collateralized mortgage obligations and $2.1 million in mortgage backed securities. All of our collateralized mortgage obligations and mortgage-backed securities are guaranteed by either Fannie Mae, Freddie Mac or Ginnie Mae.

         In contrast to mortgage-backed pass-through securities in which cash flow is received (and, hence, prepayment risk is shared) pro rata by all securities holders, the cash flows from the mortgages or mortgage-backed securities underlying collateralized mortgage obligations are segmented and paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of a collateralized mortgage obligations may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. It is our strategy to purchase tranches of collateralized mortgage obligations with expected shorter term duration and are intended to produce stable cash flows in different interest rate environments. However, interest rate changes may affect the duration of these securities.

         To assess price volatility, the Federal Financial Institutions Examination Council adopted a policy which requires an annual "stress" test of mortgage derivative securities. This policy, which has been adopted by the Office of Thrift Supervision, requires us to annually test our collateralized mortgage obligations and other mortgage-related securities to determine whether they are high-risk or non high-risk securities. Mortgage derivative products with an average life or price volatility in excess of a benchmark 30-year mortgage-backed pass-through security are considered high-risk mortgage securities. Under the policy, savings institutions, such as Kaiser Federal Bank, may only invest in high-risk mortgage securities in order to reduce interest rate risk. In accordance with our policy, we do not invest in securities classified as high-risk at the time of purchase. However, as of September 30, 2003, we had $24.2 million in high risk securities as a result of changes in market interest rates.

         SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Our current strategy is to hold all securities until maturity.

         The following table sets forth the composition of our investment portfolio at the dates indicated.

                                                                                      At June 30,
                                  At September 30,       -----------------------------------------------------------------------
                                        2003                     2003                     2002                      2001
                                ---------------------    ---------------------    ---------------------    ---------------------
                                Carrying   % of          Carrying   % of          Carrying   % of          Carrying    % of
                                Value        Total       Value        Total       Value        Total       Value        Total
                                --------   ----------    -------    ----------    -------    ----------    -------    ----------
                                                                    (Dollars in Thousands)
Securities Held to Maturity:

U.S. government and federal
agencies.......................  $    --          --%    $    --          --%      $8,000        40.43%    $ 4,000        21.56%

Mortgage-backed securities:
  Fannie Mae...................    1,060        2.72       1,188         8.34       1,825         9.22       2,937        15.83
  Ginnie Mae...................      380        0.97         406         2.85         667         3.37         873         4.71
  Freddie Mac..................      619        1.59         695         4.88         959         4.85       1,365         7.36
                                --------   ----------    -------    ----------    -------    ----------    -------    ----------
                                   2,059        5.28       2,289        16.07       3,451        17.44       5,175        27.90

Collateralized mortgage
obligations:
  Fannie Mae...................   12,120       31.10       7,399        51.93       6,735        34.04       4,397        23.70
  Freddie Mac..................   24,800       63.62       4,559        32.00       1,601         8.09       4,980        26.84
                                --------   ----------    -------    ----------    -------    ----------    -------    ----------
                                  36,920       94.72      11,958        83.93       8,336        42.13       9,377        50.54
Total..........................  $38,979      100.00%    $14,247       100.00%    $19,787       100.00%    $18,552       100.00%
                                ========   ==========    =======    ==========    =======    ==========    =======    ==========

Other earnings assets:
  Interest-bearing deposits
     in other financial
     institutions....           $    891        4.17%    $ 6,437        30.52     $23,378        91.75%    $35,431         55.03%
  Federal Funds sold...........   17,205       80.59      11,645        55.22         975         3.83      28,300         43.96
  Federal Home Loan Bank stock.    2,800       13.11       2,602        12.34       1,008         3.96         649          1.01
  Other investments............      454        2.13         406         1.92         118         0.46          --            --
                                --------   ----------    -------    ----------    -------    ----------    -------    ----------
Total..........................   21,350      100.00%     21,090       100.00%     25,479       100.00%     64,380       100.00%
                                --------   ----------    -------    ----------    -------    ----------    -------    ----------

Total.......................... $ 60,329                 $35,337                  $45,266                  $82,932
                                ========                 =======                  =======                  =======

         While our collateralized mortgage backed securities and mortgage backed securities carry a reduced credit risk as compared to whole loans due to their issuance under government agency sponsored programs, they remain subject to the risk that a fluctuating interest rate environment, along with other factors like the geographic distribution of the underlying mortgage loans, may alter the prepayment rate of the mortgage loans and so affect both the prepayment speed, and value, of the investment securities. As a result of these factors, the estimated average lives of these securities will be shorter than the contractual maturities as shown on the following table. The composition and maturities of the investment securities portfolio, excluding Federal Home Loan Bank stock, as of September 30, 2003 and June 30, 2003, are as follows:

                             At September 30, 2003                                At September 30, 2003
                            ------------------------    ---------------------------------------------------------------------------

                                                                       One to       Five to
                             Carrying      % of         One Year        Five           10        Over 10
                              Value         Total       or Less         Years         Years       Years         Total Securities
                            -----------    ---------    ---------     ---------     ---------    ---------    ---------    --------
                                                        Amortized     Amortized     Amortized    Amortized    Amortized      Fair
                                                          Cost          Cost          Cost         Cost         Cost         Value
                                                        ---------     ---------     ---------    ---------    ---------    --------
                                                                     (Dollars in Thousands)
Mortgage-backed securities   $   2,059        5.28%       $   --        $   --       $    --     $  2,059      $ 2,059     $ 2,083
Collateralized mortgage
  obligations.............      36,920       94.72            --            --            --       36,920       36,920      37,266
                            -----------    ---------    ---------     ---------     ---------    ---------    ---------    --------

Total investment
securities................   $  38,979      100.00%       $   --        $   --       $    --     $ 38,979      $38,979     $39,349
                            ===========    =========    ==========    ==========    =========    =========    =========    ========
Weighted average yield....        4.04%                                                              4.04%


                               At June 30, 2003                                      At June 30, 2003
                            ------------------------    ---------------------------------------------------------------------------

                                                                       One to       Five to
                             Carrying      % of         One Year        Five           10        Over 10
                              Value         Total       or Less         Years         Years       Years         Total Securities
                            -----------    ---------    ---------     ---------     ---------    ---------    ---------    --------
                                                        Amortized     Amortized     Amortized    Amortized    Amortized     Fair
                                                          Cost          Cost          Cost         Cost         Cost        Value
                                                        ---------     ---------     ---------    ---------    ---------    --------
                                                                     (Dollars in Thousands)
Mortgage-backed securities   $   2,289        16.07%     $    --        $   --       $    --     $  2,289      $ 2,289     $ 2,329
Collateralized mortgage
  obligations.............      11,958        83.93           --            --            --       11,958       11,958      12,044
                            -----------    ---------    ---------     ---------     ---------    ---------    ---------    --------

Total investment
securities................   $  14,247       100.00%     $    --        $   --       $    --     $ 14,247      $14,247     $14,373
                            ===========    =========    =========     =========     =========    =========    =========    ========
Weighted average yield....        4.60%                                                              4.60%

         EQUITY INVESTMENT. We also had an approximate 20% investment in a limited liability partnership, which builds and operates affordable housing projects located in Northern California. We purchased the investment for approximately $2 million during the three month period ended September 30, 2003. The investment is being accounted for using the equity method of accounting. The investment is evaluated periodically for impairment based on the remaining allocable tax credits.

SOURCES OF FUNDS

         GENERAL. Our sources of funds are deposits, payment of principal and interest on loans, interest earned on or maturation of other investment securities, borrowings, and funds provided from operations.

         DEPOSITS. We offer a variety of deposit accounts to consumers with a wide range of interest rates and terms. Our deposits consist of time deposit accounts, savings, money market and demand deposit accounts. We have historically paid competitive rates on our deposit accounts. We primarily rely on competitive pricing policies, marketing and customer service to attract and retain these deposits. Approximately 45.0% of our deposits are from customers who are employed by the Kaiser Permanente Medical Care Program.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and bi-weekly direct deposits from Kaiser Permanente Medical Care Program payrolls. The variety of deposit accounts we offer has allowed us to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. We have become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. We try to manage the pricing of our deposits in keeping with our asset/liability management, liquidity and profitability objectives, subject to competitive factors. Based on our experience, we believe that our deposits are relatively stable sources of funds. Despite this stability, our ability to attract and maintain these deposits and the rates paid on them has been and will continue to be significantly affected by market conditions.

         The following table sets forth our deposit flows during the periods indicated.

                                          Three Months Ended
                                            September 30,                          Year Ended June 30,
                                     -----------------------------    -----------------------------------------------
                                         2003             2002            2003             2002              2001
                                     -------------   -------------    -------------    -------------    -------------
                                                                 (Dollars in Thousands)
Opening balance...................      $346,239        $252,038         $252,038         $197,588         $167,401
Deposits/withdrawals, net.........        12,383           5,146           86,871           47,849           23,749
Interest credited.................         1,945           1,711            7,330            6,601            6,438
                                     -------------   -------------    -------------    -------------    -------------

Ending balance....................      $360,567        $258,895         $346,239         $252,038         $197,588

Net increase......................       $14,328          $6,857          $94,201          $54,450          $30,187

Percent increase  (1).............         16.55%          10.88%           37.38%          27.56%            18.03%


(1) Rates for the three month periods have been annualized


         The following table sets forth the dollar amount of savings deposits in the various types of deposit programs we offered at the dates indicated.


                                       At                                         At June 30,
                                  September 30,       ---------------------------------------------------------------------
                                      2003                    2003                    2002                     2001
                              ---------------------   ---------------------   ---------------------   ---------------------
                                         Percent of              Percent of              Percent of              Percent of
                                 Amount    Total         Amount    Total         Amount    Total         Amount    Total
                                 ------    -----         ------    -----         ------    -----         ------    -----
                                                                     (Dollars in Thousands)

Non-interest-bearing demand     $25,908     7.19%       $30,119     8.70%       $26,904    10.67%       $22,603    11.44%

Savings ...................      83,379    23.12         82,691    23.88         69,782    27.69         60,015    30.37

Money market...............      93,835    26.02         87,555    25.30         59,970    23.79         36,380    18.41

Certificates of deposit
    1.00% - 1.99%..........      17,853     4.95         12,543     3.62             --       --             --       --
    2.00% - 2.99%..........      57,302    15.89         52,072    15.04         18,627     7.39             --       --
    3.00% - 3.99%..........      30,302     8.40         26,919     7.77         19,462     7.72             --       --
    4.00% - 4.99%..........      22,340     6.20         23,145     6.68         14,713     5.84          8,476     4.29
    5.00% - 5.99%..........      12,841     3.56         13,127     3.79         16,889     6.70         25,512    12.91
    6.00% - 6.99%..........      10,855     3.02         12,124     3.50         19,425     7.71         37,814    19.14
    7.00% - 7.99%..........       5,952     1.65          5,944     1.72          6,266     2.49          6,788     3.44
                               --------  -------       --------  -------       --------  -------       --------  -------

Total Certificates of           157,445    43.67         145,87    42.12         95,382    37.85            78,59  39.78
    Deposit................    --------  -------       --------  -------       --------  -------       --------  -------
                               $360,567   100.00%      $346,239   100.00%      $252,038   100.00$       197,588   100.00%
                               ========  ========      ========  ========      ========  ========      ========  ========

         The following table indicates the amount of Kaiser Federal Bank's certificates of deposit and other deposits by time remaining until maturity as of September 30, 2003.

                       September 30         September 30        September 30       September 30       September 30
                           2004                 2005                2006               2007               2008            Total
                     ------------------  -------------------  -----------------  -----------------  ------------------  -----------
                                                                        (In Thousands)
1.00%-1.99%.......             $17,815             $     38            $    --            $    --             $    --     $ 17,853
2.00%-2.99%.......              45,952               10,748                537                 54                  11       57,302
3.00%-3.99%.......               7,816                7,239              6,300                276               8,671       30,302
4.00%-4.99%.......               3,014                3,205                242              5,372              10,507       22,340
5.00%-5.99%.......               3,526                  811              2,214              6,290                  --       12,841
6.00%-6.99%.......               2,427                6,062              2,366                 --                  --       10,855
7.00%-7.99%.......                 355                1,297              4,300                 --                  --        5,952
                     ------------------  -------------------  -----------------  -----------------  ------------------  -----------

                               $80,905             $ 29,400            $15,959            $11,992             $19,189     $157,445
                     ==================  ===================  =================  =================  ==================  ===========

$100,000 and over              $17,637             $  9,370            $ 5,150            $ 4,240             $ 6,021     $ 42,418
Below $100,000....              63,268               20,030             10,809              7,752              13,168      115,027
                     ------------------  -------------------  -----------------  -----------------  ------------------  -----------

    Total.........             $80,905             $ 29,400            $15,959            $11,992             $19,189     $157,445
                     ==================  ===================  =================  =================  ==================  ===========

         BORROWINGS. Although deposits are our primary source of funds, we may utilize borrowings when they are a less costly source of funds, and can be invested at a positive interest rate spread, when we desire additional capacity to purchase loans or to fund loan demand or when they meet our asset/liability management goals. Our borrowings historically have consisted of advances from the Federal Home Loan Bank of San Francisco. See Note 9 of the Notes to Consolidated Financial Statements.

         We may obtain advances from the Federal Home Loan Bank of San Francisco upon the security of our mortgage loans and mortgage-backed securities. These advances may be made pursuant to several different credit programs, each of which has its own interest rate, range of maturities and call features. At September 30, 2003, we had $50.0 million in Federal Home Loan Bank advances outstanding. These advances were used to fund the purchase of a $48.0 million pool of one- to four-family loans.

         The following table sets forth information as to our Federal Home Loan Bank advances for the periods indicated.

                                                           At or For
                                                       the Three months
                                                             Ended                          At or For the Year
                                                         September 30,                        Ended June 30,
                                                   --------------------------    ----------------------------------------
                                                       2003          2002            2003          2002          2001
                                                   ------------  ------------    ------------  ------------  ------------
                                                                           (Dollars in Thousands)

Average balance outstanding...................       $50,000         $1,160         $34,972       $ 2,615         $ --

Maximum month-end balance.....................        50,000          2,640          50,000        13,000           --

Balance at end of period......................        50,000          2,640          50,000         2,000           --

Weighted average interest rate during the
  period......................................          3.03%          3.08%           2.97%         1.23%          --

Weighted average interest rate at end of
  period......................................          3.00%          1.87%           3.00%         1.17%          --

SUBSIDIARY AND OTHER ACTIVITIES

         At September 30, 2003, K-Fed Bancorp did not have any subsidiaries other than Kaiser Federal Bank.

COMPETITION

         We face strong competition in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. We also face competition from other lenders and investors with respect to loans that we purchase.

         We attract all of our deposits through our branch and ATM network. Competition for those deposits is principally from other savings institutions, commercial banks and credit unions, as well as mutual funds and other alternative investments. We compete for these deposits by offering superior service and a variety of deposit accounts at competitive rates. As of September 30, 2003, we believe that we hold less than 1% of the deposits in our primary market area.

EMPLOYEES

         At September 30, 2003, we had a total of 92 employees, including 16 part-time employees. Our employees are not represented by any collective bargaining group.

PROPERTIES

         At September 30, 2003, we had two full service offices and two financial service centers. Our financial services centers provide all the same services as a full service office except dispense cash, but cash is available from an ATM located on site. We lease the space in which our home office, executive offices and branch offices are located. The net book value of our investment in premises, equipment and fixtures, excluding computer equipment, was approximately $1.3 million at September 30, 2003.

         The following table provides a list of our main and branch offices, all of which are leased.

                                           Owned or    Lease Expiration      Net Book Value
Location                                    Leased           Date          September 30, 2003
----------------------                     --------    ----------------    ------------------
                                                                             (In Thousands)
HOME AND EXECUTIVE OFFICE                   Leased         May 2010               $228
1359 N. Grand Avenue
Covina, CA 91724

BRANCH OFFICES:

131 North El Molino Ave., Suite 100         Leased         July 2005                26
Pasadena, CA 91101

3375 Scott Blvd., Suite 312                 Leased         June 2009                10
Santa Clara, CA 95054

9844 Sierra Ave., Suite A                   Leased         October 2006             --
Fontana, CA 92335

         We believe that our current facilities are adequate to meet the present and immediately foreseeable needs of Kaiser Federal Bank and K-Fed Bancorp.

         We use an in-house system with support provided by a third-party vendor to maintain our data base of depositor and borrower customer information. The net book value of our data processing and computer equipment at September 30, 2003 was approximately $383,000.

LEGAL PROCEEDINGS

         From time to time, we are involved as plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate incurring any material liability as a result of this litigation or any material impact on our financial position, results of operations or cash flows.

                                   MANAGEMENT

MANAGEMENT OF K-FED BANCORP

         The board of directors of K-Fed Bancorp consists of the same seven individuals who currently serve as directors of Kaiser Federal Bank. The board of directors of K-Fed Bancorp is divided into three classes, as nearly equal as possible, with approximately one third of the directors elected each year. The directors are elected by the stockholders of K-Fed Bancorp for three year terms, or until their successors are elected and have qualified. The terms of the directors of each of K-Fed Bancorp and Kaiser Federal Bank are identical. As the sole stockholder of K-Fed Bancorp, K-Fed Mutual Holding Company elects the directors of K-Fed Bancorp. Following completion of the stock offering, the directors will be elected by K-Fed

Mutual Holding Company and the holders of the common stock of K-Fed Bancorp not held by K-Fed Mutual Holding Company.

         The following individuals are the executive officers of K-Fed Bancorp and hold the office set forth below opposite their name.


         Executive             Position Held
         ---------             -------------
         Kay M. Hoveland       President and Chief Executive Officer
         Daniel A. Cano        Chief Financial Officer

         Executive officers of K-Fed Bancorp are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

         Information concerning the principal occupations, employment and compensation of the directors and executive officers of K-Fed Bancorp is set forth under "- Management of Kaiser Federal Bank." Directors of K-Fed Bancorp initially will not be compensated by K-Fed Bancorp but will serve and be compensated by Kaiser Federal Bank. It is not anticipated that separate compensation will be paid to directors of K-Fed Bancorp until such time as these persons devote significant time to the separate management of K-Fed Bancorp affairs, which is not expected to occur until K-Fed Bancorp becomes actively engaged in additional businesses other than holding the stock of Kaiser Federal Bank. K-Fed Bancorp may determine that such compensation is appropriate in the future.

MANAGEMENT OF KAISER FEDERAL BANK

         Upon completion of the stock offering, the directors of Kaiser Federal Bank immediately prior to the stock offering will continue to serve as directors of Kaiser Federal Bank. The board of directors of Kaiser Federal Bank consists of seven directors divided into three classes, with approximately one-third of the directors elected at each annual stockholder meeting. Because K-Fed Bancorp will continue to own all the issued and outstanding capital stock of Kaiser Federal Bank following the stock offering, the board of directors of K-Fed Bancorp will elect the directors of Kaiser Federal Bank.

         The following table sets forth information regarding the board of directors of Kaiser Federal Bank as of September 30, 2003.

                                                                                                           Term of
                                                           Positions Held With               Director      Office
                   Name                 Age(1)              Kaiser Federal Bank              Since(2)      Expires
      ------------------------------- ---------  ----------------------------------------- ------------  ------------
      Kay M. Hoveland                    56      Director, President and CEO                  2000          2006
      Gerald A. Murbach                  55      Director                                     2000          2006
      Marilyn T. Owsley                  44      Director                                     2000          2005
      Rita H. Zwern                      55      Director and Secretary                       1987          2005
      Robert C. Steinbach                50      Director                                     2000          2004
      James L. Breeden                   60      Director and Chairman of the Board           1987          2004
      Frank G. Nicewicz                  47      Director                                     1995          2004

------------------------------

(1)      As of September 30, 2003.
(2) Includes service as a director of Kaiser Permanente Federal Credit Union with the exception of Directors Steinbach, Murbach, Hoveland and Owsley.

         The business experience of each director for at least the past five years is set forth below.

         KAY M. HOVELAND. Ms. Hoveland has served as president and chief executive officer of Kaiser Federal Bank since 1987.

         GERALD A. MURBACH. Mr. Murbach is currently retired. He previously served as a human resources consultant for the Universal Music Group during 2001 and the Times Mirror newspapers from 1992 to 2001.

         MARILYN T. OWSLEY. Ms. Owsley has served as a financial executive with the Kaiser Permanente Medical Care Program since 1994.

         RITA H. ZWERN. Ms. Zwern has been employed by Kaiser Foundation Health Plan since 1984 and currently is the manager of State Programs, located in Pasadena, California.

         ROBERT C. STEINBACH. Mr. Steinbach has served as the chief inspector for the Building and Safety Department of the City of Los Angeles since 2002 and has been with the Department since 1985. Mr. Steinbach is the brother-in-law of Daniel Cano, the Chief Financial Officer of Kaiser Federal Bank.

         JAMES L. BREEDEN. Mr. Breeden has served as chairman of the Board of Directors since November 2000. He is a retired hospital administrator for the Kaiser Foundation Hospitals where he worked for 14 years.

         FRANK G. NICEWICZ. Mr. Nicewicz has been employed by Kaiser Foundation Health Plan since 1995 and currently holds the position of financial manager in Oakland, California.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The business experience for at least the past five years for each of three executive officers of Kaiser Federal Bank, who do not serve as directors, is set forth below.

         DANIEL A. CANO. Age 48 years. Mr. Cano has served as chief financial officer of Kaiser Federal Bank since 1998. Mr. Cano is also responsible for the information technology function of Kaiser Federal Bank.

         NANCY J. HUBER. Age 40 years. Ms. Huber has served as chief credit officer since 1999 and Community Reinvestment Act officer since 2002. From 1995 until 1999, she served as vice president of credit.

         JEANNE R. THOMPSON. Age 56 years. Ms. Thompson has served as chief operating officer since 2001. She served as senior vice president for branch operations of IndyMacBank, located in Pasadena, California from 1983 until 2001.

Meetings and Committees of the Board of Directors

         Our Board of Directors meets monthly. During the fiscal year ended June 30, 2003, the board of directors held 12 meetings. No director attended fewer than 90% of the total meetings of the board of directors and committees on which the board member served during this period.

         We currently have standing Executive, Audit, Credit, Asset/Liability Management and Human Resource Committees. We have no standing Nominating Committee. Our Nominating Committee is established from year to year.

         The Audit Committee is comprised of Mr. Nicewicz, Ms. Owsley and Mr. Steinbach. Mr. Nicewicz serves as chairman. The Audit Committee meets quarterly or more frequently as needed. The committee recommends the independent auditors and reviews the audit report prepared by the independent auditors. This committee met five times in fiscal 2003 and oversees the audit activities of Kaiser Federal Bank.

         The Asset/Liability Management Committee is chaired by Mr. Cano and Directors Breeden and Hoveland serve as members along with Ms. Huber. The committee meets weekly or more frequently as needed. The committee oversees Kaiser Federal Bank's asset liability management. The committee reviews and monitors Kaiser Federal Bank's investment portfolio, liquidity position and interest rate risk. This committee met 51 times in fiscal 2003.

         The Credit Committee oversees all loan activities. The committee approves all loans that exceed management's loan authority, periodically reviews loans within the loan officer's loan authority and reviews all past due loans on a monthly basis. This committee meets weekly or more frequently as needed. The committee is comprised of Directors Breeden and Hoveland with Ms. Huber serving as chairperson. This committee met 51 times in fiscal 2003.

         The Executive Committee is comprised of Directors Breeden, Hoveland, Zwern and Steinbach with Mr. Breeden serving as chairman. The committee meets monthly or more frequently as needed. The committee is generally authorized to act on behalf of the full board of directors when certain business matters require prompt action. The committee met 10 times in fiscal 2003.

         The Human Resource Committee is comprised of Directors Hoveland, Zwern and Murbach. This committee meets quarterly or more frequently as needed. This committee is authorized to develop and maintain personnel policies, compensation standards and employee benefits. The chairman of the committee is Mr. Murbach. The committee met four times in fiscal 2003.

DIRECTORS' COMPENSATION

         Members of Kaiser Federal Bank's board of directors receive a fee of $500 per meeting attended and $300 per committee meeting attended. Executive Committee members receive $400 per meeting attended, and the credit and Asset/Liability Management Committee members receive $300 per meeting attended. Attendance by telephone is compensated at a rate lower than in-person attendance.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of information concerning the compensation paid by Kaiser Federal Bank, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended June 30, 2003 to the president and chief executive officer of Kaiser Federal Bank and our three other executive officers.

                                                                                                        Long Term
                                                        Annual Compensation                        Compensation Awards
                                                        -------------------                        -------------------

                                                                           Other      Restricted
                                                                           Annual        Stock
                                    Fiscal                              Compensation     Award                        All Other
    Name and Principal Position      Year       Salary       Bonus         ($)(1)       ($)(2)     Options(#)(2)   Compensation(3)
    ---------------------------      ----       ------       -----         ------       ------     -------------   ---------------

Kay M. Hoveland                      2003      $220,000     $72,000           --            --             --            $16,880
  President and Chief
  Executive Officer
Daniel A. Cano                       2003       137,119      27,500           --            --             --              8,115
  Chief Financial Officer
Jeanne R. Thompson                   2003       123,600      18,525           --            --             --              4,842
  Chief Operating Officer
Nancy J. Huber                       2003        97,500       8,000           --            --             --              5,275
  Chief Credit Officer

-------------
(1) This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10% of the named individual's salary and bonus.

(2) Kaiser Federal Bank does not have any stock option or restricted stock plans. K-Fed Bancorp does, however, intend to adopt such plans no earlier than six months following the stock offering. See "- Benefits - Stock Benefit Plans."

(3) Amount represents matching contribution under Kaiser Federal Bank's 401(k) Plan in the amount of $3,380 and director fees for Ms. Hoveland in the amount of $13,500 for her service on the board and the Executive Committee. The amounts reported for Mr. Cano and Ms. Thompson and Ms. Huber consists of employer matching contributions.

BENEFITS

         GENERAL. We currently provide health and welfare benefits to our employees, including hospitalization and comprehensive medical insurance, life insurance, subject to deductibles and copayments by employees.

         KAISER FEDERAL BANK EXECUTIVE NON-QUALIFIED RETIREMENT PLAN. We also maintain an executive deferral program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their compensation into a non-qualified deferral program to supplement their retirement earnings. Ms. Hoveland, currently the only participant in the program, had $273,710 in compensation deferred pursuant to this program for the fiscal year ended June 30, 2003.

         401(K) PLAN. We provide our employees a qualified profit sharing plan under the applicable provisions of the Internal Revenue Code of 1986.

         Employees who are age 21 or older are eligible to begin making salary deferral contributions beginning in the first calendar quarter on or after they become an employee. This is their earliest entry date. Employees are eligible to receive contributions other than salary deferral contributions beginning in the first calendar quarter on or after they are an employee, are age 21 or older, and have completed one year of entry service.

         Eligible employees may contribute up to 15% of their compensation each pay period to the 401(k) Plan on a pre-tax basis, not to exceed $13,000 for the calendar year 2004. The maximum deferral percentage and/or dollar amount may also be limited by IRS regulations. For eligible employees, we currently match 50% of the first 10% of the compensation an employee defers each pay period. Participants in the 401(k) Plan may use the funds to purchase the stock of K-Fed Bancorp.

         Employees are always 100% vested in the contributions they choose to defer, whereas vesting in Kaiser Federal Bank contributions is based on years of vesting service in which an employee works at least 1,000 hours. Vesting in Kaiser Federal Bank contributions begins after two years of vesting service and increases for each year of vesting service until an employee becomes fully vested after six years of vesting service.

         Employees may receive money from their vested accounts at retirement (age 65), early retirement (age 55 and 10 years of vesting service), age 59 1/2 and still working, death, disability, or termination of employment. Employees may obtain loans from their vested account balances or withdraw all or part of their vested accounts (not earnings) if they can prove financial hardship and are unable to meet their financial needs another way.

         We may amend the 401(k) Plan at any time, except that no amendment may be made which would reduce the interest of any participant in or beneficiary of the 401(k) Plan trust fund or divert any of the assets of the 401(k) Plan trust fund to purposes other than the benefit of participants or their beneficiaries unless necessary to comply with any law or regulation issued by any governmental agency to which the 401(k) Plan is subject.

         EMPLOYEE STOCK OWNERSHIP PLAN. K-Fed Bancorp intends to adopt a new benefit plan which consists of an employee stock ownership plan for the employees of K-Fed Bancorp and any subsidiary, including Kaiser Federal Bank, to become effective upon the completion of the stock offering. This plan is hereafter referred to as the "ESOP." Employees of K-Fed Bancorp and Kaiser Federal Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the ESOP.

         As part of the stock offering, it is anticipated that the ESOP will borrow funds from K-Fed Bancorp. The ESOP will use these funds to purchase up to 8.0% of the common stock sold in the stock offering. It is anticipated that this loan will equal 100% of the aggregate purchase price of the common stock acquired by the ESOP. The loan to the ESOP will be repaid principally from Kaiser Federal Bank's contributions to the ESOP over a period of 10 years, and the collateral for the loan will be the common stock purchased by the ESOP. The interest rate for the loan is expected to be the prime rate of interest. K-Fed Bancorp may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by K-Fed Bancorp or upon the sale of treasury shares by K-Fed Bancorp. These purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from K-Fed Bancorp. The timing and manner of future contributions to the ESOP will be subject to laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released to participants' accounts as debt service payments are made. Shares released from the ESOP will be allocated to each eligible participant's ESOP account based on the ratio of each such participant's compensation to the total compensation of all eligible participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount K-Fed Bancorp might otherwise have contributed to the ESOP. The account balances of participants within the ESOP will become 100% vested after seven years of service. In the case of a "change in control," as defined in the ESOP, which triggers a termination of the ESOP, participants will become immediately fully vested in their account balances. Benefits are payable upon retirement or other separation from service. K-Fed Bancorp's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         First Bankers Trust Company, N.A. will serve as trustee of the ESOP and Kay M. Hoveland, Daniel A. Cano and Nancy J. Huber will serve as members of the ESOP Committee. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which the employee does not provide voting instructions, will be voted by the trustee as directed by the board of directors of K-Fed Bancorp.

         Generally accepted accounting principles requires that any third party borrowing by the ESOP be reflected as a liability on K-Fed Bancorp's statement of financial condition. Since the ESOP is borrowing from K-Fed Bancorp, such obligations are not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly issued shares from K-Fed Bancorp, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

         The ESOP will be subject to the requirements of ERISA, and the regulations of the IRS and the Department of Labor.

         STAFF BONUS PLAN. We maintain an Annual Incentive Plan and a Long-Term Incentive Plan for our key employees. Participants are awarded a percentage of their base salary, based upon their position with Kaiser Federal Bank, that is tied to financial goals established by Kaiser Federal Bank and the attainment of personal performance goals established by the employee and his or her manager.

         STOCK BENEFIT PLANS. In the future, we intend to adopt a stock option plan and a restricted stock plan for the benefit of selected directors, officers and employees. We anticipate that the stock option plan will have reserved a number of shares equal to not more than 10.0% of the K-Fed Bancorp common stock sold in the stock offering, and the restricted stock plan will have reserved a number of shares equal to not more than 4.0% of the K-Fed Bancorp common stock sold in the stock offering subject, if applicable, to regulatory limitations. Grants of stock options will be made at a price equal to 100% of the market value on the date of grant. Grants of common stock pursuant to the restricted stock plan will be issued without cost to the recipient. Once a determination is made to implement a stock option plan or restricted stock plan, it is anticipated that any such plans will be submitted to stockholders for their consideration at which time stockholders would be provided with detailed information regarding such plans. If such plans are approved, and effected, they may have a dilutive effect on K-Fed Bancorp stockholders as well as affect K-Fed Bancorp's net income and stockholders' equity, although the actual results cannot be determined until such plans are implemented. Any such stock option plan or restricted stock plan will not be submitted to stockholders for approval or implemented less than six months after the date of the completion of the stock offering, subject to continuing Office of Thrift Supervision jurisdiction. If either the stock option plan or the restricted stock plan are implemented within one year of the consummation of the stock offering, the granting of options and restricted stock will be subject to regulatory restrictions, including a requirement that the awards vest equally over a five year period.

LOANS AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

         We have a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, all loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of the board.

         All loans we make to our directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Kaiser Federal Bank. Loans to all directors and executive officers and their associates totaled approximately $578,000 at September 30, 2003, which was 1.6% of our stockholders' equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2003.

                              HOW WE ARE REGULATED

         Set forth below is a brief description of certain laws and regulations which are applicable to K-Fed Bancorp and Kaiser Federal Bank. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations. We believe, however, that we have included all descriptions of laws and regulations applicable to K-Fed Bancorp and Kaiser Federal Bank that an investor needs to consider in making an investment decision.

         Legislation is introduced from time to time in the United States Congress that may affect the operations of K-Fed Bancorp and Kaiser Federal Bank. In addition, the regulations governing K-Fed Bancorp and Kaiser Federal Bank may be amended from time to time by the Office of Thrift Supervision. Any such legislation or regulatory changes in the future could adversely affect K-Fed Bancorp or Kaiser Federal Bank. No assurance can be given as to whether or in what form any such changes may occur.

GENERAL

         Kaiser Federal Bank, as a federally-chartered savings institution, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. Kaiser Federal Bank also is subject to regulation by the FDIC, which insures the deposits of Kaiser Federal Bank to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the FDIC. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting stockholders. This regulatory oversight will continue to apply to Kaiser Federal Bank following the completion of the stock offering.

         The Office of Thrift Supervision regularly examines Kaiser Federal Bank and prepares reports for the consideration of Kaiser Federal Bank's board of directors on any deficiencies that it may find in Kaiser Federal Bank's operations. Kaiser Federal Bank's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in such matters as the ownership of savings accounts and the form and content of Kaiser Federal Bank's mortgage requirements. Any change in such regulations, whether by the FDIC, the Office of Thrift Supervision or Congress, could have a material adverse impact on K-Fed Bancorp and Kaiser Federal Bank and their operations.

K-FED BANCORP

         GENERAL. K-Fed Bancorp is a federal mutual holding company subsidiary within the meaning of Section 10(o) of the Home Owners' Loan Act. It is required to file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over K-Fed Bancorp and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Kaiser Federal Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of K-Fed Bancorp.

         ACTIVITIES RESTRICTIONS. K-Fed Bancorp and its non-savings institution subsidiaries are subject to statutory and regulatory restrictions on their business activities specified by federal regulations, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act.

         If Kaiser Federal Bank fails the qualified thrift lender test, K-Fed Bancorp must, within one year of that failure, register as, and will become subject to, the restrictions applicable to bank holding companies. See "- Qualified Thrift Lender Test."

         MERGERS AND ACQUISITIONS. K-Fed Bancorp must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for K-Fed Bancorp to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of K-Fed Bancorp and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         WAIVERS OF DIVIDENDS BY K-FED BANCORP. Office of Thrift Supervision regulations require K-Fed Mutual Holding Company to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from K-Fed Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company are considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association and its stock holding company;
(iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, in accordance with SFAS No. 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings


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association in evaluating any proposed dividend under Office of Thrift
Supervision capital distribution regulations.

         We anticipate that K-Fed Mutual Holding Company will waive dividends paid by K-Fed Bancorp, if any. Under Office of Thrift Supervision regulations, our public stockholders would not be diluted because of any dividends waived by K-Fed Mutual Holding Company (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event K-Fed Mutual Holding Company converts to stock form.

         CONVERSION OF K-FED MUTUAL HOLDING COMPANY TO STOCK FORM. The Office of Thrift Supervision regulations permit K-Fed Mutual Holding Company to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the board of directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new holding company would be formed as the successor to K-Fed Bancorp (the "New Holding Company"), K-Fed Mutual Holding Company's corporate existence would end, and certain depositors of Kaiser Federal Bank would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by stockholders other than K-Fed Mutual Holding Company ("Minority Stockholders") would be automatically converted into a number of shares of common stock in the New Holding Company determined pursuant to an exchange ratio that ensures that the Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in K-Fed Bancorp immediately prior to the Conversation Transaction. Under OTS regulations, Minority Stockholders would not be diluted because of any dividends waived by K-Fed Mutual Holding Company (and waived dividends would not be considered in determining an appropriate exchange ratio), if K-Fed Mutual Holding Company converts to stock form. The total number of shares held by Minority Stockholders after a Conversion Transaction also would be increased by any purchases by Minority Stockholders in the stock offering conducted as part of the Conversion Transaction.

         A Conversion Transaction requires the approval of the Office of Thrift Supervision as well as a majority of the votes eligible to be cast by the members of K-Fed Mutual Holding Company and a majority of the votes eligible to be cast by the stockholders of K-Fed Bancorp other than K-Fed Mutual Holding Company.

KAISER FEDERAL BANK

         The Office of Thrift Supervision has extensive authority over the operations of savings institutions. As part of this authority, Kaiser Federal Bank is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision and the FDIC. When these examinations are conducted by the Office of Thrift Supervision and the FDIC, the examiners may require Kaiser Federal Bank to provide for higher general or specific loan loss reserves. All savings institutions are subject to a semi-annual assessment, based upon the savings institution's total assets, to fund the operations of the Office of Thrift Supervision.


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

         The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including Kaiser Federal Bank and K-Fed Bancorp. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

         In addition, the investment, lending and branching authority of Kaiser Federal Bank is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings institutions are also generally authorized to branch nationwide. Kaiser Federal Bank is in compliance with the noted restrictions.

         Kaiser Federal Bank's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 2003, Kaiser Federal Bank's lending limit under this restriction was $5.4 million. Kaiser Federal Bank is in compliance with the loans-to-one-borrower limitation.

         The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

         Kaiser Federal Bank is a member of the Savings Association Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed


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insurance premiums based upon their level of capital and supervisory evaluation.
Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Savings Association Insurance Fund will be less than the designated reserve ratio of 1.25% of Savings Association Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on Savings Association Insurance Fund members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

         Since January 1, 1997, the premium schedule for Bank Insurance Fund and Savings Association Insurance Fund insured institutions has ranged from 0 to 27 basis points. However, Savings Association Insurance Fund and Bank Insurance Fund insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s, equal to approximately 1.5 basis points for each $100 in domestic deposits annually. These assessments, which may be revised based upon the level of Bank Insurance Fund and Savings Association Insurance Fund deposits, will continue until the bonds mature in the year 2017.

REGULATORY CAPITAL REQUIREMENTS

         Federally insured savings institutions, such as Kaiser Federal Bank, are required to maintain a minimum level of regulatory capital. The Office of Thrift Supervision has established capital standards, including a tangible capital requirement, a leverage ratio or core capital requirement and a risk-based capital requirement applicable to such savings institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The Office of Thrift Supervision is also authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis. See "Recent Developments" and Management's Discussion and Analysis of Recent Developments."

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets, as defined by regulation. Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At September 30, 2003, Kaiser Federal Bank had no intangible assets.


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

         At September 30, 2003, Kaiser Federal Bank had tangible capital of $35.9 million, or 8.00% of adjusted total assets, which is approximately $29.2 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to at least 4.0% of adjusted total assets unless its supervisory condition is such to allow it to maintain a 3.0% ratio. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. At September 30, 2003, Kaiser Federal Bank had no intangibles which were subject to these tests. At September 30, 2003, Kaiser Federal Bank had core capital equal to $35.9 million, or 8.00% of adjusted total assets, which is $18.0 million above the minimum requirement of 4.0% in effect on that date.

         The Office of Thrift Supervision also requires savings institutions to have core capital equal to 4% of risk-weighted assets ("Tier 1 Risk-Based"). At September 30, 2003, Kaiser Federal Bank had Tier 1 risk-based capital of $35.9 or 12.70% of risk-weighted assets, which is approximately $13.3 million above the minimum on such date. The Office of Thrift Supervision also requires savings institutions to have total capital of at least 8.0% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The Office of Thrift Supervision is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the Office of Thrift Supervision has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

         On September 30, 2003, Kaiser Federal Bank had total risk-based capital of $38.1 million and risk-weighted assets of $282.4 million; or total capital of 13.50% of risk-weighted assets. This amount was $15.5 million above the 8.0% requirement in effect on that date.

         The Office of Thrift Supervision and the FDIC are authorized and, under certain circumstances, required to take certain actions against savings institutions that fail to meet their capital requirements. The Office of Thrift Supervision is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio or an 8.0% risk-based capital ratio. Any such institution must submit a capital restoration plan and until the plan is approved by the Office of Thrift Supervision, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The Office of Thrift Supervision is authorized to impose the additional restrictions that are applicable to significantly undercapitalized institutions.


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         As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized institution must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings institution that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered "significantly undercapitalized" will be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes "critically undercapitalized" because it has a tangible capital ratio of 2.0% or less is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the Office of Thrift Supervision must appoint a receiver, or conservator with the concurrence of the FDIC, for a savings institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized institution is also subject to the general enforcement authority of the Office of Thrift Supervision and the FDIC, including the appointment of a conservator or a receiver.

         The Office of Thrift Supervision is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the Office of Thrift Supervision or the FDIC of any of these measures on Kaiser Federal Bank may have a substantial adverse effect on its operations and profitability.

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

         Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. Regulations of the Office of Thrift Supervision prohibit a return of capital during the term of the three year business plan submitted by Kaiser Federal Bank to the Office of Thrift Supervision in connection with the stock offering.

         Generally, savings institutions, such as Kaiser Federal Bank, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision. Kaiser Federal Bank may pay dividends to K-Fed Bancorp in accordance with this general authority.

         Savings institutions proposing to make any capital distribution need not submit written notice to the Office of Thrift Supervision prior to such distribution unless they are a subsidiary of a holding company or would not remain well-capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed these net income limitations, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift


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Supervision may object to the distribution during that 30-day period based on safety and soundness concerns. See "- Regulatory Capital Requirements."

LIQUIDITY

         All savings institutions, including Kaiser Federal Bank, are required to maintain sufficient liquidity to ensure a safe and sound operation.

QUALIFIED THRIFT LENDER TEST

         All savings institutions, including Kaiser Federal Bank, are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its portfolio assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 2003, Kaiser Federal Bank met the test with a 119.5%, ratio and has always met the test since its effectiveness.

         Any savings institution that fails to meet the qualified thrift lender test must convert to a national bank charter, unless it requalifies as a qualified thrift lender within one year of failure and thereafter remains a qualified thrift lender. If such an institution has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the institution is immediately ineligible to receive any new Federal Home Loan Bank borrowings and is subject to national bank limits for payment of dividends. If such an institution has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. If any institution that fails the qualified thrift lender test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act, every FDIC-insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with the examination of Kaiser Federal Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Kaiser Federal Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the Office of Thrift Supervision. Due to the heightened attention being given to the Community Reinvestment Act in the past few years, Kaiser Federal


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Bank may be required to devote additional funds for investment and lending in its local community. Kaiser Federal Bank was examined for Community Reinvestment Act compliance and received a rating of satisfactory in its latest examination.

TRANSACTIONS WITH AFFILIATES

         Generally, transactions between a savings institution or its subsidiaries and its affiliates are required to be on terms as favorable to the institution as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the institution's capital. Affiliates of Kaiser Federal Bank include K-Fed Bancorp and any company which is under common control with Kaiser Federal Bank. In addition, a savings institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The Office of Thrift Supervision has the discretion to treat subsidiaries of savings institutions as affiliates on a case by case basis.

         On April 1, 2003, the Federal Reserve's Regulation W, which comprehensively amends sections 23A and 23B, became effective. The Federal Reserve Act and Regulation W are applicable to savings associations such as Kaiser Federal Bank. The Regulation unifies and updates staff interpretations issued over the years, incorporates several new interpretative proposals (such as to clarify when transactions with an unrelated third party will be attributed to an affiliate), and addresses new issues arising as a result of the expanded scope of nonbanking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the Gramm-Leach-Bliley Act.

         In addition, the Office of Thrift Supervision regulations prohibit a savings institution from lending to any of its affiliates that is engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the Office of Thrift Supervision. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must generally be made on terms substantially the same as for loans to unaffiliated individuals.

FEDERAL SECURITIES LAW

         The stock of K-Fed Bancorp is registered with the SEC under the Securities Exchange Act of 1934, as amended. K-Fed Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Securities Exchange Act of 1934.

         K-Fed Bancorp stock held by persons who are affiliates of K-Fed Bancorp may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal stockholders. If K-Fed Bancorp meets specified current public information requirements, each affiliate of K-Fed Bancorp will be able to sell in the public market, without registration, a limited number of shares in any three-month period.


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SARBANES-OXLEY ACT OF 2002.

         The Sarbanes-Oxley Act of 2002 was signed into law by President Bush on July 30, 2002 in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934, including K-Fed Bancorp.

         The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules, requires the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules and mandates further studies of certain issues by the SEC and the Comptroller General. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts, primarily checking, NOW and Super NOW checking accounts. At September 30, 2003, Kaiser Federal Bank was in compliance with these reserve requirements. Savings institutions are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require institutions to exhaust other reasonable alternative sources of funds, including Federal Home Loan Bank borrowings, before borrowing from the Federal Reserve Bank.

FEDERAL HOME LOAN BANK SYSTEM

         Kaiser Federal Bank is a member of the Federal Home Loan Bank of San Francisco, which is one of 12 regional Federal Home Loan Banks that administers the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans or advances to members in accordance with policies and procedures, established by the board of directors of the Federal Home Loan Bank, which are subject to the oversight of the Federal Housing Finance Board. All advances from the Federal Home Loan Bank are required to be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Kaiser Federal Bank is required to purchase and maintain stock in the Federal Home Loan Bank of San Francisco. At September 30, 2003, Kaiser Federal Bank had $2.8 million in Federal Home Loan Bank stock, which was in compliance with this requirement. In past years, Kaiser Federal Bank has received substantial dividends on its Federal Home Loan


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Bank stock. Over the past two fiscal years such dividends have averaged 4.37%
and were 4.11% for the fiscal year ended June 30, 2003. For the three months ended September 30, 2003, Kaiser Federal Bank recorded $27,672 in dividends paid by the Federal Home Loan Bank of San Francisco as compared to $84,834 for the fiscal year ended June 30, 2003.

         Under federal law, the Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of Federal Home Loan Bank stock in the future. A reduction in value of Kaiser Federal Bank's Federal Home Loan Bank stock may result in a corresponding reduction in Kaiser Federal Bank's capital.

                                    TAXATION

FEDERAL TAXATION

         GENERAL. K-Fed Bancorp and Kaiser Federal Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to K-Fed Bancorp or Kaiser Federal Bank. K-Fed Bancorp has not yet filed a federal income tax return due to its recent organization. Kaiser Federal Bank's federal income tax returns have never been audited by the IRS.

         It is anticipated that K-Fed Bancorp will elect to file a consolidated federal income tax return with Kaiser Federal Bank commencing with the first taxable year after completion of the stock offering. Accordingly, it is anticipated that any cash distributions made by K-Fed Bancorp to its stockholders would be considered to be taxable dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

         In connection with the formation of K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank and K-Fed Mutual Holding Company entered into a tax allocation agreement. Because K-Fed Bancorp owns 100% of the issued and outstanding capital stock of Kaiser Federal Bank, K-Fed Bancorp and Kaiser Federal Bank are members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group K-Fed Bancorp is the common parent corporation. As a result of this affiliation, Kaiser Federal Bank may be included in the filing of a consolidated federal income tax return with K-Fed Bancorp and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

         METHOD OF ACCOUNTING. For federal income tax purposes, Kaiser Federal Bank currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending on June 30th, for filing its federal income tax return.


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

         CORPORATE DIVIDENDS-RECEIVED DEDUCTION. K-Fed Bancorp may eliminate from its income dividends received from Kaiser Federal Bank as a wholly owned subsidiary of K-Fed Bancorp if it elects to file a consolidated return with Kaiser Federal Bank. The corporate dividends-received deduction is 100% or 80%, in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, depending on the level of stock ownership of the payor of the dividend. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of dividends received or accrued on their behalf.

STATE TAXATION

         K-Fed Bancorp and Kaiser Federal Bank are subject to the California corporate (franchise) tax which is assessed at the rate of 10.84%. For this purpose, California taxable income generally means federal taxable income subject to certain modifications provided for in the California law.

                           RESTRICTIONS ON ACQUISITION
                    OF K-FED BANCORP AND KAISER FEDERAL BANK

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire K-Fed Bancorp, Kaiser Federal Bank or their respective capital stock are described below. Also discussed are certain provisions in K-Fed Bancorp's stock charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire K-Fed Bancorp.

FEDERAL LAW

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior written approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution (including its holding company) is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition of control if:

         o it would result in a monopoly or substantially lessen competition;

         o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of K-Fed Bancorp or Kaiser Federal Bank without Office of Thrift Supervision prior written approval.

CHARTER AND BYLAWS OF K-FED BANCORP

         The following discussion is a summary of certain provisions of the charter and bylaws of K-Fed Bancorp that relate to restrictions of acquisitions. The description is necessarily general and qualified by reference to the charter and bylaws.

         DIRECTORS. Certain provisions of K-Fed Bancorp's bylaws will impede changes in majority control of the board of directors. K-Fed Bancorp's bylaws provide that the board of directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Thus, assuming a board of three directors or more, it would take two annual elections to replace a majority of K-Fed Bancorp's board. The bylaws also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled by a majority vote of the directors then in office. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         RESTRICTIONS ON CALL OF SPECIAL MEETINGS. The federal stock charter of K-Fed Bancorp provides that for a period of five years from the date of the completion of the stock offering a special meeting of stockholders may be called only through a resolution of the board of directors for matters relating to a change in control of K-Fed Bancorp or amendments to its charter.

         ABSENCE OF CUMULATIVE VOTING. K-Fed Bancorp's federal stock charter does not provide for cumulative voting rights in the election of directors. This means that K-Fed Mutual Holding Company, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all of the directors of K-Fed Bancorp and thus prevent a minority stockholder from obtaining representation on the Board of Directors.

         AUTHORIZED BUT UNISSUED SHARES OF CAPITAL STOCK. After the stock offering, K-Fed Bancorp will have authorized but unissued shares of common and preferred stock. See "Description of Capital Stock." The board of directors could use these shares of common and preferred stock to render more difficult or to discourage an attempt to obtain control of K-Fed Bancorp by means of a merger, tender offer or proxy statement. We anticipate, however, that it is unlikely that we will use the shares for this purpose, since K-Fed Mutual Holding Company must always own at least a majority of our common stock.

         Our federal stock charter also authorizes 2,000,000 shares of serial preferred stock, no par value per share. K-Fed Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of K-Fed Bancorp that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede that completion of the transaction. If K-Fed Bancorp issues any preferred stock which disparately reduced the voting rights of the common stock, the common stock could be required to be delisted from the Nasdaq system. An effect of the possible issuance of preferred stock, therefore may be to deter a future attempt to gain control of K-Fed Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

         LIMITATION ON VOTING RIGHTS. The federal stock charter of K-Fed Bancorp provides that for a period of five years from the completion of the stock offering by K-Fed Bancorp, no person other than K-Fed Mutual Holding Company may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of K-Fed Bancorp. This provision does not apply to any tax-qualified employee benefit plan or K-Fed Bancorp or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of K-Fed Bancorp or any of its subsidiaries so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of K-Fed Bancorp. In addition, during this five-year period, all shares owned over the l0% limit may not be voted in any matter submitted to stockholders for a vote.

         OWNERSHIP OF COMMON STOCK BY MANAGEMENT. We expect our directors and officers to purchase up to 255,000 shares of common stock in the offering. Directors and officers are expected to control the voting of 5.2% of the shares of common stock sold in the offering (at the maximum of the offering range), and may control the voting of approximately 8.0% of the shares of common stock sold in the offering through the ESOP. Under the terms of the ESOP, unallocated shares and shares for which the employee did not provide voting instructions will be voted by the independent trustees as directed by the Board of Directors of K-Fed Bancorp. In addition, the officers and directors of K-Fed Bancorp are also officers and directors of K-Fed Mutual Holding Company which, after the stock offering, will own at least a majority of K-Fed Bancorp's common stock.

         Certain provisions of K-Fed Bancorp's stock option plan and other benefit plans provide for benefits and cash payments in the event of a change in control of K-Fed Bancorp. The plans provide for accelerated vesting in the event of a change in control. These provisions may have the effect of increasing the cost of, and thereby discouraging, a future attempt to take over K-Fed Bancorp and thus generally may serve to perpetuate current management.

                         DESCRIPTION OF CAPITAL STOCK OF
                                  K-FED BANCORP

GENERAL

         K-Fed Bancorp is authorized to issue 18,000,000 shares of common stock having a par value of $0.01 per share and 2,000,000 shares of preferred stock having a par value of $0.01 per share. K-Fed Bancorp currently expects to issue up to a maximum of 4,945,000 shares of common stock, or 5,686,750 shares in the event that the maximum of the estimated offering range is increased by 15%, and no shares of preferred stock in the stock offering. Each share of K-Fed Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of stock issuance, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of K-Fed Bancorp's capital stock which are deemed material to an investment decision with respect to the stock offering.

         The common stock of K-Fed Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC, or any other governmental agency. The Board of Directors can, without stockholders approval issue additional shares of common stock although K-Fed Mutual Holding Company so long as it is in existence, must own a majority of the outstanding common stock of K-Fed Bancorp.

COMMON STOCK

         DISTRIBUTIONS. K-Fed Bancorp can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock of K-Fed Bancorp will be entitled to receive and share equally in these dividends as they may be declared by the board of directors of K-Fed Bancorp out of funds legally available for such purpose. If K-Fed Bancorp issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends. See "Our Policy Regarding Dividends."

         VOTING RIGHTS. Holders of common stock of K-Fed Bancorp will possess exclusive voting rights in K-Fed Bancorp. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors, therefore, directors will be elected by a plurality of the shares actually voting on the matter. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "excess shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of K-Fed Bancorp and Kaiser Federal Bank." If K-Fed Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights.

         LIQUIDATION. In the event of any liquidation, dissolution or winding up of Kaiser Federal Bank, K-Fed Bancorp, as holder of Kaiser Federal Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Kaiser Federal Bank, including all deposit accounts and accrued interest thereon, all assets of Kaiser Federal

Bank available for distribution. In the event of liquidation, dissolution or winding up of K-Fed Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of K-Fed Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         RIGHTS TO BUY ADDITIONAL SHARES. Holders of the common stock of K-Fed Bancorp will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if K-Fed Bancorp issues more shares in the future. Therefore, if additional shares are issued by K-Fed Bancorp without the opportunity for existing stockholders to purchase more shares, a stockholder's ownership interest in the Company may be subject to dilution. The common stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of K-Fed Bancorp's authorized preferred stock will be issued in the stock offering. This stock may be issued with preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. K-Fed Bancorp has no present plans to issue preferred stock. If preferred stock is issued in the future, K-Fed Bancorp will not offer preferred stock to promoters except on the same terms as it is offered to all other existing stockholders or to new stockholders; or the issuance will be approved by a majority of K-Fed Bancorp's independent directors who do not have an interest in the transaction and have access, at K-Fed Bancorp's expense, to its or independent legal counsel.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for K-Fed Bancorp common stock is Registrar and Transfer Company.

                                     EXPERTS

         Our consolidated statements of financial condition as of June 30, 2003 and 2002 and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ending June 30, 2003 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon the reports of this firm given upon the authority as experts in accounting and auditing.

         RP Financial, LC. has consented to the publication herein of the summary of its report to K-Fed Bancorp setting forth its opinion as to the estimated pro forma market value of the common stock upon its issuance and its letter with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the common stock and the federal income tax consequences of the stock offering has been passed upon for K-Fed Bancorp by Jenkens & Gilchrist, A Professional Corporation, Washington, D.C. and Dallas, Texas, special counsel to Kaiser Federal Bank and K-Fed Bancorp. The California franchise tax consequences of the stock issuance will be passed upon for K-Fed Bancorp and Kaiser Federal Bank by RSM McGladrey, Inc., Riverside, California. Certain legal matters will be passed upon for Keefe, Bruyette & Woods by Breyer & Associates PC, McLean, Virginia.

                             ADDITIONAL INFORMATION

         K-Fed Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including K-Fed Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document.

         K-Fed Bancorp has filed an Application for Minority Stock Issuance with the Office of Thrift Supervision with respect to the stock offering. This prospectus omits certain information contained in this application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision located at 2001 Junipero Serra Boulevard., Suite 650, Daly City, California 94014.

         In connection with the stock offering, K-Fed Bancorp has registered its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, K-Fed Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and other requirements of the Securities Exchange Act of 1934. Under the plan of stock issuance, K-Fed Bancorp has undertaken that it will not terminate this registration for a period of at least three years following the completion of the stock issuance.

         A copy of the plan of stock issuance and the charter and bylaws of K-Fed Bancorp, Kaiser Federal Bank and K-Fed Mutual Holding Company and the appraisal report of RP Financial, LC. are available without charge from Kaiser Federal Bank. Requests for such information should be directed to: Stockholder Relations, K-Fed Bancorp, 1359 N. Grand Avenue, Covina, California 91724 at
(800) 524-2274.

                                  K-Fed Bancorp

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditor's Report.................................................F-2

Consolidated Statements of Financial Condition at September 30, 2003
  (unaudited) and June 30, 2003 and 2002.....................................F-3

Consolidated Statements of Income for the Three Months Ended
  September 30, 2003 and 2002 (unaudited) and for the Years Ended
  June 30, 2003, 2002 and 2001...............................................F-4

Consolidated Statements of Stockholder's Equity for the Three Months
  Ended September 30, 2003 (unaudited) and for the Years Ended
  June 30, 2003, 2002 and 2001...............................................F-5

Consolidated Statements of Cash Flows for the Three Months Ended
  September 30, 2003 and 2002 (unaudited) and for the Years Ended
  June 30, 2003, 2002 and 2001...............................................F-6

Notes to Consolidated Financial Statements...................................F-7

         All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

         The consolidated financial statements of K-Fed Mutual Holding Company have been omitted because K-Fed Mutual Holding Company has not conducted any business other than that of an organizational nature.

McGladrey & Pullen
Certified Public Accountants



                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
K-Fed Bancorp
Covina, California


We have audited the accompanying consolidated statements of financial condition of K-Fed Bancorp (the Company) and Subsidiary as of June 30, 2003 and 2002 and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of K-Fed Bancorp and Subsidiary as of June 30, 2003 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.


                                                                 (M&P Signature)

Irvine, California
July 11, 2003



McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.


                                             K-FED BANCORP AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------------


ASSETS

                                                                                             JUNE 30
                                                           SEPTEMBER 30       --------------------------------------
                                                               2003                 2003                 2002
                                                         -----------------    -----------------    -----------------
                                                           (unaudited)

Cash and due from banks                                  $        4,147       $        4,545       $        3,355
Federal funds sold                                               17,205               11,645                  975
                                                         -----------------    -----------------    -----------------

     Total cash and cash equivalents                             21,352               16,190                4,330

Interest bearing deposits in other financial
     institutions                                                   891                6,437               23,378
Held-to-maturity investments, fair value of $39,349,
     $14,373 and $19,866 at September 30, 2003, June
     30, 2003 and 2002, respectively                             38,979               14,247               19,787
Loans, net                                                      377,141              389,640              236,914
Accrued interest receivable                                       1,705                1,669                1,330
Premises and equipment                                            1,700                1,289                1,205
Other assets                                                      6,788                4,281                2,250
                                                         -----------------    -----------------    -----------------

         Total assets                                    $      448,556       $      433,753       $      289,194
                                                         =================    =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
     Deposits
         Interest bearing                                $      334,659       $      316,120       $      225,134
         Non-interest bearing demand                             25,908               30,119               26,904
                                                         -----------------    -----------------    -----------------

                  Total deposits                                360,567              346,239              252,038

     FHLB advances                                               50,000               50,000                2,000
     Accrued expenses and other liabilities                       2,068                2,119                2,200
                                                         -----------------    -----------------    -----------------

         Total liabilities                                      412,635              398,358              256,238
                                                         -----------------    -----------------    -----------------

Commitments and contingent liabilities

Stockholder's equity
     Serial preferred stock; $.01 par value, 1,000,000
       shares authorized; issued and outstanding - none               -                    -                    -
     Common stock; $.01 par value, 9,000,000 shares
       authorized; 1,000 shares issued and outstanding                -                    -                    -
     Retained earnings                                           35,921               35,395               32,956
                                                         -----------------    -----------------    -----------------

         Total stockholders' equity                              35,921               35,395               32,956
                                                         -----------------    -----------------    -----------------

         Total liabilities and stockholders' equity      $      448,556       $      433,753       $      289,194
                                                         =================    =================    =================

                                 SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.                           F - 3


                                            K-FED BANCORP AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF INCOME
                                               (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------------


                                         THREE MONTHS ENDED                        YEARS ENDED JUNE 30
                                            SEPTEMBER 30
                                   ------------------------------    -----------------------------------------------
                                      2003              2002             2003              2002             2001
                                   ------------------------------    ------------     -------------    -------------
                                            (unaudited)
INTEREST INCOME
    Interest and fees on loans     $     4,600      $     4,345      $    19,149      $    13,588      $    10,903
    Interest on investment
      securities, taxable                  203              180              561              967            1,492
    FHLB dividends                          27               13               85               38               43
    Other interest                          66              216              649            2,004            2,669
                                   ------------     -------------    ------------     -------------    -------------

       Total interest income             4,896            4,754           20,444           16,597           15,107
                                   ------------     -------------    ------------     -------------    -------------

INTEREST EXPENSE
    Interest on FHLB advances              379                9            1,038               32                1
    Interest on deposits                 1,958            1,726            7,327            6,590            6,451
                                   ------------     -------------    ------------     -------------    -------------

       Total interest expense            2,337            1,735            8,365            6,622            6,452
                                   ------------     -------------    ------------     -------------    -------------

NET INTEREST INCOME                      2,559            3,019           12,079            9,975            8,655

PROVISION FOR LOAN LOSSES                   30              203            1,124            1,147              768
                                   ------------     -------------    ------------     -------------    -------------

NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES            2,529            2,816           10,955            8,828            7,887
                                   ------------     -------------    ------------     -------------    -------------

NON-INTEREST INCOME
    Service charges and fees               497              387            1,724            1,335              993
    ATM fees and charges                   288              271            1,155              925              584

    Referral commissions                    52               64              230              436              182

    Gain on sale of credit card
      portfolio                              -                -                -                -              123
    Other non-interest income              (33)              15               77              146              144
                                   ------------     -------------    ------------     -------------    -------------

       Total non-interest income           804              737            3,186            2,842            2,026
                                   ------------     -------------    ------------     -------------    -------------

NON-INTEREST EXPENSES
    Salaries and benefits                1,310            1,317            5,257            4,506            3,495
    Occupancy and equipment                324              292            1,193            1,079              878
    ATM expense                            241              250              999              869              695
    Advertising and promotional             86              118              470              460              288
    Professional services                   96               88              555              335              291
    Other operating expense                379              384            1,518            1,369            1,492
                                   ------------     -------------    ------------     -------------    -------------

       Total non-interest                2,436            2,449                                              7,139
    expenses                                                               9,992            8,618
                                   ------------     -------------    ------------     -------------    -------------

INCOME BEFORE INCOME TAX EXPENSE           897            1,104            4,149            3,052            2,774

INCOME TAX EXPENSE                         321              455            1,710            1,145            1,208
                                   ------------     -------------    ------------     -------------    -------------

NET INCOME                         $       576      $       649      $     2,439      $     1,907      $     1,566
                                   ============     =============    ============     =============    =============


                                 SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.                           F - 4


                                            K-FED BANCORP AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                               (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------------


                                                                                     ACCUMULATED
                                                                                        OTHER
                                                      COMMON          RETAINED      COMPREHENSIVE        TOTAL
                                                       STOCK          EARNINGS      INCOME (LOSS)       EQUITY
                                                  ------------------------------------------------------------------
Balance, June 30, 2000                            $            -    $      29,483    $        (37)  $       29,446

Net Income for the year ended June 30, 2001                    -            1,566                            1,566
Other comprehensive income:
   Change in unrealized loss on securities                                                     37               37
                                                  ------------------------------------------------------------------

Balance, June 30, 2001                                         -           31,049               -           31,049

Net Income for the year ended June 30, 2002                    -            1,907                            1,907
                                                  ------------------------------------------------------------------

Balance, June 30, 2002                                         -           32,956               -           32,956

Net Income for the year ended June 30, 2003                    -            2,439                            2,439
                                                  ------------------------------------------------------------------

Balance, June 30, 2003                                         -           35,395               -           35,395

Distribution to capitalize Parent (unaudited)                  -              (50)              -              (50)

Net Income for the three months ended September
   30, 2003 (unaudited)                                        -              576                              576
                                                  ------------------------------------------------------------------

Balance, September 30, 2003 (unaudited)             $          -  $        35,921    $          -   $       35,921
                                                  ==================================================================


                                 SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.                           F - 5


                                                 K-FED BANCORP AND SUBSIDIARY
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------


                                              THREE MONTHS ENDED SEPTEMBER 30               YEARS ENDED JUNE 30
                                              -------------------------------   --------------------------------------------
                                                  2003              2002            2003            2002            2001
                                              -------------    --------------   ------------    ------------    ------------
                                                       (unaudited)
OPERATING ACTIVITIES
    Net income                                $       576      $       649      $   2,439       $   1,907       $   1,566
    Adjustments to reconcile net income to
      net cash (used in) provided by
      operating activities:
       Amortization of net premium on
       investments                                     57                5            148              25               7
       Amortization of premiums on loan
       purchases                                    1,035               59          1,221             146             186
       Accretion of loan origination fees             (28)              (5)           (85)            (17)              -
       Provision for loan losses                       30              203          1,124           1,147             768
       Depreciation and amortization                   93               66            292             231             239
       Gain on sale of credit card portfolio            -                -              -               -            (123)
       Increase in deferred income taxes                -                -           (224)           (113)           (144)
       (Increase) decrease in accrued
       interest receivable                            (36)             (30)          (339)           (384)            196
       (Increase) decrease in other assets         (2,507)            (300)          (213)            356            (456)
       (Decrease) increase in accrued
          expenses and other liabilities              (51)            (229)           (81)            810             450
                                              -------------    -------------    ------------    ------------    ------------

    Net cash (used in) provided by
       operating activities                          (831)             418          4,282           4,108           2,689
                                              -------------    -------------    ------------    ------------    ------------

INVESTING ACTIVITIES
    Purchases of held-to-maturity
       investments                                (25,015)               -         (9,628)        (10,925)        (14,133)
    Proceeds from maturities of
       held-to-maturity investments                   226            7,586         15,020           9,665          24,522
    Net decrease in time deposits with
       other financial institutions                 5,546            7,338         16,941          12,053           4,587
    Purchases of loans                            (58,164)         (20,393)       (234,303)       (99,935)        (18,797)
    Proceeds from sale of credit card
       portfolio                                        -                -              -               -           2,647
    Loan originations                             (25,632)         (27,285)       (126,123)       (75,009)        (65,166)
    Loan principal repayments                      95,258           24,810        205,440          77,593          55,214
    Purchase of FHLB stock                              -              (13)        (1,594)           (359)            (42)
    Purchases of premises and equipment              (504)            (136)          (376)           (493)           (563)
                                              -------------    -------------    ------------    ------------    ------------

    Net cash used in investing activities          (8,285)          (8,093)       (134,623)       (87,410)        (11,731)
                                              -------------    -------------    ------------    ------------    ------------

FINANCING ACTIVITIES
    Proceeds from FHLB advances                    12,000           25,140         52,030           2,000               -
    Repayment of FHLB advances                    (12,000)         (24,500)        (4,030)              -               -
    Net increase in deposits                       14,328            6,857         94,201          54,450          30,187
    Distribution to capitalize Parent                 (50)               -              -               -               -
                                              -------------    -------------    ------------    ------------    ------------

    Net cash provided by financing
       activities                                  14,278            7,497        142,201          56,450          30,187
                                              -------------    -------------    ------------    ------------    ------------

INCREASE (DECREASE) IN CASH AND CASH
       EQUIVALENTS                                  5,162             (178)        11,860         (26,852)         21,145
CASH AND CASH EQUIVALENTS AT BEGINNING OF
       YEAR                                        16,190            4,330          4,330          31,182          10,037
                                              -------------    -------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR      $    21,352      $     4,152      $  16,190       $   4,330       $  31,182
                                              =============    =============    ============    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid on deposits and FHLB advances   $     2,325      $     1,720      $   8,368       $   6,634       $     6,438
Income taxes paid                             $        97      $       250      $   2,150       $   1,015       $     1,285


                                 SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.                                  F - 6

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS: K-Fed Bancorp (the Company) is a wholly owned subsidiary of K-Fed Mutual Holding Company (the Parent). The Company and its Parent are holding companies. The Company's sole subsidiary, Kaiser Federal Bank (the Bank), is a federally chartered savings association, which provides retail and commercial banking services to individual and business customers from its 4 branches throughout California. While the Bank originates all types of retail, and commercial real estate loans, the majority of its residential real estate loans have been purchased from other financial institutions. The accounting and reporting policies of the Company and the Bank conform to accounting principles generally accepted in the United States of America (GAAP) and general industry practices.

     CHANGE IN REPORTING ENTITY: On July 1, 2003, the Bank consummated its reorganization into a federally chartered mutual holding company form of organization, whereby the Bank became the wholly owned subsidiary of the newly formed Company with the Company becoming a wholly owned subsidiary of the newly formed Parent. Since the reorganization was between organizations under common control the transaction was accounted for in a manner similar to a pooling of interests, whereby there was no effect on the accounting for the Bank's assets, liabilities, equity, and earnings as of the date of the reorganization. Also, as a result of this transaction the capitalization of the Company has been reflected in the accompanying financial statements as if the transaction had occurred at the beginning of the earliest period presented.

     BASIS OF PRESENTATION: The accompanying interim financial information as of and for the periods ended September 30, 2003 and 2002 has been prepared in accordance with the Securities and Exchange Commission rules and regulations for reporting and therefore does not necessarily include all of the information and footnote disclosures normally included in financial statements prepared in accordance with GAAP. This interim information should be read in conjunction with the Company's audited financial statements and related notes.

     Operating results for the interim periods are not necessarily indicative of operating results for an entire fiscal year. In the opinion of management, the unaudited interim financial information for the three month periods ended September 30, 2003 and 2002 reflects all adjustments, consisting of normal recurring accruals and provisions, necessary for a fair presentation thereof.

     PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of the Company and the Bank. All material intercompany balances and transactions have been eliminated in consolidation. At September 30, 2003 the Company's sole assets consisted of approximately $50,000 in cash and its investment in the Bank. The Company had no operations during the period ended September 30, 2003.

     USE OF ESTIMATES IN THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS:
     The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     CASH AND CASH EQUIVALENTS: Cash and cash equivalents consist of cash on hand, federal funds sold, demand deposits due from other banks and other time deposits that have an original maturity of less than 90 days. For purposes of reporting cash flows, loans and deposits are reported net.

     INTEREST BEARING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS: Interest bearing deposits in other financial institutions mature within one year and are carried at cost.


     INVESTMENTS: Investments that the Bank has both the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at cost adjusted for amortization of premiums and accretion of discounts using the interest method. The sale of a security within three months of its maturity date or after the collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure. The Bank has not designated any investments as trading or available-for-sale.

     LOANS: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and deferred net loan origination fees, and increased by premiums on purchased loans. Interest on loans is recognized over the terms of the loans and is calculated using the simple interest method on principal amounts outstanding. Loan premiums on purchased loans are accreted into interest income as a yield adjustment over the estimated lives of the loan pools using the effective interest method. The estimated lives of these loan pools are re-evaluated periodically based on actual prepayments. The current estimated lives of these loan pools range from two to four years. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the effective interest method.


     The Bank determines a loan to be delinquent when payments have not been made according to contractual terms, typically evidenced by non-payment of a monthly installment by the due date.

     Accrual of interest on loans is discontinued when management believes, after considering economics, business conditions, and collection efforts that the borrower's financial condition is such that collection of interest is doubtful. The Bank's policy is to stop accruing interest when the loan becomes 90 days delinquent. All interest accrued but not collected for loans that are placed on non-accrual status or subsequently charged off is reversed against interest income. Income is subsequently recognized on the cash basis until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal and future payments are reasonably assured, in which case the loan is returned to accrual status.

     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.


     The allowance is an amount that management believes will absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make adjustments to the allowance based on their judgment about information available to them at the time of their examinations.

     The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience for consumer loans and peer group loss experience for real estate loans adjusted for qualitative factors.

     A loan is impaired when it is probable, based on current information and events, the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Commercial loans are evaluated for impairment based on their past due status and are measured on an individual basis based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

     TRANSFERS AND SERVICING OF FINANCIAL ASSETS: The Bank accounts for transfers and servicing of financial assets in accordance with SFAS No. 140, Accounting for Transfers and Servicing Financial Assets and Extinguishment of Liabilities. SFAS No. 140 requires application of a financial component's approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The statement also distinguishes transfers of financial assets that are sales from transfers of financial assets that are secured borrowings.

     FEDERAL HOME LOAN BANK STOCK: The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding mortgage loans or 5% of advances from the FHLB. No ready market exists for the FHLB stock, and it has no quoted market value. The total amount of FHLB stock included in other assets is $2,800,000, $2,601,500 and $1,007,900 as of September 30, 2003 and June 30, 2003 and 2002,
     respectively.

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

     INVESTMENT IN LIMITED LIABILITY PARTNERSHIP (UNAUDITED): The Bank has an approximate 20% investment in the California Affordable Housing Fund, a limited liability partnership, which builds and operates affordable housing projects located in Northern California. The Bank purchased the investment for approximately $2,024,986 during the period ended September 30, 2003 and has committed to fund another $1,325,000 over the next five years contingent upon stipulations set forth in the partnership agreement. The investment is included in other assets at September 30, 2003 and is being accounted for using the equity method of accounting. The investment is evaluated periodically for impairment based on the remaining allocable tax credits. During the period ended September 30, 2003 the Bank recorded an estimated charge to non-interest income of $40,000 for its share of losses in the fund during this period.

     PREMISES AND EQUIPMENT: Leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which is usually 3 to 5 years. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases, which is usually 5 to 10 years.


     INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


     RECLASSIFICATIONS: Certain account reclassifications have been made to the 2002 and 2001 financial statements in order to conform to classifications used in the current year. These reclassifications had no effect on previously reported net income or equity.

2. RESTRICTIONS ON CASH AND DUE FROM BANKS

     The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances is approximately $675,000 at September 30, 2003 and June 30, 2003.


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


3. INVESTMENTS

     Investments classified as held-to-maturity consist of the following
(dollars in thousands):

                                               AMORTIZED         UNREALIZED       UNREALIZED            FAIR
                SEPTEMBER 30, 2003                COST              GAINS           LOSSES             VALUE
                ------------------          -----------------  ---------------- ----------------  -----------------
                   (unaudited)

       Mortgage-backed securities
                 Fannie Mae                 $          1,060   $           14   $           -     $          1,074
                Ginnie Mae                               380                8               -                  388
                Freddie Mac                              619                2               -                  621
                                            -----------------  ---------------- ----------------  -----------------

                                                       2,059               24               -                2,083
                                            -----------------  ---------------- ----------------  -----------------

       Collateralized mortgage obligations
                Fannie Mae                            12,120              221               -               12,341
                Freddie Mac                           24,800              151             (26)              24,925
                                            -----------------  ---------------- ----------------  -----------------

                                                      36,920              372             (26)              37,266
                                            -----------------  ---------------- ----------------  -----------------

                                            $         38,979   $          396   $         (26)    $         39,349
                                            =================  ================ ================  =================

                  JUNE 30, 2003

       Mortgage-backed securities
                Fannie Mae                  $          1,188               23               -                1,211
                Ginnie Mae                               406                7               -                  413
                Freddie Mac                              695               10               -                  705
                                            -----------------  ---------------- ----------------  -----------------


                                                       2,289               40               -                2,329
                                            -----------------  ---------------- ----------------  -----------------

       Collateralized mortgage obligations
                Fannie Mae                             7,399              103               -                7,502
                Freddie Mac                            4,559                -             (17)               4,542
                                            -----------------  ---------------- ----------------  -----------------

                                                      11,958              103             (17)              12,044
                                            -----------------  ---------------- ----------------  -----------------

                                            $         14,247   $          143   $         (17)    $         14,373
                                            =================  ================ ================  =================

                  JUNE 30, 2002

       Government agency securities
                Fannie Mae                  $          3,000   $            2   $           -     $          3,002
                FHLB                                   4,000               10               -                4,010
                FFCB                                   1,000               25               -                1,025
                                            -----------------  ---------------- ----------------  -----------------

                                                       8,000               37               -                8,037


                                                                                                               F-11


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


       Mortgage-backed securities
                Fannie Mae                             1,825               10             (11)               1,824
                Ginnie Mae                               667               22               -                  689
                Freddie Mac                              959                -             (14)                 945
                                            -----------------  ---------------- ----------------  -----------------

                                                       3,451               32             (25)               3,458
                                            -----------------  ---------------- ----------------  -----------------

       Collateralized mortgage obligations
                Fannie Mae                             6,735               15              (1)               6,749
                Freddie Mac                            1,601               26              (5)               1,622

                                                       8,336               41              (6)               8,371
                                            -----------------  ---------------- ----------------  -----------------

                                            $         19,787   $          110   $         (31)    $         19,866
                                            =================  ================ ================  =================


     At September 30, 2003 and June 30, 2003, all of the Bank's investments consist of mortgage-backed securities. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without any penalties.
     Therefore, the maturities of these securities are not included in a maturity table.

     There were no sales of securities during the fiscal years ending June 30, 2003 and 2002 or the three months ended September 30, 2003.

                                                                                                                F-12


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


4.   LOANS

     The composition of loans consists of the following (dollars in thousands):

                                                         SEPTEMBER 30                    JUNE 30
                                                       -----------------  ---------------------------------------
                                                             2003                2003                 2002
                                                       -----------------  ------------------   ------------------
                                                         (unaudited)
     Real Estate:
         One-to-Four family residential, fixed rate    $       69,130       $     72,798         $     71,734
         One-to-Four family residential, variable rate        156,890            185,667               71,174
         Multi-family residential, variable rate               61,917             42,275               20,345
         Participation loans purchased, variable rate           1,006              1,098                2,475
                                                       -----------------  ------------------   ------------------
        Subtotal - residential and multi-family loans         288,943            301,838              165,728
                                                       -----------------  ------------------   ------------------

     Commercial real estate, variable rate                     25,146             21,266                7,585
                                                       -----------------  ------------------   ------------------

     Other consumer installment loans to individuals:
     Vehicle                                                   55,335             56,872               51,947
     Home equity                                                  443                664                1,735
     Loans secured by deposits                                    924                936                1,149
     Other consumer loans, primarily unsecured                  6,318              7,942               10,053
                                                       -----------------  ------------------   ------------------
        Subtotal - other consumer loans                        63,020             66,414               64,884
                                                       -----------------  ------------------   ------------------

     Total loans                                              377,109            389,518              238,197
     Deferred net loan origination fees                          (344)              (354)                (219)
     Premiums on purchased loans                                2,623              2,757                  680
     Allowance for loan losses                                 (2,247)            (2,281)              (1,744)
                                                       -----------------  ------------------   ------------------

                                                       $      377,141       $    389,640         $    236,914
                                                       =================  ==================   ==================

     The Bank has purchased residential loan participations originated by another financial institution. All of these loan participations were purchased without recourse and are secured by real property. The originating financial institution performs all servicing functions on these loans.

     In the ordinary course of business, the Bank makes loans to its directors and officers at the same terms as those prevailing at the time of origination for comparable transactions with other unrelated parties subject to additional regulatory guidelines. Loans to directors and officers at September 30, 2003, June 30, 2003 and 2002 total $578,000,
     $598,000 and $1,017,000, respectively.


     The Bank participates with other financial institutions in certain loans they have originated. The Bank continues to service the participants' balance, which at September 30, 2003 totaled approximately $6.7 million and represented 7 loans. The Bank receives a servicing fee of 25 basis points on these participated loans. The Bank has not recorded any servicing assets or liabilities associated with these loans.


                                                                                                                F-13


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


      The following is an analysis of the changes in the allowance for loan losses (dollars in thousands):

                                      THREE MONTHS ENDED SEPTEMBER 30               YEARS ENDED JUNE 30
                                      -------------------------------  --------------------------------------------
                                           2003             2002           2003            2002           2001
                                      --------------   --------------  -------------   -------------  -------------
                                               (unaudited)

       Balance, beginning of year     $      2,281     $     1,744     $    1,744      $    1,175     $      863

       Provision for loan losses                30             203          1,124           1,147            768
       Recoveries                               52             109            313             522            163
       Loans charged off                      (116)           (188)          (900)         (1,100)          (619)
                                      --------------   --------------  -------------   ----------------------------

       Balance, end of year           $      2,247     $     1,868     $    2,281      $    1,744     $    1,175
                                      ==============   ==============  =============   =============  =============

     There are no commercial real estate or multifamily loans that are impaired as of September 30, 2003 and June 30, 2003 and 2002.

     Loans on which accrual of interest has been discontinued or reduced amounted to $63,260, $26,366 and $137,781, respectively, at September 30, 2003, June 30, 2003 and 2002. If interest on those loans had been accrued, such income would have approximated $2,328, $832 and $4,647 for June 30, 2003 and 2002, respectively.


     Outstanding mortgage loan commitments at September 30, 2003, June 30, 2003 and 2002 total approximately $2,094,000 (includes $1,659,000 in fixed rate commitments at September 30, 2003 which have rates ranging from 4.50% to 5.75%), $2,364,000 and $2,472,000, respectively. The Bank has also committed to purchase two mortgage loan pools totaling $21,599,000 at June
     30, 2003, however this commitment was satisfied by September 30, 2003
     (unaudited).


     Available credit on home equity and unsecured lines of credit is summarized as follows (dollars in thousands):

                                                           SEPTEMBER 30                     JUNE 30
                                                        ------------------  ---------------------------------------
                                                              2003                 2003                 2002
                                                        ------------------  ------------------   ------------------
                                                           (unaudited)

       Home equity                                        $        1,567      $        1,148       $        1,135
       Other consumer                                              5,568               5,861                6,233
                                                        ------------------  ------------------   ------------------

                                                          $        7,135      $        7,009       $        7,368
                                                        ==================  ==================   ==================

     Commitments for home equity and unsecured lines of credit may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements of the Bank. These commitments are not reflected in the financial statements.

                                                                                                                F-14


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


5. ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows (dollars in thousands):

                                                           SEPTEMBER 30                    JUNE 30
                                                        ------------------  ---------------------------------------
                                                              2003                 2003                 2002
                                                        ------------------  ------------------   ------------------
                                                           (unaudited)

       Loans                                               $       1,550       $       1,570        $       1,101
       Investment securities                                         154                  57                  164
       Other                                                           1                  42                   65
                                                        ------------------  ------------------   ------------------

                                                           $       1,705       $       1,669        $       1,330
                                                        ==================  ==================   ==================

6. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (dollars in thousands):

                                                           SEPTEMBER 30                    JUNE 30
                                                        ------------------  ---------------------------------------
                                                              2003                2003                  2002
                                                        ------------------  ------------------   ------------------
                                                           (unaudited)

       Leasehold improvements                              $         332       $         332        $         330
       Furniture and equipment                                     3,590               3,089                2,782
                                                        ------------------  ------------------   ------------------

                                                                   3,922               3,421                3,112
       Accumulated depreciation and amortization                  (2,222)             (2,132)              (1,907)
                                                        ------------------  ------------------   ------------------

                                                           $       1,700       $       1,289        $       1,205
                                                        ==================  ==================   ==================

     The Bank leases office space in four buildings. The operating leases contain renewal options and provisions requiring the Bank to pay property taxes and operating expenses over base period amounts. All rental payments are dependent only upon the lapse of time.

                                                                                                                F-15


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


     No significant lease agreements were negotiated during the three-month period ended September 30, 2003. Minimum rental payments under operating leases with initial or remaining terms of one year or more at June 30, 2003 are as follows (dollars in thousands):

                           YEARS ENDED JUNE 30
                           2004                                                      $         515
                           2005                                                                471
                           2006                                                                404
                           2007                                                                364
                           2008                                                                360
                           Subsequent years                                                    661
                                                                                ---------------------

                                                                                     $       2,775
                                                                                =====================


     Rental expense for the years ended June 30, 2003, 2002, and 2001 for all facilities leased under operating leases totaled $597,000, $540,000, and $411,000 respectively. Rent expense for the three months ended September
     30, 2003 and 2002 totaled $151,000 and $142,000, respectively.


7. DEPOSITS

     Deposits are summarized as follows (dollars in thousands):

                                                             SEPTEMBER 30                   JUNE 30
                                                           -----------------  -------------------------------------
                                                                 2003               2003                2002
                                                           -----------------  -------------------------------------
                                                                     (unaudited)

       Savings                                             $        83,379      $      82,691       $     69,782
       Checking accounts, non interest bearing                      25,908             30,119             26,904
       Money market accounts                                        93,835             87,555             59,970
       Time certificates of deposit                                157,445            145,874             95,382
                                                           -----------------  ------------------  -----------------

                                                           $       360,567      $     346,239       $    252,038
                                                           =================  ==================  =================

                                                                                                               F-16


     Deposits by maturity are summarized as follows (dollars in thousands):

                                                             SEPTEMBER 30                     JUNE 30
                                                           -----------------  -------------------------------------
                                                                 2003               2003                2002
                                                           -----------------  -------------------------------------
                                                                     (unaudited)
       No contractual maturity                             $       203,122      $     200,365       $    156,656
       0 - 1 year maturity                                          80,905             74,550             52,376
       1 - 2 years maturity                                         29,400             22,969             14,106
       2 - 3 years maturity                                         15,959             20,190              8,530
       3 - 4 years maturity                                         11,992              9,156             11,491
       4 - 5 years maturity                                         19,189             19,009              8,879
                                                           -----------------  ------------------  -----------------

                                                           $       360,567      $     346,239       $    252,038
                                                           =================  ==================  =================


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


     Savings, checking accounts, money market accounts, and individual retirement accounts have no contractual maturity. Certificate accounts have maturities of five years or less.


     The aggregate amount of time deposits in denominations of $100,000 or more at September 30, 2003, June 30, 2003 and 2002 is approximately $42,418,000,
     $32,994,000 and $21,118,000, respectively. Generally deposits in excess of $100,000 are not insured by the FDIC.


     Time deposits in denominations of $100,000 or more by maturity are summarized as follows (dollars in thousands):

                                                             SEPTEMBER 30                     JUNE 30
                                                           -----------------  -------------------------------------
                                                                 2003               2003                2002
                                                           -----------------  -------------------------------------
                                                                     (unaudited)

       0 - 3 months maturity                                         3,538              2,304              2,725
       3 - 6 months maturity                                         6,454              2,301              1,435
       6 - 12 months maturity                                        7,645              7,857              4,194
       Over 12 months maturity                                      24,781             20,532             12,764
                                                           -----------------  ------------------  -----------------

                                                           $        42,418      $      32,994       $     21,118
                                                           =================  ==================  =================

                                                                                                               F-17


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


     Interest expense by major category is summarized as follows (dollars in thousands):


                                      THREE MONTHS ENDED SEPTEMBER 30              YEARS ENDED JUNE 30
                                      -------------------------------  --------------------------------------------
                                           2003             2002            2003            2002           2001
                                      --------------   --------------  -------------   -------------  -------------
                                               (unaudited)


       Money market accounts          $        419     $       404     $    1,604      $    1,243     $    1,306
       Savings                                 161             218            899             933          1,093
       Time certificates of deposit          1,378           1,104          4,824           4,414          4,052
                                      --------------   --------------  -------------   ----------------------------

                                      $      1,958     $     1,726     $    7,327      $    6,590     $    6,451
                                      ==============   ==============  =============   =============  =============


8. CONCENTRATIONS OF CREDIT RISK

     The Kaiser Permanente Medical Care Program employs a large percentage of the Bank's account holders. Further, a significant concentration of the Bank's borrowers resides in California. Although the Bank has a diversified loan portfolio, borrowers' ability to repay loans may be affected by the economic climate of either the health care industry or the overall geographic region in which borrowers reside.

9. FEDERAL HOME LOAN BANK ADVANCES

     The Bank utilizes a demand loan agreement with the Federal Home Loan Bank
     (FHLB). The terms of the agreement call for pledging a portion of the Bank's mortgage portfolio based on the outstanding balance. As of September
     30, 2003 and June 30, 2003, the Bank has pledged $295,277,242 and
     $299,921,599, respectively, in mortgage loans under the terms of the agreement. At September 30, 2003 and June 30, 2003, the amount available to borrow under this agreement is approximately $208,000,000 and $146,000,000.
     As of June 30, 2003, the $50,000,000 balance consists of one fixed rate advance with an interest rate of 3.0%, which is due in October 2005.
     Interest is payable monthly with principal and any unpaid accrued interest due at maturity.

     There were no additional borrowings incurred during the three months ended
September 30, 2003.

10. COMMITMENTS AND CONTINGENT LIABILITIES

     The Bank is a party to various legal actions normally associated with collections of loans and other business activities of financial institutions, the aggregate effect of which, in management's opinion, would not have a material adverse effect on the financial condition or results of operations of the Bank.

     At September 30, 2003, June 30, 2003 and 2002, there were approximately
     $14,430,000, $9,272,000 and $901,000, respectively, in cash and cash equivalents with balances in excess of insured limits.

     The Bank has no outstanding commitments to sell loans or investments at September 30, 2003, June 30, 2003 and 2002.

                                                                                                                F-18


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


11. EMPLOYEE BENEFITS


     The Bank has a 401(k) pension plan that allows employees to defer a portion of their salary into the 401(k) plan. The Bank matches 50% of the first 10% of employees' wage reductions. The Bank contributed $93,720 $73,350, and $62,767 respectively, to the plan for the years ended June 30, 2003, 2002, and 2001. For the three months ended September 30, 2003 and 2002 the Bank contributed $35,167 and $24,739, respectively, to the plan

     The Bank has an executive salary deferral program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their compensation into a non-qualified deferral program to supplement their retirement earnings. At September 30, 2003, June 30
     2003 and 2002 the Bank has accrued a liability for executive deferrals of $453,982________, $405,917, and $124,990, respectively

     Effective July 1, 2001 the Bank began maintaining an Annual Incentive Plan and a Long-Term Incentive Plan for key employees. Participants are awarded a percentage of their base salary for attaining certain personal performance goals. The compensation expense related to these plans for the year ended June 30, 2003 and 2002 totaled $193,000 and $150,000 respectively. For the three months ended September 30, 2003 and 2002 the expense totaled $42,000 and $48,000, respectively.


12. INCOME TAXES

     The components of income tax expense are as follows (dollars in thousands):

                                                SEPTEMBER 30                          JUNE 30
                                              ------------------  -------------------------------------------------
                                                    2003               2003            2002             2001
                                              ------------------  ---------------  --------------  ----------------
                                                 (unaudited)
       Current
          Federal                               $         225       $   1,426        $     911       $     1,031
          State                                            96             508              347               321
                                              ------------------  ---------------  --------------  ----------------

                                                          321           1,934            1,258             1,352
                                              ------------------  ---------------  --------------  ----------------

       Deferred
          Federal                                           -            (166)             (97)             (121)
          State                                             -             (58)             (16)              (23)
                                              ------------------  ---------------  --------------  ----------------

                                                            -            (224)            (113)             (144)
                                              ------------------  ---------------  --------------  ----------------

       Income tax expense                       $         321       $   1,710        $   1,145       $     1,208
                                              ==================  ===============  ==============  ================

                                                                                                               F-19


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------


     The income tax provision differs from the amount of income tax determined by applying the United States federal income tax rate to pretax income due to the following (dollars in thousands):


                                      ----------------
                                        SEPTEMBER 30                    JUNE 30                     SEPTEMBER 30
                                      ----------------  -----------------------------------------------------------
                                           2003             2003          2002           2001            2002
                                      ----------------  ------------  ------------   ------------------------------
                                        (unaudited)
       Federal income tax at 35%
            statutory rate              $       314       $  1,452      $  1,068       $    971      $       386
       State taxes, net of federal
            tax benefit                          63            297           218            198               79
       Reversal of income tax
            accrued upon expiration
            of contingency                      (17)             -          (119)    -                         -
       Low income housing federal
            tax credit                          (31)             -             -              -                -
       Other, net                                (8)           (39)          (22)            39              (10)
                                      ----------------  ------------  ------------   ------------------------------

                                        $       321       $  1,710      $  1,145       $  1,208      $       455
                                      ================  ============  ============   ============  ================

       Tax expense to priors before
            income tax expense               35.8%           41.2%         37.5%          43.5%            41.2%
                                      ================  ============  ============   ============  ================


     The Bank's total net deferred tax assets are as follows (dollars in thousands):

                                                                                        JUNE 30
                                                                     ---------------------------------------------
                                                                             2003                     2002
                                                                     ---------------------------------------------
      Deferred tax assets:
           Allowance for loan losses                                     $         629            $         436
           Accrued expenses                                                        281                      121
           Accrued State income tax                                                 67                       81
                                                                     --------------------     --------------------

               Total deferred tax assets                                           977                      638
                                                                     --------------------     --------------------

      Deferred tax liabilities
           Premises and equipment                                                  (89)                     (16)
           Federal Home Loan Bank Stock dividends                                  (78)                     (36)
                                                                     --------------------     --------------------

               Total deferred tax liabilities                                     (167)                     (52)
                                                                     --------------------     --------------------

      Net deferred tax asset, included in other assets                   $         810            $         586
                                                                     ====================     ====================

                                                                                                              F-20

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     There were no changes in total net deferred tax assets and liabilities during the three-month period ended September 30, 2003, as income tax expense has been estimated based on the effective rate expected to be applicable for the full fiscal year.

13. MINIMUM REGULATORY CAPITAL REQUIREMENTS

     The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined) to risk-weighted assets (as defined) and Tier 1 capital to total assets (as defined). Management's opinion, as of June 30, 2003, is that the Bank meets all capital adequacy requirements to which it is subject.


     As of June 30, 2003, the most recent notification from the Federal Deposit Insurance Corporation, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. (See Note 15) To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table below.


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
------------------------------------------------------------------------------------------------------------------


     There are no conditions or events since the notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                            MINIMUM TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                   MINIMUM CAPITAL          PROMPT CORRECTIVE
                                            ACTUAL                   REQUIREMENT            ACTION PROVISIONS
                                   -------------------------------------------------------------------------------
                                     AMOUNT        RATIO        AMOUNT        RATIO        AMOUNT        RATIO
                                   -------------------------------------------------------------------------------
                                                               (Dollars in thousands)
       SEPTEMBER 30, 2003
       (unaudited):

         Total Capital (to
            risk-weighted
            assets)                 $   38,118     13.50%       $ 22,595       8.0%        $ 28,244      10.0%

         Tier 1 Capital (to
             risk-weighted
             assets)                $   35,871     12.70%       $ 11,298       4.0%        $ 16,947       6.0%

         Tier 1 Capital (to
            total  assets)          $   35,871     8.00%        $ 17,942       4.0%        $ 26,469       5.0%

       JUNE 30, 2003:

         Total Capital (to
            risk-weighted
            assets)                 $   37,675     15.11%       $ 19,942       8.0%        $ 24,927      10.0%

         Tier 1 Capital (to
             risk-weighted
             assets)                $   35,395     14.20%       $  9,971       4.0%        $ 14,956       6.0%

         Tier 1 Capital (to
            total assets)           $   35,395     8.16%        $ 14,454       4.0%        $ 21,682       5.0%

       JUNE 30, 2002:

         Total Capital (to
            risk-weighted
            assets)                 $   34,700     20.92%       $ 13,260       8.0%        $ 16,575      10.0%

         Tier 1 Capital (to
             risk-weighted
             assets)                $   32,956     19.87%       $  6,630       4.0%        $  9,945       6.0%

         Tier 1 Capital (to
            total assets)           $   32,956     11.40%       $ 10,384       4.0%        $ 15,577       5.0%


                                                                                                          F-22


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
------------------------------------------------------------------------------------------------------------------


     Following is a reconciliation of the Banks stockholders equity as presented in the accompanying consolidated balance sheet at September 30, 2003 to the regulatory capital ratios disclosed in the table above:

                                                                              Total Capital        Tier 1 Capital
      Stockholders equity at September 30, 2003                                $   35,921           $   35,921

      Allowance for loan losses                                                         -                2,247

      Parent equity                                                                   (50)                 (50)
                                                                            -----------------    -----------------

                                                                               $   35,871           $   38,118
                                                                            =================    =================


14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.
     However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate fair value:

          INVESTMENTS

          Estimated fair values for investments are obtained from quoted market prices where available. Where quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

          LOANS

          The estimated fair value for all fixed rate loans is determined by discounting the estimated cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings and maturities.

          The estimated fair value for variable rate loans is the carrying amount.

          The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been disregarded in the valuation methodologies employed.

                                                                                                               F-23


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
------------------------------------------------------------------------------------------------------------------


          DEPOSITS

          The estimated fair value of deposit accounts (savings, non interest bearing demand and money market accounts) is the carrying amount. The fair value of fixed-maturity time certificates of deposit is estimated by discounting the estimated cash flows using the current rate at which similar certificates would be issued.

          FHLB ADVANCES

          The fair values of the FHLB advances are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          OTHER ON-BALANCE-SHEET FINANCIAL INSTRUMENTS

          Other on-balance-sheet financial instruments include cash and cash equivalents, accrued interest receivable, and accrued expenses and other liabilities. The carrying value of each of these financial instruments is a reasonable estimation of fair value.

          OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

          The fair values for the Bank's off-balance sheet loan commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the Bank's customers. The estimated fair value of these commitments is not significant.

     The estimated fair value of the Bank's financial instruments are summarized as follows (dollars in thousands):

                                       SEPTEMBER 30, 2003           JUNE 30, 2003              JUNE 30, 2002
                                     -----------------------    -----------------------    -----------------------
                                     Carrying       Fair        Carrying       Fair        Carrying       Fair
                                      Amount        Value        Amount        Value        Amount        Value
                                     ---------    ----------    ---------    ----------    ----------   ----------
                                          (Unaudited)
      Financial Assets:
        Cash and cash equivalents    $  4,147     $   4,147     $ 16,190     $  16,190     $   4,330    $   4,330
        Investments
          held-to-maturity             38,979        39,349       14,247        14,373        19,787       19,866
        Interest bearing deposits
          in other financial
          institutions                    891           891        6,437         6,437        23,378       23,378
        Loans, net                    377,141       384,150      389,640       393,048       236,914      238,247
        Accrued interest receivable     1,705         1,705        1,669         1,669         1,330        1,330
      Financial Liabilities:
        Deposits                      360,567       365,709      346,239       348,089       252,038      252,969
        FHLB advances                  50,000        51,178       50,000        51,689         2,000        2,000


                                                                                                              F-24

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

15. SUBSEQUENT EVENT (UNAUDITED)


     STOCK OFFERING:


     On November 22, 2003, the Board of Directors adopted a plan of stock issuance pursuant to which K-Fed Bancorp will sell a minority interest of its common stock to eligible depositors of the Bank in a subscription offering and. if necessary, to the general public if a community or a syndicated community offering is held. The majority of the common stock will be owned by K-Fed Mutual Holding Company. The plan is subject to approval by the Office of Thrift Supervision (OTS).

     As a condition to OTS approval of the stock offering, K-Fed Bancorp has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of K-Fed Bancorp.

     The OTS imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

     A savings institution that is a subsidiary of a savings and loan holding company, such as Kaiser Federal Bank, must file an application or a notice with the OTS at least thirty days before making a capital distribution. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the OTS; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings bank's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately he capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the OTS or applicable regulations.

     A liquidation account will not be established since the Bank's members retain their rights as members of the mutual holding company.

     Kaiser Federal Bank will be required to file a capital distribution notice or application with the OTS before paying any dividend to K-Fed Bancorp. However, capital distributions by K-Fed Bancorp, as a savings and loan holding company, will not be subject to the OTS capital distribution rules.

     The OTS may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii} the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

     Costs, including underwriting discounts, if any, to complete the stock offering are expected to be deferred and deducted from the proceeds from the sale of capital stock. If the stock offering does not take place all costs incurred will be charged to expense. Deferred costs aggregated $83,679 as of September 30, 2003.


     Regulatory Capital:

                          K-FED BANCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                          JUNE 30, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     As of December 31, 2003, the Bank was no longer considered well capitalized under the regulatory framework for Prompt Corrective Action. As of this date, the Bank was categorized as adequately capitalized.


                                            K-FED BANCORP AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                      SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
                                            JUNE 30, 2003, 2002 AND 2001
------------------------------------------------------------------------------------------------------------------


16. CONDENSED CONSOLIDATED QUARTERLY RESULTS OF OPERATIONS (Unaudited)


                                                                    THREE MONTHS ENDED
                                         -------------------------------------------------------------------------
      2002                                SEPTEMBER 30       DECEMBER 31          MARCH 31            JUNE 30
                                         ---------------    ---------------    ----------------    ---------------
      Interest income                    $       4,046      $       4,039      $       4,055       $       4,457
      Interest expense                           1,764              1,676              1,555               1,627
                                         ---------------    ---------------    ----------------    ---------------

      Net interest income                        2,282              2,363              2,500               2,830

      Provision for loan losses                    273                311                372                 191
      Non-interest income                          609                682                700                 851
      Non-interest expense                       2,132              2,100              2,145               2,241
                                         ---------------    ---------------    ----------------    ---------------

      Income before income tax                     486                634                683               1,249

      Income tax expense                           200                262                286                 397
                                         ---------------    ---------------    ----------------    ---------------

      Net income                         $         286      $         372      $         397       $         852
                                         ===============    ===============    ================    ===============

      2003

      Interest income                    $       4,754      $       5,062      $       5,271       $       5,357
      Interest expense                           1,735              2,058              2,215               2,357
                                         ---------------    ---------------    ----------------    ---------------

      Net interest income                        3,019              3,004              3,056               3,000

      Provision for loan losses                    203                368                282                 271
      Non-interest income                          737                795                792                 862
      Non-interest expense                       2,449              2,418              2,509               2,616
                                         ---------------    ---------------    ----------------    ---------------

      Income before income tax                   1,104              1,013              1,057                 975

      Income tax expense                           455                418                436                 401
                                         ---------------    ---------------    ----------------    ---------------

      Net income                         $         649      $         595      $         621       $         574
                                         ===============    ===============    ================    ===============


                                                                                                              F-28


No person has been authorized to give any
information or to make any representation other
than as contained in this prospectus in connection
with the offering made hereby, and, if given or
made, such other information or representation
must not be relied upon as having been authorized
by K-Fed Bancorp, Kaiser Federal Bank or Keefe,
Bruyette & Woods. This prospectus does not
constitute an offer to sell or a solicitation of
an offer to buy any of the securities offered
hereby to any person in any jurisdiction in which
such offer or solicitation is not authorized or in
which the person making such offer or solicitation
is not qualified to do so, or to any person to
whom it is unlawful to make such offer or
solicitation in such jurisdiction. Neither the                                             UP TO
delivery of this prospectus nor any sale hereunder
shall under any circumstances create any
implication that there has been no change in the                                     5,686,750 SHARES
affairs of K-Fed Bancorp or Kaiser Federal Bank
since any of the dates as of which information is
furnished herein or since the date hereof.
                                                                                       K-Fed Bancorp
                  --------------
                                                                                   (Holding Company for
                 TABLE OF CONTENTS                                                 Kaiser Federal Bank)

                                                       Page
                                                       ----

Summary................................................  i
Risk Factors...........................................  1
Selected Financial and Other Data......................  5
Recent Developments....................................  8                             COMMON STOCK
Management's Discussion and Analysis of
   Recent Developments................................. 10
K-Fed Bancorp.......................................... 15
Kaiser Federal Bank.................................... 15
K-Fed Mutual Holding Company........................... 16
How We Intend to Use the Proceeds...................... 16                            --------------
Our Policy Regarding Dividends......................... 18
Market for the Common Stock............................ 19                              PROSPECTUS
Pro Forma Data......................................... 19
Capitalization......................................... 26                            --------------
Pro Forma Regulatory Capital Analysis.................. 27
The Stock Offering..................................... 29                        Keefe, Bruyette & Woods
Proposed Stock Purchases by Management................. 47
Management's Discussion and Analysis of Financial                                    February 12, 2004
   Condition and Results of Operations................. 48
Business of K-Fed Mutual Holding Company............... 67
Business of K-Fed Bancorp.............................. 67
Business of Kaiser Federal Bank........................ 68
Management ............................................ 92
How We Are Regulated...................................100
Taxation...............................................110
Restrictions on Acquisitions of K-Fed Bancorp.
   and Kaiser Federal Bank.............................111
Description of Capital Stock of K-Fed Bancorp..........114
Transfer Agent and Registrar...........................115
Experts................................................115
Legal and Tax Opinions.................................116
Additional Information.................................116
Index to Consolidated Financial Statements.............F-1

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DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until the later of 8, 2004 or 25 days after the commencement of the syndicated community offering, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
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